    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 12, 1998
                                                    REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                         AMERICAN BANKNOTE CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                  DELAWARE                                2799                           13-0460520
       (State or Other Jurisdiction of        (Primary Standard Industrial            (I.R.S. Employer
       Incorporation or Organization)          Classification Code Number)          Identification No.)
         AMERICAN BANK NOTE COMPANY                     NEW YORK                         13-2735924
        ABN SECURITIES SYSTEMS, INC.                    NEW YORK                         13-2791166
        HORSHAM HOLDING COMPANY, INC.                 PENNSYLVANIA                       23-2204722
    AMERICAN BANK NOTE HOLOGRAPHICS, INC.               DELAWARE                         13-3317668
    AMERICAN BANKNOTE CARD SERVICES, INC.               DELAWARE                         13-3690286
  AMERICAN BANKNOTE MERCHANT SERVICES, INC.             DELAWARE                         13-3962422
            ABN INVESTMENTS, INC.                       DELAWARE                         13-3753757
              ABN EQUITIES INC.                         DELAWARE                         13-3753756
AMERICAN BANKNOTE AUSTRALASIA HOLDINGS, INC.            DELAWARE                         13-3893332
        ABN GOVERNMENT SERVICES, INC.                   DELAWARE                         13-3869963
             USBC CAPITAL CORP.                         DELAWARE                         13-3778099
                ABN CBA, INC.                           DELAWARE                         13-3979794
          (Exact Name of Registrant          (State or Other Jurisdiction of          (I.R.S. Employer
        as Specified in its Charter)         Incorporation or Organization)         Identification No.)

                            ------------------------

                                200 PARK AVENUE
                               NEW YORK, NY 10166
                                 (212) 557-9100

   (Address, including zip code, and telephone number, including area code of
                   Registrants' principal executive offices)

                                 JOHN T. GORMAN
                            EXECUTIVE VICE PRESIDENT
                         AMERICAN BANKNOTE CORPORATION
                                200 PARK AVENUE
                               NEW YORK, NY 10166
                                 (212) 557-9100

 (Name, address, including zip code, and telephone number, including area code of agent for service)
                            ------------------------

                                   Copies to:

            HARVEY J. KESNER, ESQ.
 EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL         DENNIS J. BLOCK, ESQ.
         AMERICAN BANKNOTE CORPORATION             WEIL, GOTSHAL & MANGES LLP
                200 PARK AVENUE                         767 FIFTH AVENUE
              NEW YORK, NY 10166                     NEW YORK, NY 10153-0119
                (212) 557-9100                           (212) 310-8000

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with
General Instruction G, check the following box. [    ]

                        CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF                                           PROPOSED MAXIMUM         PROPOSED MAXIMUM
  SECURITIES TO BE                          AMOUNT TO BE          OFFERING PRICE             AGGREGATE              AMOUNT OF
  REGISTERED                                 REGISTERED            PER UNIT(1)           OFFERING PRICE (1)      REGISTRATION FEE
  ------------------------------------------------------------------------------------------------------------------------------
 11 1/4% Senior Subordinated Notes due
 2007, Series B.......................      $95,000,000               $1,000                $95,000,000              $28,025
 Guarantees of 11 1/4% Senior
 Subordinated Notes due 2007, Series
 B....................................      $95,000,000                (2)                      (2)                    None

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f).
(2) No further fee is payable pursuant to Rule 457(n).

                            ----------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                             CROSS REFERENCE SHEET

                   PURSUANT TO ITEM 501(b) OF REGULATION S-K
                 SHOWING LOCATION IN PROSPECTUS OF INFORMATION
                    REQUIRED BY ITEMS OF PART I OF FORM S-4

      REGISTRATION STATEMENT ITEM NUMBER AND CAPTION               CAPTION OR LOCATION IN PROSPECTUS
-----------------------------------------------------------   -------------------------------------------
  1.   Forepart of Registration Statement and Outside Front
         Cover Page of Prospectus..........................   Outside Front Cover Page
  2.   Inside Front and Outside Back Cover Page of
         Prospectus........................................   Inside Front Cover Page; Outside Back Cover
                                                                Page
  3.   Risk Factors, Ratio of Earnings to Fixed Charges and
         Other Information.................................   Prospectus Summary; Selected Consolidated
                                                                Financial Data; Unaudited Pro Forma
                                                                Financial Information
  4.   Terms of the Transaction............................   Outside Front Cover Page; Summary;
                                                                Description of the Exchange Notes; The
                                                                Exchange Offer; Certain U.S. Federal
                                                                Income Tax Considerations
  5.   Pro Forma Financial Information.....................   Unaudited Pro Forma Financial Information
  6.   Material Contracts with the Company Being Acquired..   Inapplicable
  7.   Additional Information Required.....................   Inapplicable
  8.   Interests of Named Experts and Counsel..............   Legal Matters; Experts
  9.   Disclosure of Commission Position on Indemnification
         for Securities Act Liabilities....................   Inapplicable
 10.   Information with Respect to S-3 Registrants.........   Outside Front Cover Page; Summary; Risk
                                                                Factors; The Refinancing; Use of
                                                                Proceeds; Capitalization; Selected
                                                                Consolidated Financial Data; Unaudited
                                                                Pro Forma Financial Information;
                                                                Management's Discussion and Analysis of
                                                                Financial Condition and Results of
                                                                Operations; Business; Management; Certain
                                                                Relationships and Related Transactions;
                                                                Security Ownership; Description of
                                                                Certain Indebtedness
 11.   Incorporation of Certain Information by Reference...   Incorporation of Certain Documents by
                                                                Reference
 12.   Information with Respect to S-3 or S-2
         Registrants.......................................   Inapplicable
 13.   Incorporation of Certain Information by Reference...   Inapplicable
 14.   Information with Respect to Registrants other than
         S-3 or S-2 Registrants............................   Inapplicable
 15.   Information with Respect to S-3 Companies...........   Inapplicable
 16.   Information with Respect to S-3 or S-2 Companies....   Inapplicable
 17.   Information with Respect to Companies Other than S-3
         or S-2 Companies..................................   Inapplicable
 18.   Information if Proxies, Consents or Authorizations
         are to be Solicited...............................   Inapplicable
 19.   Information if Proxies, Consents or Authorizations
         are not to be Solicited or in an Exchange Offer...   Management; Security Ownership; Certain
                                                                Relationships and Related Transactions

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED JANUARY 12, 1998
PROSPECTUS

AMERICAN BANKNOTE CORPORATION

OFFER TO EXCHANGE ITS 11 1/4% SENIOR SUBORDINATED NOTES
DUE 2007, SERIES B, FOR ANY AND ALL OF ITS OUTSTANDING
11 1/4% SENIOR SUBORDINATED NOTES DUE 2007, SERIES A
                                                       [AMERICAN BANK NOTE LOGO]
THE EXCHANGE OFFER WILL EXPIRE AT 5:00 PM., NEW YORK CITY TIME, ON          ,
1998, UNLESS EXTENDED.

American Banknote Corporation, a Delaware corporation (the "Company") hereby offers (the "Exchange Offer"), upon the terms and conditions set forth in this Prospectus (the "Prospectus") and the accompanying Letter of Transmittal (the "Letter of Transmittal"), to exchange $1,000 principal amount of its 11 1/4% Senior Subordinated Notes due 2007, Series B (the "Exchange Notes"), registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which this prospectus is a part, for each $1,000 principal amount of its outstanding 11 1/4% Senior Subordinated Notes due 2007 (the "Old Notes"), of which $95,000,000 principal amount is outstanding. The Old Notes were originally issued as part of units (the "Units") consisting of $95,000,000 aggregate principal amount of Old Notes and 95,000 warrants (the "Warrants") to purchase an aggregate of 1,185,790 shares of Common Stock, par value $0.01 per share (the "Common Stock"), of the Company. The form and terms of the Exchange Notes are the same as the form and terms of the Old Notes except that (i) the Exchange Notes will bear a Series B designation, (ii) the Exchange Notes will have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof and (iii) holders of the Exchange Notes will not be entitled to certain rights of holders of Old Notes under the Registration Rights Agreement (as defined). The Old Notes and the Exchange Notes are referred to herein collectively as the "Notes." The Exchange Notes will evidence the same debt as the Old Notes (which they replace) and will be issued under and be entitled to the benefits of the Indenture dated as of December 12, 1997 (the "Indenture") by and among the Company, the Guarantors (as defined) and The Bank of New York, as trustee, governing the Notes. See "The Exchange Offer" and "Description of the Notes."

The Company will accept for exchange any and all Old Notes validly tendered and
not withdrawn prior to 5:00 p.m., New York City time on          , 1998, unless
extended by the Company in its sole discretion (the "Expiration Date"). Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m. on the Expiration Date. The Exchange Offer is subject to certain customary conditions. See "The Exchange Offer."

The Old Notes were sold by the Company on December 12, 1997 to Chase Securities Inc., Bear, Stearns & Co. Inc., NationsBanc Montgomery Securities, Inc. and Societe Generale Securities Corporation (the "Initial Purchasers") in a transaction not registered under the Securities Act in reliance upon an exemption under the Securities Act (the "Initial Offering"). The Initial Purchasers subsequently placed the Old Notes with qualified institutional buyers in reliance on Rule 144A under the Securities Act and in offshore transactions to Non-U.S. persons in reliance on Regulation S under the Securities Act. Accordingly, the Old Notes may not be reoffered, resold or otherwise transferred in the United States unless registered under the Securities Act or unless an applicable exemption from the registration requirements of the Securities Act is available. The Exchange Notes are being offered hereunder in order to satisfy the obligations of the Company and the Guarantors under the Registration Rights Agreement entered into by the Company, the Guarantors and the Initial Purchaser in connection with the Initial Offering (the "Registration Rights Agreement"). See "The Exchange Offer."

Interest on the Notes will accrue from their date of original issuance and will be payable semi-annually in arrears on June 1 and December 1 of each year, commencing June 1, 1998, at the rate of 11 1/4% per annum. The Notes will be redeemable, in whole or in part, at the option of the Company on or after June 1, 2002, at the redemption prices set forth herein plus accrued and unpaid interest to the date of redemption. In addition, at any time and from time to time prior to December 1, 2000, the Company may, at its option, redeem up to 35% of the aggregate principal amount of the Notes with the net cash proceeds of one or more Public Equity Offerings (as defined) by the Company, at a redemption price equal to 111.25% of the principal amount thereof plus accrued and unpaid interest to the date of redemption; provided, however, that after giving effect to any such redemption, at least 65% of the aggregate principal amount of the Notes originally issued remains outstanding. Upon a Change in Control (as defined), the Company will be required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase. In addition, the Company will be obligated to offer to repurchase the Notes at 100% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase in the event of certain Asset Sales (as defined). See "Description of the Notes."

The Notes will be general unsecured senior subordinated obligations of the Company and will be subordinated in right of payment to all existing and future Senior Indebtedness (as defined) of the Company. The Notes will rank pari passu in right of payment with any future senior subordinated Indebtedness (as defined) of the Company and will rank senior to all other Subordinated Indebtedness (as defined) of the Company. The Notes will be guaranteed (the "Guarantees"), jointly and severally, on a senior subordinated basis by all of the Company's direct and indirect domestic operating Subsidiaries (as defined) on the issue day of the Notes (the "Issue Date"), and by each direct and indirect domestic operating Subsidiary of the Company (excluding Unrestricted Subsidiaries (as defined)) formed or acquired thereafter (the "Guarantors"). As of the Issue Date, the Guarantors under the Indenture were American Bank Note Company, ABN Securities Systems, Inc., Horsham Holding Company, Inc., American Bank Note Holographics, Inc., American Banknote Card Services, Inc., American Banknote Merchant Services, Inc., ABN Investments, Inc., ABN Equities Inc., American Banknote Australasia Holdings, Inc., ABN Government Services, Inc., USBC Capital Corp. and ABN CBA, Inc. The Guarantees will be general unsecured senior subordinated obligations of the Guarantors and will be subordinated in right of payment to all existing and future Guarantor Senior Indebtedness (as defined). The Guarantees will rank pari passu with any and all future senior subordinated Indebtedness of the Guarantors and will rank senior to all other subordinated Indebtedness of the Guarantors. As of September 30, 1997, after giving pro forma effect to the Refinancing (as defined), including the issuance of the Old Notes and the application of the net proceeds therefrom, the aggregate principal amount of the Company's outstanding Senior Indebtedness would have been approximately $222.5 million (excluding unused commitments), including $80.9 million of Indebtedness of the Company's subsidiaries which would have been effectively senior to the Notes, and the Company would have had no senior subordinated Indebtedness outstanding other than the Notes. See "Description of the Notes -- Ranking," "-- Subordination of the Notes" and
"-- Guarantees of the Notes."

                                                        (continued on next page)
--------------------------------------------------------------------------------

SEE "RISK FACTORS" BEGINNING ON PAGE 17 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY HOLDERS WHO TENDER THEIR OLD NOTES IN THE EXCHANGE OFFER.
--------------------------------------------------------------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR
  ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
     PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------

                THE DATE OF THIS PROSPECTUS IS            , 1998

(cover page continued)
     Based upon an interpretation by the staff of the Securities and Exchange Commission (the "Commission") set forth in certain no-action letters issued to third parties, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and such holder has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes. See "The Exchange Offer -- Resale of the Exchange Notes." Holders of Old Notes wishing to accept the Exchange Offer must represent to the Company, as required by the Registration Rights Agreement, that such conditions have been met. Each broker-dealer (a "Participating Broker-Dealer") that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."

     The Company will not receive any proceeds from the Exchange Offer. The Company has agreed to bear the expenses of the Exchange Offer. No underwriter is being used in connection with the Exchange Offer. Holders of Old Notes not tendered and accepted in the Exchange Offer will continue to hold such Old Notes and will be entitled to all the rights and benefits and will be subject to the limitations applicable thereto under the Indenture and with respect to transfer under the Securities Act. See "The Exchange Offer."

     There has not previously been any public market for the Old Notes or the Exchange Notes. The Company does not intend to list the Exchange Notes on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance that an active market for the Exchange Notes will develop. See "Risk Factors -- Absence of a Public Market Could Adversely Affect the Value of Exchange Notes." Moreover, to the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes could be adversely affected.

(cover page continued)

     THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OLD NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

     NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE GUARANTORS. NEITHER THE DELIVERY OF THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL, NOR ANY EXCHANGE MADE HEREUNDER, SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

     UNTIL            , 1998 (90 DAYS AFTER COMMENCEMENT OF THE EXCHANGE OFFER),
ALL DEALERS EFFECTING TRANSACTIONS IN THE EXCHANGE NOTES, WHETHER OR NOT PARTICIPATING IN THE EXCHANGE OFFER, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

     THE EXCHANGE NOTES WILL BE AVAILABLE INITIALLY ONLY IN BOOK-ENTRY FORM. EXCEPT AS DESCRIBED UNDER "BOOK-ENTRY; DELIVERY AND FORM," THE COMPANY EXPECTS THAT THE EXCHANGE NOTES ISSUED PURSUANT TO THE EXCHANGE OFFER WILL BE REPRESENTED BY A GLOBAL NOTE (AS DEFINED), WHICH WILL BE DEPOSITED WITH, OR ON BEHALF OF, THE DEPOSITORY TRUST COMPANY ("DTC") AND REGISTERED IN ITS NAME OR IN THE NAME OF CEDE & CO., ITS NOMINEE. BENEFICIAL INTERESTS IN THE GLOBAL NOTE REPRESENTING THE EXCHANGE NOTES WILL BE SHOWN ON, AND TRANSFERS THEREOF WILL BE EFFECTED THROUGH, RECORDS MAINTAINED BY DTC AND ITS PARTICIPANTS. AFTER THE INITIAL ISSUANCE OF THE GLOBAL NOTE, NOTES IN CERTIFICATED FORM WILL BE ISSUED IN EXCHANGE FOR THE GLOBAL NOTE ONLY UNDER LIMITED CIRCUMSTANCES AS SET FORTH IN THE INDENTURE. SEE "BOOK-ENTRY; DELIVERY AND FORM."

     PROSPECTIVE INVESTORS IN THE EXCHANGE NOTES ARE NOT TO CONSTRUE THE CONTENTS OF THIS PROSPECTUS AS INVESTMENT, LEGAL OR TAX ADVICE. EACH INVESTOR SHOULD CONSULT ITS OWN COUNSEL, ACCOUNTANT AND OTHER ADVISORS AS TO LEGAL, TAX, BUSINESS, FINANCIAL AND RELATED ASPECTS OF THE EXCHANGE NOTES. NEITHER THE COMPANY NOR ANY OF THE GUARANTORS IS MAKING ANY REPRESENTATION TO ANY PROSPECTIVE INVESTOR IN THE EXCHANGE NOTES REGARDING THE LEGALITY OF AN INVESTMENT THEREIN BY SUCH PERSON UNDER APPROPRIATE LEGAL INVESTMENT OR SIMILAR LAWS.

(cover page continued)

                           FORWARD LOOKING STATEMENTS

     CERTAIN STATEMENTS HEREIN UNDER THE CAPTIONS "SUMMARY," "UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" AND "BUSINESS" AND IN CERTAIN DOCUMENTS INCORPORATED BY REFERENCE HEREIN CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE UNKNOWN AND UNCERTAIN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY, OR INDUSTRY RESULTS, TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE, OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH FACTORS INCLUDE, AMONG OTHERS, THE FOLLOWING: (1) GENERAL ECONOMIC, POLITICAL, MARKET AND BUSINESS CONDITIONS, WHICH MAY, AMONG OTHER THINGS, AFFECT DEMAND FOR THE COMPANY'S PRODUCTS; (2) INFLATION AND CURRENCY EXCHANGE RATES IN THOSE FOREIGN COUNTRIES IN WHICH THE COMPANY OPERATES (INCLUDING BRAZIL AND AUSTRALIA/NEW ZEALAND WHICH ACCOUNTED FOR APPROXIMATELY 53% AND 16% OF SALES AND 63% AND 16% OF HISTORICAL OPERATING EARNINGS, RESPECTIVELY, IN 1996 BEFORE ALLOCATION OF CORPORATE OVERHEAD); (3) NEW PRODUCT DEVELOPMENT AND TECHNOLOGICAL ADVANCES WHICH MAY, AMONG OTHER THINGS, COMPETE WITH OR REDUCE THE NEED FOR THE COMPANY'S PRODUCTS; (4) COMPETITION; (5) THE LOSS OF ANY OF THE COMPANY'S SIGNIFICANT CUSTOMERS; AND (6) THE ABILITY TO INTEGRATE ACQUISITIONS SUCCESSFULLY. THESE AND OTHER FACTORS AFFECTING THE COMPANY'S BUSINESS ARE AS DESCRIBED IN THIS OFFERING MEMORANDUM, ESPECIALLY UNDER "RISK FACTORS" BELOW, AND IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES EXCHANGE ACT OF 1934. GIVEN THESE UNCERTAINTIES, PROSPECTIVE INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON SUCH FORWARD-LOOKING STATEMENTS.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC" or the Commission"). The reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60601-2511. Copies of such material also can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov. In addition, material filed by the Company can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005 on which the Company's Common Stock is listed.

     The Company has filed with the Commission a Registration Statement on Form S-4 (the "Exchange Offer Registration Statement," which term shall encompass all amendments, exhibits, annexes and schedules thereto) pursuant to the Securities Act, and the rules and regulations promulgated thereunder, covering the Exchange Notes being offered hereby. This Prospectus does not contain all the information set forth in the Exchange Offer Registration Statement. For further information with respect to the Company and the Exchange Offer, reference is made to the Exchange Offer Registration Statement. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Exchange Offer Registration Statement, reference is made to the exhibit for a more complete description of the document or matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

     In addition, the Company has agreed that, whether or not it is required to do so by the rules and regulations of the Commission, for so long as any Notes remain outstanding, it will furnish to the holders of the Notes and, to the extent permitted by applicable law or regulation, file with the Commission all quarterly and annual financial information that would be required to be filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act or any successor provision thereto.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission (File No. 1-3410) pursuant to the Exchange Act are incorporated herein by reference and shall be deemed to be a part hereof:

          (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as amended on Form 10-K/A filed April 30, 1997;

          (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

          (3) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997;

          (4) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997; and

          (5) The Company's Current Reports on Form 8-K/A filed January 24, 1997 and on Form 8-K filed September 25, 1997, October 9, 1997, October 24, 1997, October 29, 1997, November 4, 1997, November 7, 1997, November 10, 1997, November 17, 1997, November 24, 1997, November 25, 1997, December 2, 1997, December 9, 1997, December 10, 1997, December 12, 1997 and January 9, 1998.

     All documents and reports filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the Exchange Offer shall be deemed incorporated herein by reference and shall be deemed to be a part hereof from the date of filing of such documents and reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequent filed document or report that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written request of such person, a copy of any or all of the documents which are incorporated by reference herein other than exhibits to such documents which are not specifically incorporated by reference herein. Requests should be directed to the Company at 200 Park Avenue, New York, New York 10166 (telephone number (212) 557-9100), Attention:
Director -- Investor Relations.

                                    SUMMARY

     The following summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Offering Memorandum. Unless the context otherwise requires, all references herein to the "Company" include American Banknote Corporation, its subsidiaries and predecessors. The Company's principal subsidiaries are: in the United States, American Bank Note Company ("ABN") and American Bank Note Holographics, Inc. ("ABNH"); in Brazil, American Bank Note Company Graphica e Servicos Ltda. ("ABNB"), which is 77.5% owned by the Company; in Australia and New Zealand, ABN Australasia Limited, operating as Leigh-Mardon ("LM"); and in Europe, Sati S.A., Satel S.A. and Cidel S.A. (collectively, the "Sati Group"). Unless otherwise stated, references to "dollars" and "$" are to United States dollars. The results of the foreign operations included in the Company's financial statements have been translated into dollars at specified rates at the dates of such financial statements as required by Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation."

                                  THE COMPANY

OVERVIEW

     The Company is a leading global provider of secure transaction solutions, documents and systems. The Company designs solutions and manufactures products that incorporate anti-fraud and counterfeit resistant technologies, including stored-value telephone, magnetic-stripe, memory and microprocessor-based ("smart-cards") transaction cards, holograms, currencies, travelers' and other checks, stock and bond certificates and a wide variety of electronically or digitally produced personalized documents. The Company sells these products and services worldwide to financial institutions, governments and corporations through its operations in the United States, Brazil, Australia, New Zealand and France. Through selective acquisitions and strategic realignment, the Company has positioned itself as a full service provider of technology-based solutions for its customers' secure transaction needs. The Company's products and services are divided into three principal groups: Transaction Cards & Systems, Printing Services & Document Management and Security Printing Solutions. For the twelve months ended September 30, 1997, the Company's pro forma sales and EBITDA (as defined) were $357.7 million and $67.4 million, respectively.

     The Company is capitalizing on the following trends: (i) the increasing demand for secure transactions and documents as technological advances have elevated concerns about counterfeiting; (ii) the increasing demand for secure products, services and systems used in the rapidly expanding field of electronic commerce; and (iii) the increasing outsourcing by financial institutions, governments and major corporations of their secure document needs. The Company's 200-year heritage and its reputation for security, high quality and accountability have enabled it to obtain additional contracts in its markets and effectively market an expanded array of value-added products and services to its customers. The Company continually works with customers to develop new products and applications, blending its experience and traditional base of secure handling and distribution expertise with its advanced technologies. Management believes its reputation and its ability to provide a diverse mix of products and services will allow it to obtain contracts with new customers and expand into new geographic markets.

     In 1993, the Company began positioning itself to capitalize on international growth opportunities and began diversifying its product mix to include technology-based products, services and solutions. The Company's international expansion began with the acquisition of its Brazilian subsidiary, the largest private-sector security printer and manufacturer of transaction cards in Latin America and a leading stored-value telephone card manufacturer in Brazil. This expansion continued in 1996 with the acquisition of Australia and New Zealand's oldest, largest and only fully integrated provider of secure document and transaction card solutions. Most recently, the Company expanded its international presence in August 1997 through the acquisition of one of France's leading providers of check personalization and electronic printing applications. The Company also initiated, in 1994, a program to realign and upgrade its domestic manufacturing operations, realize process efficiencies and reduce costs. These steps, together with its international expansion, resulted in improved financial performance and have allowed the Company to rapidly broaden its international presence, technological base and product lines. From 1992 to 1996 (on a pro forma basis), the Company's sales and EBITDA have increased from $171.9 million and $34.1 million to $365.2 million and $69.3 million, respectively, representing compound annual growth rates of approximately 21% and 19% for sales and EBITDA, respectively.

     As illustrated by the charts below, the Company has successfully diversified its product mix and expanded into higher growth markets, thereby reducing its dependence on traditional security printing.

                             SALES BY PRODUCT GROUP

                                  [PIE CHART]

     The Company serves its customers through three principal groups:

     Transaction Cards & Systems. The Company's Transaction Cards & Systems products include credit, debit and automated teller machine ("ATM") cards, stored-value telephone cards, transit and transportation cards and identification systems manufactured at its facilities in Brazil, Australia and New Zealand. Additionally, in certain markets, the Company supplies the hardware, software and related services used in transaction processing. As the use of magnetic-stripe cards and electronic transactions continues to increase, the Company is expanding its capabilities and presence to service these highly specialized markets. The Company is also developing its smart-card capabilities. The Company was recently awarded a contract to produce smart-cards for Telstra, the Australian national telephone company, and expects to begin manufacturing in 1998. Smart-card applications include financial transactions, secure access and identification systems, prepaid telephone services, transportation systems, GSM cellular phone systems, direct pay TV access, health cards and customer loyalty programs for airlines, hotels and car rental services. The Company is also the world's leading supplier of advanced holographic security devices used on such branded transaction cards as MasterCard(TM), VISA(TM), Discover(TM), Europay(TM) and Diners Club International(TM), as well as on a broad range of identification cards and other products.

     Printing Services & Document Management. The Company's Printing Services & Document Management products and services provide customers with a full range of document printing, personalization, inventory and distribution services. The Company has leveraged its reputation as a leading security printer to expand its business as public and private sector institutions increasingly outsource their secure document needs. Utilizing advanced, computerized printing and personalization technology as well as inventory control systems and "just-in-time" distribution capabilities, the Company provides comprehensive solutions for its clients. For example, over the last two years, the Company has assumed the in-house check and document printing, processing and distribution operations of Banco Bradesco, S.A. ("Bradesco") and Unibanco, S.A. ("Unibanco"), two of the largest private banks in Brazil. In addition to its financial institution clients, the Company also provides complete printing, personalization and document management services for a number of other large enterprises including utilities, insurance companies, telephone companies and government entities.

     Security Printing Solutions. The Company is a leading global supplier of a broad range of Security Printing Solutions, including travelers' cheques, financial checks, food coupons, currency, stamps, stock and bond certificates, transit tickets, gift certificates, passports and a wide range of other commercial documents of value. The Company believes that it is one of the largest printers of travelers' cheques in the world, serving such customers as American Express, Citicorp, MasterCard(TM) and Visa(TM). The Company is the leading private sector supplier of personalized checks in Brazil, Australia and New Zealand and the second largest in France. The Company supplies many of the largest private banks in its markets with checks, check personalization and distribution of a wide array of additional printed products, in many cases under multi-year contracts. Recent advances in color copying, desktop publishing and laser printing have provided a unique growth opportunity as an increasing number of customers demand enhanced security to prevent copying, counterfeiting and fraud.

BUSINESS STRATEGY

     The Company's strategy is to leverage its market leadership, superior reputation and strong customer relationships to capitalize on the increasing demand for high quality and cost effective secure transaction solutions. In order to accomplish its goal, the Company intends to: (i) enhance its leadership positions in diverse geographic markets; (ii) provide solutions-oriented products and services; (iii) pursue strategic acquisitions and alliance opportunities; and (iv) increase manufacturing efficiencies and reduce costs.

     Enhance Leadership Positions in Diverse Geographic Markets. The Company seeks to enhance its leadership position by developing new products and services and expanding its geographic presence to provide customers with a full range of secure transaction solutions. The Company targets new industries and geographic markets in which it believes it can capture a large share of the market by providing high quality, cost effective products and services and by offering its advanced technological capabilities. Management believes that the growth potential of products such as stored-value cards and electronic printing applications as well as an increase in the demand for printing, storage and document services will allow the Company to enhance its strong leadership position in Brazil, Australia, New Zealand and France and to continue its expansion into new geographic markets.

     Provide Solutions-Oriented Products and Services. The Company focuses on providing products and services designed to address all of a customer's secure transaction and document needs. For example, in addition to printing documents for Bradesco, Latin America's largest private bank, the Company personalizes these documents and manages Bradesco's inventory by distributing on a "just-in-time" basis to each of Bradesco's approximately 2,000 branches. Additionally, Bradesco's branches are linked electronically with the Company's 310,000 square foot Sao Paulo, Brazil facility and place their orders directly with the Company, eliminating the need for central inventory management at Bradesco. Management believes that the ability to provide a full array of products and services for all of its customers' secure transaction and document needs will increase revenues from existing clients and allow the Company to obtain contracts with new clients.

     Pursue Strategic Acquisitions and Alliances. The Company continuously evaluates domestic and international opportunities for strategic acquisitions, joint ventures and alliances which complement and expand its core businesses. The Company believes that significant opportunities exist that will enable the Company to: (i) provide additional products and services to its existing customer base; (ii) cross-sell products and services to an expanded customer base; and (iii) expand its geographic presence. Examples of this strategy include the acquisition of LM in June 1996 and the

Sati Group in August 1997. LM is the leading manufacturer and personalizer of checks and transaction cards in Australia and New Zealand and its acquisition marked the Company's entry into the Australasian market. The Sati Group is the second largest provider of check personalization and distribution services in France and its acquisition marked the Company's entry into the European market. The Company is presently exploring additional acquisition opportunities to: (i) increase market share; (ii) broaden its product and service offerings to existing customers; and (iii) expand its geographic presence.

     Increase Manufacturing Efficiencies and Reduce Costs. The Company is committed to continuous improvements throughout its business to increase product value and lower the Company's manufacturing costs. For example, the Company realigned and consolidated its domestic manufacturing operations by closing the Company's Los Angeles and Chicago facilities and opening a state-of-the-art manufacturing facility in Columbia, Tennessee. These changes significantly decreased manufacturing costs and allowed the Company to increase profitability and bid on contracts more competitively, as evidenced by its recently awarded contract to produce currency at its Tennessee facility for the Reserve Bank of India. The Company has also made significant investments, both domestically and internationally, in state-of-the-art manufacturing and distribution equipment, systems and technologies to allow the Company to reduce costs, increase capacity and provide the most advanced secure transaction solutions available.

RECENT DEVELOPMENTS

     The Company has executed contracts for the continued supply of phone cards for Telebras, Brazil's national telephone company. The Company anticipates that revenues from these contracts will total approximately $18 million for the one year period beginning December 1997. In accordance with the Brazil privatization program for Telebras, the Company has entered into six separate agreements with local phone operators Telerj, Teleron, Telems, Telaima, Telest and Telasa for Rio de Janeiro and five other states. Each of the six local phone operators has the option to extend its contract for a second year.

     The Company has acquired the printing assets of Commonwealth Bank of Australia Limited ("Commonwealth") for a purchase price of AUS$6.5 million (approximately US$4.6 million). In connection with the purchase, the Company has entered into a three year supply agreement for the supply of printed products to Commonwealth with two-three year extension periods exercisable by Commonwealth.

     The Company has acquired the printing assets of Bank Itau ("Itau") in Brazil for Reals 6 million (approximately US$5.5 million). In connection with the purchase, Itau has agreed to a two year supply agreement for the supply of printed products to Itau with two one-year extensions exercisable by Itau.

                                THE REFINANCING

     The Initial Offering was part of a refinancing of certain of the Company's outstanding indebtedness (the "Refinancing"). Pursuant to the Refinancing, the
Company: (i) consummated the Initial Offering; (ii) consummated the Tender Offer and the related Consent Solicitation (each as defined) with respect to the Company's 11 5/8% Senior Notes due 2002 (the "11 5/8% Notes"); and (iii) repaid outstanding amounts under the Existing Credit Facility (as defined). See "Description of Certain Indebtedness.".

     Pursuant to the Tender Offer and Consent Solicitation, on December 12, 1997, the Company purchased approximately $57 million principal amount of the 11 5/8% Notes (constituting approximately 87.7% of the outstanding 11 5/8% Notes) for an amount in cash equal to $1,094.47 per $1,000 principal amount of 11 5/8% Notes. Each tendering holder also received accrued and unpaid interest up to, but not including, the payment date. Pursuant to the Consent Solicitation, the Company also solicited consents from tendering holders of 11 5/8% Notes to modify certain terms of the 11 5/8% Notes Indenture (as defined). In connection with the Consent Solicitation, the 11 5/8% Notes Indenture was amended, which, among other things, eliminated substantially all of the restrictive covenants contained in the 11 5/8% Notes Indenture, and the Company paid a consent fee (which is included in the tender price referred to above) to all tendering holders.
                            ------------------------

     The Company is a Delaware corporation incorporated in 1993 as the successor to United States Banknote Corporation, a New York corporation organized in 1925, and changed its name to American Banknote Corporation in 1995. The Company's common stock is traded on the New York Stock Exchange, Inc. under the symbol "ABN." The Company's principal executive offices are located at 200 Park Avenue, New York, New York 10166, and its telephone number is (212) 557-9100.

                              THE INITIAL OFFERING

The Initial Offering.......  The Old Notes were sold by the Company on December
                             12, 1997 (the "Initial Offering") to Chase
                             Securities, Inc., Bear, Stearns & Co. Inc.,
                             NationsBanc Montgomery Securities, Inc. and Societe Generale Securities Corporation (the "Initial Purchasers") pursuant to a Purchase Agreement dated December 5, 1997 (the "Purchase Agreement") as part of Units consisting of $95,000,000 aggregate principal amount of Old Notes and 95,000 Warrants to purchase an aggregate of 1,185,790 shares of Common Stock. The Initial Purchaser subsequently resold the Old Notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act and in offshore transactions to Non-U.S. persons in reliance on Regulation S under the Securities Act.

Registration Rights
  Agreement................  Pursuant to the Purchase Agreement, the Company,
                             the Guarantors and the Initial Purchasers entered into a Registration Rights Agreement dated as of December 12, 1997 (the "Registration Rights Agreement"), which grants the holders of the Old Notes certain exchange and registration rights. The Exchange Offer is intended to satisfy such exchange and registration rights which terminate upon the consummation of the Exchange Offer.

                               THE EXCHANGE OFFER

Securities Offered.........  $95,000,000 aggregate principal amount of 11 1/4%
                             Senior Subordinated Notes due 2007, Series B, of the Company (the "Exchange Notes").

The Exchange Offer.........  The Company is offering to exchange $1,000 principal amount of Exchange Notes for each $1,000 principal amount of Old Notes that are properly tendered and accepted. As of the date hereof, $95,000,000 aggregate principal amount of Old Notes are outstanding. The Company will issue the Exchange Notes to holders on or promptly after the Expiration Date.

                             Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act; provided, that such Exchange Notes are acquired in the ordinary course of such holder's business and that such holder does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes.

                             Any Participating Broker-Dealer that acquired Old Notes for its own account as a result of market-making activities or other trading activities may be a statutory underwriter. Each Participating Broker-Dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, they will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."

                             Any holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the Exchange Notes could not rely on the position of the staff of the Commission enunciated in no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Failure to comply with such requirements in such instance may result in such holder incurring liability under the Securities Act for which the holder is not indemnified by the Company.

Expiration Date............  5:00 p.m., New York City time, on                ,
                             1998 unless the Exchange Offer is extended, in which case the term "Expiration Date" means the latest date and time to which the Exchange Offer is extended.

Accrued Interest on the
  Exchange Notes and the
  Old Notes................  Each Exchange Note will bear interest from its issuance date. Holders of Old Notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the issuance date of the Exchange Notes. Such interest will be paid with the first interest payment on the Exchange Notes. Interest on the Old Notes accepted for exchange will cease to accrue upon issuance of the Exchange Notes.

Conditions to the Exchange
  Offer....................  The Exchange Offer is subject to certain customary conditions, which may be waived by the Company. See "The Exchange Offer -- Conditions."

Procedures for Tendering
Old Notes..................  Each holder of Old Notes wishing to accept the
                             Exchange Offer must complete, sign and date the accompanying Letter of Transmittal, or a facsimile thereof (or, in the case of a book-entry transfer, transmit an Agent's Message (as defined) in lieu thereof), in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile (or Agent's message), together with the Old Notes and any other required documentation to the Exchange Agent (as defined) at the address set forth herein. By executing the Letter of Transmittal (or transmitting an Agent's Message), each holder will represent to the Company that, among other things, the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the holder, that neither the holder nor any such other person has any arrangement or understanding with any person to participate in the distribution of such Exchange Notes and that neither the holder nor any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company. See "The Exchange Offer -- Purpose and Effect of the Exchange Offer" and "-- Procedures for Tendering."

Untendered Old Notes.......  Following the consummation of the Exchange Offer, holders of Old Notes eligible to participate but who do not tender their Old Notes will not have any further exchange or registration rights and such Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Old Notes could be adversely affected. See "Risk Factors -- Lack of Public Market; Volatility; Restrictions on Resale."

Consequences of Failure to
  Exchange.................  The Old Notes that are not exchanged pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Old Notes may be resold only (i) to the Company, (ii) pursuant to Rule 144A or Rule 144 under the Securities Act or pursuant to some other exemption under the Securities Act, (iii) outside the United States to a foreign person pursuant to the requirements of Rule 904 under the Securities Act, or (iv) pursuant to an effective registration statement under the Securities Act. See "The Exchange
                             Offer -- Consequences of Failure to Exchange."

Shelf Registration
Statement..................  If any holder of the Old Notes (other than any such holder which is an "affiliate" of the Company or a Guarantor within the meaning of Rule 405 under the Securities Act) is not eligible under applicable securities laws to participate in the Exchange Offer, and such holder has satisfied certain conditions relating to the provision of information to the Company for use therein, the Company and the Guarantors have agreed to register the Old Notes on a shelf registration statement (the "Shelf Registration Statement") and to use their best efforts to cause it to be declared effective by the Commission as promptly as practical on or after the consummation of the Exchange Offer. The Company and Guarantors have agreed to maintain the effectiveness of the Shelf Registration Statement for, under certain circumstances, a maximum of two years, to cover resales of the Old Notes held by any such holders.

Special Procedures for
  Beneficial Owners........  Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering its Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

Guaranteed Delivery
  Procedures...............  Holders of Old Notes who wish to tender their Old
                             Notes and whose Old Notes are not immediately available or who cannot deliver their Old Notes (or comply with the procedures for book-entry transfer), the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent (or transmit an Agent's message in lieu thereof) prior to the Expiration Date must tender their Old Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer -- Guaranteed Delivery Procedures."

Withdrawal Rights..........  Tenders may be withdrawn at any time prior to 5:00
                             p.m., New York City time, on the Expiration Date.

Acceptance of Old Notes
  and Delivery of Exchange
  Notes....................  The Company will accept for exchange any and all
                             Old Notes which are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Notes issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date. See "The Exchange Offer -- Terms of the Exchange Offer."

Certain U.S. Federal Income
  Tax Considerations.......  For a discussion of certain material U.S. federal income tax considerations relating to the exchange of the Exchange Notes for the Old Notes, see "Certain U.S. Federal Income Tax Considerations."

Use of Proceeds............  There will be no cash proceeds to the Company from the issuance of the Exchange Notes pursuant to the Exchange Offer. See "Use of Proceeds."

Exchange Agent.............  The Exchange Agent is The Bank of New York. The
                             address and telephone and facsimile numbers of the Exchange Agent are set forth under "The Exchange Offer -- Exchange Agent" and in the Letter of Transmittal.

                       SUMMARY OF THE TERMS OF THE NOTES

     The Exchange Offer applies to the Old Notes. The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the Old Notes, except that (i) the Exchange Notes will bear a Series B designation, (ii) the Exchange Notes will have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof and (ii) holders of the Exchange Notes will not be entitled to certain rights of holders of Old Notes under the Registration Rights Agreement, which rights will terminate upon consummation of the Exchange Offer. The Exchange Notes will evidence the same debt as the Old Notes (which they replace) and will be issued under and be entitled to the benefits of the Indenture. For further information and for definitions of certain capitalized terms used below, see "Description of the Notes."

Notes Offered..............  $95.0 million aggregate principal amount of 11 1/4%
                             Senior Subordinated Notes due 2007, Series B.

Maturity...................  December 1, 2007.

Interest Payment Dates.....  June 1 and December 1 of each year, commencing on
                             June 1, 1998.

Sinking Fund...............  None.

Optional Redemption........  Except as described below, the Company may not redeem the Notes prior to December 1, 2002. On or after such date, the Company may redeem the Notes, in whole or in part, at the redemption prices set forth herein, together with accrued and unpaid interest, if any, to the date of redemption. In addition, at any time and from time to time on or prior to December 1, 2000, the Company may redeem up to 35% of the aggregate principal amount of the Notes with the net cash proceeds from one or more Public Equity Offerings (as defined) by the Company, at a redemption price equal to 111.25% of the principal amount to be redeemed, together with accrued and unpaid interest, if any, to the date of redemption, provided that at least 65% of the originally issued aggregate principal amount of the Notes remains outstanding after each such redemption. See "Description of the Notes -- Optional Redemption."

Change of Control..........  Upon a Change of Control, the Company will be required to make an offer to purchase the Notes at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of purchase. See "Description of the Notes -- Change of Control."

Subsidiary Guarantees......  The Notes will be guaranteed (the "Guarantees"), jointly and severally on a senior subordinated basis, by all of the Company's direct and indirect domestic operating subsidiaries on the issue date of the Notes (the "Issue Date") and by each direct and indirect domestic operating subsidiary of the Company (excluding Unrestricted Subsidiaries (as defined)) formed or acquired thereafter. The Guarantees will be general unsecured senior subordinated obligations of the Guarantors. The obligations of each Guarantor under its Guarantee will be subordinated in right of payment to the prior payment in full of all Guarantor Senior Indebtedness (as defined) of such Guarantor to substantially the same extent as the Notes are subordinated to all existing and future Senior Indebtedness of the Company. See "Description of the Notes -- Guarantees of the Notes."

Ranking....................  The Notes will be unsecured and will be subordinated in right of payment to all existing and future Senior Indebtedness (as defined) of the Company. The Notes will rank pari passu in right of payment with any future senior subordinated Indebtedness of the Company and will rank senior to all Subordinated Indebtedness (as defined) of the Company. As of September 30, 1997, after giving pro forma effect to the Refinancing, including the issuance of the Old Notes and the application of the net proceeds therefrom, the aggregate principal amount of the Company's outstanding Senior Indebtedness would have been approximately $222.5 million (excluding unused commitments), including $80.9 million of Indebtedness of the Company's subsidiaries which would have been effectively senior to the Notes, and the Company would have had no senior subordinated Indebtedness outstanding other than the Notes. See "Description of the Notes -- Ranking" and "-- Subordination of the Notes."

Restrictive Covenants......  The indenture under which the Notes will be issued
                             (the "Indenture") will limit, among other things:
                             (i) the incurrence of additional indebtedness by the Company and its Restricted Subsidiaries (as defined); (ii) the payment of dividends on, and redemption of, capital stock of the Company and its Restricted Subsidiaries and the redemption of certain subordinated obligations of the Company and its Restricted Subsidiaries; (iii) investments;
                             (iv) sales of assets and Restricted Subsidiary stock, (v) transactions with affiliates; and (vi) consolidations, mergers and transfers of all or substantially all of the Company's assets. The Indenture will also prohibit certain restrictions on distributions from Restricted Subsidiaries. However, all of these limitations and prohibitions are subject to a number of important qualifications and exceptions. See "Description of the Notes -- Certain Covenants."

                                  RISK FACTORS

     See "Risk Factors" for a discussion of certain factors that should be considered before tendering Old Notes in exchange for Exchange Notes. The risk factors are generally applicable to the Old Notes as well as the Exchange Notes.

                SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA

     The following table sets forth summary historical financial data for each of the three years in the period ended December 31, 1996, and the nine months ended September 30, 1997 and 1996 and pro forma financial data for the year ended December 31, 1996 and the nine months and twelve months ended September 30, 1997. The historical financial data for each of the three years in the period ended December 31, 1996 have been derived from the Company's audited consolidated financial statements, which are included elsewhere herein. The historical financial data for the nine months ended September 30, 1997 and 1996 have been derived from the Company's unaudited condensed consolidated financial statements, included elsewhere herein, which in the opinion of management include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the information. The historical financial data for the nine months ended September 30, 1997 are not necessarily indicative of results that may be expected for the entire year. The unaudited pro forma financial data have been derived from the Company's historical financial statements and give effect to the Refinancing and the acquisitions of LM and the Sati Group, in each case as if it had occurred as of the beginning of the periods indicated, including the repayment of all amounts outstanding under the Existing Credit Facility during each respective period, and the Refinancing and the private placement in November 1997 of a $5 million accreted value Zero Coupon Convertible Subordinated Debenture due 2002 (the "Convertible Debenture"), in each case as if it had occurred on September 30, 1997. The unaudited pro forma financial data are not intended to represent and are not indicative of what the Company's results of operations actually would have been or to project the Company's results of operations for any future period. The following information is qualified by reference to, and should be read in conjunction with, "Capitalization," "Unaudited Pro Forma Condensed Consolidated Financial Information," "Selected Historical Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and the unaudited condensed consolidated financial statements and notes thereto of the Company and of LM, included elsewhere herein.

                                                                                               PRO FORMA AS ADJUSTED
                                                                                   ----------------------------------------------
                                                                                                       NINE            TWELVE
                                                            NINE MONTHS ENDED          YEAR           MONTHS           MONTHS
                            YEAR ENDED DECEMBER 31             SEPTEMBER 30           ENDED            ENDED            ENDED
                       --------------------------------    --------------------    DECEMBER 31,    SEPTEMBER 30,    SEPTEMBER 30,
                         1996        1995        1994        1997        1996          1996            1997             1997
                       --------    --------    --------    --------    --------    ------------    -------------    -------------
                                                                 (Dollars in thousands)
STATEMENT OF
  OPERATIONS DATA:
Sales................  $309,450    $206,164    $208,133    $248,416    $217,560      $365,173        $ 260,040        $ 357,699
Income (loss) from
  operations before
  restructuring and
  idle equipment
  charge(a)..........    38,987     (11,850)     18,176      29,473      26,709        44,386           30,095           42,648
Interest expense.....    28,864      23,147      21,057      24,353      20,124        36,117           26,935           36,688
Income (loss) before
  extraordinary
  item(b)............     4,099     (22,415)     (5,701)      4,688       2,791         2,909            3,363            4,477
OTHER FINANCIAL DATA:
EBITDA(c)............  $ 59,029    $  2,974    $ 31,270    $ 47,272    $ 41,440      $ 69,312(d)     $  48,948(d)     $  67,379(d)
Adjusted EBITDA(c)...    59,029      17,278      38,270      47,272      41,440        69,312(d)        48,948(d)        67,379(d)
Adjusted EBITDA
  margin(e)..........      19.1%        8.4%       18.4%       19.0%       19.0%         19.0%            18.8%            18.8%
Depreciation and
  amortization(f)....  $ 21,223    $ 15,582    $ 13,876    $ 18,948    $ 15,501      $ 26,290        $  19,919        $  26,148
Capital
  expenditures.......    22,283      10,378      10,084       7,491      16,775        24,260            8,291           14,199
Cash interest
  expense(g).........    27,683      22,389      20,275      23,204      19,354        34,753           25,869           35,271
Ratio of EBITDA to cash interest expense........................................................................            1.9x
BALANCE SHEET DATA
  (AT END OF PERIOD):
Working capital.................................................................................................      $  70,533
Property, plant and equipment, net..............................................................................        250,326
Total assets....................................................................................................        521,935
Long-term debt (including current maturities)...................................................................        316,171
Stockholders' equity(b).........................................................................................         57,528

          See notes to Summary Historical and Pro Forma Financial Data

            NOTES TO SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA

(a) In 1995 and 1994, income from operations include charges for restructuring and idle equipment of $14.3 million and $7.0 million, respectively.

(b) Pro Forma As Adjusted includes an extraordinary charge of $5.6 million, net of applicable taxes, for the early extinguishment of debt in connection with the Refinancing. The extraordinary charge is reflected in Pro Forma As Adjusted stockholders' equity.

(c) EBITDA represents income (loss) from operations before depreciation and amortization. Adjusted EBITDA represents income (loss) from operations before depreciation and amortization, and charges for restructuring and idle equipment. EBITDA and Adjusted EBITDA are not intended to represent cash flow from operations as defined by generally accepted accounting principles and should not be considered as an alternative to net income as an indicator of operating performance or to cash flow as a measure of liquidity. The Company has included information concerning EBITDA and Adjusted EBITDA as it understands that such items are used by certain investors as measures of a borrower's historical ability to service its debt. EBITDA and Adjusted EBITDA, as presented, may not be comparable to similarly titled measures reported by other companies, since not all companies necessarily calculate EBITDA and Adjusted EBITDA in identical manners, and therefore are not necessarily accurate means of comparisons between companies.

(d) Pro Forma As Adjusted EBITDA excludes cash flows from the Commonwealth and Itau agreements.

(e) Adjusted EBITDA margin is computed as Adjusted EBITDA as a percentage of sales.

(f) Includes the amortization of deferred financing costs of $1.2 million, $758,000, $782,000, $1.1 million, $770,000, $1.4 million, $1.1 million and
    $1.4 million for the years ended December 31, 1996, 1995, 1994, for the nine months ended September 30, 1997 and 1996, and for the pro forma periods ended December 31, 1996 and the nine and twelve months ended September 30, 1997, respectively.

(g) Cash interest expense represents interest expense less the amortization of deferred financing costs noted in (f) above.

                                  RISK FACTORS

     In addition to the other information contained in this Prospectus, the following factors should be considered carefully before tendering Old Notes in exchange for Exchange Notes. The risk factors set forth below are generally applicable to the Old Notes as well as the Exchange Notes.

SUBSTANTIAL LEVERAGE AND ABILITY TO SERVICE DEBT

     The Company is, and upon consummation of the Refinancing will be, highly leveraged. At September 30, 1997, after giving effect to the sale of the Convertible Debenture in November 1997 and the Refinancing and the application of the estimated net proceeds thereof, the Company would have had: (i) total consolidated long-term debt, including the current portion, of $316.2 million;
(ii) total stockholders' equity of $57.5 million; and (iii) a ratio of earnings to fixed charges for the twelve months ended September 30, 1997 of 1.2 to 1.

     The degree to which the Company is leveraged could have important consequences to the holders of the Units, including: (i) the Company's ability to obtain additional financing for working capital, capital expenditures or acquisitions in the future may be limited; (ii) a substantial portion of the Company's cash flow from operations may be dedicated to the payment of the principal of and interest on its indebtedness, thereby reducing funds available for future operation; (iii) certain of the Company's borrowings, including all borrowings under the Existing Credit Facility, will be at variable rates of interest, which exposes the Company to the risk of increased interest rates; and
(iv) the Company may be more vulnerable to economic downturns and be limited in its ability to withstand competitive pressures. Certain of the Company's competitors may currently operate on a less leveraged basis and therefore the Company could be placed at a disadvantage relative to its competitors which have significantly greater operating and financing flexibility than the Company. The Company's ability to make scheduled payments of the principal of or interest on, or to refinance, its indebtedness will depend on its future operating performance and cash flow, which are subject to prevailing economic conditions, prevailing interest rate levels, and financial, competitive, business and other factors, many of which are beyond its control.

     The Company believes that, based upon current levels of operations, it should be able to meet its debt service obligations, including principal and interest payments on the Notes when due. However, if the Company cannot generate sufficient cash flow from operations to meet its debt service obligations, then the Company might be required to refinance its indebtedness and may be forced to adopt an alternative strategy that may include actions such as reducing or delaying capital expenditures, selling assets, restructuring or refinancing its indebtedness, or seeking additional equity capital. There is no assurance that refinancings would be permitted by the terms of the Existing Credit Facility, the 10 3/8% Notes Indenture (as defined), the Indenture or any other lending arrangements then in effect or, along with the alternative strategies, could be effected on satisfactory terms. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

RESTRICTIONS IMPOSED BY TERMS OF INDEBTEDNESS

     The Existing Credit Facility and the 10 3/8% Notes Indenture contain and the Indenture will contain numerous restrictive covenants that limit the discretion of the Company's management with respect to certain business matters. These covenants place significant restrictions on, among other things, the ability of the Company to incur additional indebtedness, to create liens or other encumbrances, to pay dividends or make certain other payments, investments, loans and guarantees and to sell or otherwise dispose of assets and merge or consolidate with another entity. The Existing Credit Facility and the 10 3/8% Notes Indenture also contain a number of financial covenants that require the Company to meet certain financial ratios and financial condition tests. See "Description of Certain Indebtedness -- Existing Credit Facility," "Description of Certain Indebtedness -- Senior Notes -- 10 3/8% Notes" and "Description of the Notes -- Certain Covenants." The Company's ability to meet these financial ratios and financial condition tests can be affected by events beyond its control, and there can be no assurance that the Company will meet such ratios or such tests. A failure to comply with the obligations in the Existing Credit Facility, the 10 3/8% Notes Indenture or the Indenture could result in an event of default under the Existing Credit Facility or the 10 3/8% Notes Indenture or an Event of Default (as defined) under the Indenture that, if not cured or waived, could permit acceleration of the relevant indebtedness and acceleration of indebtedness under other instruments that may contain cross-acceleration or cross-default provisions. In the event of an event of default under the Existing Credit Facility or the 10 3/8% Notes Indenture or an Event of Default under the Indenture the lenders thereunder could elect to declare all amounts outstanding thereunder, together with accrued and unpaid interest, to be immediately due and payable. If the indebtedness under the Existing Credit Facility or the 10 3/8% Notes Indenture were to be accelerated, there can be no assurance that the assets of the Company would be sufficient to repay in full that indebtedness and the other indebtedness of the Company, including the Notes. Other indebtedness of the Company and its subsidiaries that may be incurred in the future may contain financial or other covenants more restrictive than those applicable to the Notes.

SUBORDINATION; HOLDING COMPANY STRUCTURE

     The Notes will be general unsecured obligations of American Banknote Corporation (exclusive of its subsidiaries, the "Parent") and will be subordinated in right of payment to all existing and future Senior Indebtedness of the Parent, including the Parent's obligations under the Existing Credit Facility and the 10 3/8% Notes Indenture. By reason of the subordination provisions of the Indenture, in the event of the bankruptcy, liquidation, dissolution, reorganization or other winding-up of the Parent, the assets of the Parent will be available to pay obligations on the Notes only after all Senior Indebtedness (including amounts incurred under the Existing Credit Facility and the 10 3/8% Notes Indenture) has been so paid in full; accordingly, there may not be sufficient assets remaining to pay amounts due on any or all of the Notes then outstanding. In addition, under certain circumstances, the Parent may not pay principal of, premium, if any, or interest on, or pay other amounts owing in respect of the Notes, or purchase, redeem or otherwise retire the Notes, in the event of certain defaults with respect to certain classes of Senior Indebtedness, including Senior Indebtedness incurred under the Existing Credit Facility and the 10 3/8% Notes Indenture. As of September 30, 1997, after giving pro forma effect to the Refinancing, including the Offering and the application of the net proceeds therefrom, there would have been approximately $224.2 million of Senior Indebtedness outstanding (excluding unused commitments), including $80.9 million of Indebtedness of the Company's subsidiaries which would have been effectively senior to the Notes. Additional Senior Indebtedness may be incurred by the Parent from time to time, subject to certain restrictions. See "Description of Certain Indebtedness -- Existing Credit Facility," "Description of Certain Indebtedness -- Senior Notes -- 10 3/8% Notes" and "Description of the Notes -- Certain Covenants -- Limitation on Indebtedness."

     The Existing Credit Facility and the 10 3/8% Notes are secured by substantially all of the assets of the Company and its domestic operating subsidiaries and the existing indebtedness of LM and the Sati Group is secured by certain assets of such foreign subsidiaries and, therefore, claims of holders of the Notes will be subordinated to the extent of the value of the assets securing such indebtedness.

     The Parent is a holding company that has no significant assets other than its direct and indirect investments in its operating subsidiaries. Accordingly, the Parent must rely on its subsidiaries to generate the funds necessary to meet its obligations, including the payment of principal of and interest on the Notes. The ability of the subsidiaries to pay dividends or make other payments or advances will depend upon their operating results and will be subject to applicable laws and contractual restrictions contained in the instruments governing any indebtedness of such subsidiaries (including the Existing Credit Facility and indebtedness of LM and the Sati Group). Certain of the Parent's subsidiaries have incurred, and in the future may incur, indebtedness. As a result, cash flow from the operations of such subsidiaries may be dedicated to the payment of principal of and interest on the indebtedness of such subsidiaries, thereby limiting the ability of such subsidiaries to pay dividends. In addition, any dividends declared by a less than wholly owned subsidiary will be paid on a pro rata basis to the owners of such subsidiary. In 1996, ABNB distributed an aggregate of $12.7 million to its owners (of which the Parent received $9.9 million, or 77.5%). Although the Indenture limits the ability of Restricted Subsidiaries to enter into consensual restrictions on their ability to pay dividends and make other payments, such limitations are subject to a number of significant qualifications and do not apply to Unrestricted Subsidiaries. See "Description of the Notes -- Certain Covenants -- Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries."

     The Notes will be guaranteed, jointly and severally, by each of the Company's direct and indirect domestic operating subsidiaries in existence on the Issue Date and each direct and indirect domestic operating subsidiary acquired thereafter (other than Unrestricted Subsidiaries). In addition, the Guarantees will be subordinated in right of payment to all existing and future Guarantor Senior Indebtedness, including the Existing Credit Facility. The Notes will not, however, be guaranteed by the Company's foreign subsidiaries. Holders of the Notes will not have a direct claim on the Company's interest in or assets of such foreign subsidiaries and the Notes and the Guarantees will be structurally subordinated to any indebtedness or other liabilities existing or in the future incurred by such foreign subsidiaries. In 1996, approximately 68.3% of the Company's net sales (or $211.4 million) were derived from the operations of its foreign subsidiaries.

FOREIGN OPERATIONS

     The Company's financial performance on a dollar-denominated basis can be significantly affected by changes in currency exchange rates. The Company's foreign exchange exposure policy generally calls for selling its domestic manufactured product in US dollars and, in the case of ABNB, LM and the Sati Group, selling in the national currencies of the countries in which such subsidiaries operate, in order to minimize transactions occurring in currencies other than those of the originating country. The Company may, from time to time, enter into foreign currency option contracts to limit the effect of currency fluctuations on future expected cash receipts to be used for parent company purposes, including debt service. Such activities may be discontinued at any time depending on, among other things, management's views concerning future exchange rates and the cost of such contracts. The Company has not engaged in material hedging activities in connection with foreign operations. Adverse changes in foreign interest and exchange rates could adversely affect the Company's ability to meet its interest and principal obligations as well as applicable financial covenants with respect to its debt, including the Notes, the Existing Credit Facility, the 10 3/8% Notes and other indebtedness of the Company.

     Earnings on foreign investments, including operations and earnings of foreign companies in which the Company may invest or upon which it may rely for sales, are subject to a number of general risks, including high rates of inflation, currency exchange rate fluctuations, trade barriers, exchange controls, government expropriation and political instability and other risks. These factors may affect the results of operations in selected markets included in the Company's growth strategy. Dividends or distributions from the Company's foreign operations could be subject to government restrictions in the future. Currently, repatriation of earnings from the Company's foreign operations is permitted.

     The Company operates in Brazil, which in past years suffered hyperinflationary conditions; however, the inflation rate in Brazil has decreased substantially to approximately 6% for the first nine months of 1997, 10% for 1996 and 23% for 1995 as compared to 941% for 1994. Inflation and currency exchange rate fluctuation in countries in which the Company generates a large portion of its sales and earnings (including Brazil and Australia/New Zealand, which accounted for approximately 53% and 16% of sales and 63% and 16% of operating earnings, respectively, in 1996, before allocation of corporate overhead) could in the future adversely affect the Company.

     Actions taken by foreign governments could have an important effect on the Company's foreign operations, including ABNB, LM and the Sati Group. Political, economic or social instability or other developments could adversely affect these companies' financial conditions or results of operations and thereby adversely affect the Company's ability to repay the Notes or other indebtedness of the Company and its subsidiaries. As a result of market conditions, the Brazilian government has recently proposed various economic austerity measures which may impact the Brazilian economy. There can be no assurance that substantially greater governmental restrictions will not be imposed in the future, including restrictions or prohibitions on the repatriation of funds. Furthermore, remittances of dividends from any foreign subsidiaries acquired or formed by the Company in the future may be subject to certain withholding taxes and other governmental restrictions. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Impact of Inflation."

FOREIGN TAXES

     Earnings of foreign subsidiaries are subject to foreign income taxes that reduce cash flow available to meet required debt service and other obligations of the Company. The Company presently cannot utilize foreign tax credits in the United States until its domestic net operating loss carry forwards are exhausted. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Tax Law Changes."

     The Company has from time to time reorganized and restructured, and may in the future reorganize and restructure, its foreign operations based on certain assumptions about the various tax laws (including capital gains and withholding tax), foreign currency exchange and capital repatriation laws and other relevant laws of a variety of foreign jurisdictions. While management believes that such assumptions are correct, there can be no assurance that foreign taxing or other authorities will reach the same conclusion. If such assumptions are incorrect, or if such foreign jurisdictions were to change or modify such laws, the Company may suffer adverse tax and other financial consequences which could impair the Company's ability to meet its payment obligations on the Notes and its other indebtedness.

MAJOR CUSTOMERS; GOVERNMENT SALES

     The Company has several key customers. Sales under contracts of stored-value phone cards to Telebras, the Brazilian national telephone company, accounted for approximately 13% and 24% of the Company's consolidated sales for the years ended December 31, 1995 and 1996, respectively. The Company expects that revenues from sales of phone cards to Telebras during 1997 will account for less than 15% of the Company's consolidated sales. The Company's contracts with Telebras extend through December 1998 and may be further extended through December 1999 at the option of each of the six Telebras affiliated companies which have executed contracts with ABNB. See "Summary -- The Company -- Recent Developments." Sales of products and services to Bradesco accounted for 12% and 14% of the Company's consolidated sales for the years ended December 31, 1995 and 1996, respectively. Sales of food coupons to the United States Department of Agriculture ("USDA") accounted for approximately 22%, 11% and 5% of the Company's consolidated sales for the years ended December 31, 1994, 1995 and 1996, respectively. In September 1996, the USDA awarded ABN a contract for the production of food coupons through September 30, 1997 with a one-year option, which option has been exercised by USDA. The contract is expected to represent sales of approximately $14 million per year.

     There can be no assurance as to whether, or when, or on what terms, the Company will be awarded any additional contracts from these customers in the future, especially those that are subject to competitive bids. There also can be no assurance that any options for continued production under any of the Company's contracts will be exercised. In addition, the Brazilian government has implemented a plan for the privatization of Telebras, which resulted in a split up of certain operations of Telebras into numerous smaller companies. This split up could result in multiple competitive bids in future years. The loss of all or a significant portion of the Company's business with these entities would have a material adverse effect on the sales and earnings of the Company.

     Each of the agencies of the United States government for which the Company provides products or services acts independently of the others in soliciting bids. Government contracts are generally awarded on the basis of a competitive bidding process and a variety of other factors, which may include price, plant security, manufacturing controls, a preference for domestic contractors and past performance. In addition, contracts with governmental agencies generally contain provisions permitting termination at any time at the convenience of the agency and give the agency the right to audit contract compliance and adjust the contract amount for noncompliance.

ABILITY TO INTEGRATE ACQUISITIONS

     A core part of the Company's business strategy is to grow through strategic acquisitions, joint ventures and alliances. The Company's financial condition could be adversely affected if the Company cannot successfully integrate acquired businesses into its existing operations or if the Company is required to materially increase the amount of its financial commitment to such acquisitions, joint ventures or alliances. In addition, the Company may seek strategic acquisitions, joint ventures or alliances in countries or markets in which it does not currently operate. There can be no assurance that the Company will be able to successfully integrate or manage such operations.

COMPETITION

     The Company's principal subsidiaries conduct their businesses in highly competitive markets. Competition in the Company's product markets is based upon service, quality, reliability and price. In certain markets in which the Company competes, some of the Company's competitors have greater financial and other resources than the Company.

     The future of the Company's food coupon printing is subject to competition from electronic card-based Electronic Benefits Transaction (EBT) systems. In addition, benefit reforms and levels of food coupon inventory caused a reduction in the Company's 1996 food coupon production volume and continues to impact the USDA's food coupon orders. The elimination or a substantial reduction in the use of paper food coupons would have a material adverse effect on the sales and earnings of the Company.

SALES OF STOCK AND BOND CERTIFICATES

     Stock and bond printing accounted for approximately 14%, 11% and 8% of the Company's consolidated sales for the years ended December 31, 1994, 1995 and 1996, respectively. The Company's overall volume of sales of stock and bond certificates increased in 1996, but declined as a percent of sales as a result of increases in consolidated sales. Sales of stock and bond certificates, primarily a domestic product, are a function of trading activity, the number of public offerings, the mix of debt and equity security issuances and regulatory considerations. The elimination of certificates has been advocated by various organizations in favor of the use of book-entry systems for recording security ownership. Security sales to institutions, which have been growing, have reduced demand for printed certificates, particularly for debt issues. Domestic stock and bond printing has historically accounted for a sizeable portion of the security printing sales of the Company. The Company's sales of stock and bond certificates increased from 1995 to 1996 as a result of the increase in new issues, stock splits and stock distributions (due to greater activity in the domestic securities markets). No assurance can be given, however, that the high level of activity in the domestic securities markets will continue. The elimination or a substantial reduction in the use of certificates would have a material adverse effect on the sales and earnings of the Company. See
"Business -- Product Lines -- Security Printing Solutions -- Stocks and Bonds."

DEPENDENCE ON KEY PERSONNEL

     The Company is dependent on the services of its senior management, including Morris Weissman, Chairman of the Board and Chief Executive Officer, and the loss of their services could have an adverse effect on the Company. The Company has entered into employment agreements with several members of its senior management, including Mr. Weissman. See "Management."

FRAUDULENT CONVEYANCE CONSIDERATIONS

     Various fraudulent conveyance laws enacted for the protection of creditors may apply to the Guarantors' issuance of the Guarantees. To the extent that a court were to find that (x) a Guarantee was incurred by a Guarantor with intent to hinder, delay or defraud any present or future creditor or the Guarantor contemplated insolvency with a design to prefer one or more creditors to the exclusion in whole or in part of others or (y) a Guarantor did not receive fair consideration or reasonably equivalent value for issuing its Guarantee and such Guarantor (i) was insolvent, (ii) was rendered insolvent by reason of the issuance of such Guarantee, (iii) was engaged or about to engage in a business or transaction for which the remaining assets of such Guarantor constituted unreasonably small capital to carry on its business or (iv) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, the court could avoid or subordinate such Guarantee in favor of the Guarantor's creditors. Among other things, a legal challenge of a Guarantee on fraudulent conveyance grounds may focus on the benefits, if any, realized by the Guarantor as a result of the issuance by the Company of the Notes. The Indenture will contain a savings clause, which generally will limit the obligations of each Guarantor under its Guarantee to the maximum amount as will, after giving effect to all of the liabilities of such Guarantor, result in such obligations not constituting a fraudulent conveyance. To the extent a Guarantee of any Guarantor was voided as a fraudulent conveyance or held unenforceable for any other reason, holders of the Notes would cease to have any claim against such Guarantor and would be creditors solely of the Company and any Guarantor whose Guarantee was not voided or held unenforceable. In such event, the claims of the holders of the Notes against the issuer of an invalid Guarantee would be subject to the prior payment of all liabilities of such Guarantor. There can be no assurance that, after providing for all prior claims, there would be sufficient assets to satisfy the claims of the holders of the Notes relating to any avoided portions of any of the Guarantees.

     The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law applied in any such proceeding. Generally, however, a Guarantor may be considered insolvent if the sum of its debts, including contingent liabilities, was greater than the fair marketable value of all of its assets at a fair valuation or if the present fair marketable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature.

     Based upon financial and other information, the Company and the Guarantors believe that the Guarantees are being incurred for proper purposes and in good faith and that the Company and each Guarantor is solvent and will continue to be solvent after issuing its Guarantee, will have sufficient capital for carrying on its business after such issuance and will be able to pay its debts as they mature. There can be no assurance, however, that a court passing on such standards would agree with the Company.

CHANGE OF CONTROL PROVISIONS

     In the event of a Change of Control, each holder of Notes will be entitled to require the Company to purchase any or all of the Notes held by such holder at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Additional Interest if any thereon to the date of purchase. See "Description of the Notes -- Offer to Purchase Upon Change of Control." The Company expects that prepayment of the Notes following a Change of Control would constitute a default under the Existing Credit Facility and the 10 3/8% Notes Indenture. In the event that a Change of Control occurs, the Company would likely be required to refinance the indebtedness outstanding under the Existing Credit Facility, the 10 3/8% Notes (as defined) and the Notes. There can be no assurance that the Company would be able to refinance such indebtedness or, if such refinancing were to occur, that such refinancing would be on terms favorable to the Company.

     The holders of Notes have limited rights to require the Company to purchase or redeem the Notes in the event of a takeover, recapitalization or similar restructuring, including an issuer recapitalization or similar transaction with management. Consequently, the Change of Control provisions will not afford any protection in a highly leveraged transaction, including such a transaction initiated by the Company, management of the Company or an affiliate of the Company, if such transaction does not result in a Change of Control or otherwise result in an event of default under the Notes. In addition, because the obligations of the Company with respect to the Notes are subordinated to Senior Indebtedness of the Company, existing or future Senior Indebtedness of the Company may prohibit the Company from repurchasing or redeeming any of the Notes upon a Change of Control. Moreover, the ability of the Company to repurchase or redeem the Notes following a Change of Control will be limited by the Company's then-available resources. Accordingly, the Change of Control provision is likely to be of limited usefulness in such situations. See "Description of the Notes--Subordination."

     The Change of Control provisions may not be waived by the Board of Directors of the Company or the Trustee of the Notes without the consent of the holders of at least a majority in principal amount of the Notes. As a result, the Change of Control provisions of the Notes may in certain circumstances discourage or make more difficult a sale or takeover of the Company and, thus, the removal of incumbent management.

ABSENCE OF PUBLIC MARKET COULD ADVERSELY AFFECT THE VALUE OF EXCHANGE NOTES

     The Old Notes were issued to, and the Company believes are currently owned by, a relatively small number of beneficial owners. Prior to the Exchange Offer, there has not been any public market for the Old Notes. The Old Notes have not been registered under the Securities Act and will be subject to restrictions on transferability to the extent that they are not exchanged for Exchange Notes by holders who are entitled to participate in the Exchange Offer. The market for Old Notes not tendered for exchange in the Exchange Offer is likely to be more limited than the existing market for such Notes. The holders of Old Notes (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) who are not eligible to participate in the Exchange Offer are entitled to certain registration rights, and the Company is required to filed a Shelf Registration Statement (as defined) with respect to such Old Notes. The Exchange Notes will constitute a new issue of securities with no established trading market. The Company does not intend to list the Exchange Notes on any national securities exchange or seek the admission thereof to trading in the National Association of Securities Dealers Automated Quotation System. The Initial Purchasers have advised the Company that they currently intend to make a market in the Exchange Notes, but they are not obligated to do so and may discontinue such market making at any time. In addition, such market making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer and the pendency of the Shelf Registration Statement. Accordingly, no assurance can be given that an active public or other market will develop for the Exchange Notes or as to the liquidity of the trading market for the Exchange Notes. If a trading market does not develop or is not maintained, holders of Exchange Notes may experience difficulty in reselling the Exchange Notes or may be unable to sell them at all. If a market for the Exchange Notes develops, any such market making may be discontinued at any time.

FAILURE TO EXCHANGE OLD NOTES

     Exchange Notes will be issued in exchange for Old Notes only after timely receipt by the Exchange Agent of such Old Notes, a properly completed and duly executed Letter of Transmittal (or Agent's Message) and all other required documentation. Therefore, holders of Old Notes desiring to tender such Old Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. Neither the Exchange Agent nor the Company is under any duty to give notification of defects or irregularities with respect to tenders of Old Notes for exchange. Old Notes that are not tendered or are tendered but not accepted will, following consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof and, upon consummation of the Exchange Offer, certain registration rights under the Registration Rights Agreement will terminate. In addition, any holder of Old Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes may be deemed to have received restricted securities, and if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each Participating Broker-Dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or any other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution." To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes could be adversely affected. See "The Exchange Offer."

                                THE REFINANCING

     The Initial Offering was part of the Refinancing of certain of the Company's outstanding indebtedness. Pursuant to the Refinancing, the Company:
(i) consummated the Initial Offering; (ii) consummated the Tender Offer and the related Consent Solicitation with respect to the Company's 11 5/8% Notes; and
(iii) repaid outstanding amounts under the Existing Credit Facility.

     The closing of each of the transactions that constituted the Refinancing occurred concurrently with the closing of the sale of the Units in the Initial Offering.

TENDER OFFER AND CONSENT SOLICITATION

     Pursuant to a separate Offer to Purchase and Consent Solicitation Statement dated September 25, 1997, the Company offered to repurchase all, but not less than a majority, of its outstanding 11 5/8% Notes (the "Tender Offer") for an amount in cash equal to $1,094.47 per $1,000 principal amount of 11 5/8% Notes. Each tendering holder also received accrued and unpaid interest up to, but not including, the payment date. In connection with the Tender Offer, the Company also solicited consents (the "Consent Solicitation") from tendering holders of 11 5/8% Notes to certain proposed amendments (the "Indenture Amendments") to the 11 5/8% Notes Indenture (as defined), which amendments would, among other things, eliminate substantially all of the restrictive covenants contained in the 11 5/8% Notes Indenture. Holders of 11 5/8% Notes who timely tendered received a consent payment equal to 2% of the principal amount of the related
11 5/8% Notes ($20.00 per $1,000 principal amount) (which consent payment is included in the tender price referred to above). Following the tender of 11 5/8% Notes and receipt of consents of holders of a majority of the 11 5/8% Notes (in excess of $32.5 million aggregate principal amount) on October 8, 1997, the Company and the Trustee executed a supplemental indenture containing the Indenture Amendments, which became effective upon acceptance for purchase of the tendered 11 5/8% Notes. In connection with the Tender Offer and Consent Solicitation, the Company purchased, and received consents relating to, approximately 87.7% of the outstanding 11 5/8% Notes.

                                USE OF PROCEEDS

     The Exchange Offer is intended to satisfy certain of the Company's obligations under the Purchase Agreement and the Registration Rights Agreement. The Company will not receive any cash proceeds from the issuance of the Exchange Notes offered hereby. In consideration for issuing the Exchange Notes contemplated in this Prospectus, the Company will receive Old Notes in like principal amount, the form and terms of which are the same as the forms and terms of the Exchange Notes (which replace the Old Notes), except as otherwise described herein. The Old Notes surrendered in exchange for Exchange Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the Exchange Notes will not result in any increase or decrease in the indebtedness of the Company. As such, no effect has been given to the Exchange Offer in the pro forma statements or capitalization tables.

     The net proceeds from the sale of the Units in the Initial Offering were used to purchase 11 5/8% Notes tendered pursuant to the Tender Offer and to pay the consent fees pursuant to the related Consent Solicitation and to repay indebtedness under the Existing Credit Facility, with the remaining proceeds used for general corporate purposes.

                                 CAPITALIZATION

     The following table sets forth the unaudited consolidated capitalization of the Company as of September 30, 1997 and as adjusted (on a pro forma basis) to give effect to: (i) the Refinancing; and (ii) the issuance of the Convertible Debenture in November 1997. This information should be read in conjunction with the unaudited condensed consolidated financial statements of the Company, including the notes thereto, "Unaudited Pro Forma Condensed Consolidated Financial Information," "Selected Historical Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.

                                                                      AS OF SEPTEMBER 30, 1997
                                                                      ------------------------
                                                                                    PRO FORMA
                                                                       ACTUAL      AS ADJUSTED
                                                                      --------     -----------
                                                                       (DOLLARS IN THOUSANDS)
Long-term debt (including current portion)
  10 3/8% Notes.....................................................  $126,500      $ 126,500
  11 5/8% Notes (less unamortized discount of $907 and $112)........    64,093          7,888
  Leigh-Mardon Debt (a).............................................    57,763         57,763
  Existing Credit Facility (b)......................................     3,191             --
  Notes offered hereby (c)..........................................        --         93,800
  Other long-term debt (d)..........................................    30,220         30,220
                                                                      --------       --------
  Total long-term debt..............................................   281,767        316,171
Total stockholders' equity (e)......................................    57,108         57,528
                                                                      --------       --------
          Total capitalization......................................  $338,875      $ 373,699
                                                                      ========       ========

---------------
(a) Consists of Non-Recourse Senior Debt of LM, which matures June 2001 (the "Leigh-Mardon Senior Debt"), and Non-Recourse Subordinated Debt of LM, which matures September 2001 (the "Leigh-Mardon Subordinated Debt" and together with the Leigh-Mardon Senior Debt, the "Leigh-Mardon Debt"). The Leigh-Mardon Senior Debt is a term loan of approximately US$41.3 million and a US$4.0 million working capital facility, of which US$700,000 of availability was used for letters of credit. The Leigh-Mardon Subordinated Debt is a term loan of which approximately US$16.5 million was outstanding. As of September 30, 1997, interest accrued at the rate of 7.15% per annum on the Leigh-Mardon Senior Debt and at the rate of 8.07% per annum plus 4% upon amounts outstanding in excess of US$15.2 million on the Leigh-Mardon Subordinated Debt. See "Description of Certain Indebtedness -- Leigh-Mardon Debt."

(b) The Existing Credit Facility was repaid from the proceeds of the Refinancing. As of September 30, 1997, the interest rate under the Existing Credit Facility was 9.0% per annum. The Existing Credit Facility expires on October 30, 1998. See "Description of Certain Indebtedness -- Existing Credit Facility."

(c) Net of discount to the face amount of the Old Notes attributable to the value of the Warrants issued as part of the Units.

(d) Amounts include debt incurred in Brazil, debt incurred in connection with the acquisition of the Sati Group and mortgages and other financings in the United States with varying maturities.

(e) Pro Forma As Adjusted includes the net proceeds of $4.9 million from the sale in a private placement of a Convertible Debenture, an extraordinary charge, net of applicable income taxes, of approximately $5.6 million in connection with the Refinancing and $1.2 million attributed to the value of the Warrants issued as part of the Units.

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

     The unaudited pro forma condensed consolidated balance sheet as of September 30, 1997 includes the historical accounts of the Company and gives effect to: (i) the sale of a Convertible Debenture in November 1997; and (ii) the Refinancing, in each case as if it had occurred on September 30, 1997. The unaudited pro forma condensed consolidated statements of operations of the Company for the year ended December 31, 1996, the nine months ended September 30, 1997 and the twelve months ended September 30, 1997 include the historical operations of the Company and give effect to the Refinancing and the acquisition of LM, which was acquired in a two-step acquisition in June and October 1996, and the acquisition of the Sati Group, acquired in August 1997, in each case as if it had occurred at the beginning of each of the periods indicated. The Refinancing Adjustments shown below do not give effect to the repayment of $10.5 million of additional borrowings under the Existing Credit Facility which were made subsequent to September 30, 1997, nor to the acquisition of assets (and related earnings) from Commonwealth (for approximately US$4.6 million) and from Itau (for approximately US$5.5 million). The pro forma adjustments give effect to the repayment of all amounts outstanding under the Existing Credit Facility during each respective period. See "Use of Proceeds."

     The unaudited pro forma condensed consolidated financial information, which has been prepared by the Company's management, has been derived from the historical statements of operations and balance sheets of the Company in US dollars in accordance with generally accepted accounting principles. The acquisition of the Sati Group has been accounted for under the purchase method of accounting. A preliminary allocation of the purchase price has been made based on available information and is subject to adjustment. Management does not expect that differences between the preliminary and final purchase price allocation will have a material impact on the Company's consolidated financial position or results of operations.

     The unaudited pro forma condensed consolidated financial information is not intended to represent and is not indicative of what the Company's results of operations actually would have been if the aforementioned transactions had been consummated as of the beginning of the periods indicated, or to project the Company's results of operations for any future period. The pro forma adjustments are based on available information and certain assumptions that the Company currently believes are reasonable under the circumstances. The unaudited pro forma condensed consolidated financial information should be read in conjunction with "The Refinancing," "Use of Proceeds," "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical financial statements and related notes thereto of the Company and of LM, included elsewhere herein.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1997

                                                                               AMERICAN                       PRO FORMA
                                                                               BANKNOTE       REFINANCING        AS
                                                                              CORPORATION     ADJUSTMENTS     ADJUSTED
                                                                              -----------     -----------     ---------
                                                                                       (DOLLARS IN THOUSANDS)
ASSETS
Current assets
  Cash and cash equivalents(c)...............................................  $   3,611       $   5,000 (a)
                                                                                                  24,090 (b)  $ 32,701 (c)
  Accounts receivable, net...................................................     56,640                        56,640
  Inventories................................................................     41,130                        41,130
  Deferred income taxes......................................................      4,616                         4,616
  Prepaid expenses and other.................................................     16,161                        16,161
                                                                                --------         -------       -------
        Total current assets.................................................    122,158          29,090       151,248
Property, plant and equipment, net...........................................    250,326                       250,326
Other assets.................................................................     24,815           1,700 (b)    26,515
Excess of cost of investment in subsidiaries over net assets acquired........     93,846                        93,846
                                                                                --------         -------       -------
                                                                               $ 491,145       $  30,790      $521,935
                                                                                ========         =======       =======

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Revolving credit...........................................................  $   3,191       ($  3,191)(b)
  Current portion of long-term debt..........................................     17,797                      $ 17,797
  Accounts payable and accrued expenses......................................     63,922             150 (a)
                                                                                                  (1,154)(b)    62,918
                                                                                --------         -------       -------
        Total current liabilities............................................     84,910          (4,195)       80,715
Long-term debt, net of current maturities....................................    260,779          38,795 (b)
                                                                                                  (1,200)(b)   298,374
Other liabilities............................................................     25,623              --        25,623
Deferred income taxes........................................................     42,372          (3,030)(b)    39,342
Minority interest............................................................     20,353                        20,353
                                                                                --------         -------       -------
                                                                                 434,037          30,370       464,407
Stockholders' equity(d)......................................................     57,108           4,850 (a)
                                                                                                   1,200 (b)
                                                                                                  (5,630)(b)    57,528
                                                                                --------         -------       -------
                                                                               $ 491,145       $  30,790      $521,935
                                                                                ========         =======       =======

 See notes to Unaudited Pro Forma Condensed Consolidated Financial Information

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                    AMERICAN                                         PRO FORMA                    PRO FORMA
                                    BANKNOTE                SATI     ACQUISITION       AFTER       REFINANCING       AS
                                   CORPORATION     LM       GROUP    ADJUSTMENTS    ACQUISITIONS   ADJUSTMENTS    ADJUSTED
                                   -----------   -------   -------   -----------    ------------   -----------    ---------
                                                                    (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Sales............................   $ 309,450    $33,474   $22,249                    $365,173                    $365,173
Cost of goods sold...............     202,158     21,783    16,329                     240,270                     240,270
                                     --------    -------   -------                    --------                    --------
Gross profit.....................     107,292     11,691     5,920                     124,903                     124,903
Selling and administrative.......      48,263      4,504     2,824                      55,591                      55,591
Depreciation and amortization....      20,042      2,077     1,795     $ 1,012(e)       24,926                      24,926
                                     --------    -------   -------     -------        --------                    --------
Operating expenses...............      68,305      6,581     4,619       1,012          80,517                      80,517
                                     --------    -------   -------     -------        --------                    --------
Income from operations...........      38,987      5,110     1,301      (1,012)         44,386                      44,386
Interest expense.................      28,864        987       162       2,610(f)       32,623       $ 3,494(i)     36,117
Foreign translation losses,
  net............................         255                                              255                         255
Provision for litigation.........       2,400                                            2,400                       2,400
Other, net.......................      (2,265)        (5)                               (2,270)                     (2,270)
                                     --------    -------   -------     -------        --------        ------      --------
Income before taxes on income
  (benefit) and minority
  interest.......................       9,733      4,128     1,139      (3,622)         11,378        (3,494)        7,884
Taxes on income (benefit)........         400      1,793       376      (1,166)(g)       1,403        (1,223)(j)       180
                                     --------    -------   -------     -------        --------        ------      --------
Income before minority interest
  and extraordinary item.........       9,333      2,335       763      (2,456)          9,975        (2,271)        7,704
Minority interest................       5,234                             (439)(h)       4,795                       4,795
                                     --------    -------   -------     -------        --------        ------      --------
Income before extraordinary
  item...........................   $   4,099    $ 2,335   $   763     $(2,017)       $  5,180       $(2,271)     $  2,909
                                     ========    =======   =======     =======        ========        ======      ========
OTHER FINANCIAL DATA:
EBITDA (k)....................................................................................................    $ 69,312 (l)
EBITDA margin (m).............................................................................................        19.0 %
Depreciation and amortization (n).............................................................................    $ 26,290
Capital expenditures..........................................................................................      24,260
Cash interest expense (o).....................................................................................      34,753
Ratio of EBITDA to cash interest expense......................................................................         2.0 x

 See notes to Unaudited Pro Forma Condensed Consolidated Financial Information

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997

                                            AMERICAN                                PRO FORMA                     PRO FORMA
                                            BANKNOTE      SATI     ACQUISITION        AFTER       REFINANCING        AS
                                           CORPORATION    GROUP    ADJUSTMENTS     ACQUISITIONS   ADJUSTMENTS     ADJUSTED
                                           -----------   -------   -----------     ------------   -----------     ---------
                                                                        (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:

Sales....................................   $ 248,416    $11,624                     $260,040                     $260,040
Cost of goods sold.......................     166,263      8,611                      174,874                      174,874
                                             --------    -------                     --------                     --------
Gross profit.............................      82,153      3,013                       85,166                       85,166
Selling and administrative...............      34,881      1,337                       36,218                       36,218
Depreciation and amortization............      17,799        850      $ 204(e)         18,853                       18,853
                                             --------    -------      -----          --------                     --------
Operating expenses.......................      52,680      2,187        204            55,071                       55,071
                                             --------    -------      -----          --------                     --------
Income from operations...................      29,473        826       (204)           30,095                       30,095
Interest expense.........................      24,353         50        221(f)         24,624       $ 2,311(i)      26,935
Foreign translation losses, net..........         122                                     122                          122
Other, net...............................      (2,519)                                 (2,519)                      (2,519)
                                             --------    -------      -----          --------       -------       --------
Income before taxes on income (benefit)
  and minority interest..................       7,517        776       (425)            7,868        (2,311)         5,557
Taxes on income (benefit)................         371        265        (91)(g)           545          (809)(j)       (264)
                                             --------    -------      -----          --------       -------       --------
Income before minority interest and
  extraordinary item.....................       7,146        511       (334)            7,323        (1,502)         5,821
Minority interest........................       2,458                                   2,458                        2,458
                                             --------    -------      -----          --------       -------       --------
Income before extraordinary item.........   $   4,688    $   511      $(334)         $  4,865       $(1,502)      $  3,363
                                             ========    =======      =====          ========       =======       ========
OTHER FINANCIAL DATA:
EBITDA(k)....................................................................................................     $ 48,948 (l)
EBITDA margin(m).............................................................................................         18.8 %
Depreciation and amortization(n).............................................................................     $ 19,919
Capital expenditures.........................................................................................        8,291
Cash interest expense(o).....................................................................................       25,869
Ratio of EBITDA to cash interest expense.....................................................................          1.9 x

 See notes to Unaudited Pro Forma Condensed Consolidated Financial Information

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                 FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 1997

                                            AMERICAN                                PRO FORMA                     PRO FORMA
                                            BANKNOTE      SATI     ACQUISITION        AFTER       REFINANCING        AS
                                           CORPORATION    GROUP    ADJUSTMENTS     ACQUISITIONS   ADJUSTMENTS     ADJUSTED
                                           -----------   -------   -----------     ------------   -----------     ---------
                                                                        (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Sales....................................   $ 340,306     17,393                     $357,699                     $357,699
Cost of goods sold.......................     225,628     12,849                      238,477                      238,477
                                             --------    -------                     --------                     --------
Gross profit.............................     114,678      4,544                      119,222                      119,222
Selling and administrative...............      49,817      2,026                       51,843                       51,843
Depreciation and amortization............      23,110      1,311      $ 310(e)         24,731                       24,731
                                             --------    -------      -----          --------                     --------
Operating expenses.......................      72,927      3,337        310            76,574                       76,574
                                             --------    -------      -----          --------                     --------
Income from operations...................      41,751      1,207       (310)           42,648                       42,648
Interest expense.........................      33,093         91        363(f)         33,547       $ 3,141(i)      36,688
Foreign translation losses, net..........         176                                     176                          176
Provision for litigation.................       2,400                                   2,400                        2,400
Other, net...............................      (4,073)                                 (4,073)                      (4,073)
                                             --------    -------      -----          --------         -----       --------
Income before taxes on income (benefit)
  and minority interest..................      10,155      1,116       (673)           10,598        (3,141)         7,457
Taxes on income (benefit)................        (106)       369       (150)(g)           113        (1,099)(j)       (986)
                                             --------    -------      -----          --------         -----       --------
Income before minority interest and
  extraordinary item.....................      10,261        747       (523)           10,485        (2,042)         8,443
Minority interest........................       4,265                  (299)(h)         3,966                        3,966
                                             --------    -------      -----          --------         -----       --------
Income before extraordinary item.........   $   5,996    $   747      $(224)         $  6,519       $(2,042)      $  4,477
                                             ========    =======      =====          ========         =====       ========
OTHER FINANCIAL DATA:
EBITDA(k)....................................................................................................     $ 67,379 (l)
EBITDA margin(m).............................................................................................         18.8 %
Depreciation and amortization(n).............................................................................     $ 26,148
Capital expenditures.........................................................................................       14,199
Cash interest expense(o).....................................................................................       35,271
Ratio of EBITDA to cash interest expense.....................................................................          1.9 x

 See notes to Unaudited Pro Forma Condensed Consolidated Financial Information

   NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

(a) In November 1997, the Company sold in a private placement $5.0 million accreted value Convertible Debenture with warrants. The following reflects the private placement:

        Proceeds from private placement...............................................              $ 5,000
        Accrued fees and expenses.....................................................                  150
                                                                                                    -------
        Stockholders' equity..........................................................              $ 4,850
                                                                                                    =======

(b) The following reflects the effect of the Refinancing:

        Proceeds from Old Notes....................................................  $  93,800
        Proceeds from Warrants.....................................................      1,200
                                                                                      --------
                                                                                        95,000
        Tender Offer for 11 5/8% Notes (less unamortized original
          issue discount of $795)..................................................    (56,205)    $ 38,795
        Repayment of Existing Credit Facility......................................                  (3,191)
        Net premium and expenses paid to retire above debt, including
          above unamortized original issue discount of $795........................     (6,210)
        Payment of accrued interest................................................     (1,154)      (7,364)
                                                                                      --------
        Payment of fees and expenses related to the new borrowings.................                  (4,150)
                                                                                                    -------
            Net increase in cash...................................................                $ 24,090
                                                                                                    =======

    Other assets were affected as follows:

        Increases in deferred financing costs relating to the Refinancing..........  $   4,150
        Write-off of deferred financing costs associated with debt retired.........     (2,450)    $  1,700
                                                                                      --------
                                                                                                    =======

    As a result of the Refinancing, stockholders' equity has been charged for an extraordinary item relating to early extinguishment of debt, as follows:

        Net premium and expenses paid to retire above debt.........................  $  (6,210)
        Write-off of deferred financing costs associated with debt retired.........     (2,450)
        Deferred tax benefit, at statutory tax rates...............................      3,030     $ (5,630)
                                                                                      --------
                                                                                                    =======

(c) Pro Forma As Adjusted cash and cash equivalents excludes the repayment of approximately $10.5 million of additional borrowings under the Existing Credit Facility which were made subsequent to September 30, 1997 and the acquisition of assets from Commonwealth (for approximately US$4.6 million) and from Itau (for approximately US$5.5 million). See "Use of Proceeds." Giving effect for these transactions, Pro Forma As Adjusted cash and cash equivalents would be approximately $12.1 million.

(d) Stockholders' equity consist of the following:

                                                                                             AMERICAN       PRO FORMA
                                                                                             BANKNOTE          AS
                                                                                            CORPORATION     ADJUSTED
                                                                                             --------       --------
                                                                                                 (IN THOUSANDS)
        Preferred Stock...................................................................          --            --
        Convertible Debentures............................................................   $   3,620      $  8,070
        Common Stock......................................................................         211           211
        Capital surplus...................................................................      73,173        74,773
        Retained earnings (deficit).......................................................     (16,739)      (22,369)
        Treasury stock....................................................................      (1,253)       (1,253)
        Cumulative currency translation adjustment........................................      (1,904)       (1,904)
                                                                                              --------      --------
                                                                                             $  57,108      $ 57,528
                                                                                              ========      ========

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                      FINANCIAL INFORMATION -- (CONCLUDED)

                                                                                             NINE             TWELVE
                                                                            YEAR            MONTHS            MONTHS
                                                                           ENDED             ENDED             ENDED
                                                                        DECEMBER 31,     SEPTEMBER 30,     SEPTEMBER 30,
                                                                            1996             1997              1997
                                                                        ------------     -------------     -------------
                                                                                         (IN THOUSANDS)
(e)
      Additional amortization of excess cost of investment in
      subsidiaries over net assets acquired over 25 years, for the
      periods prior to acquisition....................................    $    353         $     146         $     220
      Additional depreciation and amortization based on the estimated
      fair value received.............................................         659                58                90
                                                                          --------          --------          --------
                                                                          $  1,012         $     204         $     310
                                                                          ========          ========          ========
(f)
      Additional interest expense in connection with acquisition
      borrowings......................................................    $  2,610         $     221         $     363
                                                                          ========          ========          ========
(g)
      Tax effect of deductible pro forma items at statutory rates.....    $ (1,166)        $     (91)        $    (150)
                                                                          ========          ========          ========
(h)
      Elimination of LM minority interest.............................    $   (439)                          $    (299)
                                                                          ========                            ========
(i)
      Refinancing interest, including amortization of deferred
      financing costs.................................................    $ 10,988         $   8,241         $  10,988
      Elimination of interest and amortization of deferred financing
      costs of borrowings refinanced..................................      (7,494)           (5,930)           (7,847)
                                                                          --------          --------          --------
                                                                          $  3,494         $   2,311         $   3,141
                                                                          ========          ========          ========
(j)
      Tax effect of deductible pro forma items at statutory rates.....    $ (1,223)        $    (809)        $  (1,099)
                                                                          ========          ========          ========

(k) EBITDA represents income from operations before depreciation and amortization, and is not intended to represent cash flow from operations as defined by generally accepted accounting principles and should not be considered as an alternative to net income as an indicator of operating performance or to cash flow as a measure of liquidity. The Company has included information concerning EBITDA as it understands that it is used by certain investors as one measure of a borrower's historical ability to service its debt. EBITDA, as presented, may not be comparable to similarly titled measures reported by other companies, since not all companies necessarily calculate EBITDA in an identical manner, and therefore is not necessarily an accurate means of comparison between companies. The calculation of EBITDA to cash interest set forth above is not calculated on the same basis as similar calculations in various other agreements of the Company.

(l) Pro Forma As Adjusted EBITDA excludes cash flows from the Commonwealth and Itau agreements.

(m) EBITDA margin is computed as EBITDA as a percentage of sales.

(n) Includes the amortization of deferred financing costs of $1.4 million, $1.1 million, and $1.4 million for the year ended December 31, 1996 and the nine months and twelve months ended September 30, 1997, respectively.

(o) Cash interest expense represents interest expense less the amortization of deferred financing costs noted in note (n) above.

                       SELECTED HISTORICAL FINANCIAL DATA

     The following table sets forth summary selected historical financial data for each of the five years in the period ended December 31, 1996 and for the nine months ended September 30, 1997 and 1996. The historical financial data for each of the three years in the period ended December 31, 1996 have been derived from the Company's audited consolidated financial statements, which are included elsewhere herein. The historical financial data for the nine months ended September 30, 1997 and 1996 have been derived from the Company's unaudited condensed consolidated financial statements, included elsewhere herein, which in the opinion of management include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the information. The historical financial data for the nine months ended September 30, 1997 are not necessarily indicative of results that may be expected for the entire year. The following information is qualified by reference to, and should be read in conjunction with "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and notes thereto of the Company and LM, included elsewhere herein.

                                                                                                   NINE MONTHS ENDED
                                                   YEAR ENDED DECEMBER 31                            SEPTEMBER 30
                                ------------------------------------------------------------     ---------------------
                                  1996         1995         1994         1993         1992         1997         1996
                                --------     --------     --------     --------     --------     --------     --------
                                                    (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Sales.........................  $309,450     $206,164     $208,133     $200,079     $171,877     $248,416     $217,560
Gross profit..................   107,292       57,129       77,244       82,879       62,438       82,153       74,767
Operating expenses(a).........    68,305       54,675       52,068       45,191       36,792       52,680       48,058
                                --------     --------     --------     --------     --------     --------     --------
Income (loss) from operations
  before restructuring and
  idle equipment charge(a)....    38,987      (11,850)      18,176       25,688       25,646       29,473       26,709
Interest expense..............    28,864       23,147       21,057       14,605       14,609       24,353       20,124
Other, net(b).................       390       11,518       12,221       16,939         (811)      (2,397)        (510)
Taxes on income (benefit)(c)..       400      (11,359)      (2,401)       4,289        5,367          371          877
Minority interest.............     5,234        1,563                       262          797        2,458        3,427
Extraordinary items and
  cumulative effect of
  accounting change(d)........                                 114                    11,135
                                --------     --------     --------     --------     --------     --------     --------
  Net income (loss)...........  $  4,099     $(22,415)    $ (5,815)    $  1,593     $ (5,451)    $  4,688     $  2,791
                                ========     ========     ========     ========     ========     ========     ========
Net income (loss) per share:
  Earnings before
    extraordinary item........  $   0.20     $  (1.17)    $  (0.30)    $   0.08     $   0.31     $   0.22     $   0.14
  Net income (loss)...........      0.20        (1.17)       (0.31)        0.08        (0.35)        0.22         0.14
OTHER FINANCIAL DATA:
EBITDA(e).....................  $ 59,029     $  2,974     $ 31,270     $ 36,868     $ 34,084     $ 47,272     $ 41,440
Adjusted EBITDA(e)............    59,029       17,278       38,270       48,868       34,084       47,272       41,440
Adjusted EBITDA margin(f).....      19.1%         8.4%        18.4%        24.4%        19.8%        19.0%        19.0%
Depreciation and
  amortization(g).............  $ 21,223     $ 15,582     $ 13,876     $ 11,880     $  9,876     $ 18,948     $ 15,501
Capital expenditures..........    22,283       10,378       10,084        4,263        1,961        7,491       16,775
Cash interest expense(h)......    27,683       22,389       20,275       13,905       13,171       23,204       19,354
Ratio of earnings to fixed
  charges(i)..................       1.3x                                   1.4x         1.7x         1.3x         1.3x
BALANCE SHEET DATA (AT END OF
  PERIOD):
Working capital...............  $ 35,533     $ 54,973     $ 65,887     $ 50,351     $ 54,973     $ 37,248
Property, plant and equipment,
  net.........................   253,987      225,974      215,859      221,206      204,606      250,326
Total assets..................   480,378      379,402      382,950      357,212      300,349      491,145
Long-term debt (including
  current maturities).........   277,998      194,488      191,551      168,318      128,835      278,576
Stockholders' equity..........    46,277       40,353       62,777       68,330       61,827       57,108

                See notes to Selected Historical Financial Data

                  NOTES TO SELECTED HISTORICAL FINANCIAL DATA

(a) Operating expenses include charges for restructuring and idle equipment of $14.3 million, $7.0 million and $12.0 million in 1995, 1994 and 1993, respectively.

(b) Other, net includes the restructuring and idle equipment charges noted above, foreign translation losses, net, of $255,000, $38,000, $7.0 million, $5.2 million, $122,000 and $201,000 in 1996, 1995, 1994, 1993 and nine months ended September 30, 1997 and 1996, respectively, litigation reserve of $2.4 million in 1996, and other income, net which includes interest income and gains on marketable securities, net of $2.3 million, $2.8 million, $1.8 million, $222,000, $811,000, $2.5 million and $711,000 in
     1996, 1995, 1994, 1993, 1992 and nine months ended September 30, 1997 and
     1996.

(c) 1995 includes a $2.8 million charge and 1993 includes a $1.5 million benefit for adjustment of deferred taxes for changes in enacted tax rates. The 1995 amount pertained to decreases in Brazilian local tax rates and the 1993 amount pertained to increases in the U.S. federal corporate tax rate.

(d) Represents charges in connection with the early extinguishment of indebtedness in 1994 and 1992 of $114,000 and $9.6 million, respectively, net of associated tax benefits of approximately $5.0 million in 1992 and the cumulative effect in 1992 on prior years of adopting Statement of Financial Accounting Standards No 109, "Accounting for Income Taxes," of $1.6 million.

(e) EBITDA represents income (loss) from operations before depreciation and amortization. Adjusted EBITDA represents income from operations before depreciation and amortization, and charges for restructuring and idle equipment. EBITDA and Adjusted EBITDA are not intended to represent cash flow from operations as defined by generally accepted accounting principles and should not be considered as alternatives to net income as an indicator of operating performance or to cash flow as a measure of liquidity. The Company has included information concerning EBITDA and Adjusted EBITDA as it understands that such items used by certain investors as measures of a borrower's historical ability to service its debt. EBITDA and Adjusted EBITDA, as presented, may not be comparable to similarly titled measures reported by other companies, since not all companies necessarily calculate EBITDA and Adjusted EBITDA in identical manners, and therefore are not necessarily accurate means of comparisons between companies.

(f) Adjusted EBITDA margin is computed as Adjusted EBITDA as a percentage of sales.

(g) Includes the amortization of deferred financing costs of $1.2 million, $758,000, $782,000, $700,000, $1.4 million, $1.1 million and $770,000 in
     1996, 1995, 1994, 1993 and 1992 and the nine months ended September 30, 1997 and 1996, respectively.

(h) Cash interest expense represents interest expense less amortization of deferred financing costs noted in the above note(g).

(i) For purposes of determining the ratio of earnings to fixed charges, "earnings" consist of income before income taxes and fixed charges and fixed charges consist of interest (including capitalized interest) on all indebtedness, amortization of deferred financing costs and that portion of rental expense that management believes to be representative of interest. The deficiency in earnings to fixed charges for the years 1995 and 1994 amounted to $32.2 million and $8.1 million, respectively.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

     The Company is a leading global provider of secure transaction solutions, documents and systems for financial institutions, governments and corporations through its operations in the United States, Brazil, Australia, New Zealand and France. The Company designs solutions and manufactures products that incorporate anti-fraud and counterfeit resistant technologies, including stored-value telephone, magnetic-stripe, memory and microprocessor-based ("smart-card") transaction cards, holograms, currencies, travelers' and other checks, stock and bond certificates and a wide variety of electronically or digitally produced personalized documents. Through selective acquisitions in international markets and a program to realign its domestic manufacturing operations, the Company has improved its financial performance and expanded its global presence, technological base and product lines. From 1992 to 1996 (on a pro forma basis), the Company's sales and EBITDA increased from $171.9 million and $34.1 million to $365.2 million and $69.3 million, respectively.

     In 1993, in order to address the high cost structure in its domestic manufacturing facilities, to diversify its product offerings and reduce its dependence on traditional security printing, the Company began to expand internationally and realign, consolidate and upgrade its domestic manufacturing operations. The Company closed its Los Angeles and Chicago manufacturing facilities and opened a state-of-the-art manufacturing facility in Columbia, Tennessee. In connection with this program, the Company incurred restructuring charges of $12.0 million, $7.0 million and $14.3 million in 1993, 1994 and 1995, respectively. The substantial completion of the Company's realignment in 1996 resulted in increased operating efficiencies and a reduction in manufacturing and overhead costs, and has enabled the Company to bid on contracts more competitively, as evidenced by its recently awarded contract to produce currency at its new Tennessee facility for the Reserve Bank of India. In addition, over the last three years, the Company has made significant investments, across its geographic markets, in state-of-the-art manufacturing and distribution equipment, systems and technologies to allow it to further reduce manufacturing costs and provide advanced solutions for its customers.

     The Company's international expansion began in 1993 with the acquisition of its Brazilian subsidiary, the largest private-sector security printer and manufacturer of transaction cards in Latin America and a leading stored-value telephone card manufacturer in Brazil. This expansion continued in 1996 with the acquisition of LM, Australia and New Zealand's oldest, largest and only fully integrated provider of secure document and transaction card solutions. Most recently, the Company expanded its international presence in August 1997 through the acquisition of the Sati Group, one of France's leading providers of check personalization and electronic printing applications. The Company's international expansion has allowed it to capitalize on high growth markets and diversify into new geographic markets.

     The realignment of the Company's domestic manufacturing facilities and its international expansion have allowed it to successfully diversify its product mix and customer base and to expand into higher growth markets. The following table illustrates the shift in the composition of the Company's sales by product group.

                                                                                               NINE MONTHS
                                          YEAR ENDED DECEMBER 31                           ENDED SEPTEMBER 30
                           ----------------------------------------------------     ---------------------------------
                                1994               1995               1996               1996               1997
                           --------------     --------------     --------------     --------------     --------------
                           AMOUNT     %       AMOUNT     %       AMOUNT     %       AMOUNT     %       AMOUNT     %
                           ------   -----     ------   -----     ------   -----     ------   -----     ------   -----
                                                             (DOLLARS IN MILLIONS)
SALES:
Transaction Cards &
  Systems................  $27.4     13.2%    $51.0     24.8%    $120.6    39.0%    $84.1     38.7%    $83.3     33.5
Printing Services &
  Document Management....    2.5      1.2      21.3     10.3      49.2     15.9      36.0     16.5      43.6     17.6
Security Printing
  Solutions..............  178.2     85.6     133.9     64.9     139.7     45.1      97.5     44.8     121.5     48.9
                           -----    -----     -----    -----     -----    -----     -----    -----     -----    -----
                           $208.1   100.0%    $206.2   100.0%    $309.5   100.0%    $217.6   100.0%    $248.4   100.0%
                           =====    =====     =====    =====     =====    =====     =====    =====     =====    =====

     In 1996, the Company's customers included some of the largest users of secure transaction solutions in each of its markets, such as Bradesco and Telebras in Brazil, Telstra, Westpac, ANZ and National Australia Bank in Australia, Visa(TM), MasterCard(TM), American Express and the federal government in the United States and Banque Nationale de Paris in France. Management believes that the Company's 200-year history, reputation for high quality products and services, long-standing customer relationships and solutions-oriented approach for secure transactions allow the Company to capture an increasing part of its customers' business and provides a competitive advantage in obtaining new business.

     The Company's expansion into international markets has increased its sales and earnings from foreign subsidiaries. See Notes A and L of "Notes to Consolidated Financial Statements." The foreign jurisdictions in which the Company currently operates do not restrict the repatriation of dividends and the distribution of funds. The Company received an aggregate of $9.9 million in 1996 and $8.9 million for the nine months ended September 30, 1997 from its Brazilian subsidiary. The Company's Australian subsidiary was prohibited under its existing credit agreement from making dividend distributions to the Company in 1996.

RESULTS OF OPERATIONS

  Comparison of Nine Months Ended September 30, 1997 and 1996

     Sales increased by $30.8 million or 14.2% from the 1996 period. Sales of Transaction Cards & Systems decreased $0.8 million or 1.0%, sales of Printing Services & Document Management increased $7.6 million or 21.1%, and sales of Security Printing Solutions increased $24.0 million or 24.6%. The net increase in sales is due primarily to the inclusion of LM's sales for the entire 1997 period and the Sati Group's sales in 1997, aggregating $41.8 million. This increase in sales was partially offset by reduced Transaction Cards & Systems sales of stored-value telephone cards ($20.9 million). Sales by foreign subsidiaries represented 70.7% of the Company's consolidated sales in the 1997 period as compared to 67.8% in the 1996 period, primarily due to the acquisitions discussed above.

     Cost of goods sold increased $23.5 million or 16.4%, principally due to the inclusion of LM's cost of sales in the 1997 period. As a percentage of sales, cost of goods sold was 66.9% in the 1997 period as compared to 65.6% in the 1996 period. This increase is primarily attributable to additional fixed costs associated with the expanded manufacturing capacity in Brazil. Costs of goods sold can be impacted by the mix of product sold. The product mix in any given period is not indicative of the expected product mix in future periods.

     Selling and administrative expenses increased $1.6 million (4.7%) from 1996, principally due to the LM acquisition. As a percentage of sales, selling and administrative expenses were 14.0% in the 1997 period as compared to 15.3% in the 1996 period.

     Depreciation expense increased $3.1 million, primarily due to the LM acquisition and the expansion of manufacturing capacity.

     Interest expense increased $4.2 million in the 1997 period, primarily due to debt incurred in Australia and New Zealand to acquire LM and debt in Brazil to fund increased manufacturing capacity.

     Foreign translation losses, net, are a result of the translation of Brazilian local currency financial statements into US dollars.

     Other income, net, increased $1.8 million, primarily due to gains on marketable securities, increased interest income and a decrease in other expenses.

     The cumulative tax provision is calculated using an estimated annual effective income tax rate at the end of each reporting period. The rate is reviewed and adjusted periodically to reflect changes in estimates by tax jurisdictions in regulations, rates, deductibility of expenses, utilization of tax credits, potential tax exposures, and state and local taxes. Reductions in liabilities for taxes no longer required considerably impacted the estimated annual effective income tax rate.

     Minority interest in 1997 and 1996 represents the 22.5% minority interest in ABNB, and in 1996 also included a 45% minority interest in LM.

  Comparison of 1996 and 1995

     Sales increased by $103.3 million or 50.1% from 1995. Sales of Transaction Cards & Systems increased $69.6 million or 136.5%, principally due to increases in sales of stored-value telephone cards ($48.7 million) and LM's sales since June 1, 1996 ($20.6 million). Sales of Printing Services & Document Management increased $27.9 million or 131.0%, principally due to including Grafica Bradesco Ltda.'s ("Grafica Bradesco") sales for the full 1996 year and LM's sales since June 1, 1996. Sales of Security Printing Solutions increased $5.8 million or 4.3%, principally due to LM's sales since June 1, 1996 ($25.6 million), offset partially by decreased sales of food coupons ($9.0 million), personalized checks ($5.5 million, excluding LM's sales), currency ($3.0 million) and other products.

     Cost of goods sold increased $53.1 million or 35.6%, including LM's cost of sales ($30.1 million), from 1995, as a result of increased sales. As a percentage of sales, cost of goods sold declined to 65.3% in 1996 from 72.3% in 1995. Security Printing Solutions margins improved in 1996 due to product mix and the nonrecurrence of certain charges that are included in the 1995 cost of sales. In addition, the percentage of cost of goods sold was also favorably impacted due to the cost reductions realized from the 1995 plant closure and downsizing plan, which was offset in part by the start-up of the Tennessee facility. The 1995 plant closure and downsizing plan was substantially completed in the second quarter of 1996. Margins were favorably impacted by increased sales of Transaction Cards & Systems as discussed above. The product mix in any given period is not indicative of the expected product mix in future periods.

     Selling and administrative expenses increased $8.4 million (21.1%) from 1995 principally due to the above acquisitions ($13.4 million), partially offset by reduced corporate overhead ($4.0 million) and Security Printing Solutions selling expenses ($1.0 million) as a result of the 1995 restructuring. As a percentage of sales, selling and administrative expenses declined to 15.6% in 1996 from 19.3% in 1995.

     Depreciation expense increased $5.2 million in 1996 from 1995 principally due to the above acquisitions and to the expansion of the Transaction Cards & Systems manufacturing capacity.

     Interest expense increased $5.7 million in 1996 primarily due to debt incurred in Australia and New Zealand to acquire LM and to fund the expansion of the Transaction Cards & Systems manufacturing capacity.

     The Company recorded a $2.4 million provision relating to shareholder litigation. See Note M of "Notes To Consolidated Financial Statements."

     Foreign translation losses, net is a result of the translation of Brazilian local currency financial statements into US dollars.

     Other income, net, decreased $0.6 million principally due to an unrealized loss in marketable securities ($1.0 million) partially offset by increased interest and other income.

     Taxes on income (benefit) are calculated using effective tax rates for each tax jurisdiction and various assumptions such as state and local taxes and utilization of foreign tax credits. See Note F of "Notes To Consolidated Financial Statements."

     Minority interest principally represents the ABNB 22.5% minority interest.

  Comparison of 1995 and 1994

     Sales decreased by $1.9 million or 0.9% from 1994. Transaction Cards & Systems sales increased $23.6 million or 86.1%, principally due to stored-value telephone cards ($19.0 million) and optical variable devices ($4.8 million). Printing Services & Document Management sales increased $18.8 million or 752.0%, principally due to the inclusion of Grafica Bradesco sales since the July 1, 1995 acquisition date. Security Printing Solutions sales decreased $44.3 million or 24.9%, principally due to food coupons ($22.2 million), foreign security products ($15.1 million), personalized checks ($6.8 million), stock and bonds ($5.7 million) and was partially offset by increases in sales of other products.

     Cost of goods sold increased $18.1 million or 13.9% from 1994 and as a percentage of sales was 72.3% in 1995 as compared to 62.9% in 1994. Cost of goods sold attributable to Printing Services & Document Management increased as a result of the Grafica Bradesco acquisition, which resulted in a change in product mix. In addition, in the second quarter of 1995 increased costs associated with the write-off of inventory related to work for an overseas customer that went out of business and manufacturing losses on certain other orders. The cost of sales percentage also was impacted by reduced margins in Brazil since margins in the prior year were higher as sales included inflationary price adjustments which were eliminated as part of Brazil's Economic Stabilization Program. While margins were lower due to this program, earnings were favorably impacted by the substantial elimination of translation losses. The added Transaction Cards & Systems stored-value telephone card production lines increased fixed manufacturing costs, which was offset, in part, by lower Security Printing Solutions fixed manufacturing cost.

     Selling and administrative expenses increased by $0.9 million from 1994 (2.3%) primarily as a result of the settlement of an executive severance agreement and increased selling and administrative expenses due principally to the Grafica Bradesco acquisition. As a percentage of sales, selling and administrative expenses increased to 19.3% from 18.7% in 1994.

     Depreciation expense increased $1.7 million in 1995, principally as a result of the Grafica Bradesco acquisition ($0.7 million) and the expansion of the Transaction Cards & Systems manufacturing capacity.

     Interest expense increased $2.1 million in 1995 primarily due to the issuance in May 1994 of the $65.0 million 11 5/8% Notes at a higher rate of interest than the $40.0 million of bank debt it replaced.

     Foreign translation losses, net is a result of the translation of Brazilian local currency financial statements into US dollars. Improving economic conditions in Brazil stemming from the country's

July 1994 Economic Stabilization Program resulted in a $7.0 million reduction in foreign translation losses.

     Other income, net, increased $1.0 million principally due to an unrealized gain in marketable securities.

     Income taxes reflect a benefit in 1995 as a result of losses. The benefit rate was lower than the 1994 effective tax rate, principally due to limitations on deducting certain expenses for state tax purposes. As a result of changes in enacted tax rates in 1995 ABNB realized a reduction in the net deferred tax liability of $2.8 million.

     The minority interest represents a 22.5% minority interest in ABNB's operations since July 1, 1995.

  Restructuring

     In 1995, the Company recorded a pre-tax restructuring charge of approximately $14.3 million pursuant to a restructuring plan developed by management for the domestic security printing operations and the downsizing of its corporate offices. The plan was substantially completed in the second quarter of 1996.

     The 1995 restructuring charge provided for those reasonably estimable costs resulting from the plan, including costs that are: (i) associated with and will not benefit activities that will continue or generate future revenue and are incremental as a result of the plan; (ii) incurred under contractual agreements (i.e. leases and employment agreements) that existed prior to the commitment date that provide no future economic benefit; or (iii) related to asset impairments and writedowns resulting directly from the plan. The Company had estimated the pre-tax annual cost savings would be approximately $6.5 million, of which approximately $5.3 million were manufacturing related fixed costs. The Company began to realize the cost savings in the second quarter of 1996. The Company reduced its domestic workforce by about 27% and provided a $2.9 million reserve for severance and related costs.

     Asset re-valuations and writedowns accounted for $5.0 million of the 1995 charge which reduced certain assets to their net realizable value and primarily related to leasehold improvements.

     Lease and other facility obligations accounted for $6.4 million of the 1995 charge for facilities closed in 1996.

     The future cash outlays for the remaining restructuring reserve of $5.0 million at December 31, 1996 are anticipated to be $1.5 million in 1997, $1.2 million in 1998, $1.1 million in 1999 and 2000, and $0.1 million in 2001.

LIQUIDITY AND CAPITAL RESOURCES

     At September 30, 1997, the Company had approximately $3.6 million in cash and cash equivalents and marketable securities. The Existing Credit Facility provides for a three-year, $20.0 million revolving credit facility for general working capital and letters of credit. At September 30, 1997, the Company had approximately $13.3 million of availability under the Existing Credit Facility before reductions for $3.6 million of outstanding letters of credit and $3.2 million of borrowings. In November 1997, the Existing Credit Facility was amended through May 1998 to increase the current availability by $10.0 million. In addition, LM and the Sati Group had available unused lines of credit of approximately $2.4 million and $1.4 million, respectively. The Company's long-term debt included $126.5 million of 10 3/8% Notes outstanding, $65.0 million of 11 5/8% Notes outstanding, $57.8 million of Leigh-Mardon Debt, $11.7 million of borrowings in Brazil, $9.5 million of the Sati Group debt and $8.6 million of other debt. Approximately $55.3 million of the 11 5/8% Notes and outstanding amounts under the Existing Credit Facility are intended to be repaid with the proceeds of the Offering. See

"The Refinancing," "Use of Proceeds" and "Description of Certain
Indebtedness -- Existing Credit Facility."

     Operating cash flows increased $4.0 million for the nine months ended September 30, 1997 as compared to the same period in 1996 (before changes in operating assets and liabilities) primarily as a result of increased earnings and higher depreciation and amortization, partially offset by reduced non-cash minority interest charges. The increase in certain non-cash charges, such as depreciation and amortization, is due mainly to the LM and Sati Group acquisitions and increased capital expenditures in the prior year.

     Operating assets and liabilities also affected cash flows. The net decrease in operating cash flows from such changes of $1.7 million, in the nine months ended September 30, 1997 as compared to the same period in 1996, was primarily due to the timing of accounts payable and accrued expenses.

     Investing activities for the nine months ended September 30, 1997 included $5.5 million for an acquisition in Brazil of the leading manufacturer of personalized financial transaction cards. The acquisition did not have a significant effect on the Company's results of operations. The reduced level of capital expenditures in the 1997 period reflected the completion of the expansion of manufacturing capacity in Brazil.

     Financing activities for the nine months ended September 30, 1997 included the issuance of a Convertible Debenture, exercise of warrants and stock options, increased debt payments, reduced borrowings and an increased dividend payment to ABNB's minority shareholder.

     For the year ended December 31, 1996, the Company generated $7.6 million of cash flow from operating activities compared to a use of cash of $4.5 million in 1995, and cash generated of $6.2 million in 1994.

     Operating cash flows (before changes in operating assets and liabilities) increased $33.3 million, in 1996 as compared to 1995, principally as a result of increased earnings ($26.5 million), depreciation and amortization ($6.6 million), and minority interest charges ($3.7 million), partially offset by decreased non-cash provisions for restructuring ($14.2 million) and deferred tax benefits ($6.3 million). Operating cash flows (before changes in operating assets and liabilities) decreased $24.3 million, in 1995 as compared to 1994, principally as a result of decreased earnings ($16.7 million), increased non-cash deferred tax benefits ($13.6 million) and decreased foreign translation losses ($7.0 million), partially offset by increased non-cash provisions for restructuring ($8.1 million), depreciation and amortization ($4.1 million) and minority interest charges ($1.6 million). The increase in certain non-cash charges, such as depreciation and amortization, and minority interest is due in part to acquisitions.

     Changes in operating assets and liabilities also affected operating cash flows. The net decrease in operating cash flows from such changes of $21.2 million, in 1996 as compared to 1995, was principally due to the LM acquisition, as certain operating assets, principally receivables ($8.5 million), were not acquired, and to increased levels of receivables and inventory in 1996 ($31.9 million), partially offset by changes in other assets and liabilities. Operating cash flows from such changes increased $13.6 million, in 1995 as compared to 1994, and was principally due to decreased levels of receivables and inventory ($27.8 million) in 1995, partially offset by decreased levels of accounts payable ($11.3 million). The changes in assets and liabilities is due in part to acquisitions and levels required to support sales and production requirements.

     Investing activities for the years ended December 31, 1996, 1995 and 1994 used net cash flows of $24.5 million, $6.1 million and $8.4 million, respectively, primarily for capital expenditures of $22.3 million, $10.4 million and $10.1 million, respectively. In 1995, proceeds from the sale of a joint venture provided $4.7 million of cash.

     The significant increase in capital expenditures in 1996 was due to several programs, including the completion of a three-year program at the Company's Rio de Janero facility, which added significant stored-value card production capabilities, and the establishment of advanced document printing, storage and distribution capabilities in its new Sao Paulo facility. The Company anticipates that capital expenditures in 1997 and 1998 will be approximately $17.0 million and $16.0 million, respectively. These amounts include approximately $5.0 million in each of 1997 and 1998 that management estimates will be required for maintenance levels of capital expenditures. Such capital commitments include amounts that will be financed through operating leases, capital leases, working capital and cash flow.

     Financing activities for the years ended December 31, 1996, 1995 and 1994 provided net cash flows of $7.5 million, $3.0 million and $18.9 million, respectively. The activity in 1996 and 1995 was principally from borrowings in connection with capital expenditures, as well as repayment of debt. In 1996, a $2.8 million dividend payment was made to the ABNB minority shareholder. The 1994 activity was principally in connection with the 11 5/8% Notes which were principally used to refinance certain debt ($40.0 million).

     Management of the Company believes that cash flows from operations together with cash balances, availability of funds under its and its subsidiaries' credit facilities and proceeds from asset sales will be sufficient to service debt and fund capital expenditures for the foreseeable future. The Company also believes that it and its subsidiaries possess sufficient unused debt capacity and access to debt and equity markets to pursue additional acquisition opportunities and meet extraordinary working capital needs as they arise. In connection with a proposed refinancing of all its indebtedness, the Company entered into certain Treasury interest rate agreements in October 1997 that will result in a pre-tax loss of approximately $2.3 million. The loss will be recorded in the fourth quarter of 1997.

TAX LAW CHANGES

     As a result of Brazilian tax legislation, effective for 1996, the 15% dividend withholding tax on earnings after 1995 was eliminated. Additionally, in 1996, tax legislation which permits Brazilian companies to elect, subject to certain limitations, to deduct dividends in computing taxable income; however, there is a 15% withholding tax on dividends distributed in this manner. The statutory tax rate in Brazil is approximately 33%.

IMPACT OF INFLATION

     In 1994, the Brazilian government introduced a new currency as part of the government's economic stabilization program designed to reduce the country's hyper-inflation. As a result of this program, the inflation rate has decreased substantially to approximately 4.6% for the first nine months of 1997, 10% for 1996 and 23% for 1995 as compared to 941% for 1994. The Company translates ABNB's financial statements as if ABNB were operating in a hyperinflationary economy. Currently, gains and losses resulting from translation and transactions are determined using a combination of current and historical rates and are reflected in earnings. If inflation rates in Brazil remain at current levels, the method of translating ABNB's financial statements will be changed during the fourth quarter of 1997 to the method used to translate LM's and the Sati Group's financial statements, with such gains and losses reflected in a separate component of equity. The Company's domestic and LM's and the Sati Group's operations are not significantly affected by inflation. ABNB sales for the first nine months of 1997 and for 1996 contributed 43% and 56%, respectively, of the Company's consolidated sales. See "Risk Factors -- Foreign Operations."

     See Note L of "Notes to Consolidated Financial Statements" for the disclosure of certain financial information relating to foreign operations.

     The Company has from time to time reorganized and restructured, and may in the future reorganize and restructure, its foreign operations based on certain assumptions about the various tax laws (including capital gains and withholding tax), foreign currency exchange and capital repatriation laws and other relevant laws of a variety of foreign jurisdictions.

                                    BUSINESS

OVERVIEW

     The Company is a leading global provider of secure transaction solutions, documents and systems. The Company designs solutions and manufactures products that incorporate anti-fraud and counterfeit resistant technologies, including stored-value telephone, magnetic-stripe, memory and microprocessor-based ("smart-cards") transaction cards, holograms, currencies, travelers' cheques, personal and corporate checks, stock and bond certificates, food coupons, passports, ID systems/driver's licenses and a wide variety of electronically or digitally produced personalized documents. The Company sells these products and services worldwide to financial institutions, governments and corporations through its operations in the United States, Brazil, Australia, New Zealand and France. Through selective acquisitions and strategic realignment, the Company has positioned itself as a full service provider of technology-based solutions for its customers' secure transaction needs. The Company's products and services are divided into three principal groups: Transaction Cards & Systems, Printing Services & Document Management and Security Printing Solutions. For the twelve months ended September 30, 1997, the Company's pro forma sales and EBITDA were $357.7 million and $67.4 million, respectively.

     The Company is capitalizing on the following trends: (i) the increasing demand for secure transactions and documents as technological advances have elevated concerns about counterfeiting; (ii) the increasing demand for secure products, services and systems used in the rapidly expanding field of electronic commerce; and (iii) the increasing outsourcing by financial institutions, governments and major corporations of their secure document needs. The Company's 200-year heritage and its reputation for security, high quality and accountability have enabled it to obtain additional contracts in its markets and effectively market an expanded array of value-added products and services to its customers. The Company continually works with customers to develop new products and applications, blending its experience and traditional base of secure handling and distribution expertise with its advanced technologies. Management believes its reputation and its ability to provide a diverse mix of products and services will allow it to obtain contracts with new customers and expand into new geographic markets.

     In 1993, the Company began positioning itself to capitalize on international growth opportunities and began diversifying its product mix to include technology-based products, services and solutions. The Company's international expansion began with the acquisition of its Brazilian subsidiary, the largest private-sector security printer and manufacturer of transaction cards in Latin America and a leading stored-value telephone card manufacturer in Brazil. This expansion continued in 1996 with the acquisition of Australia and New Zealand's oldest, largest and only fully integrated provider of secure document and transaction card solutions. Most recently, the Company expanded its international presence in August 1997 through the acquisition of one of France's leading providers of check personalization and electronic printing applications. The Company also initiated, in 1994, a program to realign and upgrade its domestic manufacturing operations, realize process efficiencies and reduce costs. These steps, together with its international expansion, resulted in improved financial performance and have allowed the Company to rapidly broaden its international presence, technological base and product lines. From 1992 to 1996 (on a pro forma basis), the Company's sales and EBITDA have increased from $171.9 million and $34.1 million to $365.2 million and $69.3 million, respectively, representing compound annual growth rates of approximately 21% and 19% for sales and EBITDA, respectively.

BUSINESS STRATEGY

     The Company's strategy is to leverage its market leadership, superior reputation and strong customer relationships to capitalize on the increasing demand for high quality and cost effective secure transaction solutions. In order to accomplish its goal, the Company intends to: (i) enhance its leadership positions in diverse geographic markets; (ii) provide solutions-oriented products and services; (iii) pursue strategic acquisitions and alliance opportunities; and
(iv) increase manufacturing efficiencies and reduce costs.

     Enhance Leadership Positions in Diverse Geographic Markets. The Company seeks to enhance its leadership position by developing new products and services and expanding its geographic presence to provide customers with a full range of secure transaction solutions. The Company targets new industries and geographic markets in which it believes it can capture a large share of the market by providing high quality, cost effective products and services and by offering its advanced technological capabilities. Management believes that the growth potential of products such as stored-value cards and electronic printing applications as well as an increase in the demand for printing, storage and document services will allow the Company to enhance its strong leadership position in Brazil, Australia, New Zealand and France and to continue its expansion into new geographic markets.

     Provide Solutions-Oriented Products and Services. The Company focuses on providing products and services designed to address all of a customer's secure transaction and document needs. For example, in addition to printing documents for Bradesco, Latin America's largest private bank, the Company personalizes these documents and manages Bradesco's inventory by distributing on a "just-in-time" basis to each of Bradesco's approximately 2,000 branches. Additionally, Bradesco's branches are linked electronically with the Company's 310,000 square foot Sao Paulo, Brazil facility and place their orders directly with the Company, eliminating the need for central inventory management at Bradesco. Management believes that the ability to provide a full array of products and services for all of its customers' secure transaction and document needs will increase the revenues from existing clients and allow the Company to obtain contracts with new clients.

     Pursue Strategic Acquisitions and Alliances. The Company continuously evaluates domestic and international opportunities for strategic acquisitions, joint ventures and alliances which complement and expand its core businesses. The Company believes that significant opportunities exist that will enable the Company to: (i) provide additional products and services to its existing customer base; (ii) cross-sell products and services to an expanded customer base; and (iii) expand its geographic presence. Examples of this strategy include the acquisition of LM in June 1996 and the Sati Group in August 1997. LM is the leading manufacturer and personalizer of checks and transaction cards in Australia and New Zealand and its acquisition marked the Company's entry into the Australasian market. The Sati Group is the second largest provider of check personalization and distribution services in France and its acquisition marked the Company's entry into the European market. The Company is presently exploring additional acquisition opportunities to: (i) increase market share; (ii) broaden its product and service offerings to existing customers; and (iii) expand its geographic presence.

     Increase Manufacturing Efficiencies and Reduce Costs. The Company is committed to continuous improvements throughout its business to increase product value and lower the Company's manufacturing costs. For example, the Company realigned and consolidated its domestic manufacturing operations by closing the Company's Los Angeles and Chicago facilities and opening a state-of-the-art manufacturing facility in Columbia, Tennessee. These changes significantly decreased manufacturing costs and allowed the Company to increase profitability and bid on contracts more competitively, as evidenced by its recently awarded contract to produce currency at its Tennessee facility for the Reserve Bank of India. The Company has also made significant investments, both domestically and internationally, in state-of-the-art manufacturing and distribution equipment, systems and technologies to allow the Company to reduce costs, increase capacity and provide the most advanced secure transaction solutions available.

PRODUCT LINES

     The Company serves its customers through three principal groups:
Transaction Cards & Systems; Printing Services & Document Management; and Security Printing Solutions.

     As illustrated by the charts below, the Company has successfully diversified its business mix and expanded into growth markets, thereby reducing its dependence on traditional security printed products.

                             SALES BY PRODUCT GROUP

                                 [PIE CHART A]

  TRANSACTION CARDS & SYSTEMS

     The Company is a leading supplier of a wide range of transaction cards and products and systems in Brazil, Australia, New Zealand and the United States. The Company is rapidly expanding its production and services capabilities to capitalize on the increasingly cashless nature of financial transactions, which primarily include: (i) stored-value cards, of which the Company is the largest producer in Brazil and Australia; (ii) transaction cards and personalization services; (iii) holograms, of which the Company is the world's leading supplier; and (iv) equipment sales and services.

     Stored-Value Cards. The Company entered the stored-value card market in Brazil with the acquisition of ABNB and in Australia with the acquisition of LM. These acquisitions have allowed the Company to rapidly expand its capabilities and presence in regions where cashless transactions are expected to have significant future growth. The Company is the largest supplier of stored-value telephone cards in Brazil and Australia through its contracts with Telebras, Brazil's national telephone company, and Telstra, Australia's national telephone company. The Company also supplies stored-value cards to firms in the financial and transportation industries.

     The Company is also investing in smart-card development, which management believes will complement much of the traditional magnetic-stripe card market. The Company secured its first major smart-card contract with Telstra to supply Telstra Eurochip telephone cards and is the only accredited third party supplier and initializer of Visa Cash smart-cards in the world. The Company has also identified a number of opportunities to produce smart-cards in Brazil, Australia and New Zealand and has made significant investments in the equipment and technology necessary to make and manufacture smart-cards for existing markets, as well as export markets. The Company also believes that its significant investments in smart-card technology will allow it entry into new markets, including the United States.

     Transaction Cards and Personalization Services. The Company is a leading producer and personalizer of magnetic-stripe transaction cards, including credit, debit, ATM, transportation, access and identification cards, supplying customers in Brazil, Australia and New Zealand and certain other countries. The Company supplies cards to financial institutions, including those issued for American Express, VISA(TM) and MasterCard(TM), as well as cards for major corporations and other institutions. The Company has the ability to incorporate a number of security features, including holograms, in substantially all of the cards it produces.

     In Australia, New Zealand and Brazil, the Company is a leader in the manufacturing and personalization of plastic transaction cards, including credit, debit and loyalty cards. The Company also handles large scale license contracts for many Brazilian and Australian states and New Zealand, including the production and personalization of drivers' and shooters' licenses. In addition, the Company issues licenses and acts as administrative agent for the motor vehicle departments of a number of Brazilian states.

     Holograms. The Company is the world's leading supplier of holographic security applications principally used as counterfeit deterrents on transaction cards and other products. Holograms are two or three dimensional laser generated optical variable devices which the Company produces and can be applied to documents and products using a patented hot stamp application procedure. The Company is the sole provider of transaction card holograms to MasterCard(TM), Discover(TM), Europay(TM) and Diners Club International, and is the majority provider of transaction card holograms to Visa(TM). To date, the Company has produced and sold over six billion holograms for use on financial transaction cards.

     Equipment Sales and Service. The Company is a direct and third party supplier of point of sale ("POS") and electronic funds transfer point of a sale terminals ("EFTPOS") suitable for magnetic-stripe and smart-card applications, PIN pads, customer service equipment and specialized software in Australia and New Zealand. In addition, the Company has recently entered into a memorandum of understanding with a major foreign manufacturer of terminals to develop POS and EFTPOS terminals in Brazil. The Company's management believes a major opportunity exists in these markets as transaction terminals are converted to read both magnetic-stripe cards and smart-cards.

  PRINTING SERVICES & DOCUMENT MANAGEMENT

     The Company is continuing to expand its Printing Services & Document Management business, as public and private sector institutions increasingly outsource their in-house printing, personalization and document processing operations around the world. Utilizing advanced inventory control systems and "just-in-time" distribution capabilities, the Company helps businesses and governmental institutions effectively lower costs by supplying all of their printing, storage, processing and distribution needs.

     Electronic Printing Applications. The Company is a full service provider of electronic printing applications to a number of its corporate and government customers. Electronic printing applications encompass the secure data handling, electronic printing, personalization and mailing of documents for large-scale billing cycles. This process consists of computer-driven, variable data electronic printing, normally onto pre-printed base stock. Primary applications are billing and fund collection systems, check and credit card statements, letter checks and invoices.

     In Australia, New Zealand, Brazil and France, the Company provides electronic printing application services for institutions in the banking, insurance, utilities and telecommunication industries, as well as a number of state and federal government agencies. In Australia and New Zealand, for example, LM has been awarded contracts by Victoria Workcover, Department of Social Security, and Gas & Fuel. In Brazil, the Company is a leading provider to the banking industry with multi-year contracts with, among others, Bradesco, and supply purchase arrangements with major banks, such as Unibanco.

     Printing, Storage & Distribution. The Company prints products such as business forms and checks, and provides storage and distribution services to the end user on behalf of its customers. For example, in September 1996, the Company won a major contract to print and distribute medical forms for the Australian Health Insurance Commission, a government agency which previously had performed this function in-house. In connection with this contract, the Company prints, stores and distributes more than 500 million Medicare Direct Bill Payment Program forms annually, to more than 45,000 doctors throughout Australia. The Company also prints, stores and distributes many other products for its customers, such as travelers' cheques, which it distributes worldwide, and food coupons for the USDA, which it distributes throughout the United States.

  SECURITY PRINTING SOLUTIONS

     The Company is one of the world's leading printers of counterfeit-resistant documents of value, including checks, money orders, passports, foreign currency, stock and bond certificates and other commercial documents of value such as gift certificates. Special materials, elaborate steel-engraved designs and distinctive lithographic and intaglio printing techniques enable the Company to manufacture products containing state-of-the-art security features. The Company also offers anti-counterfeit features such as hidden, invisible and holographic images used to verify authenticity on packaging. The Company's holograms are used for accountability programs and product authentication with major licensing organizations to prevent the sale of counterfeit goods. To ensure the protection of its customers' orders, the Company's manufacturing, storage and distribution facilities employ high levels of plant security, including guards, alarms, video monitoring and extensive accountability controls. The Company recently opened a security printing facility in Columbia, Tennessee, which utilizes state-of-the-art multi-color presses that produce the cost effective, high quality documents demanded by its customers. As a result of its reputation, experience and technological expertise, the Company was recently awarded a $14 million contract to print currency for the Reserve Bank of India at its new Tennessee facility.

     Checks. The Company is the leading private sector supplier of personalized checks for major banks in Brazil, Australia and New Zealand and the second largest in France. Under multi-year contracts, the Company supplies the largest banks and other financial institutions in their respective markets with checks, same-day check personalization, and a wide array of security printing products such as money orders and deposit books. Management of the Company believes that additional Brazilian, Australian, New Zealand and French banks will seek to outsource check printing and personalization, thus providing opportunities for the Company to expand its leadership in this product area.

     The Company believes that it is one of the largest printers and distributors of travelers' cheques in the world. Customers include American Express, Citicorp, MasterCard(TM), VISA(TM) and their issuing banks. Management believes a large number of its contracts are the results of the Company's success in cross-selling to existing transaction card customers.

     Stocks and Bonds. The Company is the largest producer of traded stock and bond certificates in the world. The Company produces intaglio printed certificates with the unique border designs and vignettes as are required by the New York Stock Exchange. The Company maintains a library of engraving plates for a large percentage of publicly traded securities.

     Government Products. Government products include a variety of security documents printed for federal, state and local governments throughout the world. The Company manufactures food coupons, currency, passports, visas, tax revenue stamps, postal panels, social security cards and similar products for federal governments. The Company also supplies secure documents, such as motor vehicle registrations, title certificates and licenses, birth certificates, identity cards, and transportation passes for its government customers. For example, the Company prints American Commemorative Postage Stamp Panels for the United States Postal Service, money orders for the Australian Post, U.S. Social Security cards, and passports for such countries as Venezuela and Lebanon.

     The USDA is the Company's largest domestic customer for whom it has printed food coupon requirements for more than 20 years. Food coupons are intaglio printed documents accepted by grocery stores in lieu of currency used by millions of Americans every year.

SALES AND MARKETING

     The Company sells its products and services through a combination of direct sales personnel, commissioned sales personnel, independent sales representatives and alliances. The Company markets and sells secure products and services to a number of financial institutions, corporations, governments and government agencies worldwide. The sales force is supported by marketing professionals who provide research and product development assistance. The sales and marketing activity is focused on the three main product groups with markets defined by geographic territories.

     Customers consider security, quality, reputation, features and accountability as key factors when selecting a supplier of secure transaction solutions, documents and systems. The Company believes that it satisfies each of these criteria in a cost effective manner, which has contributed to its growth. The Company's sales and product development personnel also work with customers to develop new products and security features to insure that they will have the most advanced security features and products available.

NEW INITIATIVES

     The Company has recently added capabilities in transaction processing to its domestic operations and has begun the acquisition of merchant processing portfolios. These businesses, operating as American Banknote Card Services, Inc. and American Banknote Merchant Services, Inc., service credit, debit, ATM and EBT transactions through proprietary computer and telephone switching hardware and software which process the financial transactions, provide customized client reporting and offer 7 day per week, 24 hours per day customer service and support. The Company currently has relations with nearly 1,000 merchants which process in excess of $60 million in merchant transactions per year and believes this will grow through the acquisition of additional merchant accounts.

     The Company recently invested in a 25% interest in Ordacard Hitech Industries (1995) Ltd. in order to take advantage of expansion opportunities in the Middle East and Africa. Through its facilities in an industrial development zone located in Caesarea, Israel, the Company has access to a modern plastic card facility with smart-card and advanced personalization capabilities. During 1996, the Company and Ordacard received a $1 million grant from the BIRD Foundation of Israel to jointly develop smart-card based medical information and payment systems to offer to the medical community. The Company offers identification systems, security print and card manufacturing through its arrangements with Ordacard in the Middle East and Africa.

PROPERTIES AND FACILITIES

           LOCATION             SIZE (IN SQ. FEET)   OWNED OR LEASED             OPERATIONS
------------------------------  ------------------   ---------------   ------------------------------
UNITED STATES:
200 Park Avenue
New York, New York............         12,500             Leased       Executive, administration and
                                                                       sales offices
Horsham, Pennsylvania.........        111,000              Owned       Administration and sales
                                                                       offices; printing
Columbia, Tennessee...........         50,000              Owned       Printing
Elmsford, New York............         59,000             Leased       Administration, sales offices,
                                                                       research and development and
                                                                       hologram production
Caroline Road
Horsham, Pennsylvania.........        104,000              Owned       Food coupon distribution and
                                                                       storage
Philadelphia
Pennsylvania..................         95,000              Owned       Ink manufacturing and storage
Huntington Valley
Pennsylvania..................         30,000             Leased       Hologram production

           LOCATION             SIZE (IN SQ. FEET)   OWNED OR LEASED             OPERATIONS
------------------------------  ------------------   ---------------   ------------------------------
AUSTRALIA & NEW ZEALAND:
Highett, Victoria.............        139,000             Leased       ABAL head office,
                                                                       administration, sales imaging,
                                                                       plastic cards, manufacturing
                                                                       and personalization, smart-
                                                                       card manufacturing and
                                                                       personalization
Dry Creek
South Australia...............         32,000             Leased       Sales, check personalization
                                                                       and other printing
                                                                       applications
Cheltenham, Victoria..........         24,000             Leased       Sales, manufacturing and
                                                                       service of point-of-sale
                                                                       devices
Wellington
New Zealand...................         23,000             Leased       Sales, card manufacturing and
                                                                       check and card
                                                                       personalization; executive
                                                                       offices
Kedron, Queensland............         18,000             Leased       Sales, check and card
                                                                       personalization and printing
Rosebery
New South Wales...............         16,000             Leased       Card printing and
                                                                       personalization
Regents Park
New South Wales...............         16,000             Leased       Sales and check
                                                                       personalization
Auckland, New Zealand.........         15,000             Leased       Check and card manufacturing
                                                                       and personalization
Perth
Western Australia.............         13,000             Leased       Sales, check personalization
                                                                       and printing
Canberra, ACT.................          5,000             Leased       Passport production
Auckland
New Zealand...................          4,000             Leased       Card manufacturing and
                                                                       personalization
BRAZIL:
Jandira
Sao Paolo.....................        310,000             Leased       Printing, storage and
                                                                       distribution, electronic
                                                                       printing and smart-card
                                                                       manufacturing and
                                                                       personalization
Rio de Janeiro
Rio de Janeiro................        140,000              Owned       Checks, financial and
                                                                       telephone cards, intaglio
                                                                       documents and printing
Erechim
Rio Grande do Sul.............         30,000             Leased       Production and personalization
                                                                       of transaction cards

           LOCATION             SIZE (IN SQ. FEET)   OWNED OR LEASED             OPERATIONS
------------------------------  ------------------   ---------------   ------------------------------
FRANCE:
Chambray les
Tours, Tours..................         43,000              Owned       Headquarters, sales check
                                                                       personalization and other
                                                                       printing operations
Carquefou
Nantes........................         18,000              Owned       Sales and check
                                                                       personalization
Dijon
Dijon.........................         18,000              Owned       Sales and check
                                                                       personalization
Meyzieu
Lyon..........................         11,000              Owned       Sales and check
                                                                       personalization

COMPETITION

     Competition in the Company's markets is based upon price, service, quality, reliability and the ability to offer a broad range of secure transaction products and services. Each of the Company's domestic and foreign operations conducts its business in highly competitive markets. However, no one company is a competitor across all of the Company's products and markets. Internationally, the Company has competitors in currencies and passports in the United Kingdom, Germany, France and Canada, while domestically there are several different competitors depending on the product line. In Brazil and Australia, there is competition across different products and services, but no one company offers the full range of secure products and services as well as the national sales and service coverage. In France, the Company, which has a number two market share position, has many smaller competitors in a highly fragmented market. Certain of the Company's competitors have greater financial resources than the Company. The Company also competes with other printers in various product lines as well as card manufacturers and other companies engaged in businesses unrelated to printing. Goods or services that replace printed products and holograms could also affect demand for the Company's products.

PATENTS

     The Company presently holds, or is licensed under, many United States and foreign patents, trademarks and copyrights and continues to pursue protection when available in strategic markets.

BACKLOG

     At September 30, 1997 and December 31, 1996, the Company had an overall backlog of approximately $70 million and $77 million, respectively. The 1997 and 1996 backlog principally consisted of orders relating to stored-value telephone cards, currency, food coupons, travelers' cheques, passports, personal checks and financial payment cards. Generally, a substantial portion of the Company's backlog is produced and shipped within twelve months.

RAW MATERIALS

     The Company is not materially dependent upon any one supplier for raw materials used in its business. Certain raw materials used are available from a limited number or only a single source supplier and certain other products, particularly for national governments, require domestic content which limits the number of potential suppliers. The Company's relationships with its primary suppliers are generally reliable.

ENVIRONMENT

     The Company engages in the use or disposal of substances that may be considered to be toxic or hazardous substances under applicable environmental laws. The Company believes that its compliance with such laws has not had, and will not have, a material effect on its capital expenditures, earnings, financial position or competitive position.

EMPLOYEES

     At October 31, 1997, the Company had approximately 3,372 employees consisting of 2,980 employees engaged in manufacturing, 362 engaged in plant administration and sales and 30 in executive, corporate and administrative functions. Approximately 64% of the Company's domestic employees, 43% of LM's employees, and all of ABNB's employees are represented by labor unions. The Company has multi-year contracts with labor unions covering a substantial number of employees of ABN and ABNH, several of which were renegotiated or entered into during 1997. The Company's future profitability will be dependent, in part, on its ability to maintain satisfactory relationships with labor unions and employees and in avoiding strikes and work stoppages. The Company considers its employee relations to be very good.

LEGAL PROCEEDINGS

     In January 1994, Vladimir v. United States Banknote Corporation, et al., and in February 1994, Sinay v. United States Banknote Corporation, et al., were filed in the United States District Court for the Southern District of New York (the "Class Action"). On June 16, 1995, the Court approved certification of a class in Vladimir consisting of all persons who purchased stock in the open market from April 1, 1993 through January 6, 1994. On February 26, 1996, the Court dismissed the Sinay action, without prejudice. The parties have reached a settlement in Vladimir, pursuant to a Stipulation of Class Action Settlement executed on June 17, 1997. On September 30, 1997, the Court approved the settlement dismissing the action, with prejudice.

     Also, in January 1994, Atencio v. Morris Weissman, et al. was filed in the Court of Chancery for the State of Delaware, New Castle County, against various directors and/or officers of the Company, on behalf of a purported class and derivatively on behalf of the Company. In February 1994, Rosenberg v. Morris Weissman, et al. was filed in the same court. The Atencio and Rosenberg actions assert claims for breach of fiduciary duty and allege the sale of Common Stock while in possession of material non-public information. These cases have not been actively pursued against the Company or the individual defendants. As derivative actions, the Company's insurers will be responsible for the costs of defending against such actions.

     On November 1, 1994, the Company filed an action against Thomas De La Rue, AG ("DLR") and its parent, De La Rue Plc in New York State Supreme Court, which in December 1994 was removed to the United States District Court for the Southern District of New York. The complaint alleges breach of contract in connection with the 1993 purchase of the Company's Brazilian subsidiary from DLR and seeks approximately $1.5 million in damages. DLR has asserted approximately $400,000 in counterclaims. On September 17, 1997, the Court denied DLR's motions for summary judgment, ruling the contract language ambiguous, and directed as an issue for the jury whether the Company may pierce the corporate veil and proceed with its claims against DLR's parent, De La Rue, Plc. A trial is expected to be scheduled for early 1998.

     On November 2, 1994, Thomas De La Rue AG v. United States Banknote Corporation, et al. was commenced in the United States District Court for the Southern District of New York. DLR alleges, among other things, breach of contract in connection with the Brazil purchase agreement and the alleged failure to expeditiously register with the SEC Company Common Stock issued to DLR. DLR seeks approximately $4.0 million in connection with its claims. A trial is expected to be scheduled for early 1998.

     During the year ended December 31, 1996, the Company recorded a $2.4 million ($0.07 per share after taxes) provision relating to pending litigation. The Company's cost of settlement of the Vladimir action was $500,000.

     The Company and its subsidiaries are parties to various additional lawsuits (as both plaintiff and defendant) related to various matters in the normal course of business, including patent infringement, contract, labor and environmental, which in the opinion of management, are not anticipated to have a material impact on its consolidated financial position or results of operations.

                                   MANAGEMENT

     The following table sets forth certain information regarding the current directors and executive officers of the Company and the Guarantors.

                   NAME                      AGE              POSITIONS AND OFFICES
-------------------------------------------  ---   -------------------------------------------
Morris Weissman............................  56    Chairman of the Board and Chief Executive
                                                   Officer of the Company and each Guarantor
John T. Gorman.............................  53    Executive Vice President and Chief
                                                   Financial Officer of the Company and each
                                                   Guarantor; Director of each Guarantor other
                                                   than ABN Investments, Inc. and ABN
                                                   Equities, Inc.
Harvey J. Kesner...........................  40    Executive Vice President, General Counsel
                                                   and Secretary of the Company and each
                                                   Guarantor; Director of ABN Securities
                                                   Systems, Inc., American Banknote Card
                                                   Services, Inc., American Banknote Merchant
                                                   Services, Inc., ABN Government Services,
                                                   Inc. and ABN CBA, Inc.
Patrick J. Gentile.........................  38    Vice President and Corporate Comptroller of
                                                   the Company and each Guarantor
Ward A.W. Urban............................  37    Vice President, Treasurer and Assistant
                                                   Secretary of the Company and each Guarantor
Phillip Gray...............................  49    Managing Director of LM
Francis Lavelle............................  48    Managing Director of Sati
Sidney Levy................................  41    Managing Director of ABNB
Robert K. Wilcox...........................  50    Senior Vice President -- Manufacturing,
                                                   General Manager ABN
Josh Cantor................................  38    Executive Vice President, General Manager
                                                   ABNH
Bette B. Anderson..........................  69    Director of the Company
Dr. Oscar Arias S..........................  57    Director of the Company
C. Gerald Goldsmith........................  69    Director of the Company
Ira J. Hechler.............................  79    Director of the Company
David S. Rowe-Beddoe.......................  59    Director of the Company
Alfred Teo.................................  51    Director of the Company

     Morris Weissman. Mr. Weissman has served as Chairman of the Board and Chief Executive Officer and as a Director of the Company since 1990. Mr. Weissman assumed the additional duties of Chief Operating Officer in July 1995. Mr. Weissman was Chairman and Chief Executive Officer of United States Banknote Company, L.P. ("USBC") a predecessor of the Company, from 1986 to 1990 and Vice Chairman and Director of USBC's predecessor from 1976 to 1986. Mr. Weissman is a Director of the Convenience and Safety Corporation and a Trustee of the Jackie Robinson Foundation and the Business Council for the United Nations.

     John T. Gorman. Mr. Gorman has served as Executive Vice President and Chief Financial Officer of the Company since 1990. Mr. Gorman was Executive Vice President and Chief Financial Officer of USBC from 1983 to 1990 and Senior Vice President of Finance of USBC's predecessor from 1978 to 1983.

     Harvey J. Kesner, Esq. Mr. Kesner has served as Executive Vice President of the Company since June 1996 and as General Counsel and Secretary of the Company since 1991. Mr. Kesner was an attorney in private practice for more than five years prior to joining the Company.

     Patrick J. Gentile. Mr. Gentile has served as a Vice President of the Company since June 1995, as Comptroller since 1989 and has been an employee of the Company's predecessors since 1986.

     Ward A.W. Urban. Mr. Urban has served as Treasurer of the Company since August 1993 and as Vice President and Assistant Secretary since June 1995. Mr. Urban was employed as an Assistant Vice President in the leveraged finance department of Citibank, N.A. from August 1988 to August 1993.

     Phillip Gray. Mr. Gray has served as General Manager of LM since 1990 and was General Manager of its Data Card Division prior thereto since 1987.

     Francis Lavelle. Mr. Lavelle has served as Managing Director of the Sati Group since its acquisition by the Company in August 1997. Mr. Lavelle had served as President of Solaic, S.A. since 1991, where he headed check personalization and card operations, including smart-card manufacturing and development, with facilities in France and Spain. Mr. Lavelle joined Sligos, S.A., the prior owners of the Sati Group, in 1973.

     Sidney Levy. Mr. Levy has served as Managing Director of ABNB since February 1994. Prior to joining ABNB, Mr. Levy was employed as Managing Director of De La Rue Lerchundi in Spain since 1991 and prior thereto was employed by Thomas De La Rue Grafica e Servicos Ltda. in Brazil, serving in various management capacities.

     Robert K. Wilcox.  Mr. Wilcox has served as Senior Vice
President -- Manufacturing of the Company since August 1995 and as Executive Vice President -- Operations and General Manager of ABN since November 1995. Mr. Wilcox was Vice President of US Operations for Transcontinental Printing and previously held senior positions at the Bureau of Engraving and Printing as well as Gowe Printing, Arcata Graphics and C.P.Y. Jeffries Banknote Co.

     Josh Cantor. Mr. Cantor has served as Executive Vice President and General Manager of ABNH since November 1995 and Executive Vice President of ABN since September 1994. Mr. Cantor was Vice President -- Sales of ABN for more than five years prior thereto.

     Bette B. Anderson. Mrs. Anderson has served as a Director of the Company since June 1994. She has served as President of Kelly, Anderson, Pethick & Associates, Inc., a Washington based management firm, since 1991 until January 1996 when she became Vice Chairperson. Mrs. Anderson served as Undersecretary of the Treasury from 1977 to 1981. Mrs. Anderson is a Director of ITT Corporation, ITT Educational Services, Inc, United Payors & United Providers, Inc. and ITT Hartford Group, Inc, and serves on various Board Committees of such companies. Mrs. Anderson also is a member of the Treasury Historical Association, a Director of the Miller Foundation at the University of Virginia and a member of the Advisory Council of the Girl Scouts of America.

     Dr. Oscar Arias S. Dr. Arias has served as a Director of the Company since September 1995. He is the former President of Costa Rica and the 1987 Nobel Peace Prize recipient. He is President of International Press Service, a Director of the Arias Foundation for Peace and Human Progress, Stockholm International Peace Research Institute and International Center for Human Rights and Democratic Development Institute for International Studies at Stanford University. In addition, Dr. Arias serves on the Board for the InterAction Council, the International Negotiation Network of the Carter Center and Transparency International and is an active member of The Commission on Global Governance, the International Dialogue and the Society for International Development.

     C. Gerald Goldsmith. Mr. Goldsmith is a private investor. He has served as a Director of the Company since 1990. He is a Director of Palm Beach National Bank and Trust, a Director of Nine West Group, Inc. and a Director of Innkeepers, USA.

     Ira J. Hechler. Mr. Hechler is a private investor. He has served as a Director of the Company since 1990. He is a Director of Leslie Fay Companies, Inc. and Concord Camera Corp.

     David S. Rowe-Beddoe. Mr. Rowe-Beddoe has served as a Director of the Company since 1990. He has been Chairman of the Board of Welsh Development Agency since 1993 and Chairman of the Development Board of Rural Wales since 1994. Mr. Rowe-Beddoe is also a Director of

Cavendish Services Ltd. and Development Securities plc. Mr. Rowe-Beddoe previously held various senior management positions, including at Revlon Inc. and De La Rue plc, where he was an Executive Director.

     Alfred Teo. Mr Teo has served as a Director of the Company since 1996. He has been Chairman and Chief Executive Officer of Alpha Industries, Inc. of the Sigma Plastics Group since 1979. Chairman and Chief Executive Officer of Red Line Express since 1984, Hillman Eyes since 1992 and Alpha Technologies since 1990. Mr. Teo is a Director of Fleet Bank N.A. and a Trustee of St. Joseph's Hospital and Stevens Institute of Technology.

EMPLOYMENT AGREEMENTS

     Mr. Weissman serves pursuant to an employment agreement with the Company with a term ending on December 31, 1999. The term of Mr. Weissman's agreement is subject to automatic extension unless advance notice of non-renewal is given. The agreement provides for a base salary of $800,000, with no guaranteed bonus. Mr. Weissman participates in the Company's Executive Incentive Plan and pursuant thereto, receives an annual bonus of up to 200% of base salary (as adjusted).

     Mr. Gorman serves pursuant to an employment agreement with the Company with a term ending on August 31, 1999. The term of Mr. Gorman's agreement is subject to automatic extension unless advance notice of non-renewal is given. The agreement provides for a base salary of $250,000 with no guaranteed bonus. For 1996, Mr. Gorman's agreement provides for an annual bonus in accordance with the Company's Challenge 2000 Program. The bonus can range from 0-100% of base salary based upon the level of achievement of corporate and personal goals.

     Messrs. Kesner, Urban and Gentile participate in the Challenge 2000 Program under which they are entitled to bonuses which can range from 0-100% of base salary for Mr. Kesner, 0-75% for Mr. Urban and 0-75% for Mr. Gentile.

     During 1995, the Company adopted Challenge 2000, a comprehensive program unifying the calculation of bonuses among senior officers and providing the award of stock-based compensation to the management of the Company. Bonuses for management are not mandatory and are not provided in years in which the Company's financial performance fails to meet certain targets. Subsidiary managers receive bonuses based upon satisfaction of targets applicable to their subsidiary as well as to the Company as a whole. In this way, the Company has sought to align the interests of its management with the success of the Company and increases in shareholder value. Approximately 30 of the senior Company and subsidiary management presently participate in the Challenge 2000 program.

     Executive officers of the Company are entitled to receive payments upon termination of employment, disability or death in addition to post-termination maintenance of certain life insurance and benefits. Upon termination by the Company (other than for cause) or by the executive in certain circumstances, payments would include a lump sum equal to the greater of total direct compensation for 1994 or the total direct compensation then in effect, as if his employment had remained in effect for the entire term or, if following a "change in control," the greater of such amount or $5,000,000, plus the value of unexercised options, in the case of Mr. Weissman. Upon termination by the Company (other than for cause) or by Mr. Gorman or Mr. Kesner in certain circumstances, payments would include a lump-sum cash payment in an amount equal to two times annual base salary, plus bonus then in effect for Mr. Gorman and one times annual base salary, plus, in certain circumstances, bonus then in effect, for Mr. Kesner, plus the value of their unexercised options. Upon termination by the Company (other than for cause), Mr. Urban is entitled to receive an amount equal to his annual base salary.

     The Company has made available certain loans to participants in its Challenge 2000 program. Mr. Weissman is indebted to the Company in an amount equal to approximately $685,000, plus interest, including a Challenge 2000 loan in the amount of $500,000, which presently accrues interest at 8.50%. Challenge 2000 loans are secured by Challenge 2000 stock awards, including 140,000 shares of Restricted Stock in the case of Mr. Weissman.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company retained Kelly, Anderson, Pethick & Associates, of which Ms. Anderson, a Director, is Vice Chairperson and an owner, for marketing and business development services primarily involving the Company's government contracts business. During 1996, the Company paid approximately $72,400 for services performed. The Company has for many years prior to Ms. Anderson's election as a Director utilized the services of Ms. Anderson's firm as a government consultant.

                               SECURITY OWNERSHIP

     The following table reflects the number of shares of Common Stock beneficially owned as of December 31, 1997 by (i) the Chief Executive Officer and each of the other four most highly compensated executive officers, (ii) all Directors and executive officers as a group and (iii) each other person known by the Company to beneficially own as of such date more than 5% of any class of equity securities of the Company.

                                                      AMOUNT AND NATURE           PERCENTAGE OF
                                                        OF BENEFICIAL              COMMON STOCK
                  NAME AND ADDRESS                     OWNERSHIP(1)(2)          BENEFICIALLY OWNED
----------------------------------------------------  -----------------         ------------------
Bette B. Anderson...................................         16,600                       *
Dr. Oscar Arias S...................................         14,150                       *
Patrick J. Gentile..................................         10,708                       *
C. Gerald Goldsmith.................................         21,200                       *

John T. Gorman......................................        184,767(3)                    *
Ira J. Hechler......................................        234,300                     1.1%
Harvey J. Kesner....................................         65,826(4)                    *
David S. Rowe-Beddoe................................         20,100                       *
Alfred Teo..........................................      1,899,000                     9.1%
Ward A.W. Urban.....................................          7,108                       *
Morris Weissman.....................................      1,861,636(3)(5)(6)            8.5%
All Directors and executive officers as a group (11
  persons)..........................................      4,338,728(4)(5)(6)           19.7%
Bay Harbour Management, L.C., Tower Investment
  Group, Inc., Steven A. Van Dyke, 777 South Harbor
  Island Blvd., Suite 270, Tampa, FL 33602(7).......      2,287,950                    11.3%

---------------
*    Less than 1%.

(1) Unless otherwise indicated, each stockholder has sole voting and investment power.

(2) Includes Common Stock issuable upon the exercise of stock options exercisable within 60 days of December 31, 1997 in the amount of 8,333, 76,867, 25,351, 8,566 and 458,666 for Messrs. Gentile, Gorman, Kesner, Urban and Weissman, and 578,283, for all executive officers, respectively. Includes Director Common Stock equivalent units under the Deferred Stock and Compensation Plan for Non-employee Directors in the amount of 16,600, 14,150, 20,100, 20,100, 20,100 and 10,500 units for Ms. Anderson, Dr. Arias and Messrs. Goldsmith, Hechler, Rowe-Beddoe and Teo, respectively. Excludes shares of Common Stock that may be issued to Directors in connection with deferred director fees under the Deferred Stock and Compensation Plan for Non-employee Directors in the amount of 242, 1,091, 788, 667, and 121 shares for Ms. Anderson and Messrs. Goldsmith, Hechler, Rowe-Beddoe and Teo, respectively.

(3) Includes Common Stock issuable upon the exercise of performance warrants issued under the Company's Performance Warrant Plan that are exercisable within 60 days of November 30, 1997 in the amount of 139,500 and 16,000 shares for Messrs. Weissman and Gorman and 155,500 shares for all executive officers, respectively.

(4) Includes 30,625 shares held in trust, as to which Mr. Kesner has sole voting and investment power.

(5) Includes (i) 95,000 shares held by spouse as to which Mr. Weissman disclaims beneficial ownership and (ii) 60,000 shares as to which Mr. Weissman has sole voting power and a right of first refusal with respect to any future sales.

(6) Excludes 30,625 shares of Common Stock held in trust as to which Mr. Weissman disclaims beneficial ownership, issued March 27, 1995 in lieu of a portion of Mr. Weissman's 1994 bonus.

(7) Based on a Schedule 13G Statement dated November 10, 1997 as filed with the Securities and Exchange Commission.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

SATI GROUP DEBT

     In connection with the acquisition of the Sati Group, the Company's French holding company incurred FF56 million (approximately US$9.1 million) under term loans which mature in 2003 and 2004. In addition, the Sati Group has a FF10 million (approximately US$1.6 million) working capital facility. As of September 30, 1997, no drawings were outstanding under the working capital facility. As of such date, interest accrued at the rate of 5.6% per annum on the term loans. The Sati Group debt is secured by the stock and certain assets of the Sati Group.

BRAZIL DEBT

     As of September 30, 1997, ABNB had outstanding approximately R$8.1 million (approximately
US$7.4 million) under term loans incurred to acquire equipment, which mature in 2001. In addition, ABNB had approximately R$4.7 million (approximately US$4.3 million) outstanding of debt, which matures in 1998. As of such date, interest accrued at the average rate of 15.7% per annum on the term loan and 12% on the other debt.

EXISTING CREDIT FACILITY

     General. In January 1996, ABN and ABNH entered into a $20.0 million revolving credit facility (the "Existing Credit Facility") with the Chase Manhattan Bank (as successor to Chemical Bank). At September 30, 1997, approximately $13.3 million was available under the Existing Credit Facility before reduction for outstanding letters of credit ($3.6 million) and borrowings ($3.2 million). At September 30, 1997, interest under the Existing Credit Facility was 9.00%. During November 1997, the Existing Credit Facility was increased to $25.0 million and an additional $10.0 million of current availability was provided. Upon consummation of the Initial Offering, the Existing Credit Facility was reduced to $20.0 million and the availability reduced in accordance with the original terms.

     Guarantees. The Company acts as guarantor in respect of all monies borrowed under the Existing Credit Facility.

     Security. The Existing Credit Facility is secured by certain accounts receivable and inventory (total carrying value of approximately $18.1 million at September 30, 1997).

     Maturity.  The Existing Credit Facility will expire on October 30, 1998.

     Mandatory Prepayment. The borrowing entities may be required to make partial prepayments where their respective Availabilities (as defined in the Existing Credit Facility) fail to equal or exceed zero.

     Optional Prepayment. Any and all loans may be prepaid in specified minimum amounts.

     Interest Rates. The interest rate applicable to borrowings under the Existing Credit Facility will vary depending on whether the funds are borrowed as a Eurodollar Loan (as defined in the Existing Credit Facility) basis or as an Alternate Base Loan (as defined in the Existing Credit Facility). In the case of a Eurodollar Loan interest will be charged at specified margins over LIBO Rate (as defined in the Existing Credit Facility). In the case of Alternate Base Loan, interest will be charged at specified margins over the Alternate Base Rate (as defined in the Existing Credit Facility).

     Covenants; Events of Default. The Existing Credit Facility contains covenants and events of default customary for financings of this type.

LEIGH-MARDON DEBT

     In connection with the acquisition of LM, the Company incurred the Leigh-Mardon Senior Debt. The Leigh-Mardon Senior Debt, which matures June 2001, is a term loan of approximately US$41.3 million and a US$4.0 million working capital facility, of which approximately US$0.7 million of availability was used for letters of credit as of September 30, 1997. As of such date, interest accrued at the rate of 7.15% per annum on the Leigh-Mardon Senior Debt. The term loan is secured by a fixed and floating charge on LM's assets and undertakings.

     The Leigh-Mardon Subordinated Debt, which matures September 2001, is a term loan of which approximately US$16.5 million was outstanding as of September 30, 1997. As of such date, interest accrued at the rate of 8.07% per annum plus 4% upon amounts outstanding in excess of US$15.2 million on the Leigh-Mardon Subordinated Debt.

     The Company is seeking to refinance the Leigh-Mardon Debt in whole or in part.

SENIOR NOTES

  10 3/8% Notes

     In May 1992, the Company issued and sold $126.5 million aggregate principal amount of 10 3/8% Senior Notes due 2002 (the "10 3/8% Notes"). The Notes were issued pursuant to an indenture dated as of May 18, 1992 between the Company and The Chase Manhattan Bank (as successor to Chemical Bank), as trustee (the
"10 3/8% Notes Indenture"), as amended. The 10 3/8% Notes were sold pursuant to the Company's Registration Statement on Form S-1 (Reg. No. 33-46806) declared effective by the Commission on May 18, 1992 (the "10 3/8% Notes Registration Statement").

     The 10 3/8% Notes will mature on June 1, 2002, are limited to $126.5 million in aggregate principal amount, and are senior obligations of the Company. The 10 3/8% Notes are secured by a pledge of the capital stock of certain of the Company's subsidiaries, as well as certain intercompany obligations. As of the date of this Offering Memorandum, $126.5 million principal amount of the 10 3/8% Notes were outstanding. Reference is made to the 10 3/8% Notes Indenture, which was filed as an exhibit to the 10 3/8% Notes Registration Statement.

  11 5/8% Notes

     In April 1994, the Company issued and sold (the "1994 Notes Offering") $65.0 million aggregate principal amount of 11 5/8% Senior Notes due 2002 (the "1994 Notes"). The 1994 Notes were issued pursuant to the indenture dated as of May 1, 1994 between the Company and State Street Bank & Trust Company (as successor to First National Bank of Boston), as trustee (the "11 5/8% Notes Indenture"), to qualified institutional buyers pursuant to Rule 144A under the Securities Act. In September 1994, the Company consummated an exchange offer pursuant to which the Company, in exchange for the $65.0 million principal amount of the 1994 Notes outstanding, issued an equal amount of 11 5/8% Notes, which are identical to the 1994 Notes, with the exception that the 11 5/8% Notes have been registered under the Securities Act.

     The 11 5/8% Notes will mature on August 1, 2002, are limited to $65 million in aggregate principal amount, and are unsecured senior obligations of the Company. As of the date of this Prospectus approximately $8.0 million principal amount of the 11 5/8% Notes are outstanding. Reference is made to the 11 5/8% Notes Indenture, which was filed as an exhibit to the 11 5/8% Notes Registration Statement.

     Pursuant to the Tender Offer and related Consent Solicitation, on December 12, 1997, the Company purchased approximately $57 million in aggregate principal amount of the 11 5/8% Notes and the supplemental indenture containing the Indenture Amendment eliminating substantially all of the restrictive covenants contained in the 11 5/8% Notes Indenture became effective. See "The Refinancing."

                            DESCRIPTION OF THE NOTES

     The Exchange Notes offered hereby will be issued as a separate series under the Indenture (the "Indenture") dated as of December 12, 1997 among the Company, the Guarantors and The Bank of New York, as trustee (the "Trustee"). The form and terms of the Exchange Notes are the same and the form and terms of the Old Notes (which they replace) except that (i) the Exchange Notes will bear a Series B designation, (ii) the Exchange Notes will have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof and (iii) holders of the Exchange Notes will not be entitled to certain rights of holders of Old Notes under the Registration Rights Agreement, including the provisions providing for an increase in the interest rate on the Old Notes in certain circumstances relating to the timing of the Exchange Offer, which rights will terminate when the Exchange Offer is consummated. The Old Notes issued in the Initial Offering and the Exchange Notes offered hereby are referred to collectively as the "Notes."

     The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and to all of the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part of the Indenture by reference to the Trust Indenture Act, as in effect on the date of the Indenture. The definitions of certain capitalized terms used in the following summary are set forth below under "Certain Definitions." References in this "Description of the Notes" section to "the Company" mean only American Banknote Corporation and not any of its Subsidiaries.

GENERAL

     The Notes will be issued only in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. The Company will appoint the Trustee to serve as registrar and paying agent under the Indenture at its offices at 101 Barclay Street, New York, New York. No service charge will be made for any registration of transfer or exchange of the Notes, except for any tax or other governmental charge that may be imposed in connection therewith.

RANKING

     The Notes will rank junior to, and be subordinated in right of payment to, all existing and future Senior Indebtedness of the Company, pari passu in right of payment with all senior subordinated Indebtedness of the Company and senior in right of payment to all Subordinated Indebtedness of the Company. At September 30, 1997, on a pro forma basis after giving effect to the Refinancing (assuming purchase in the Tender Offer of 85% of the 11 5/8% Notes), including the issuance of the Notes and the application of the net proceeds therefrom, the Company would have had approximately $224.2 million of Senior Indebtedness outstanding (exclusive of unused commitments, including $80.9 million of Indebtedness of the Company's subsidiaries which would have been effectively senior to the Notes).

MATURITY, INTEREST AND PRINCIPAL OF THE NOTES

     The Notes will be limited to $95.0 million aggregate principal amount and will mature on December 1, 2007. Interest on the Notes will accrue at a rate of 11 1/4% per annum and will be payable semi-annually in arrears on each June 1 and December 1, commencing June 1, 1998, to the holders of record of Notes at the close of business on May 15 and November 15, respectively, immediately preceding such interest payment date. Interest will accrue from the most recent interest payment date to which interest has been paid or, if no interest has been paid, from December 12, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

OPTIONAL REDEMPTION

     The Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after December 1, 2002, at the redemption prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period beginning on December of the years indicated below:

                                                                           REDEMPTION
                                      YEAR                                   PRICE
        -----------------------------------------------------------------  ----------
        2002.............................................................   105.625%
        2003.............................................................   103.750%
        2004.............................................................   101.875%
        2005 and thereafter..............................................   100.000%

     Notwithstanding the foregoing, at any time and from time to time on or prior to December 1, 2000, the Company may redeem in the aggregate up to 35% of the originally issued aggregate principal amount of the Notes with the net cash proceeds of one or more Public Equity Offerings by the Company at a redemption price in cash equal to 111.25% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 65% of the originally issued aggregate principal amount of the Notes must remain outstanding immediately after giving effect to each such redemption. Notice of any such redemption must be given within 60 days after the date of the closing of the relevant Public Equity Offering of the Company.

SELECTION AND NOTICE OF REDEMPTION

     In the event that less than all of the Notes are to be redeemed at any time pursuant to an optional redemption, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $1,000 or less shall be redeemed in part; provided, further, however, that if a partial redemption is made with the net cash proceeds of a Public Equity Offering by the Company, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of The Depository Trust Company), unless such method is otherwise prohibited. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any
Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the paying agent for the Notes funds in satisfaction of the applicable redemption price pursuant to the Indenture.

SUBORDINATION OF THE NOTES

     The payment of the principal of, premium, if any, and interest on the Notes is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in full in cash of all Senior Indebtedness.

     Upon any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and excluding any payment from the trust described under "Satisfaction and Discharge of Indenture; Defeasance" (a "Defeasance Trust Payment")), upon any dissolution or winding-up or total liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all Senior Indebtedness shall first be paid in full in cash before the Holders of the Notes or the Trustee on behalf of such Holders shall be entitled to receive any payment by the Company of the principal of, premium, if any, or interest on the Notes, or any payment by the Company to acquire any of the Notes for cash, property or securities, or any distribution by the Company with respect to the Notes of any cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment). Before any payment may be made by, or on behalf of, the Company of the principal of, premium, if any, or interest on the Notes upon any such dissolution or winding-up or total liquidation or reorganization, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment), to which the Holders of the Notes or the Trustee on their behalf would be entitled, but for the subordination provisions of the Indenture, shall be made by the Company or by any receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, directly to the holders of the Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their representatives or to the trustee or trustees or agent or agents under any agreement or indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all such Senior Indebtedness in full in cash after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

     No direct or indirect payment (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment) by or on behalf of the Company of principal of, premium, if any, or interest on the Notes, whether pursuant to the terms of the Notes, upon acceleration, pursuant to an Offer to Purchase or otherwise, will be made if, at the time of such payment, there exists a default in the payment of all or any portion of the obligations on any Designated Senior Indebtedness, whether at maturity, on account of mandatory redemption or prepayment, acceleration or otherwise, and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Designated Senior Indebtedness. In addition, during the continuance of any non-payment event of default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be immediately accelerated, and upon receipt by the Trustee of written notice (a "Payment Blockage Notice") from the holder or holders of such Designated Senior Indebtedness or the trustee or agent acting on behalf of the holders of such Designated Senior Indebtedness, then, unless and until such event of default has been cured or waived or has ceased to exist or such Designated Senior Indebtedness has been discharged or repaid in full in cash or the benefits of these provisions have been waived by the holders of such Designated Senior Indebtedness, no direct or indirect payment (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment) will be made by or on behalf of the Company of principal of, premium, if any, or interest on the Notes, to such Holders, during a period (a "Payment Blockage Period") commencing on the date of receipt of such notice by the Trustee and ending 179 days thereafter. Notwithstanding anything in the subordination provisions of the Indenture or the Notes to the contrary,
(x) in no event will a Payment Blockage Period extend beyond 179 days from the date the Payment Blockage Notice in respect thereof was given, (y) there shall be a period of at least 181 consecutive days in each 360-day period when no Payment Blockage Period is in effect and (z) not more than one Payment Blockage Period may be commenced with respect to the Notes during any period of 360 consecutive days. No event of default that existed or was continuing on the date of commencement of any

Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period (to the extent the holder of Designated Senior Indebtedness, or trustee or agent, giving notice commencing such Payment blockage Period had knowledge of such existing or continuing event of default) may be, or be made, the basis for the commencement of any other Payment Blockage Period by the holder or holders of such Designated Senior Indebtedness or the trustee or agent acting on behalf of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such event of default has been cured or waived for a period of not less than 90 consecutive days.

     The failure to make any payment or distribution for or on account of the Notes by reason of the provisions of the Indenture described under this "Subordination of the Notes" heading will not be construed as preventing the occurrence of any Event of Default in respect of the Notes. See "Events of Default" below.

     By reason of the subordination provisions described above, in the event of insolvency of the Company, funds which would otherwise be payable to Holders of the Notes will be paid to the holders of Senior Indebtedness to the extent necessary to pay the Senior Indebtedness in full in cash, and the Company may be unable to meet fully its obligations with respect to the Notes.

     Subject to the restrictions set forth in the Indenture, in the future the Company may issue additional Senior Indebtedness to refinance existing Indebtedness or for other corporate purposes. In addition, the Notes will be structurally subordinate to all Indebtedness of the Company's Subsidiaries that are not Guarantors.

GUARANTEES OF THE NOTES

     The Indenture will provide that each of the Guarantors will unconditionally guarantee on a joint and several basis (the "Guarantees") all of the Company's obligations under the Notes, including its obligations to pay principal, premium, if any, and interest with respect to the Notes. The obligations of each Guarantor are limited to the maximum amount that, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under Federal or state law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount, based on the net assets of each Guarantor determined in accordance with GAAP.

     The Company shall cause each Restricted Subsidiary issuing a Guarantee after the Issue Date to (i) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall become a party to the Indenture and thereby unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms set forth therein and (ii) deliver to the Trustee an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary (which opinion may be subject to customary assumptions and qualifications). Thereafter, such Restricted Subsidiary shall (unless released in accordance with the terms of this Indenture) be a Guarantor for all purposes of the Indenture.

     The Indenture will provide that if the Notes are defeased in accordance with the terms of the Indenture or if, subject to the requirements of the first paragraph under "-- Merger, Sale of Assets, Etc.," all or substantially all of the assets of any Guarantor or the Equity Interests of any Guarantor are sold (including by issuance or otherwise) by the Company in a transaction constituting an Asset Sale, and if (x) the Net Cash Proceeds from such Asset Sale are used in accordance with the covenant described under "Certain Covenants-Disposition of Proceeds of Asset Sales" or (y) the Company delivers to the Trustee an Officers' Certificate to the effect that the Net Cash Proceeds from such Asset Sale shall be used in accordance with the covenant described under "Certain Covenants -- Disposition of Proceeds of Asset Sales" and within the time limits specified by such covenant, then such Guarantor (in the event of a sale or other disposition of all of the Equity Interests of such Guarantor) or the corporation acquiring such assets (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be released and discharged of its Guarantee obligations in respect of the Indenture and the Notes effective upon consummation of such transactions.

     The Guarantees will be general unsecured obligations of the Guarantors. The obligations of each Guarantor under its Guarantee will be subordinated and junior in right of payment to the prior payment in full of all existing and future Guarantor Senior Indebtedness of such Guarantor (which will include such Guarantor's guarantee of the obligations of the Company under the New Credit Facility) to substantially the same extent as the Notes are subordinated to all existing and future Senior Indebtedness of the Company.

     Any Guarantor (i) that is designated an Unrestricted Subsidiary pursuant to and in accordance with the covenant described under "Designation of Unrestricted Subsidiaries" or (ii) that is designated an Investment in accordance with the definition of "Investment" shall upon such designation be released and discharged of its Guarantee obligations in respect of the Indenture and the Notes and any domestic Unrestricted Subsidiary whose Designation is revoked pursuant to "Designation of Unrestricted Subsidiaries" below will be required to become a Guarantor in accordance with the procedure described in the third preceding paragraph.

OFFER TO PURCHASE UPON CHANGE OF CONTROL

     Following the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Company shall notify the Holders of the Notes of such occurrence in the manner prescribed by the Indenture and shall, within 20 days after the Change of Control Date, make an Offer to Purchase all Notes then outstanding at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

     If an Offer to Purchase is made, there can be no assurance that the Company will have available funds sufficient to pay for all of the Notes that might be tendered by Holders of Notes seeking to accept the Offer to Purchase. If the Company fails to purchase all of the Notes tendered for purchase, such failure will constitute an Event of Default under the Indenture. See "Events of Default" below.

     If the Company makes an Offer to Purchase, the Company will comply with all applicable tender offer laws and regulations, including, to the extent applicable, Section 14(e) and Rule 14e-1 under the Exchange Act, and any other applicable Federal or state securities laws and regulations and any applicable requirements of any securities exchange on which the Notes are listed, and any violation of the provisions of the Indenture relating to such Offer to Purchase occurring as a result of such compliance shall not be deemed an Event of Default or an event that, with the passing of time or giving of notice, or both, would constitute an Event of Default.

     Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

CERTAIN COVENANTS

     Limitation on Restricted Payments. The Indenture will provide that the Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly,

          (i) declare or pay any dividend or any other distribution on any Equity Interests of the Company or any Restricted Subsidiary or make any payment or distribution to the direct or indirect holders (in their capacities as such) of Equity Interests of the Company or any Restricted Subsidiary (other than any dividends, distributions and payments made to the Company or any Restricted Subsidiary and dividends or distributions payable to any Person solely in Qualified Equity Interests of the Company or in options, warrants or other rights to purchase Qualified Equity Interests of the Company);

          (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any Restricted Subsidiary (other than any such Equity Interests owned by the Company or any Restricted Subsidiary);

          (iii) purchase, redeem, defease or retire for value, or make any principal payment on, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness; or

          (iv) make any Investment in any Person (other than Permitted Investments)

(any such payment or any other action (other than any exception thereto) described in (i), (ii), (iii) or (iv) each, a "Restricted Payment"), unless

          (a) no Default or Event of Default shall have occurred and be continuing at the time or immediately after giving effect to such Restricted Payment;

          (b) immediately after giving effect to such Restricted Payment, the Company would be able to Incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the Consolidated Coverage Ratio of the first paragraph of "-- Limitation on Indebtedness" below; and

          (c) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments declared or made on or after the Issue Date does not exceed an amount equal to the sum of (1) 50% of cumulative Consolidated Net Income determined for the period (taken as one period) from the beginning of the first fiscal quarter commencing after the Issue Date and ending on the last day of the most recent fiscal quarter immediately preceding the date of such Restricted Payment for which consolidated financial information of the Company is available (or if such cumulative Consolidated Net Income shall be a loss, minus 100% of such loss), plus (2) 100% of the aggregate net cash proceeds received by the Company either (x) as capital contributions to the Company after the Issue Date or (y) from the issue and sale (other than to a Restricted Subsidiary) of its Qualified Equity Interests after the Issue Date (excluding the net proceeds from any issuance and sale of Qualified Equity Interests financed, directly or indirectly, using funds borrowed from the Company or any Restricted Subsidiary until and to the extent such borrowing is repaid), plus (3) the principal amount (or accreted amount (determined in accordance with GAAP), if less) of any Indebtedness of the Company or any Restricted Subsidiary Incurred after the Issue Date that has been converted into or exchanged for Qualified Equity Interests of the Company, plus (4) so long as the Designation thereof was treated as a Restricted Payment made after the Issue Date, with respect to any Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary after the Issue Date in accordance with "Designation of Unrestricted Subsidiaries" below, the Company's proportionate interest in an amount equal to the excess of (x) the total assets of such Subsidiary, valued on an aggregate basis at Fair Market Value, over (y) the total liabilities of such Subsidiary, determined in accordance with GAAP (and provided that such amount shall not in any case exceed the Designation Amount with respect to such Restricted Subsidiary upon its Designation), minus (5) the Designation Amount (measured as of the date of Designation) with respect to any Subsidiary of the Company that has been designated as an Unrestricted Subsidiary after the Issue Date in accordance with "Designation of Unrestricted Subsidiaries" below; plus (6) $10 million.

     The foregoing provisions will not prevent (i) the payment of any dividend or distribution on, or redemption of, Equity Interests within 60 days after the date of declaration of such dividend or distribution or the giving of formal notice of such redemption, if at the date of such declaration or giving of such formal notice such payment or redemption would comply with the provisions of the Indenture; (ii) the purchase, redemption, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent issue and sale (other than to a Restricted Subsidiary) of, Qualified Equity Interests of the Company; provided, however, that any such net cash proceeds and the value of any Qualified Equity Interests issued in exchange for such retired Equity Interests are excluded from clause
(c)(2) of the preceding paragraph (and were not included therein at any time) and are not used to redeem the Notes pursuant to "-- Optional Redemption" above;
(iii) the purchase, redemption, retirement, defeasance or other acquisition of Subordinated Indebtedness, or any other payment thereon, made in exchange for, or out of the net cash proceeds of, a substantially concurrent issue and sale (other than to a Restricted Subsidiary) of (x) Qualified Equity Interests of the Company; provided, however, that any such net cash proceeds and the value of any Qualified Equity Interests issued in exchange for Subordinated Indebtedness are excluded from clauses (c)(2) and (c)(3) of the preceding paragraph (and were not included therein at any time) and are not used to redeem the Notes pursuant to "-- Optional Redemption" above or (y) Subordinated Indebtedness permitted to be Incurred pursuant to clause (g) of the second paragraph under "-- Limitation on Indebtedness;" (iv) the purchase of Equity Interests from officers and directors of the Company or any Restricted Subsidiary in an amount not to exceed $1.0 million; (v) the redemption of the Company's zero coupon convertible subordinated debenture due 2002; and (vi) the declaration and payment of pro rata dividends or pro rata redemptions with respect to holders of minority interests in the common stock of a Restricted Subsidiary of the Company; provided, however, that in the case of each of clauses (ii), (iii), (iv), (v) and (vi), no Default or Event of Default shall have occurred and be continuing or would arise therefrom.

     In determining the amount of Restricted Payments permissible under the immediately preceding paragraph of this covenant, amounts expended pursuant to clauses (i), (iv) and, to the extent the redemption contemplated by clause (v) is in cash, (v) of the immediately preceding paragraph shall be included as Restricted Payments. The amount of any non-cash Restricted Payment shall be deemed to be equal to the Fair Market Value thereof at the date of the making of such Restricted Payment.

     Limitation on Indebtedness. The Indenture will provide that the Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness), except for Permitted Indebtedness; provided, however, that the Company may Incur Indebtedness (including Acquired Indebtedness), and any Restricted Subsidiary may Incur Indebtedness (including Acquired Indebtedness), if, at the time of and immediately after giving pro forma effect to such Incurrence of Indebtedness and the application of the proceeds therefrom, the Consolidated Coverage Ratio would be greater than 2.00 to 1.0.

     The foregoing limitations will not apply to the Incurrence by the Company or any Restricted Subsidiary of any of the following (collectively, "Permitted Indebtedness"), each of which shall be given independent effect:

          (a) Indebtedness under the Notes, the Indenture and the Guarantees;

          (b) Indebtedness incurred under a credit facility (including the Existing Credit Facility) or credit facilities in an aggregate principal amount at any one time outstanding not to exceed $80.0 million or the non-U.S. denominated equivalent thereof;

          (c) Indebtedness under the 10 3/8% Notes;

          (d) intercompany Indebtedness permitted by the covenant "Limitation on Restricted Payments;"

          (e) Interest Rate Agreements and Currency Agreements of the Company relating to Indebtedness of the Company (which Indebtedness is otherwise permitted to be Incurred under this covenant);

          (f) Existing Indebtedness (other than Indebtedness under the Existing Credit Facility);

          (g) Indebtedness to the extent representing a replacement, renewal, refinancing or extension (collectively, a "refinancing") of outstanding Indebtedness Incurred in compliance with the Consolidated Coverage Ratio of the first paragraph of this covenant or clauses (a), (c) and (f) of this paragraph of this covenant; provided, however, that (i) any such refinancing shall not exceed the sum of the principal amount (or accreted amount (determined in accordance with GAAP), if less) of the Indebtedness being refinanced, plus the amount of accrued interest thereon, plus the amount of any reasonably determined prepayment premium necessary to accomplish such refinancing and such reasonable fees and expenses incurred in connection therewith; (ii) Indebtedness representing a refinancing of Indebtedness other than Senior Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced; (iii) Indebtedness that is pari passu with the Notes may only be refinanced with Indebtedness that is made pari passu with or subordinate in right of payment to the Notes and Subordinated Indebtedness may only be refinanced with Subordinated Indebtedness and (iv) Indebtedness of a Restricted Subsidiary may only be refinanced by Indebtedness of such Restricted Subsidiary or the Company;

          (h) the Guarantees and guarantees by any Guarantor of any Indebtedness of the Company;

          (i) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any Restricted Subsidiary pursuant to such agreements, incurred or assumed in connection with the acquisition or disposition of any business, assets or Restricted Subsidiary of the Company, other than guarantees or similar credit support by the Company of Indebtedness incurred by any person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition;

          (j) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness referred to in this clause (i) is extinguished within three Business Days of its incurrence; and

          (k) In addition to the items referred to in clauses (a) through (j) above, Indebtedness of the Company and the Restricted Subsidiaries (including any Indebtedness under the Existing Credit Facility, any Purchase Money Indebtedness and/or any Capital Lease Obligations that utilizes this subparagraph (k)) having an aggregate principal amount and/or attributable indebtedness not to exceed $25.0 million at any one time outstanding.

     Limitation on Senior Subordinated Indebtedness. The Indenture will provide that the Company will not, directly or indirectly, Incur any Indebtedness that by its terms would expressly rank senior in right of payment to the Notes and subordinate in right of payment to any other Indebtedness of the Company.

     The Company will not permit any Guarantor to, and no Guarantor shall, directly or indirectly, Incur any Indebtedness that by its terms would expressly rank senior in right of payment to the Guarantee of such Guarantor and subordinate in right of payment to any other Indebtedness of such Guarantor.

     Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Indenture will provide that the Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions to the Company or any other Restricted Subsidiary on its Equity Interests or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (b) make loans or advances to, or guarantee any Indebtedness or other obligations of, or make any Investment in, the Company or any other Restricted Subsidiary or (c) transfer any of its properties or assets to the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) the Existing Credit Facility, or any other agreement of the Company or the Restricted Subsidiaries outstanding on the Issue Date, in each case as in effect on the Issue Date, and any amendments, restatements, renewals, replacements or refinancings thereof; provided, however, that any such amendment, restatement, renewal, replacement or refinancing is not materially more restrictive in the aggregate with respect to such encumbrances or restrictions than those contained in the agreement being amended, restated, reviewed, replaced or refinanced; (ii) applicable law; (iii) any instrument governing Indebtedness or Equity Interests of an Acquired Person acquired by the Company or any Restricted Subsidiary as in effect at the time of such acquisition (except to the extent such Indebtedness was Incurred by such Acquired Person in connection with, as a result of or in contemplation of such acquisition); provided, however, that such encumbrances and restrictions are not applicable to the Company or any Restricted Subsidiary, or the properties or assets of the Company or any Restricted Subsidiary, other than the Acquired Person; (iv) customary non-assignment provisions in leases, licenses or other agreements entered into in the ordinary course of business and consistent with past practices; (v) any agreement for the sale or disposition of the Equity Interests or assets of any Restricted Subsidiary; provided, however, that such encumbrances and restrictions described in this clause (v) are only applicable to such Restricted Subsidiary or assets, as applicable, and any such sale or disposition is made in compliance with "Disposition of Proceeds of Asset Sales" below to the extent applicable thereto; (vi) refinancing indebtedness permitted under clause (g) of the second paragraph of "Limitation on Indebtedness" above; provided, however, that such encumbrances and restrictions contained in the agreements governing such Indebtedness are not materially more restrictive in the aggregate than those contained in the agreements governing the Indebtedness being refinanced immediately prior to such refinancing; (vii) the Indenture, the Notes and the Guarantees; and (viii) Purchase Money Indebtedness that impose restrictions of the nature described in clause (c) above on the property acquired.

     Designation of Unrestricted Subsidiaries. The Company may (A) organize one or more Unrestricted Subsidiaries or (B) designate after the Issue Date any Subsidiary of the Company as an "Unrestricted Subsidiary" under the Indenture (a "Designation") only if:

          (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

          (ii) in the case of (B) only, at the time of and after giving effect to the Designation of a Restricted Subsidiary as an Unrestricted Subsidiary, the Company could Incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the Consolidated Coverage Ratio of the first paragraph of "Limitation on Indebtedness" above; and

          (iii) the Company would be permitted to make an Investment (including a Permitted Investment) in the case of (B) only, at the time of Designation (assuming the effectiveness of such Designation) or, in the case of (A) only, at the time of an Investment in such Subsidiary, pursuant to the first paragraph of "Limitation on Restricted Payments" above in an amount (the "Designation Amount") equal to the Fair Market Value of the Company's proportionate interest in the net worth of such Subsidiary on such date calculated in accordance with GAAP.

     Neither the Company nor any Restricted Subsidiary shall at any time (x) provide credit support for, subject any of its property or assets (other than the Equity Interests of any Unrestricted Subsidiary) to the satisfaction of, or guarantee, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) or (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary, except for (i) any non-recourse guarantee given solely to support the pledge by the Company or any Restricted Subsidiary of the capital stock of any Unrestricted Subsidiary and (ii) any such guarantee that is otherwise a Permitted Investment or would be permitted under the first paragraph of "Limitation on Restricted Payments" above. For purposes of the foregoing, the Designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be deemed to include the Designation of all of the Subsidiaries of such Subsidiary.

     The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") only if:

          (i) no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

          (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred for all purposes of the Indenture.

     All Designations and Revocations must be evidenced by resolutions of the Board of Directors of the Company, delivered to the Trustee certifying compliance with the foregoing provisions.

     Limitation on Liens. The Indenture will provide that the Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, Incur any Liens of any kind against or upon any of their respective properties or assets now owned or hereafter acquired, or any proceeds therefrom or any income or profits therefrom, to secure any Indebtedness unless contemporaneously therewith effective provision is made, in the case of the Company, to secure the Notes and all other amounts due under the Indenture, and in the case of a Restricted Subsidiary that is a Guarantor, to secure such Restricted Subsidiary's Guarantee of the Notes and all other amounts due under the Indenture, equally and ratably with such Indebtedness (or, in the event that such Indebtedness is subordinated in right of payment to the Notes or such Restricted Subsidiary's Guarantee, prior to such Indebtedness) with a Lien on the same properties and assets securing such Indebtedness for so long as such Indebtedness is secured by such Lien, except for (i) Liens securing Senior Indebtedness of the Company or Indebtedness of any Restricted Subsidiary permitted to be incurred under the Indenture by any Restricted Subsidiary and
(ii) Permitted Liens.

     Disposition of Proceeds of Asset Sales. The Indenture will provide that the Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, make any Asset Sale, unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of and (ii) at least 75% of such consideration consists of
(A) cash or Cash Equivalents, or (B) properties and capital assets that replace the properties and assets that were the subject of such Asset Sale or in properties and capital assets that will be used in the business of the Company and its Restricted Subsidiaries as existing on the Issue Date or in businesses reasonably related thereto (as determined in good faith by the Company's Board of Directors) ("Replacement Assets"); provided, that, an exchange or sale of Equity Interests in any Subsidiary of the Company may be made without complying with clause (ii)(A) above; provided, further, that after giving effect to any such exchange or sale, the Company has a Consolidated Coverage Ratio of 2.50 to
1.0. The amount of any Indebtedness or other liabilities of the Company or any Restricted Subsidiary that is actually assumed by the transferee in such Asset Sale and from which the Company and the Restricted Subsidiaries are fully and unconditionally released shall be deemed to be cash for purposes of determining the percentage of cash consideration received by the Company or the Restricted Subsidiaries.

     The Company or such Restricted Subsidiary, as the case may be, may (i) apply the Net Cash Proceeds of any Asset Sale within 365 days of receipt thereof to repay Senior Indebtedness or (ii) make an Investment in Replacement Assets.

     To the extent all or part of the Net Cash Proceeds of any Asset Sale are not applied within 365 days of such Asset Sale as described in clause (i) or
(ii) of the immediately preceding paragraph (such Net Cash Proceeds, the "Unutilized Net Cash Proceeds"), the Company shall, within 20 days after such 365th day, make an Offer to Purchase all outstanding Notes up to a maximum principal amount (expressed as a multiple of $1,000) of Notes equal to the Notes Pro Rata Share, at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date; provided, however, that the Offer to Purchase may be deferred until there are aggregate Unutilized Net Cash Proceeds equal to or in excess of $10 million, at which time the entire amount of such Unutilized Net Cash Proceeds, and not just the amount in excess of $10 million, shall be applied as required pursuant to this paragraph.

     With respect to any Offer to Purchase effected pursuant to this covenant, to the extent the aggregate principal amount of Notes tendered pursuant to such Offer to Purchase exceeds the Unutilized Net Cash Proceeds to be applied to the repurchase thereof, such Notes shall be purchased pro rata based on the aggregate principal amount of such Notes tendered by each Holder. To the extent the Unutilized Net Cash Proceeds exceed the aggregate amount of Notes tendered by the Holders of the Notes pursuant to such Offer to Purchase, the Company may retain and utilize any portion of the Unutilized Net Cash Proceeds not applied to repurchase the Notes for any purpose consistent with the other terms of the Indenture.

     In the event that the Company makes an Offer to Purchase the Notes, the Company shall comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act, and any violation of the provisions of the Indenture relating to such Offer to Purchase occurring as a result of such compliance shall not be deemed an Event of Default or an event that with the passing of time or giving of notice, or both, would constitute an Event of Default.

     Each Holder shall be entitled to tender all or any portion of the Notes owned by such Holder pursuant to the Offer to Purchase, subject to the requirement that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal amount and subject to any proration among tendering Holders as described above.

     Merger, Sale of Assets, Etc. The Indenture will provide that the Company will not consolidate with or merge with or into (whether or not the Company is the Surviving Person) any other entity and the Company will not sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the Company's and the Restricted Subsidiaries' properties and assets (determined on a consolidated basis for the Company and the Restricted Subsidiaries) to any entity in a single transaction or series of related transactions, unless: (i) either (x) the Company shall be the Surviving Person or (y) the Surviving Person (if other than the Company) shall be a corporation organized and validly existing under the laws of the United States of America or any State thereof or the District of Columbia, and shall, in any such case, expressly assume by a supplemental indenture, the due and punctual payment of the principal of, premium, if any, and interest on all the Notes and the performance and observance of every covenant of the Indenture and the Registration Rights Agreement to be performed or observed on the part of the Company; (ii) immediately thereafter, no Default or Event of Default shall have occurred and be continuing; and (iii) immediately after giving effect to any such transaction involving the Incurrence by the Company or any Restricted Subsidiary, directly or indirectly, of additional Indebtedness (and treating any Indebtedness not previously an obligation of the Company or any Restricted Subsidiary in connection with or as a result of such transaction as having been Incurred at the time of such transaction), the Surviving Person (A) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction and (B) could Incur, on a pro forma basis after giving effect to such transaction as if it had occurred at the beginning of the four quarter period immediately preceding such transaction for which consolidated financial statements of the Company are available, at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the Consolidated Coverage Ratio of the first paragraph of "Limitation on Indebtedness" above; provided that the Company will not be subject to the provisions of this clause (iii)(B) in the case of a merger of the Company with a Subsidiary of the Company effected for the sole purpose of creating a holding company for the Company.

     Notwithstanding the foregoing clause (iii) of the immediately preceding paragraph, any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or any other Restricted Subsidiary.

     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all the properties and assets of one or more Restricted Subsidiaries the Equity Interest of which constitutes all or substantially all the properties and assets of the Company shall be deemed to be the transfer of all or substantially all the properties and assets of the Company.

     No Guarantor (other than a Guarantor whose Guarantee is to be released in accordance with the terms of its Guarantee and the Indenture as provided in the third paragraph under "Guarantees of the Notes" above) shall consolidate with or merge with or into another Person, whether or not such Person is affiliated with such Guarantor and whether or not such Guarantor is the Surviving Person, unless
(i) the Surviving Person (if other than such Guarantor) is a corporation organized and validly existing under the laws of the United States, any State thereof or the District of Columbia; (ii) the Surviving Person (if other than such Guarantor) expressly assumes by a supplemental indenture all the obligations of such Guarantor under its Guarantee of the Notes and the performance and observance of every covenant of the Indenture and the Registration Rights Agreement to be performed or observed by such Guarantor;
(iii) at the time of and immediately after such Disposition, no Default or Event of Default shall have occurred and be continuing; and (iv) immediately after giving effect to any such transaction involving the Incurrence by such Guarantor, directly or indirectly, of additional Indebtedness (and treating any Indebtedness not previously an obligation of such Guarantor in connection with or as a result of such transaction as having been Incurred at the time of such transaction), the Company could Incur, on a pro forma basis after giving effect to such transaction as if it had occurred at the beginning of the latest fiscal quarter for which consolidated financial statements of the Company are available, at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the Consolidated Coverage Ratio of the first paragraph of "Limitation of Indebtedness" above; provided, however, that clause (iv) of this paragraph shall not be a condition to a merger or consolidation of a Guarantor if such merger or consolidation only involves the Company and/or one or more other Guarantors. Notwithstanding the foregoing, nothing in this covenant shall prohibit the consolidation or merger with or into or the sale of all or substantially all of the assets or properties of a Guarantor to any other Restricted Subsidiary that is a Guarantor.

     In the event of any transaction (other than a lease) described in and complying with the conditions listed in the immediately preceding paragraphs in which the Company or a Guarantor, as the case may be, is not the Surviving Person and the Surviving Person is to assume all the Obligations of the Company under the Notes, the Indenture and the Registration Rights Agreement or of such Guarantor under its Guarantee, the Indenture and the Registration Rights Agreement, as the case may be, pursuant to a supplemental indenture, such Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, and the Company, as the case may be, shall be discharged from its Obligations under the Indenture and the Notes or such Guarantor shall be discharged from its Obligations under the Indenture and its Guarantee.

     Transactions with Affiliates. The Indenture will provide that the Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into any transaction (or series of related transactions) with or for the benefit of any of their respective Affiliates or any officer, director or employee of the Company or any Restricted Subsidiary (each an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction with an unaffiliated third party and (ii) if such Affiliate Transaction (or series of related Affiliate Transactions) involves aggregate payments or other consideration having a Fair Market Value in excess of $10 million, such Affiliate Transaction is in writing and a majority of the disinterested members of the Board of Directors of the Company shall have approved such Affiliate Transaction and determined that such Affiliate Transaction complies with the foregoing provisions. In addition, any Affiliate Transaction involving aggregate payments or other consideration having a Fair Market Value in excess of $25 million will also require a written opinion from an Independent Financial Advisor (filed with the Trustee) stating that the terms of such Affiliate Transaction are fair, from a financial point of view, to the Company or the Restricted Subsidiary involved in such Affiliate Transaction, as the case may be.

     Notwithstanding the foregoing, the restrictions set forth in this covenant shall not apply to (i) transactions with or among the Company and any Wholly Owned Restricted Subsidiary or between or among Wholly Owned Restricted Subsidiaries; (ii) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees, consultants or agents of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company's Board of Directors; (iii) any transactions undertaken pursuant to any contractual obligations in existence on the Issue Date (as in effect on the Issue Date); (iv) any Restricted Payments made in compliance with "Limitation on Restricted Payments" above; (v) loans, loan programs and advances to officers, directors and employees of the Company or any Restricted Subsidiary, in each case made in the ordinary course of business and approved by the Company's Board of Directors or the Compensation Committee of the Board of Directors; (vi) customary employment arrangements and benefit programs approved in good faith by the Company's Board of Directors; and (vii) the grant of stock options, stock grants, equity appreciation rights or similar rights to employees and directors of the Company pursuant to plans approved by the Board of Directors.

     Limitation on the Sale or Issuance of Equity Interests of Restricted Subsidiaries. The Indenture will provide that the Company will not sell any Equity Interest of a Restricted Subsidiary, and will not cause or permit any Restricted Subsidiary, directly or indirectly, to issue or sell any Equity Interests, except: (i) to the Company or a Wholly Owned Restricted Subsidiary; or (ii) in any other issuance or sale, provided such Restricted Subsidiary remains a Restricted Subsidiary. The foregoing shall not apply to the sale by the Company of all the Equity Interests of a Restricted Subsidiary as long as the Company is in compliance with the terms of the covenant described under "Disposition of Proceeds of Asset Sales" and, if applicable, "Merger, Sale of Assets, Etc." above.

     Limitation on Guarantees by Restricted Subsidiaries. The Indenture will provide that in the event the Company (i) organizes or acquires any Domestic Restricted Subsidiary after the Issue Date that is not a Guarantor or (ii) causes or permits any Foreign Restricted Subsidiary that is not a Guarantor to, directly or indirectly, guarantee the payment of any Indebtedness of the Company or any Domestic Restricted Subsidiary ("Other Indebtedness") then, in each case the Company shall cause such Restricted Subsidiary to simultaneously execute and deliver a supplemental indenture to the Indenture pursuant to which it will become a Guarantor under the Indenture; provided, however, that in the event a Domestic Restricted Subsidiary is acquired in a transaction in which a merger agreement is entered into, such Domestic Restricted Subsidiary shall not be required to execute and deliver such supplemental indenture until the consummation of the merger contemplated by any such merger agreement; provided, further, that if such Other Indebtedness is (i) Indebtedness that is ranked pari passu in right of payment with the Notes or the Guarantee of such Restricted

Subsidiary, as the case may be, the Guarantee of such Subsidiary shall be pari passu in right of payment with the guarantee of the Other Indebtedness; or (ii) Subordinated Indebtedness, the Guarantee of such Subsidiary shall be senior in right of payment to the guarantee of the Other Indebtedness (which guarantee of such Subordinated Indebtedness shall provide that such guarantee is subordinated to the Guarantees of such Subsidiary to the same extent and in the same manner as the other Indebtedness is subordinated to the Notes or the Guarantee of such Restricted Subsidiary, as the case may be); or (iii) Indebtedness that ranks senior in right of payment to the Notes or the Guarantee of such Restricted Subsidiary, as the case may be, the Guarantee of such Subsidiary shall be senior in right of payment with the guarantee of the Other Indebtedness.

     Provision of Financial Information. Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall file with the SEC (if permitted by SEC practice and applicable law and regulations) the annual reports, quarterly reports and other documents which the Company would have been required to file with the SEC pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Company were so subject, such documents to be filed with the SEC on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so subject. The Company shall also in any event (a) within 15 days of each Required Filing Date (whether or not permitted or required to be filed with the SEC) file with the Trustee and provide by mail to all Holders copies of all reports and other documents which the Company generally provides to its stockholders, or, if such filing is not so permitted, information and data of a similar nature, and (b) if, notwithstanding the preceding sentence, filing such documents by the Company with the SEC is not permitted by SEC practice or applicable law or regulations, promptly upon written request supply copies of such documents to any Holder. In addition, for so long as any Notes remain outstanding, the Company will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, and, to any beneficial holder of Notes, if not obtainable from the SEC, information of the type that would be filed with the SEC pursuant to the foregoing provisions, upon the request of any such holder.

EVENTS OF DEFAULT

     The occurrence of any of the following will be defined as an "Event of Default" under the Indenture: (a) failure to pay principal of (or premium, if any, on) any Note when due (whether or not prohibited by the provisions of the Indenture described under "Subordination of the Notes" above); (b) failure to pay any interest on any Note when due, continued for 30 days or more (whether or not prohibited by the provisions of the Indenture described under "Subordination of the Notes" above); (c) default in the payment of principal of or interest on any Note required to be purchased pursuant to any Offer to Purchase required by the Indenture when due and payable or failure to pay on the Purchase Date the Purchase Price for any Note validly tendered pursuant to any Offer to Purchase (whether or not prohibited by the provisions of the Indenture described under "Subordination of the Notes" above); (d) failure to perform or comply with any of the provisions described under "Certain Covenants -- Merger, Sale of Assets, Etc." above; (e) failure to perform any other covenant, warranty or agreement of the Company under the Indenture or in the Notes or of the Guarantors under the Indenture or in the Guarantees continued for 30 days or more after written notice to the Company by the Trustee or Holders of at least 25% in aggregate principal amount of the outstanding Notes; (f) default or defaults under the terms of one or more instruments evidencing or securing Indebtedness of the Company or any of its Restricted Subsidiaries having an outstanding principal amount of $10.0 million or more individually or in the aggregate that has resulted in the acceleration of the payment of such Indebtedness or failure by the Company or any of its Restricted Subsidiaries to pay principal when due at the stated maturity of any such Indebtedness and such default or defaults shall have continued after any applicable grace period and shall not have been cured or waived; (g) the rendering of a final judgment or judgments (not subject to appeal) against the Company or any of its Restricted Subsidiaries in an amount of $10.0 million or more (net of any amounts covered by reputable and creditworthy insurance companies) that remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired; (h) certain events of bankruptcy, insolvency or reorganization affecting the Company or any of its Significant Restricted Subsidiaries; or (i) other than as provided in or pursuant to any Guarantee or the Indenture, any Guarantee ceases to be in full force and effect or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Guarantee (other than by reason of a release of such Guarantor from its Guarantee in accordance with the terms of the Indenture and such Guarantee).

     Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders of Notes, unless such Holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on such Trustee.

     If an Event of Default with respect to the Notes (other than an Event of Default with respect to the Company described in clause (h) of the preceding paragraph) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes, by notice in writing to the Company may declare the unpaid principal of (and premium, if any) and accrued interest to the date of acceleration on all the outstanding Notes to be due and payable immediately and, upon any such declaration, such principal amount (and premium, if any) and accrued interest, notwithstanding anything contained in the Indenture or the Notes to the contrary will become immediately due and payable. If an Event of Default specified in clause (h) of the preceding paragraph with respect to the Company occurs under the Indenture, the Notes will ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of the Notes.

     Any such declaration with respect to the Notes may be annulled by the Holders of a majority in aggregate principal amount of the outstanding Notes upon the conditions provided in the Indenture. For information as to waiver of defaults, see "Modification and Waiver" below.

     The Indenture provides that the Trustee shall, within 30 days after the occurrence of any Default or Event of Default with respect to the Notes outstanding, give the Holders of the Notes thereof notice of all uncured Defaults or Events of Default thereunder known to it; provided, however, that, except in the case of a Default or an Event of Default in payment with respect to the Notes or a Default or Event of Default in complying with "Certain Covenants -- Merger, Sale of Assets, Etc." above, the Trustee shall be protected in withholding such notice if and so long as a committee of its trust officers in good faith determines that the withholding of such notice is in the interest of the Holders of the Notes.

     No Holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default thereunder and unless the Holders of at least 25% of the aggregate principal amount of the outstanding Notes shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as the Trustee, and the Trustee shall have not have received from the Holders of a majority in aggregate principal amount of such outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a Holder of such a Note for enforcement of payment of the principal of and premium, if any, or interest on such Note on or after the respective due dates expressed in such Note.

     The Company will be required to furnish to the Trustee annually a statement as to the performance by it of certain of its obligations under the Indenture and as to any default in such performance.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES, INCORPORATOR AND STOCKHOLDERS

     No director, officer, employee, incorporator or stockholder of the Company or any of its Affiliates, as such, shall have any liability for any obligations of the Company or any of its Affiliates under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SATISFACTION AND DISCHARGE OF INDENTURE; DEFEASANCE

     The Company may terminate its and the Guarantors' substantive obligations in respect of the Notes by delivering all outstanding Notes to the Trustee for cancellation and paying all sums payable by it on account of principal of, premium, if any, and interest on all Notes or otherwise. In addition to the foregoing, the Company may, provided that no Default or Event of Default has occurred and is continuing or would arise therefrom (or, with respect to a Default or Event of Default specified in clause (h) of "Events of Default" above, occurs at any time on or prior to the 91st calendar day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 91st day)) under the Indenture and provided that no default under any Senior Indebtedness would result therefrom, terminate its and the Guarantors' substantive obligations in respect of the Notes (except for its obligations to pay the principal of (and premium, if any, on) and the interest on the Notes and the Guarantors' Guarantee thereof) by (i) depositing with the Trustee, under the terms of an irrevocable trust agreement, money or United States Government Obligations sufficient (without reinvestment) to pay all remaining Indebtedness on such Notes; (ii) delivering to the Trustee either an Opinion of Counsel or a ruling directed to the Trustee from the Internal Revenue Service to the effect that the Holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and termination of obligations; and (iii) complying with certain other requirements set forth in the Indenture. In addition, the Company may, provided that no Default or Event of Default has occurred and is continuing or would arise therefrom (or, with respect to a Default or Event of Default specified in clause
(h) of "Events of Default" above, occurs at any time on or prior to the 91st calendar day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 91st day)) under the Indenture and provided that no default under any Senior Indebtedness would result therefrom, terminate all of its and the Guarantors' substantive obligations in respect of the Notes (including its obligations to pay the principal of (and premium, if any, on) and interest on the Notes and the Guarantors' Guarantee thereof) by (i) depositing with the Trustee, under the terms of an irrevocable trust agreement, money or United States Government Obligations sufficient (without reinvestment) to pay all remaining Indebtedness on the Notes; (ii) delivering to the Trustee either a ruling directed to the Trustee from the Internal Revenue Service to the effect that the Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and termination of obligations or an Opinion of Counsel addressed to the Trustee based upon such a ruling or based on a change in the applicable federal tax law since the date of the Indenture, to such effect; and
(iii) complying with certain other requirements set forth in the Indenture.

     The Company may make an irrevocable deposit pursuant to this provision only if at such time it is not prohibited from doing so under the subordination provisions of the Indenture or certain covenants in the Senior Indebtedness and the Company has delivered to the Trustee and any Paying Agent an Officers' Certificate to that effect.

GOVERNING LAW

     The Indenture, the Notes and the Guarantees will be governed by the laws of the State of New York without regard to principles of conflicts of laws.

MODIFICATION AND WAIVER

     Modifications and amendments of the Indenture may be made by the Company, the Guarantors, and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes); provided, however, that no such modification or amendment to the Indenture may, without the consent of the Holder of each Note affected thereby, (a) change the maturity of the principal of or any installment of interest on any such Note or alter the optional redemption or repurchase provisions of any such Note or the Indenture in a manner adverse to the Holders of the Notes; (b) reduce the principal amount of (or the premium) of any such Note; (c) reduce the rate of or extend the time for payment of interest on any such Note; (d) change the place or currency of payment of principal of (or premium) or interest on any such Note; (e) modify any provisions of the Indenture relating to the waiver of past defaults (other than to add sections of the Indenture or the Notes subject thereto) or the right of the Holders of Notes to institute suit for the enforcement of any payment on or with respect to any such Note or any Guarantee in respect thereof or the modification and amendment provisions of the Indenture and the Notes (other than to add sections of the Indenture or the Notes which may not be amended, supplemented or waived without the consent of each Holder therein affected); (f) reduce the percentage of the principal amount of outstanding Notes necessary for amendment to or waiver of compliance with any provision of the Indenture or the Notes or for waiver of any Default in respect thereof; (g) waive a default in the payment of principal of, interest on, or redemption payment with respect to, the Notes (except a rescission of acceleration of the Notes by the Holders thereof as provided in the Indenture and a waiver of the payment default that resulted from such acceleration); (h) modify the ranking or priority of any Note or the Guarantee in respect thereof of any Guarantor or modify the definition of Senior Indebtedness or Guarantor Senior Indebtedness or amend or modify the subordination provisions of the Indenture in any manner adverse to the Holders of the Notes; (i) modify the provisions of any covenant (or the related definitions) in the Indenture requiring the Company to make an Offer to Purchase in a manner materially adverse to the Holders of Notes affected thereby otherwise than in accordance with the Indenture; or (j) release any Guarantor from any of its obligations under its Guarantee or the Indenture otherwise than in accordance with the Indenture.

     The Holders of a majority in aggregate principal amount of the outstanding Notes, on behalf of all Holders of Notes, may waive compliance by the Company and the Guarantors with certain restrictive provisions of the Indenture. Subject to certain rights of the Trustee, as provided in the Indenture, the Holders of a majority in aggregate principal amount of the Notes, on behalf of all Holders, may waive any past default under the Indenture (including any such waiver obtained in connection with a tender offer or exchange offer for the Notes), except a default in the payment of principal, premium or interest or a default arising from failure to purchase any Notes tendered pursuant to an Offer to Purchase, or a default in respect of a provision that under the Indenture cannot be modified or amended without the consent of the Holder of each Note that is affected.

     Without the consent of any Holder, the Company, the Guarantors and the Trustee may amend the Indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation of the obligations of the Company under the Indenture, to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code), to add Guarantees with respect to the Notes, to secure the Notes, to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company, to make any change that does not adversely affect the rights of any Holder or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA. However, no amendment may be made to the subordination provisions of the Indenture that adversely affects the rights of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

     The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

THE TRUSTEE

     Except during the continuance of a Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of a Default, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

     The Indenture and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the Trustee, should it become a creditor of the Company, any Guarantor or any other obligor upon the Notes, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions with the Company or an Affiliate of the Company; provided, however, that if it acquires any conflicting interest (as defined in the Indenture or in the Trust Indenture Act), it must eliminate such conflict or resign.

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full definition of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Indebtedness" means Indebtedness of a Person (a) assumed in connection with an Acquisition from such Person or (b) existing at the time such Person becomes a Restricted Subsidiary or is merged or consolidated with or into the Company or any Restricted Subsidiary; in each case provided that such Indebtedness is not incurred by such Person in connection with, or in anticipation of or contemplation of, such Acquisition or such Person becoming a Restricted Subsidiary of such merger or consolidation.

     "Acquired Person" means, with respect to any specified Person, any other Person that merges with or into or becomes a Subsidiary of such specified Person.

     "Acquisition" means (i) any acquisition or purchase of Equity Interests of any other Person by the Company or any Restricted Subsidiary, in either case pursuant to which such Person shall become a Restricted Subsidiary or shall be consolidated with or merged into the Company or any Restricted Subsidiary or
(ii) any acquisition by the Company or any Restricted Subsidiary of the assets of any Person which constitute substantially all of an operating unit or line of business of such Person or which is otherwise outside of the ordinary course of business.

     "Affiliate" of any specified person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

     "Asset Sale" means any direct or indirect sale, conveyance, transfer, lease (that has the effect of a disposition) or other disposition (including, without limitation, any merger, consolidation or sale-leaseback transaction) to any Person other than the Company or a Wholly Owned Restricted Subsidiary, in one transaction or a series of related transactions, of (i) any Equity Interest of any Restricted Subsidiary (other than directors' qualifying shares, to the extent mandated by applicable law); (ii) any assets of the Company or any Restricted Subsidiary (other than Equity Interests) that constitute substantially all of an operating unit or line of business of the Company or any Restricted Subsidiary; or (iii) any other property or asset of the Company or any Restricted Subsidiary (other than Equity Interests) outside of the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include (a) any transaction consummated in compliance with "Certain Covenants -- Merger, Sale of Assets, Etc." above and the creation of any Lien not prohibited by "Certain Covenants -- Limitation on Liens" above; (b)sales of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any Restricted Subsidiary, as the case may be; (c) any transaction consummated in compliance with "Certain Covenants -- Limitation on Restricted Payments" above;
(d) any transfers of properties and assets between Wholly Owned Restricted Subsidiaries; (e) sales of inventory or accounts receivable in the ordinary course of business; and (f) sales of Equity Interests of the Company. In addition, solely for purposes of "Certain Covenants -- Disposition of Proceeds of Asset Sales" above, any sale, conveyance, transfer, lease or other disposition of any property or asset, whether in one transaction or a series of related transactions, involving assets with a Fair Market Value not in excess of $1.0 million in any fiscal year shall be deemed not to be an Asset Sale.

     "Board Resolution" means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

     "Cash Equivalents" means: (a) U.S. dollars; (b) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition; (c) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million; (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses
(b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above; (e) commercial paper rated P-1, A-1 or the equivalent thereof by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, and in each case maturing within six months after the date of acquisition; and (f) in the case of any Foreign Restricted Subsidiary, Investments: (i) in direct obligations of the sovereign nation (or any agency thereof) in which such Foreign Restricted Subsidiary is organized and is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof) or (ii) of the type and maturity described in clauses (b) and (c) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings or are indexed in U.S. dollar denominated interests from comparable foreign rating agencies.

     "Change of Control" means the occurrence of any of the following events:
(i) any Person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than one or more Permitted Holders, is or becomes the "beneficial owner" (as defined in Rule 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 40% of the total voting power of the then outstanding Voting Equity Interests of the Company; (ii) the Company consolidates with, or merges with or into, another Person (other than the Company or a Wholly Owned Restricted Subsidiary) or the Company or any of its Subsidiaries sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the assets of the Company and its Subsidiaries (determined on a consolidated basis) to any Person (other than the Company or any Wholly Owned Restricted Subsidiary), with the effect that the then existing holders of Voting Equity Interests of the Company or Permitted Holders "beneficially own" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, less than a majority of the total voting power of the then outstanding Voting Equity Interests of the surviving or transferee Person; (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or (iv) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under "-- Merger, Sale of Assets, etc."

     "Change of Control Date" has the meaning set forth under "Offer to Purchase upon Change of Control" above.

     "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of Consolidated EBITDA for the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements are available (the "Four Quarter Period") to (ii) Consolidated Fixed Charges for such Four Quarter Period; provided, however, that
(1) if the Company or any Restricted Subsidiary has incurred any Indebtedness since the beginning of such Four Quarter Period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Fixed Charges for such Four Quarter Period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such Four Quarter Period and the discharge of any other Indebtedness repaid, repurchased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such Four Quarter Period, (2) if since the beginning of such Four Quarter Period the Company or any Restricted Subsidiary shall have made any Asset Sale, the Consolidated EBITDA for such Four Quarter Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Sale for such Four Quarter Period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such Four Quarter Period and Consolidated Fixed Charges for such Four Quarter Period shall be reduced by an amount equal to the Consolidated Fixed Charges directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Sale for such Four Quarter Period (or, if the Equity Interests of any Restricted Subsidiary are sold, the Consolidated Fixed Charges for such Four Quarter Period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (3) if since the beginning of such Four Quarter Period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, Consolidated EBITDA and Consolidated Fixed Charges for such Four Quarter Period shall be calculated after giving pro forma effect to (x) such Investment or acquisition of assets (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such Four Quarter Period and (y) net cost savings that the Company reasonably believes in good faith could have been achieved during the Four Quarter Period as a result of such Investment or acquisition and which cost savings could then be reflected in pro forma financial statements under GAAP (provided that both (A) such cost savings were identified and quantified in an Officer's Certificate delivered to the Trustee at the date of determination and (B) with respect to each Investment or acquisition completed prior to the 90th day preceding such date of determination, actions were commenced or initiated by the Company within 90 days of such Investment or acquisition to effect such cost savings identified in such officer's certificate, and (4) if since the beginning of such Four Quarter Period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such Four Quarter Period) shall have made any Asset Sale or any Investment or acquisition of assets that would have required an adjustment pursuant to clause
(2) or (3) above if made by the Company or a Restricted Subsidiary during such Four Quarter Period, Consolidated EBITDA and Consolidated Fixed Charges for such Four Quarter Period shall be calculated after giving pro forma effect thereto as if such Asset Sale, Investment or acquisition of assets occurred on, with respect to any Investment or acquisition, the first day of such Four Quarter Period and, with respect to any Asset Sale, the day prior to the first day of such Four Quarter Period. Except as otherwise provided herein, for purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Fixed Charges associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in accordance with Regulation S-X under the Securities Act as in effect on the Issue Date. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any agreement under which Interest Rate Protection Obligations are outstanding applicable to such Indebtedness if such agreement under which such Interest Rate Protection Obligations are outstanding has a remaining term as at the date of determination in excess of 12 months); provided, however, that the Consolidated Fixed Charges of the Company attributable to interest on any Indebtedness Incurred under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the Four Quarter Period.

     "Consolidated EBITDA" means, for any period, the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Income Tax Expense for such period;
(ii) Consolidated Interest Expense for such period; and (iii) Consolidated Non-cash Charges for such period less (A) all non-cash items increasing Consolidated Net Income for such period and (B) all cash payments during such period relating to non-cash charges that were added back in determining Consolidated EBITDA in the most recent Four Quarter Period.

     "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Interest Expense and
(ii) the product of (x) the amount of all cash dividend payments on any series of Preferred Equity Interest and all non-cash dividend payments (other than dividends paid solely in Qualified Equity Interests) on any series of Preferred Equity Interest that has a mandatory redemption obligation prior to the Maturity Date paid, accrued or scheduled to be paid or accrued during such period times
(y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

     "Consolidated Income Tax Expense" means, with respect to the Company for any period, the provision for Federal, state, local and foreign income taxes payable by the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Interest Expense" means, with respect to the Company for any period, without duplication, the sum of (i) the interest expense of the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) any amortization of debt discount, (b) the net cost under Interest Rate Agreements (including any amortization of discounts), (c) the interest portion of any deferred payment obligation, (d) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and (e) all capitalized interest and all accrued interest and excluding (x) amortization of deferred financing fees and (y) interest recorded as an accretion in the carrying value of liabilities (other than Indebtedness) recorded at a discounted value and (ii) the interest component of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and the Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Income" means, for any period, the consolidated net income (loss) of the Company and the Restricted Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income: (i) any net income (loss) of any Person if such person is not a Restricted Subsidiary, except (A) to the extent of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution and (B) the Company's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period shall be included in determining such Consolidated Net Income; (ii) any net income (loss) of any Person acquired by the Company or a Restricted Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;
(iii) any net income (but not loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company to the extent of such restrictions; (iv) any gain or loss realized upon an Asset Sale by the Company or the Restricted Subsidiaries (including pursuant to any sale/leaseback transaction); (v) any extraordinary gain or loss; (vi) the cumulative effect of a change in accounting principles; and (vii) any restoration to income of any contingency reserve of an extraordinary, non-recurring or unusual nature, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date.

     "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Equity Interests of such Person.

     "Consolidated Non-cash Charges" means, with respect to any Person, for any period (i) the sum of (A) depreciation, (B) amortization and (C) other non-cash expenses or charges of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

     "Consolidated Tangible Assets" means, as of any date of determination, the total assets, less goodwill and other intangibles (determined in accordance with Accounting Principles Board Opinion No. 17), shown on the balance sheet of the Company and its Restricted Subsidiaries as of the most recent date for which such a balance sheet is available, determined on a consolidated basis in accordance with GAAP. At September 30, 1997, on a pro forma basis giving effect to the Refinancing and the private placement of the Convertible Debenture in November 1997, the Consolidated Tangible Assets of the Company was approximately $421 million.

     "Currency Agreement" means the obligations of any person pursuant to any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such person or any of its subsidiaries against fluctuations in currency values.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Designated Senior Indebtedness" means (a) any Indebtedness outstanding under the Existing Credit Facility and (b) any other Senior Indebtedness that, at the time of determination, has an aggregate principal amount outstanding, together with any commitments to lend additional amounts, of at least $25.0 million, if the instrument governing such Senior Indebtedness expressly states that such Indebtedness is "Designated Senior Indebtedness" for purposes of the Indenture and a Board Resolution setting forth such designation by the Company has been filed with the Trustee.

     "Designation" has the meaning set forth under "Certain
Covenants -- Designation of Unrestricted Subsidiaries" above.

     "Designation Amount" has the meaning set forth under "Certain Covenants -- Designation of Unrestricted Subsidiaries" above.

     "Disposition" means, with respect to any Person, any merger, consolidation or other business combination involving such Person (whether or not such Person is the Surviving Person) or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Person's assets.

     "Disqualified Equity Interest" means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures (excluding any maturity as a result of optional redemption by the issuer thereof) or is mandatorily redeemable (excluding, in each case, upon a change of control; provided that the change of control provisions relating to such Equity Interests (i) are no more favorable to the holders of the Equity Interests than the provisions relating to the Notes and (ii) require that in the event of any Change of Control the Notes are redeemed in accordance with the terms of the Indenture prior to such Equity Interest), pursuant to a sinking fund obligation or otherwise, or redeemable, at the option of the holder thereof, in whole or in part, or exchangeable into Indebtedness on or prior to the earlier of the maturity date of the Notes or the date on which no Notes remain outstanding.

     "Domestic Restricted Subsidiary" means a Restricted Subsidiary of the Company organized under the laws of the United States or any political subdivision thereof.

     "Equity Interest" in any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, in such Person, including any Preferred Equity Interests.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

     "Existing Credit Facility" means the revolving credit facility dated as of January 29, 1996 among American Bank Note Company, American Bank Note Holographics, Inc. and The Chase Manhattan Bank (as successor to Chemical Bank), including any deferrals, renewals, extension, replacements, refinancings or refundings thereof, or amendments, modifications or supplements thereto and any agreement providing therefor, whether or by or with the same or any other lender, creditor, group of lenders or group of creditors, and including related guarantee agreements, security agreements and mortgages and other instruments and agreements executed in connection therewith.

     "Existing Indebtedness" means Indebtedness of the Company and its Subsidiaries in existence on the Issue Date, until such amounts are repaid.

     "Existing Investments" means Investments existing on the Issue Date.

     "Expiration Date" has the meaning set forth in the definition of "Offer to Purchase" below.

     "Fair Market Value" means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction; provided, however, that the Fair Market Value of any such asset or assets shall be determined conclusively by the Board of Directors of the Company acting in good faith, and shall be evidenced by resolutions of the Board of Directors of the Company delivered to the Trustee.

     "Foreign Restricted Subsidiary" means a Restricted Subsidiary of the Company not organized under the laws of the United States or any political subdivision thereof.

     "Four Quarter Period" has the meaning set forth in the definition of "Consolidated Coverage Ratio" above.

     "GAAP" means, at any date of determination, generally accepted accounting principles in effect in the United States which are applicable at the date of determination and which are consistently applied for all applicable periods.

     "Guarantee" means the guarantee of the Notes by each Guarantor under the Indenture.

     "guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

     "Guarantor" means (i) each of the direct and indirect domestic operating Subsidiaries of the Company and their respective successors, and (ii) each other Restricted Subsidiary, formed, created or acquired before or after the Issue Date, required to become a Guarantor after the Issue Date pursuant to "Guarantees of the Notes" above.

     "Guarantor Senior Indebtedness" means, with respect to any Guarantor, at any date, (a) all Interest Rate Agreements of such Guarantor; (b) all Obligations of such Guarantor under stand-by letters of credit; and (c) all other Indebtedness of such Guarantor for borrowed money, including principal, premium, if any, and interest (including Post-Petition Interest) on such Indebtedness unless the instrument under which such Indebtedness of such Guarantor for money borrowed is Incurred expressly provides that such Indebtedness for money borrowed is not senior or superior in right of payment to such Guarantor's Guarantee of the Notes, and all renewals, extensions, modifications, amendments or refinancings thereof. Notwithstanding the foregoing, Guarantor Senior Indebtedness shall not include (a) to the extent that it may constitute Indebtedness, any Obligation for federal, state, local or other taxes; (b) any Indebtedness among or between such Guarantor and any Subsidiary of such Guarantor or any Affiliate of such Guarantor or any of such Affiliate's Subsidiaries; (c) to the extent that it may constitute Indebtedness, any Obligation in respect of any trade payable Incurred for the purchase of goods or materials, or for services obtained, in the ordinary course of business; (d) that portion of any Indebtedness that is Incurred in violation of the Indenture; (e) Indebtedness evidenced by such Guarantor's Guarantee of the Notes; (f) Indebtedness of such Guarantor that is expressly subordinate or junior in right of payment to any other Indebtedness of such Guarantor; (g) to the extent that it may constitute Indebtedness, any obligation owing under leases (other than Capital Lease Obligations) or management agreements;

and (h) any obligation that by operation of law is subordinate to any general unsecured obligations of such Guarantor.

     "Holders" means the registered holders of the Notes.

     "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred" and "Incurring" shall have meanings correlative to the foregoing). Indebtedness of any Acquired Person or any of its Subsidiaries existing at the time such Acquired Person becomes a Restricted Subsidiary (or is merged into or consolidated with the Company or any Restricted Subsidiary), whether or not such Indebtedness was Incurred in connection with, as a result of, or in contemplation of, such Acquired Person becoming a Restricted Subsidiary (or being merged into or consolidated with the Company or any Restricted Subsidiary), shall be deemed Incurred at the time any such Acquired Person becomes a Restricted Subsidiary or merges into or consolidates with the Company or any Restricted Subsidiary.

     "Indebtedness" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (a) every obligation of such Person for money borrowed; (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (c) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable incurred in the ordinary course of business or other accrued liabilities arising in the ordinary course of business); (e) every Capital Lease Obligation of such Person; (f) every net obligation under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements of such Person; (g) every obligation of the type referred to in clauses (a) through (f) of another Person the payment of which such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise; and (h) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a) through (g) above. Indebtedness (a) shall never be calculated taking into account any cash and Cash Equivalents held by such Person; (b) shall not include obligations of any Person (x) arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business, provided that such obligations are extinguished within three Business Days of their incurrence, (y) resulting from the endorsement of negotiable instruments for collection in the ordinary course of business and consistent with past business practices and (z) under stand-by letters of credit to the extent collateralized by cash or Cash Equivalents; (c) which provides that an amount less than the principal amount thereof shall be due upon any declaration of acceleration thereof shall be deemed to be incurred or outstanding in an amount equal to the accreted value thereof at the date of determination; (d) shall include the liquidation preference and any mandatory redemption payment obligations in respect of any Disqualified Equity Interests of the Company or any Restricted Subsidiary; and (e) shall not include obligations under performance bonds, performance guarantees, surety bonds and appeal bonds, letters of credit or similar obligations, incurred in the ordinary course of business.

     "Independent Financial Advisor" means a nationally recognized, accounting, appraisal, investment banking firm or consultant (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

     "Insolvency or Liquidation Proceeding" means, with respect to any Person, any liquidation, dissolution or winding up of such Person, or any bankruptcy, reorganization, insolvency, receivership or similar proceeding with respect to such Person, whether voluntary or involuntary.

     "interest" means, with respect to the Notes, the sum of any cash interest and any Additional Interest (as defined under "Registration Rights Agreement" below) on the Notes.

     "Interest Rate Agreements" means the obligations of any person pursuant to any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect such person or any of its subsidiaries against fluctuations in interest rates.

     "Investment" means, with respect to any Person, any direct or indirect loan, advance, guarantee or other extension of credit (other than any loan, advance or extension of credit to any officers or directors of the Company or any Restricted Subsidiary in compliance with the provisions of the covenant "Transactions With Affiliates") or capital contribution to (by means of transfers of cash or other property or assets to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition of capital stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. For purposes of the "Limitation on Restricted Payments" covenant above, the amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto, but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment; reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided, however, that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. In determining the amount of any Investment involving a transfer of any property or asset other than cash, such property shall be valued at its fair market value at the time of such transfer, as determined in good faith by the Board of Directors (or comparable body) of the Person making such transfer. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Voting Equity Interests of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, greater than 50% of the outstanding Voting Equity Interests of such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of Voting Equity Interests of such former Restricted Subsidiary not sold or disposed of.

     "Issue Date" means the original issue date of the Notes.

     "Lien" means any lien, mortgage, charge, security interest, hypothecation, assignment for security or encumbrance of any kind (including any conditional sale or capital lease or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

     "Maturity Date" means the date, which is set forth on the face of the Notes, on which the Notes will mature.

     "Net Cash Proceeds" means the aggregate proceeds in the form of cash or Cash Equivalents received by the Company or any Restricted Subsidiary in respect of any Asset Sale, including all cash or Cash Equivalents received upon any sale, liquidation or other exchange of proceeds of Asset Sales received in a form other than cash or Cash Equivalents, net of (a) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, sales commissions, title transfer fees, title insurance premium, recording fees and appraiser fees and costs) and any relocation expenses incurred as a result thereof; (b) taxes (including transfer taxes) paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements); (c) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such

Asset Sale; (d) amounts deemed, in good faith, appropriate by the Board of Directors of the Company to be provided as a reserve, in accordance with GAAP, against any liabilities associated with such assets which are the subject of such Asset Sale; including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale (provided that the amount of any such reserves shall be deemed to constitute Net Cash Proceeds at the time such reserves shall have been reversed or are not otherwise required to be retained as a reserve); and (e) with respect to Asset Sales by Restricted Subsidiaries, the portion of such cash payments attributable to Persons holding a minority interest in such Restricted Subsidiary.

     "Notes Pro Rata Share" means the amount of the applicable Unutilized Net Cash Proceeds obtained by multiplying the amount of such Unutilized Net Cash Proceeds by a fraction, (i) the numerator of which is the aggregate principal amount of Notes outstanding at the time of the applicable Asset Sale with respect to which the Company is required to use Unutilized Net Cash Proceeds to repay or make an Offer to Purchase or repay and (ii) the denominator of which is the sum of (a) the aggregate accreted value and/or principal amount, as the case may be, of all Other Pari Passu Debt outstanding at the time of the applicable Asset Sale and (b) the aggregate principal amount of all Notes outstanding at the time of the applicable Offer to Purchase with respect to which the Company is required to use the applicable Unutilized Net Cash Proceeds to offer to repay or make an Offer to Purchase or repay.

     "Obligations" means any principal, interest (including, without limitation, Post-Petition Interest), penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Offer" has the meaning set forth in the definition of "Offer to Purchase" below.

     "Offer to Purchase" means a written offer (the "Offer") sent by or on behalf of the Company by first-class mail, postage prepaid, to each holder at his address appearing in the register for the Notes on the date of the Offer offering to purchase up to the principal amount of Notes specified in such Offer at the purchase price specified in such Offer (as determined pursuant to the Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer to Purchase, which shall be not less than 20 Business Days nor more than 60 days after the date of such Offer, and a settlement date (the "Purchase Date") for purchase of Notes to occur no later than five Business Days after the Expiration Date. The Company shall notify the Trustee at least 5 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Offer shall contain all the information required by applicable law to be included therein.

     An Offer to Purchase shall be governed by and effected in accordance with the provisions above pertaining to any Offer.

     "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

     "Other Pari Passu Debt" means Indebtedness of the Company or any Guarantor that neither constitutes Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, or Subordinated Indebtedness.

     "Permitted Holder" means Mr. Morris Weissman and members of his immediate family and any trust of which he is the beneficiary and any officers and directors of the Company.

     "Permitted Indebtedness" has the meaning set forth in the second paragraph of "Certain Covenants -- Limitation on Indebtedness" above.

     "Permitted Investments" means (a) Cash Equivalents; (b) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits; (c) Interest Rate Agreements and Currency Agreements; (d) bonds, notes, debentures, other securities or non-cash consideration received as a result of (x) Asset Sales permitted under "Certain Covenants -- Disposition of Proceeds of Asset Sales" above not to exceed 25% of the total consideration for such Asset Sales or (y) a disposition of assets that does not constitute an Asset Sale; (e) Investments in the Company and Investments in a Restricted Subsidiary or a Person that, as a result of or in connection with such Investment, becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company or another Restricted Subsidiary; (f) Investments existing as of the Issue Date; (g) any Investment consisting of a guarantee by a Restricted Subsidiary of Senior Indebtedness or any guarantee of Indebtedness otherwise permitted by the Indenture; (h) Investments acquired in exchange for Equity Interests (other than Disqualified Equity Interests) of the Company; and (i) Investments that, when taken together with all other Investments made pursuant to this clause (i), do not exceed the greater of $40 million and 10% of Consolidated Tangible Assets of the Company determined in accordance with GAAP.

     "Permitted Junior Securities" means (a) debt securities of the Company as reorganized or readjusted, or debt securities of the Company (or any other company, trust or organization provided for by a plan of reorganization or readjustment succeeding to the assets and liabilities of the Company) that, in each case, are subordinated, to at least the same extent as the Notes, to the payment of all Senior Indebtedness that will be outstanding after giving effect to such plan of reorganization or readjustment, so long as (i) the rate of interest on such debt securities shall not exceed the effective rate of interest on the Notes on the date hereof, (ii) such debt securities shall not be entitled to the benefits of covenants or defaults materially more beneficial to the holders of such debt securities than those in effect with respect to the Notes on the date hereof (or the Senior Indebtedness, after giving effect to such plan of reorganization or readjustment) and (iii) such debt securities shall not provide for amortization (including sinking fund and mandatory prepayment provisions) commencing prior to the date one year and one day following the final scheduled maturity date of the Senior Indebtedness (as modified by such plan of reorganization or readjustment) or (b) shares of stock of the Company as reorganized or readjusted pursuant to a plan of reorganization or readjustment; provided that, in each case with respect to clauses (a) and (b) above, (x) if a new corporation results from any such reorganization or readjustment, such corporation assumes all Senior Indebtedness that will be outstanding after giving effect thereto and (y) the rights of the holders of the Senior Indebtedness are not, without the consent of such holders, altered by any such reorganization or readjustment, including, without limitation, such rights being impaired within the meaning of Section 1124 of Title 11 of the United States Code, or any impairment of the right to receive interest accruing during the pendency of a bankruptcy or insolvency proceeding, including proceedings under Title 11 of the United States Code.

     "Permitted Liens" means (a) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary; provided, however, that such Liens were in existence prior to the contemplation of such merger or consolidation and do not secure any property or assets of the Company or any Restricted Subsidiary other than the property or assets subject to the Liens prior to such merger or consolidation;
(b) Liens imposed by law such as carriers', warehousemen's and mechanics' Liens and other similar Liens arising in the ordinary course of business; (c) Liens existing on the Issue Date; (d) Liens securing only the Notes or the Guarantees;
(e) Liens in favor of the Company or any Restricted Subsidiary; (f) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided, however, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (g) encroachments, encumbrances, easements, reservation of rights of way, restrictions and other similar easements, licenses, restrictions on the use of properties (including zoning or other such restrictions), or minor imperfections of title that do not materially detract from the properties subject thereto or interfere with the ordinary conduct of the business of the Company and the Restricted Subsidiaries;
(h) Liens resulting from the deposit of cash or notes in connection with contracts, tenders or expropriation proceedings, or to secure workers' compensation, surety or appeal bonds, costs of litigation when required by law and public and statutory obligations or obligations under franchise arrangements entered into in the ordinary course of business; (i) Liens securing Indebtedness consisting of Capital Lease Obligations, Purchase Money Indebtedness, mortgage financings, industrial revenue bonds or other monetary obligations, in each case incurred solely for the purpose of financing all or any part of the purchase price or cost of construction or installation of assets used in the business of the Company or the Restricted Subsidiaries, or repairs, additions or improvements to such assets, provided, however, that (I) such Liens secure Indebtedness in an amount not in excess of the original purchase price or the original cost of any such assets or repair, addition or improvement thereto (plus an amount equal to the reasonable fees and expenses in connection with the incurrence of such Indebtedness), (II) such Liens do not extend to any other assets of the Company or the Restricted Subsidiaries (and, in the case of repair, addition or improvements to any such assets, such Lien extends only to the assets (and improvements thereto or thereon) repaired, added to or improved), (III) the Incurrence of such Indebtedness is permitted by "Certain Covenants -- Limitation on Indebtedness" above and (IV) such Liens attach within 180 days of such purchase, construction, installation, repair, addition or improvement; (j) Liens to secure any refinancings, renewals, extensions, modifications or replacements (collectively, "refinancing") (or successive refinancings), in whole or in part, of any Indebtedness secured by Liens referred to in the clauses above so long as such Lien does not extend to any other property (other than improvements thereto); and (k) Liens securing Indebtedness of the Company or any Restricted Subsidiary permitted to be Incurred under the Indenture in an aggregate amount not to exceed $10.0 million.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, limited liability limited partnership, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Post-Petition Interest" means, with respect to any Indebtedness of any Person, all interest accrued or accruing on such Indebtedness after the commencement of any Insolvency or Liquidation Proceeding against such Person in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing such Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

     "Preferred Equity Interest," in any Person, means an Equity Interest of any class or classes (however designated) that is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class in such Person.

     "principal" of a debt security means the principal of the security plus, when appropriate, the premium, if any, on the security.

     "Public Equity Offering" means, with respect to the Company, an underwritten public offering of Qualified Equity Interests of the Company pursuant to an effective registration statement filed under the Securities Act (excluding registration statements filed on Form S-8) or any similar provisions under foreign law.

     "Purchase Amount" has the meaning set forth in the definition of "Offer to Purchase" above.

     "Purchase Date" has the meaning set forth in the definition of "Offer to Purchase" above.

     "Purchase Money Indebtedness" means Indebtedness of the Company or any Restricted Subsidiary Incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of any property, provided that the aggregate principal amount of such Indebtedness does not exceed the lesser of the Fair Market Value of such property or such purchase price or cost, including any refinancing of such Indebtedness that does not increase the aggregate principal amount (or accreted amount, if less) thereof as of the date of refinancing.

     "Purchase Price" has the meaning set forth in the definition of "Offer to Purchase" above.

     "Qualified Equity Interest" in any Person means any Equity Interest in such Person other than any Disqualified Equity Interest.

     "Replacement Assets" has the meaning set forth in the first paragraph under "Certain Covenants -- Disposition of Proceeds of Asset Sales" above.

     "Restricted Subsidiary" means any Subsidiary of the Company that has not been designated by the Board of Directors of the Company, by a resolution of the Board of Directors of the Company delivered to the Trustee, as an Unrestricted Subsidiary pursuant to "Certain Covenants -- Designation of Unrestricted Subsidiaries" above. Any such designation may be revoked by a resolution of the Board of Directors of the Company delivered to the Trustee, subject to the provisions of such covenant.

     "SEC" means the Securities and Exchange Commission.

     "Senior Indebtedness" means, at any date, (a) all Obligations of the Company under the Existing Credit Facility; (b) all Interest Rate Protection Obligations of the Company; (c) all Obligations of the Company under stand-by letters of credit; and (d) all other Indebtedness of the Company for borrowed money, including principal, premium, if any, and interest (including Post-Petition Interest) on such Indebtedness, unless the instrument under which such Indebtedness of the Company for money borrowed is Incurred expressly provides that such Indebtedness for money borrowed is not senior or superior in right of payment to the Notes, and all renewals, extensions, modifications, amendments or refinancings thereof. Notwithstanding the foregoing, Senior Indebtedness shall not include (a) to the extent that it may constitute Indebtedness, any Obligation for Federal, state, local or other taxes; (b) any Indebtedness among or between the Company and any Subsidiary of the Company or any Affiliate of the Company or any of such Affiliate's Subsidiaries; (c) to the extent that it may constitute Indebtedness, any Obligation in respect of any trade payable Incurred for the purchase of goods or materials, or for services obtained, in the ordinary course of business; (d) that portion of any Indebtedness that is Incurred in violation of the Indenture; (e) Indebtedness evidenced by the Notes;
(f) Indebtedness of the Company that is expressly subordinate or junior in right of payment to any other Indebtedness of the Company; (g) to the extent that it may constitute Indebtedness, any obligation owing under leases (other than Capital Lease Obligations) or management agreements; and (h) any obligation that by operation of law is subordinate to any general unsecured obligations of the Company.

     "Significant Restricted Subsidiary" means, at any date of determination,
(a) any Restricted Subsidiary that, together with its Subsidiaries that constitute Restricted Subsidiaries (i) for the most recent fiscal year of the Company accounted for more than 10.0% of the consolidated revenues of the Company and the Restricted Subsidiaries or (ii) as of the end of such fiscal year, owned more than 10.0% of the consolidated assets of the Company and the Restricted Subsidiaries, all as set forth on the consolidated financial statements of the Company and the Restricted Subsidiaries for such year prepared in conformity with GAAP, and (b) any Restricted Subsidiary which, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Restricted Subsidiaries and as to which any event described in clause (h) of "Events of Default" above has occurred, would constitute a Significant Restricted Subsidiary under clause (a) of this definition.

     "Stated Maturity" means, when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable.

     "Subordinated Indebtedness" means, with respect to the Company or any Guarantor, any Indebtedness of the Company or such Guarantor, as the case may be, which is expressly subordinated in right of payment to the Notes or such Guarantor's Guarantee, as the case may be.

     "Subsidiary" means, with respect to any Person, (a) any corporation of which the outstanding Voting Equity Interests having at least a majority of the votes entitled to be cast in the election of directors shall at the time be owned, directly or indirectly, by such Person, or (b) any other Person of which at least a majority of Voting Equity Interests are at the time, directly or indirectly, owned by such first named Person.

     "Surviving Person" means, with respect to any Person involved in or that makes any Disposition, the Person formed by or surviving such Disposition or the Person to which such Disposition is made.

     "10 3/8% Notes" means the Company's 10 3/8% Senior Notes due 2002.

     "United States Government Obligations" means direct non-callable obligations of the United States of America for the payment of which the full faith and credit of the United States is pledged.

     "Unrestricted Subsidiary" means any Subsidiary of the Company designated as such pursuant to "Certain Covenants -- Designation of Unrestricted Subsidiaries" above. Any such designation may be revoked by a resolution of the Board of Directors of the Company delivered to the Trustee, subject to the provisions of such covenant.

     "Unutilized Net Cash Proceeds" has the meaning set forth in the third paragraph under "Certain Covenants -- Disposition of Proceeds of Asset Sales" above.

     "Voting Equity Interests" means Equity Interests in a corporation or other Person with voting power under ordinary circumstances entitling the holders thereof to elect the Board of Directors or other governing body of such corporation or Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payment of principal, including payment of final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding aggregate principal amount of such Indebtedness.

     "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary all of the outstanding Voting Equity Interests (other than directors' qualifying shares) of which are owned, directly or indirectly, by the Company.

                         BOOK-ENTRY; DELIVERY AND FORM

     The Notes initially will be represented by one or more permanent global certificates in definitive, duly registered form (the "Global Notes"). The Global Notes will be deposited on the date of issuance with, or on behalf of, The Depository Trust Company, New York, New York ("DTC") and registered in the name of a nominee of DTC.

     The Global Notes. The Company expects that pursuant to procedures established by DTC (i) upon the issuance of the Global Notes, DTC or its custodian will credit, on its internal system, the principal amount of Notes of the individual beneficial interests represented by such Global Notes to the respective accounts of persons who have accounts with such depositary and (ii) ownership of beneficial interests in the Global Notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Such accounts initially will be designated by or on behalf of the Initial Purchasers and ownership of beneficial interests in the Global Notes will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. Qualified institutional buyers ("QIBs") and institutional Accredited Investors who are not QIB's may hold their interests in the Global Notes directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system.

     So long as DTC, or its nominee, is the registered owner or holder of the Notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Notes for all purposes under the Indenture. No beneficial owner of an interest in the Global Notes will be able to transfer that interest except in accordance with DTC's procedures, in addition to those provided for under the Indenture with respect to the Notes.

     Payments of the principal of, premium (if any) and interest on the Global Notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the Company, the Trustee or any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

     The Company expects that DTC or its nominee, upon receipt of any payment of principal, premium, if any, and interest on the Global Notes, will credit participants' accounts with payments in amount proportionate to their respective beneficial interests in the principal amount of the Global Notes as shown on the records of DTC or its nominee. The Company also expects that payments by participants to owners of beneficial interests in the Global Notes held through such participants will be governed by standing instructions and customary practice, as is now the case, with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

     Transfers between participants in DTC will be effected in the ordinary way through DTC's same-day funds system in accordance with DTC rules and will be settled in same-day funds. If a holder requires physical delivery of a certificate in registered form (a "Certificated Security") for any reason, including to sell Notes to persons in states which require physical delivery of the Notes, or to pledge such securities, such holder must transfer its interest in a Global Note in accordance with the normal procedures of DTC and with the procedures set forth in the Indenture.

     DTC has advised the Company that it will take any action permitted to be taken by a holder of Notes (including the presentation of Notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of Notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the Indenture, DTC will exchange the Global Notes for Certificated Securities, which it will distribute to its participants.

     DTC has advised the Company as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Note among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

     Certificated Securities. If DTC is at any time unwilling or unable to continue as a depositary for the Global Note and a successor depositary is not appointed by the Company within 90 days, Certificated Securities will be issued in exchange for the Global Notes.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     The Old Notes were originally sold by the Company on December 12, 1997 to the Initial Purchasers pursuant to the Purchase Agreement as part of Units consisting of $95,000,000 aggregate principal amount of Old Notes and 95,000 Warrants to purchase an aggregate of 1,185,790 shares of Common Stock. The Initial Purchasers subsequently resold the Old Notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act and in offshore transactions to Non U.S. persons in reliance on Regulation S under the Securities Act. As a condition to the Purchase Agreement, the Company and the Guarantors (collectively, the "Issuers") and the Initial Purchasers entered into the Registration Rights Agreement on December 12, 1997, the date of the Initial Offering (the "Issue Date").

     Pursuant to the Registration Rights Agreement, the Company and the Guarantors agreed that, unless the Exchange Offer is not permitted by applicable law or Commission policy, they would (i) file with the Commission on or prior to 45 days after the Issue Date a registration statement on Form S-1 or Form S-4, if the use of such form is then available under the Securities Act with respect to the Exchange Notes, (ii) use its best efforts to cause such registration statement to become effective under the Securities Act within 120 days after the Issue Date (the "Effectiveness Date") and (iii) use its best efforts to consummate the Exchange Offer as promptly as practicable, but in any event prior to 160 days after the Issue Date. The Exchange Offer is being made to satisfy certain of the contractual obligations of the Company and the Guarantors under the Registration Rights Agreement and the Purchase Agreement.

     If the Exchange Offer is not consummated on or prior to the fifth day after the Expiration Date (subject to extension in certain circumstances), additional interest, as liquidated damages ("Additional Interest"), shall accrue on the Old Notes over and above the stated interest in an amount equal to $0.192 per week (or any part thereof) per $1,000 principal amount of the Old Notes commencing on the sixth day after the Expiration Date; provided, however, that upon the exchange of Exchange Notes for all Old Notes validly tendered and not withdrawn, Additional Interest on the Old Notes shall cease to accrue (but any accrued amount shall be payable).

     Following the consummation of the Exchange Offer, holders of the Old Notes who were eligible to participate in the Exchange Offer but who did not tender their Old Notes will not have any further registration rights and such Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Old Notes could be adversely affected.

     If, (i) because of any change in law or in currently prevailing interpretations of the Staff of the SEC, the Company is not permitted to effect the Exchange Offer, (ii) the Exchange Offer is not commenced on or prior to the Effectiveness Date, (iii) the Exchange Offer is not, for any reason, consummated on or prior to the fifth day after the Expiration Date, (iv) any holder of Private Exchange Notes (as defined in the Registration Rights Agreement) so requests, or (v) in the case of any holder that participates in the Exchange Offer, such holder does not receive Exchange Notes on the date of the exchange that may be sold without restriction under Federal securities laws, then, in the case of each of clauses (i) through (v) of this sentence, the Company shall promptly deliver to the holders and the Trustee notice thereof and thereafter the Company and each of the Guarantors shall file a Shelf Registration Statement (as defined in the Registration Rights Agreement) pursuant to the terms of the Registration Rights Agreement. If so required, the Company and the Guarantors shall file with the SEC the Shelf Registration Statement on or prior to the applicable Filing Date (as defined in the Registration Rights Agreement).

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Company will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of outstanding Old Notes accepted in the Exchange Offer. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer. However, Old Notes may be tendered only in integral multiples of $1,000.

     The form and terms of the Exchange Notes are the same as the form and terms of the Old Notes except that (i) the Exchange Notes bear a Series B designation and a different CUSIP Number from the Old Notes, (ii) the Exchange Notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof and (iii) the holders of the Exchange Notes will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for an increase in the interest rate on the Old Notes in certain circumstances relating to the timing of the Exchange Offer, all of which rights will terminate when the Exchange Offer is terminated. The Exchange Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indenture.

     The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered. As of the date of this Prospectus, $95,000,000 aggregate principal amount of Old Notes were outstanding.

     Holders of Old Notes do not have any appraisal or dissenters' rights under the General Corporation Law of Delaware or the Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

     The Company shall be deemed to have accepted validly tendered Old Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the Exchange Notes from the Company.

     If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, the certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

     Holders who tender Old Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the Exchange Offer. See "-- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "Expiration Date" shall mean 5:00 p.m., New York City time, on
               , 1998, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

     The Company reserves the right, in its sole discretion, (i) to delay accepting any Old Notes, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under "-- Conditions" shall not have been satisfied, by giving oral or written notice of such delay, extension or termination to the Exchange Agent or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders.

     Any such extension, delay in acceptance, termination or amendment will be followed promptly by oral (confirmed in writing) or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled

Expiration Date. Without limiting the manner in which the Company may choose to make any public announcement and subject to applicable law, the Company shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a press release to an appropriate news agency.

INTEREST ON THE EXCHANGE NOTES

     The Exchange Notes will bear interest from their date of issuance. Holders of Old Notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the date of issuance of the Exchange Notes. Such interest will be paid with the first interest payment on the Exchange Notes on June 1, 1998. Interest on the Old Notes accepted for exchange will cease to accrue upon issuance of the Exchange Notes.

     Interest on the Exchange Notes is payable semi-annually on each June 1 and December 1, commencing on June 1, 1998.

PROCEDURES FOR TENDERING

     Only a holder of Old Notes may tender such Old Notes in the Exchange Offer. For a holder to validly tender Old Notes pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantee, or (in the case of a book-entry transfer) an Agent's Message in lieu of the Letter of Transmittal, and any other required documents must be received by the Exchange Agent at the address set forth under "Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date. In addition, prior to 5:00 p.m., New York City time, on the Expiration Date, either (a) certificates for tendered Old Notes must be received by the Exchange Agent at such address or (b) such Old Notes must be transferred pursuant to the procedures for book-entry transfer described below (and a confirmation of such tender received by the Exchange Agent, including an Agent's Message if the tendering holder has not delivered a Letter of Transmittal). The term "Agent's Message" means a message, transmitted by the book-entry transfer facility, The Depository Trust Company (the "Book-Entry Transfer Facility"), to and received by the Exchange Agent and forming a part of a book-entry confirmation, which states that the Book-Entry Transfer Facility has received an express acknowledgment from the tendering participant that such participant has received and agrees to be bound by the Letter of Transmittal and that the Company may enforce such Letter of Transmittal against such participant.

     By tendering, each holder of Old Notes will represent to the Company that, among other things, (i) the Exchange Notes to be acquired by such holder of Old Notes in connection with the Exchange Offer are being acquired by such holder in the ordinary course of business of such holder, (ii) such holder is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes, (iii) except as otherwise disclosed in writing, such holder is not an "affiliate," as defined in Rule 405 under the Securities Act, of the Company, and (iv) such holder acknowledges and agrees that any person participating in the Exchange Offer with the intention or for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale of the Exchange Notes acquired by such person and cannot rely on the position of the Staff of the Commission set forth in the no-action letters that are discussed under "Resale of the Exchange Notes." In addition, by accepting the Exchange Offer, such holder will (i) represent and warrant that, if such holder is a Participating Broker-Dealer, such Participating Broker-Dealer acquired the Old Notes for its own account as a result of market-making activities or other trading activities and has not entered into any arrangement or understanding with the Company or any "affiliate" of the Company (within the meaning of Rule 405 under the Securities Act) to distribute the Exchange Notes to be received in the Exchange Offer, and (ii) acknowledges that, by receiving Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired as a result of market-making activities or other trading activities, such

Participating Broker-Dealer will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes.

     The tender by a holder and the acceptance thereof by the Company will constitute agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     THE METHOD OF DELIVERY OF OLD NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND SOLE RISK OF THE HOLDER. AS AN ALTERNATIVE TO DELIVERY BY MAIL, HOLDERS MAY WISH TO CONSIDER OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

     Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. See "Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant from Beneficial Owner" included with the Letter of Transmittal.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a recognized participant in the Securities Transfer Agent Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program (each a "Medallion Signature Guarantor"), unless the Old Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of a member firm of a registered national securities exchange, a member of the NASD or a commercial bank or trust company having an office or correspondent in the United States (each of the foregoing being an "Eligible Institution").

     If the Letter of Transmittal is signed by a person other than the registered holder of any Old Notes listed therein, such Old Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered holder as such registered holder's name appears on such Old Notes with the signature thereon guaranteed by a Medallion Signature Guarantor.

     If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, offices of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

     The Company understands that the Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Old Notes at the Book-Entry Transfer Facility for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of Old Notes by causing such Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account with respect to the Old Notes in accordance with the Book-Entry Transfer Facility's procedures for such transfer. Although delivery of the Old Notes may be effected through book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility, an appropriate Letter of Transmittal properly completed and duly executed with any required signature guarantee (or, in the case of book-entry transfer, an Agent's Message in lieu thereof) and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Old Notes and withdrawal of tendered Old Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right in its sole discretion to waive any defects, irregularities or conditions of tender as to particular Old Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Old Notes, neither the Company, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available, (ii) who cannot deliver their Old Notes, the Letter of Transmittal (or, in the case of book-entry transfer, an Agent's Message) or any other required documents to the Exchange Agent or (iii) who cannot complete the procedures for book-entry transfer (including delivery of an Agent's Message), prior to the Expiration Date, may effect a tender if:

          (a) the tender is made through an Eligible Institution;

          (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution (i) an Agent's Message with respect to guaranteed delivery that is accepted by the Company, or (ii) a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number(s) of such Old Notes and the principal amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing the Old Notes (or a confirmation of book-entry transfer of such Notes into the Exchange Agent's account at the Book-Entry Transfer Facility), and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

          (c) such properly completed and executed Letter of Transmittal or facsimile thereof (or, in the case of book-entry transfer, an Agent's Message), as well as the certificate(s) representing all tendered Old Notes in proper form for transfer (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility), and all other documents required by the Letter of Transmittal are received by the Exchange Agent within three New York Stock Exchange trading days after the Expiration Date.

     Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Old Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

     To withdraw a tender of Old Notes in the Exchange Offer, a letter or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"),
(ii) identify the Old Notes to be withdrawn (including the certificate number(s) and principal amount of such Old Notes, or, in the case of Old Notes transferred by book-entry transfer, the name and number of the account at the Book-Entry Transfer Facility to be credited), (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Old Notes register the transfer of such Old Notes into the name of the person withdrawing the tender and (iv) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered. Any Old Notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS

     Notwithstanding any other term of the Exchange Offer, the Company shall not be required to accept for exchange, or exchange Exchange Notes for, any Old Notes, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Old Notes, if:

          (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or any material adverse development has occurred in any existing action or proceeding with respect to the Company or any of its subsidiaries;

          (b) any law, statute, rule, regulation or interpretation by the staff of the Commission is proposed, adopted or enacted, which, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company; or

          (c) any governmental approval has not been obtained, which approval the Company shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

     If the Company determines in its sole discretion that any of the conditions are not satisfied, the Company may (i) refuse to accept any Old Notes and return all tendered Old Notes to the tendering holders, (ii) extend the Exchange Offer and retain all Old Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of holders to withdraw such Old Notes (see
"-- Withdrawal of Tenders") or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Old Notes which have not been withdrawn.

EXCHANGE AGENT

     The Bank of New York has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

                              THE BANK OF NEW YORK

By Hand Or Overnight Delivery:                                   By Registered Or Certified Mail:
     The Bank of New York           Facsimile Transmissions:           The Bank of New York
      101 Barclay Street          (Eligible Institutions Only)        101 Barclay Street, 7E
Corporate Trust Services Window          (212) 571-3080              New York, New York 10286
         Ground Level                                            Attention: Reorganization Section
   Attention: Reorganization        To Confirm by Telephone
             Section                or for Information Call:
                                         (212) 815-6333

     DELIVERY TO AN ADDRESS OTHER THAN SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

FEES AND EXPENSES

     The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telecopy, telephone or in person by officers and regular employees of the Company and its affiliates.

     The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers, or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

     The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

ACCOUNTING TREATMENT

     The Exchange Notes will be recorded at the same carrying value as the Old Notes, which is the original principal amount, less the original issue discount representing the value of the Warrants, plus accretion thereon, as reflected in the Company's accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Company. Certain expenses of the Exchange Offer will be amortized over the term of the Exchange Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

     The Old Notes that are not exchanged for Exchange Notes pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Old Notes may be resold only (i) to the Company (upon redemption thereof or otherwise),
(ii) so long as the Old Notes are eligible for resale pursuant to Rule 144A, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel reasonably acceptable to the Company), (iii) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act, or (iv) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

RESALE OF THE EXCHANGE NOTES

     With respect to resales of Exchange Notes, based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that a holder or other person who receives Exchange Notes, whether or not such person is the holder (other than a person that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities
Act) who receives Exchange Notes in exchange for Old Notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes, will be allowed to resell the Exchange Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the Exchange Notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires Exchange Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the Exchange Notes, such holder cannot rely on the position of the staff of the Commission enunciated in such no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each Participating Broker-Dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. For a description of the procedures for such resales by Participating Broker-Dealers, see "Plan of Distribution."

                 CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion describes the material U.S. federal income tax consequences expected to result to holders whose Old Notes are exchanged for Exchange Notes in the Exchange Offer. This discussion is based on the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury regulations, judicial authority and administrative rulings and practice. There can be no assurance that the Internal Revenue Service (the "Service") will not take a contrary view, and no ruling from the Service has been or will be sought. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conditions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to holders. Certain holders (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) may be subject to special rules not discussed below.

     The Company believes that the exchange of Old Notes for Exchange Notes pursuant to the Exchange Offer will not be treated as a taxable transaction for federal income tax purposes. As a result, there should be no federal income tax consequences to holders exchanging Old Notes for Exchange Notes pursuant to the Exchange Offer.

     THE FOREGOING DISCUSSION IS BASED ON THE PROVISIONS OF THE CODE, REGULATIONS, TREASURY REGULATIONS, RULING AND JUDICIAL DECISIONS NOW IN EFFECT, ALL OF WHICH ARE SUBJECT TO CHANGE. ANY SUCH CHANGES MAY BE APPLIED RETROACTIVELY IN A MANNER THAT COULD ADVERSELY AFFECT HOLDERS EXCHANGING NOTES.

EACH HOLDER OF NOTES SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO IT, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS, OF EXCHANGING OLD NOTES FOR EXCHANGE NOTES PURSUANT TO THE EXCHANGE OFFER.

                              PLAN OF DISTRIBUTION

     Each Participating Broker-Dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that for a period of 180 days after the Expiration Date, they will make this Prospectus, as amended or supplemented, available to any Participating Broker-Dealer for use in connection with any such resale. In addition, until
               , 1998 (90 days after the commencement of the Exchange Offer), all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

     The Company will not receive any proceeds from any sales of the Exchange Notes by Participating Broker-Dealers. Exchange Notes received by Participating Broker-Dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Participating Broker-Dealer and/or the purchasers of any such Exchange Notes. Any Participating Broker-Dealer that resells the Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the Expiration Date the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any Participating Broker-Dealer that requests such documents in the Letter of Transmittal.

                                 LEGAL MATTERS

     Certain legal matters with respect to the validity of the issuance of the Exchange Notes offered hereby will be passed upon for the Company by Weil, Gotshal & Manges LLP, New York, New York. Certain United States federal income tax matters in connection with the Exchange Offer will be passed upon for the Company by Weil, Gotshal & Manges LLP, New York, New York.

                                    EXPERTS

     The consolidated financial statements as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 of American Banknote Corporation included and incorporated by reference in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are included and incorporated by reference herein, and have been so included and incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The special purpose financial statements of Leigh Mardon Security Division included and incorporated in this Prospectus by reference from the Company's Current Report on Form 8-K/A Amendment No. 1 dated August 14, 1996 have been audited by KPMG, chartered accountants, as stated in their report, which is included and incorporated herein by reference, and have been so included and incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Financial Statements of American Banknote Corporation and Subsidiaries for the years ended December 31, 1996, 1995 and 1994:

                                                                                       PAGE
                                                                                       -----
  Independent Auditors' Report.....................................................     F-2
  Consolidated Statements of Operations............................................     F-3
  Consolidated Balance Sheets......................................................     F-4
  Consolidated Statement of Stockholders' Equity...................................     F-5
  Consolidated Statements of Cash Flows............................................     F-6
  Notes to Consolidated Financial Statements.......................................     F-7

Unaudited Condensed Financial Statements of American Banknote Corporation and Subsidiaries for the nine months ended September 30, 1997 and 1996:

  Condensed Consolidated Statements of Operations -- Unaudited.....................    F-26
  Condensed Consolidated Balance Sheets -- Unaudited...............................    F-27
  Condensed Consolidated Statements of Cash Flows -- Unaudited.....................    F-28
  Condensed Consolidated Statement of Stockholders' Equity -- Unaudited............    F-29
  Notes to Condensed Consolidated Financial Statements -- Unaudited................    F-30

Special Purpose Financial Statements of Leigh Mardon Security Division for the three years ended in the period ended 30 June 1995 (in Australian dollars):

  Report of Independent Auditors...................................................    F-32
  Profit and Loss Statements.......................................................    F-33
  Balance Sheets...................................................................    F-34
  Statement of Cash Flows..........................................................    F-35
  Notes to Special Purpose Financial Statements....................................    F-36

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of American Banknote Corporation
New York, New York

     We have audited the accompanying consolidated balance sheets of American Banknote Corporation and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of American Banknote Corporation and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP
February 21, 1997
New York, New York

                 AMERICAN BANKNOTE CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                YEAR ENDED DECEMBER 31
                                                          ----------------------------------
                                                            1996         1995         1994
                                                          --------     --------     --------
Sales...................................................  $309,450     $206,164     $208,133
                                                          --------     --------     --------
Costs and expenses:
  Cost of goods sold....................................   202,158      149,035      130,889
  Selling and administrative............................    48,263       39,851       38,974
  Restructuring and idle equipment......................                 14,304        7,000
  Depreciation and amortization.........................    20,042       14,824       13,094
                                                          --------     --------     --------
                                                           270,463      218,014      189,957
                                                          --------     --------     --------
                                                            38,987      (11,850)      18,176
Other (expense) income:
  Interest expense......................................   (28,864)     (23,147)     (21,057)
  Foreign translation losses, net.......................      (255)         (38)      (7,037)
  Provision for litigation..............................    (2,400)
  Other, net............................................     2,265        2,824        1,816
                                                          --------     --------     --------
                                                           (29,254)     (20,361)     (26,278)
                                                          --------     --------     --------
  Income (loss) before taxes on income (benefit) and
     minority interest..................................     9,733      (32,211)      (8,102)
Taxes on income (benefit)...............................       400      (11,359)      (2,401)
                                                          --------     --------     --------
  Income (loss) before minority interest................     9,333      (20,852)      (5,701)
Minority interest.......................................     5,234        1,563
                                                          --------     --------     --------
  Income (loss) before extraordinary item...............     4,099      (22,415)      (5,701)
Extraordinary item -- early extinguishment of debt......                                (114)
                                                          --------     --------     --------
Net income (loss).......................................  $  4,099     $(22,415)    $ (5,815)
                                                          ========     ========     ========
Net Income (loss) per share:
  Before extraordinary item.............................  $   0.20     $  (1.17)    $  (0.30)
  Extraordinary item....................................                               (0.01)
                                                          --------     --------     --------
                                                          $   0.20     $  (1.17)    $  (0.31)
                                                          ========     ========     ========

                See Notes to Consolidated Financial Statements.

                 AMERICAN BANKNOTE CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                            DECEMBER 31
                                                                       ---------------------
                                                                         1996         1995
                                                                       --------     --------
ASSETS
Current assets
  Cash and cash equivalents..........................................  $ 14,256     $ 23,525
  Marketable securities -- at market (cost $1,746)...................     2,133        2,952
  Accounts receivable, net of allowance for doubtful accounts of $981
     and $816........................................................    47,501       32,058
  Inventories........................................................    35,622       23,243
  Deferred income taxes..............................................     4,261        5,983
  Prepaid expenses and other.........................................     9,362       12,527
                                                                       --------     --------
          Total current assets.......................................   113,135      100,288
Property, plant and equipment, at cost, net of accumulated
  depreciation and amortization......................................   253,987      225,974
Other assets.........................................................    27,974       18,342
Excess of cost of investment in subsidiaries over net assets
  acquired, net of accumulated amortization of $5,662 and $3,119.....    85,282       34,798
                                                                       --------     --------
                                                                       $480,378     $379,402
                                                                       ========     ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Revolving credit...................................................  $  3,103
  Current portion of long-term debt..................................    14,450     $    332
  Accounts payable and accrued expenses..............................    60,049       44,983
                                                                       --------     --------
          Total current liabilities..................................    77,602       45,315
Long-term debt.......................................................   263,548      194,156
Other liabilities....................................................    24,706       20,181
Deferred income taxes................................................    47,456       60,579
Minority interest....................................................    20,789       18,818
                                                                       --------     --------
                                                                        434,101      339,049
Commitments and Contingencies
Stockholders' equity
  Preferred Stock, authorized 5,000,000 shares, no shares issued or outstanding
  Common Stock, par value $.01 per share, authorized 50,000,000
     shares; issued 20,137,880 shares and 19,391,763 shares..........       202          194
  Capital surplus....................................................    68,609       67,091
  Retained-earnings (deficit)........................................   (21,362)     (25,461)
  Treasury stock, at cost (281,000 shares)...........................    (1,253)      (1,253)
  Pension liability adjustment.......................................                   (218)
  Cumulative currency translation adjustment.........................        81
                                                                       --------     --------
          Total stockholders' equity.................................    46,277       40,353
                                                                       --------     --------
                                                                       $480,378     $379,402
                                                                       ========     ========

                See Notes to Consolidated Financial Statements.

                 AMERICAN BANKNOTE CORPORATION AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                      THREE YEARS ENDED DECEMBER 31, 1996

                                                                                      CUMULATIVE
                            COMMON STOCK               RETAINED             PENSION    CURRENCY
                           ---------------   CAPITAL   EARNINGS   TREAS.     LIAB.    TRANSLATION
                           SHARES   AMOUNT   SURPLUS   (DEFICIT)   STOCK    ADJUST.   ADJUSTMENT    TOTAL
                           ------   ------   -------   --------   -------   -------   ----------   --------
                                                        (AMOUNTS IN THOUSANDS)
BALANCE --
  JANUARY 1, 1994........  19,102    $191    $66,604   $  2,769   $  (821)   $(413)                $ 68,330
Purchase of common
  shares.................                                            (432)                             (432)
Exercise of warrants.....      43      --                                                                --
Issuance in connection
  with option plans and
  other..................     145       2        279                                                    281
Pension liability
  adjustment.............                                                      413                      413
Net loss.................                                (5,815)                                     (5,815)
                           ------    ----    -------   --------   -------    -----                  -------
BALANCE --
  DECEMBER 31, 1994......  19,290     193     66,883     (3,046)   (1,253)                           62,777
Issuance in connection
  with option plans......     102       1        208                                                    209
Pension liability
  adjustment.............                                                     (218)                    (218)
Net loss.................                               (22,415)                                    (22,415)
                           ------    ----    -------   --------   -------    -----                  -------
BALANCE --
  DECEMBER 31, 1995......  19,392     194     67,091    (25,461)   (1,253)    (218)                  40,353
Issuance of common shares
  in connection with
  acquisitions...........     427       5        825                                                    830
Issuance in connection
  with option and
  compensation plans.....     319       3        693                                                    696
Foreign currency
  translation
  adjustment.............                                                                $ 81            81
Pension liability
  adjustment.............                                                      218                      218
Net income...............                                 4,099                                       4,099
                           ------    ----    -------   --------   -------    -----        ---       -------
BALANCE --
  DECEMBER 31, 1996......  20,138    $202    $68,609   $(21,362)  $(1,253)   $  --       $ 81      $ 46,277
                           ======    ====    =======   ========   =======    =====        ===       =======

                See Notes to Consolidated Financial Statements.

                 AMERICAN BANKNOTE CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                           YEAR ENDED DECEMBER 31
                                                                     ----------------------------------
                                                                       1996         1995         1994
                                                                     --------     --------     --------
                                                                               (IN THOUSANDS)
Operating Activities:
  Income (loss) before extraordinary item..........................  $  4,099     $(22,415)    $ (5,701)
  Adjustments to reconcile income (loss) to net cash provided by operating activities:
  Depreciation and amortization....................................    24,326       17,742       13,656
  Unrealized loss (gain) on marketable securities..................       819       (1,061)        (104)
  Extraordinary item...............................................                                (215)
  Deferred taxes...................................................   (10,395)     (16,650)      (3,057)
  Minority interest................................................     5,234        1,563
  Provision for litigation.........................................     2,400
  Restructuring and idle equipment.................................                 14,223        6,075
  Foreign translation losses, net..................................       255           38        7,037
  Changes in operating assets and liabilities, net of effects from acquisitions:
    Marketable securities..........................................                 (1,253)        (533)
    Accounts receivable............................................   (15,203)      10,501      (10,894)
    Inventories....................................................    (4,424)       1,734       (4,676)
    Prepaid expenses and other.....................................     1,250       (7,466)        (175)
    Accounts payable and accrued expenses..........................      (788)      (3,839)       7,447
    Other..........................................................        65        2,432       (2,670)
                                                                      -------      -------      -------
Net cash provided by (used in) operating activities................     7,638       (4,451)       6,190
                                                                      -------      -------      -------
Investing Activities:
  Acquisition of LM................................................    (2,491)
  Capital expenditures.............................................   (22,283)     (10,378)     (10,084)
  Proceeds from sale of joint venture..............................                  4,718
  Proceeds from sale of assets.....................................       699          211        1,694
  Other............................................................      (385)        (650)
                                                                      -------      -------      -------
Net cash used in investing activities..............................   (24,460)      (6,099)      (8,390)
                                                                      -------      -------      -------
Financing Activities:
  Long-term borrowings.............................................     8,342        3,415
  Revolving credit borrowings......................................     3,103
  Payment of long-term debt........................................    (1,076)        (451)        (537)
  Proceeds from 11 5/8% Senior Notes, net of related costs.........                              59,779
  Repayment of bank financing......................................                             (40,000)
  Dividend to minority shareholder.................................    (2,867)
  Other............................................................                     20         (306)
                                                                      -------      -------      -------
Net cash provided by financing activities..........................     7,502        2,984       18,936
                                                                      -------      -------      -------
Effect of foreign currency exchange rate changes on cash and cash
  equivalents......................................................        51         (567)        (515)
                                                                      -------      -------      -------
(Decrease) increase in cash and cash equivalents...................    (9,269)      (8,133)      16,221
Cash and cash equivalents -- beginning of year.....................    23,525       31,658       15,437
                                                                      -------      -------      -------
Cash and cash equivalents -- end of year...........................  $ 14,256     $ 23,525     $ 31,658
                                                                      =======      =======      =======
Supplemental cash payments:
  Taxes............................................................  $  9,490     $  3,680     $  1,604
  Interest.........................................................  $ 27,130     $ 21,857     $ 16,309

                See Notes to Consolidated Financial Statements.

                 AMERICAN BANKNOTE CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A -- BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     American Banknote Corporation is a holding company (the "Company") and through its subsidiaries in the United States, Brazil, Australia and New Zealand, operates in a single industry, secured products and systems, with three principal product lines: Transaction Cards & Systems; Printing Services & Document Management; and Security Printing Solutions. The Company's principal subsidiaries are: American Bank Note Company ("ABN"), American Bank Note Holographics, Inc. ("ABNH"), American Bank Note Company Grafica e Servicos Ltda. ("ABNB"), a 77.5% owned Brazilian company, and American Banknote Australasia Holdings, Inc. ("ABAH") and its Australian subsidiary, ABN Australasia Limited ("LM").

     1. Principles of Consolidation: The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries. Certain reclassifications have been made to the 1995 and 1994 balances to conform to the 1996 presentation. All significant intercompany items have been eliminated.

     2. Pervasiveness of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     3. Translation of Financial Statements: LM's results of operations are translated into US dollars using average exchange rates during the period, while assets and liabilities are translated using current rates. Resulting translation adjustments are accumulated as a separate component of stockholders' equity. Foreign currency transaction gains and losses are included in earnings. ABNB operates in a hyper-inflationary economy. Currently, gains and losses for ABNB resulting from translation and transactions are determined using a combination of current and historical rates. If inflation rates in Brazil remain at current levels, the method of translating ABNB's financial statements will be changed to the method used to translate LM's financial statements.

     4. Cash and Cash Equivalents: All highly liquid investments with a maturity of three months or less, when purchased, are considered to be cash equivalents.

     5. Marketable Securities: Such investments are held for trading purposes and changes in the market value are reflected in earnings.

     6. Inventories and Revenue Recognition: Inventories are stated at the lower of cost or market with cost being determined on the first-in, first-out
(FIFO) method. Revenue is generally recognized when goods are shipped. However, pursuant to terms with certain customers, completed items are sometimes stored at the Company's premises and, in those instances, revenue is recognized when the goods are transferred to the on-site storage location.

     7. Depreciation and Amortization: Depreciation and amortization of property, plant and equipment is computed principally by the straight-line method over the estimated useful life of the asset as follows: buildings -- 25 to 40 years; rolls and dies -- 40 years; and machinery, equipment and fixtures -- 5 to 22 years.

     Amortization of leasehold improvements is computed by the straight-line method based upon the remaining term of the applicable lease or the estimated useful life of the asset, whichever is shorter.

                 AMERICAN BANKNOTE CORPORATION AND SUBSIDIARIES

     8. Intangible Assets: Patents and other intangibles are amortized over their useful lives. The excess of cost of investment in subsidiaries over net assets acquired is amortized over periods ranging from 20 to 30 years using the straight-line method.

     9. Research and Development: Research and development costs are expensed as incurred (1996 -- $0.9 million, 1995 -- $0.4 million and 1994 -- $1.6 million).

     10. Net Income (Loss) Per Share: Net income (loss) per share has been computed based on the weighted average number of outstanding shares of common stock and in 1996 common equivalent shares (approximately 20.5 million in 1996, 19.1 million in 1995 and 19.0 million in 1994).

     11. Business Information: Sales to the United States government (principally food coupons) were 7%, 15% and 26% of consolidated sales for the years ended December 31, 1996, 1995 and 1994, respectively. Sales to a customer in Brazil (national telephone company) were 24% and 13% of consolidated sales for the years ended December 31, 1996 and 1995, respectively. The current contract with the customer expires in May 1997 and the Company is presently negotiating either a new contract or a renewal of its existing contract but the value of either has not yet been determined. Sales to the ABNB minority owner were 14% and 12% of consolidated sales in 1996 and 1995, respectively.

     Stock and bond printing accounted for approximately 8%, 11% and 14% of consolidated sales for the years ended December 31, 1996, 1995 and 1994, respectively. The elimination of printed certificates continues to be advocated by various organizations in favor of the use of book-entry systems for recording security ownership. The complete elimination of or substantial reduction in the domestic use of certificates or NYSE requirements would have a material adverse effect on the sales and earnings of the Company.

     Government sales, particularly to the United States government and state and local governments, is principally dependent on successful competitive bids which are generally awarded on the basis of price but may also include other factors. Many of the Company's contracts are re-bid annually or on a multiple year basis. Government sales are generally subject to provisions allowing termination for the convenience of the government.

     12. Supplemental Cash Flow Information: In 1996 the Company entered into a contract payable in connection with the LM acquisition in the face amount of $4.8 million. In 1996, 426,617 shares of Common Stock (valued at approximately $0.8 million) were issued, in connection with the acquisition of an equity interest in a privately held transaction card business.

     13. Export Sales: US export sales were 6%, 7% and 12% of consolidated sales for the years ended December 31, 1996, 1995 and 1994, respectively.

     14. Impact of Accounting Pronouncements: Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-lived Assets and for Assets to be Disposed Of." The adoption of this standard was not material.

     In October 1996, the AICPA Accounting Standards Executive Committee issued Statement of Position 96-1, "Environmental Remediation Liabilities," which requires adoption in 1997. The adoption of this pronouncement will not have a material effect on the Company's financial condition and results of operations.

NOTE B -- ACQUISITIONS

     As of July 1, 1995, the Company acquired the security printing operations of Grafica Bradesco Ltda. ("Bradesco") from Banco Bradesco S.A. (Brazil), in exchange for a 22.5% interest in the

                 AMERICAN BANKNOTE CORPORATION AND SUBSIDIARIES

Company's Brazilian subsidiary, valued at approximately $17 million. Bradesco's business included check printing, and other forms for financial institutions. Approximately $2.3 million was recorded as the excess of cost of investment in subsidiaries over net assets acquired.

     In 1996, in a two step transaction, the Company acquired a 100% equity interest in LM. The total purchase price of and the net assets acquired in the acquisition follows (in thousands):

        Net working capital deficiency...................................  $ (2,124)
        Property, plant and equipment....................................    23,488
        Excess of cost of investment over net assets acquired............    52,885
        Other long-term assets...........................................     3,914
        Deferred debt expense............................................     3,273
        Long-term liabilities............................................    (2,239)
                                                                           --------
          Net purchase price.............................................    79,197
        Acquisition financing............................................   (76,706)
                                                                           --------
          Net cash cost of acquisition...................................  $  2,491
                                                                           ========

     On an unaudited pro forma basis, assuming the above acquisitions had been made as of January 1, 1995, the consolidated sales for the years ended December 31, 1996 and 1995 would have increased by approximately $33.5 million and $96.4 million, respectively, and net income (loss) would have increased (decreased) by approximately $0.9 million ($.05 per share) and ($3.4 million) ($.17 per share), respectively.

     The above transactions were accounted under the purchase method. The Company believes the unaudited pro forma results are not necessarily indicative of the actual results of operations that would have occurred had the acquisitions been made as of January 1, 1995 or of the results which will occur in the future. The results of operations of the acquired entities are consolidated in the Company's financial statements from the respective acquisition dates.

NOTE C -- INVENTORIES

                                                                     DECEMBER 31
                                                                 -------------------
                                                                  1996        1995
                                                                 -------     -------
                                                                   (IN THOUSANDS)
        Finished goods.........................................  $ 6,288
        Work in process........................................   14,905     $10,505
        Raw materials and supplies.............................   14,429      12,738
                                                                 -------     -------
                                                                 $35,622     $23,243
                                                                 =======     =======

                 AMERICAN BANKNOTE CORPORATION AND SUBSIDIARIES

NOTE D -- PROPERTY, PLANT AND EQUIPMENT

                                                                    DECEMBER 31
                                                               ---------------------
                                                                 1996         1995
                                                               --------     --------
                                                                  (IN THOUSANDS)
        Land.................................................  $  2,852     $  2,727
        Buildings and improvements...........................    25,861       20,858
        Rolls and dies.......................................   174,037      177,154
        Machinery, equipment and fixtures....................   136,309       70,368
        Leasehold improvements...............................     4,905        1,522
        Construction in progress.............................     6,408          260
                                                               --------     --------
                                                                350,372      272,889
        Accumulated depreciation and amortization............    96,385       46,915
                                                               --------     --------
                                                               $253,987     $225,974
                                                               ========     ========

NOTE E -- ACCOUNTS PAYABLE AND ACCRUED EXPENSES

                                                                     DECEMBER 31
                                                                 -------------------
                                                                  1996        1995
                                                                 -------     -------
                                                                   (IN THOUSANDS)
        Accounts payable -- trade..............................  $23,967     $11,335
        Accrued expenses.......................................    6,658       2,893
        Customers' advances....................................    2,120       7,026
        Salaries and wages.....................................    9,431       5,666
        Restructuring and acquisition related accruals.........    3,898       8,838
        Interest payable.......................................    5,679       4,291
        Other..................................................    8,296       4,934
                                                                 -------     -------
                                                                 $60,049     $44,983
                                                                 =======     =======

NOTE F -- TAXES ON INCOME

     Deferred income taxes arise from temporary differences between the tax basis of assets and liabilities, and their reported amounts in the consolidated financial statements.

     The Company files a US corporate consolidated federal income tax return which includes its domestic subsidiaries.

                 AMERICAN BANKNOTE CORPORATION AND SUBSIDIARIES

     Taxes on income (benefit) for the years ended December 31, follows:

                                                    1996         1995         1994
                                                  --------     --------     --------
                                                            (IN THOUSANDS)
        Current
          Foreign...............................  $ 10,624     $  4,755
          State and local.......................       443          536     $    656
                                                  --------     --------      -------
                                                    11,067        5,291          656
                                                  --------     --------      -------
        Deferred
          Federal...............................    (8,598)     (14,209)      (2,892)
          Foreign...............................      (914)      (1,993)         (31)
          State and local.......................    (1,155)        (448)        (134)
                                                  --------     --------      -------
                                                   (10,667)     (16,650)      (3,057)
                                                  --------     --------      -------
                                                  $    400     $(11,359)    $ (2,401)
                                                  ========     ========      =======

     A reconciliation of the taxes on income (benefit) and the amount computed by applying the federal income tax statutory rate follows:

                                                      1996         1995        1994
                                                     -------     --------     -------
                                                              (IN THOUSANDS)
        Statutory tax (benefit)....................  $ 3,406     $(10,952)    $(2,755)
        Adjustments due to rate changes............                (2,837)
        Difference between federal and foreign
          statutory rates..........................   (1,311)       1,390
        Non-deductible goodwill....................      866
        Brazil dividend deduction..................   (1,428)         601
        State and local income taxes, net of
          federal benefit..........................     (867)          58         345
        Other......................................     (266)         381           9
                                                     -------     --------     -------
                                                     $   400     $(11,359)    $(2,401)
                                                     =======     ========     =======

     In 1995, the Company adjusted its deferred tax assets and liabilities for the estimated effect of a decrease in Brazil's tax rates enacted in the fourth quarter of 1995. The effect of this non-cash item was to decrease deferred income taxes in 1995 by $2.8 million ($0.15 per share).

     The Company has an alternative minimum tax credit carryforward of approximately $0.8 million, which expires in 1999 and is available to offset future taxable income. In addition, in 1996, 1995 and 1994, the Company generated net operating loss carryforwards of approximately $23.8 million, $20.9 million and $2.8 million, respectively, which are scheduled to expire in 2011, 2010 and 2009, respectively.

     As a result of Brazilian tax legislation, effective for 1996, the 15% dividend withholding tax on earnings after 1995 was eliminated. Additionally, in 1996, tax legislation which permits Brazilian companies to elect, subject to certain limitations, to deduct dividends in computing taxable income; however, there is a 15% withholding tax on dividends distributed in this manner.

     At December 31, 1996, the unrepatriated earnings of ABNB and LM are approximately $21.5 million and $1.6, respectively, and are considered permanently invested overseas. A portion of ABNB's earnings ($3.4 million) has previously been subject to US tax.

                 AMERICAN BANKNOTE CORPORATION AND SUBSIDIARIES

     The tax effects of the items comprising the Company's deferred income tax assets and liabilities are as follows:

                                                                        DECEMBER 31
                                                                   ---------------------
                                                                     1996         1995
                                                                   --------     --------
                                                                      (IN THOUSANDS)
    Current deferred tax assets:
      Accrued expenses...........................................  $  1,544     $  2,945
      Other......................................................     2,717        3,038
                                                                   --------     --------
                                                                   $  4,261     $  5,983
                                                                   ========     ========
    Long-term deferred tax assets included in other assets.......  $  1,108
                                                                   ========
    Deferred tax liabilities:
      Difference between book and tax basis of assets acquired in
         acquisitions and mergers................................  $ 65,952     $ 68,837
      Excess tax over book depreciation..........................     6,524        5,882
      Other......................................................     2,780        2,036
                                                                   --------     --------
                                                                     75,256       76,755
                                                                   --------     --------
    Non-current deferred tax assets:
      Operating loss carryforwards and tax credits...............   (17,979)      (8,929)
      Restructuring expenses.....................................    (4,114)      (3,205)
      Litigation.................................................      (984)
      Other......................................................    (4,723)      (4,042)
                                                                   --------     --------
                                                                    (27,800)     (16,176)
                                                                   --------     --------
         Net deferred tax liabilities............................  $ 47,456     $ 60,579
                                                                   ========     ========

NOTE G -- REVOLVING CREDIT AND LONG-TERM DEBT

     In 1996, the Company entered into a $20 million revolving credit facility (the "Credit Agreement") which expires on October 30, 1998. At December 31, 1996, interest under the Credit Agreement, as defined was 9.25%. Effective January 1, 1997, the interest rate as defined, decreased to 8.75%. The weighted average interest expense on 1996 borrowings was approximately 9.25%. The Credit Agreement is an asset-based facility secured by certain accounts receivable and inventory (total carrying value of approximately $18.0 million at December 31, 1996). At December 31, 1996, approximately $14.0 million was available under the Credit Agreement before reduction for outstanding letters of credit ($1.8 million) and borrowings ($3.1 million).

                 AMERICAN BANKNOTE CORPORATION AND SUBSIDIARIES

     Long-Term Debt consists of the following:

                                                                        DECEMBER 31
                                                                   ---------------------
                                                                     1996         1995
                                                                   --------     --------
                                                                      (IN THOUSANDS)
    10 3/8% Senior Notes, due June 1, 2002(a)....................  $126,500     $126,500
    11 5/8% Senior Notes, due August 1, 2002, net of unamortized
      discount of $1,005 and $1,120(b)...........................    63,995       63,880
    9.35% Non-Recourse Senior Debt due May 31, 2001(c)...........    52,419
    8.07% Non-Recourse Subordinated Debt due May 31, 2001(c).....    18,337
    BNDES financing(d)...........................................    10,277        3,223
    Other, ranging from 8% to 9%.................................     6,470          885
    Less current portion.........................................   (14,450)        (332)
                                                                   --------     --------
    Net long-term debt...........................................  $263,548     $194,156
                                                                   ========     ========

---------------
(a) The 10 3/8% Senior Notes are redeemable at the option of the Company, in whole or in part, on or after June 1, 1997, at stated redemption prices. Equal mandatory sinking fund payments on June 1, 2000 and June 1, 2001 are required to retire an aggregate of 50% of the original principal amount.

    The 10 3/8% Senior Notes are senior indebtedness of the Company and rank equally in right of payment, on a pari passu basis, with all existing and future senior indebtedness of the Company and are secured by a pledge of all the issued and outstanding shares of capital stock of ABN and ABNH and by 65% of the shares of ABNB. ABN, ABNH and the 77.5% interest in ABNB constitute a substantial portion of the assets of the Company.

(b) The 11 5/8% Senior Notes are redeemable at the option of the Company, in whole or in part, on and after August 1, 1998, at stated redemption prices. The 11 5/8% Senior Notes are unsecured senior indebtedness of the Company and rank equally in right of payment, on a pari passu basis, with all existing and future senior indebtedness of the Company. The 11 5/8% Senior Notes are effectively subordinated to the 10 3/8% Senior Notes.

(c) LM's Non-Recourse Senior and Subordinated Debt are denominated in Australian dollars, include various default, cross-default and acceleration of maturity provisions and provide for mandatory principal prepayments in the event that Surplus Cashflow of LM, as defined, is attained.

    The LM Non-Recourse Senior Debt is a term loan of approximately $53.5 million and a $4.0 million working capital facility. The term loan is secured by a fixed and floating charge on LM's assets and undertakings. Approximately $0.6 million of letters of credit are outstanding under the working capital facility which is subject to annual renewals. The first renewal date is April 30, 1997. The working capital facility is supported by a five-year committed letter of credit facility issued by the term-loan lenders.

    Interest on the Non-Recourse Subordinated Debt is generally payable annually, or as permitted by the Non-Recourse Senior Debt, and accrues interest at a rate of 8.07% per annum plus 4% upon amounts outstanding in excess of $16.4 million.

(d) The BNDES financing (Brazilian Federal Government Development Bank debt) is denominated in Brazilian reais and bears interest at 6.4% above the TJLP (11.0% at December 31, 1996), which is a government administered long-term interest rate. The borrowings are secured by an interest in equipment (carrying value of approximately $6.1 million at December 31, 1996).

                 AMERICAN BANKNOTE CORPORATION AND SUBSIDIARIES

     The Company's financing agreements contain covenants concerning interest coverage ratios, EBITDA, sales of assets, sale and leaseback transactions, liens, transactions with affiliates, distributions from subsidiaries, indebtedness, capital expenditures, mergers and acquisitions, payment of cash dividends, redemptions of capital stock and other matters. The Company's ability to service its debt depends upon the future performance of the Company's subsidiaries, which will be subject to prevailing economic and competitive conditions and to other factors, including the continued ability to generate cash, to distribute that cash to the Company for debt service and to repatriate funds from foreign subsidiaries, particularly ABNB.

     The fair value of the 10 3/8% Senior Notes and the 11 5/8% Senior Notes based on market quotes at December 31, 1996 was approximately $124.6 million and $62.4 million, respectively, and at December 31, 1995 was approximately $84.8 million and $39.0 million, respectively. The fair value of all other debt approximates their carrying values.

     Principal maturities of long-term debt follow:

                                                         DOMESTIC      ABNB         LM
                                                         --------     -------     ------
                                                                  (IN MILLIONS)
        1997...........................................   $  3.5       $ 3.4      $  7.6
        1998...........................................      1.3         3.1         6.0
        1999...........................................       .2         1.7         6.8
        2000...........................................     31.8         1.7         8.4
        2001...........................................     31.9          .4        41.9
        2002 and thereafter............................    129.3

NOTE H -- CAPITAL STOCK

     The Company is authorized to issue 5,000,000 shares of Preferred Stock, with such terms as the Board of Directors may determine.

     The Board of Directors, in 1994, adopted a Preferred Stock Purchase Rights Plan pursuant to which it declared a dividend of one Preferred Stock Purchase Right (the "Rights") for each outstanding share of Common Stock on March 24, 1994. Each Right entitles the registered holder to purchase from the Company one one-hundredth ( 1/100) of a share of preferred stock, designated as Series A Junior Preferred Stock, at a price of $15.50. The Rights will become exercisable only in the event, with certain exceptions, an acquiring party accumulates 15 percent or more of the Company's voting stock or if a party announces an offer to acquire 30 percent or more of the voting stock. The Rights expire on March 24, 2004. Upon the occurrence of certain events, holders of the Rights will be entitled to purchase either the Company's stock or shares in an "acquiring entity" at half of market value. The Company will generally be entitled to redeem the Rights at $.01 per Right at any time until the tenth day following the acquisition of 15 percent of its voting stock by an acquirer. The Rights are not exercisable if redeemed.

     At December 31, 1996, 176,500 warrants, issued to operating management in 1993 ("Warrants"), are outstanding and exercisable. The Warrants expire in 2000. In 1994, Warrants for 43,000 common shares were exercised at $.011 per share.

     At December 31, 1996, approximately 4,317,000 shares of Common Stock were reserved for warrants and stock-based compensation plans.

                 AMERICAN BANKNOTE CORPORATION AND SUBSIDIARIES

NOTE I -- STOCK-BASED COMPENSATION PLANS

     The Company has four stock-based compensation plans, as follows: the 1990 Employee Stock Option Plan (the "1990 Plan"), the Long-Term Performance Plan (the "LTP Plan"), the Executive Incentive Plan, and the Deferred Stock and Compensation Plan for Non-Employee Directors (the "Directors Plan"). The terms of option awards are determined on the date of grant, generally have an exercise life of ten years, are granted at not less than the market price, and become exercisable in equal amounts over a three-year period from the date of grant.

     A summary of the option plans is presented below:

                                  1996                      1995                      1994
                         ----------------------     ---------------------     ---------------------
                                      WEIGHTED-                 WEIGHTED-                 WEIGHTED-
                                       AVERAGE                   AVERAGE                   AVERAGE
                                      EXERCISE                  EXERCISE                  EXERCISE
                           SHARES       PRICE        SHARES       PRICE        SHARES       PRICE
                         ----------   ---------     ---------   ---------     ---------   ---------
Options outstanding,
  beginning of year....   1,701,783     $4.55       1,771,783     $5.05       1,665,283     $5.09
  Exercised............      (2,000)     1.88         (10,000)     1.81         (61,000)     2.11
  Forfeited............     (38,200)     3.59        (345,000)     5.20        (252,000)     5.15
  Granted..............   1,083,750      2.06         285,000      2.19         419,500      4.51
  Canceled.............  (1,184,333)     5.38
                         ----------                 ---------                 ---------
Options outstanding,
  end of year..........   1,561,000      2.22       1,701,783      4.55       1,771,783      5.05
                         ==========                 =========                 =========
Option price range.....    $1.38 to                  $1.81 to                  $1.81 to
  at end of year.......       $6.31                     $6.63                     $8.43
Option price range for
  exercised shares.....       $1.88                     $1.81                  $1.88 to
                                                                                  $2.11
Options available for
  grant at end of
  year.................   2,502,000                 2,666,000                 2,683,000

                                                                           WEIGHTED-AVERAGE
                                                                     -----------------------------
                                                                     EXERCISE PRICE     FAIR VALUE
                                                                     --------------     ----------
Exercise price of options granted during 1996:
  At market price..................................................      $ 1.61           $ 1.08
  Above market price...............................................      $ 2.24           $ 0.79

     The following table summarizes information about fixed-price stock options outstanding at December 31, 1996:

                                          OPTIONS OUTSTANDING                      OPTIONS EXERCISABLE
                             ----------------------------------------------     -------------------------
                                                WEIGHTED-         WEIGHTED-                     WEIGHTED-
                                                 AVERAGE           AVERAGE                       AVERAGE
         RANGE OF              NUMBER           REMAINING         EXERCISE        NUMBER        EXERCISE
      EXERCISE PRICES        OUTSTANDING     CONTRACTUAL LIFE       PRICE       EXERCISABLE       PRICE
---------------------------  -----------     ----------------     ---------     -----------     ---------
$1.38 to 1.88..............     349,667          9.1 years          $1.50           1,667         $1.88
$2.00 to 2.94..............   1,119,583          8.4 years          $2.23         223,334         $2.20
$4.19 to 4.38..............      63,750          7.4 years          $4.35          33,750         $4.32
$6.00 to 6.31..............      28,000          5.9 years          $6.18          28,000         $6.18
                              ---------                                           -------
$1.38 to 6.31..............   1,561,000          8.5 years          $2.22         286,751         $2.83
                              =========                                           =======

                 AMERICAN BANKNOTE CORPORATION AND SUBSIDIARIES

     In 1996 and 1994, 317,500 and 90,000 shares of restricted stock were issued under the LTP Plan that fully vest after four years and three years, respectively. The market value of the shares on the date of grant was approximately $1.63 and $2.87 per share, respectively, and the cost of the grant based on the market price is being amortized over the vesting period. The vesting for the restricted stock awards granted in 1996 may be accelerated if certain performance goals are achieved.

     In 1996, as part of a compensation review, 1,184,333 outstanding options were canceled under the 1990 Plan and the LTP Plan and 705,750 options with a weighted average exercise price of $2.24 were issued under the same plans.

     In 1995, an award under the Executive Incentive Plan for 91,875 restricted shares was issued in lieu of a cash bonus.

     Under the Directors Plan, as approved and amended by shareholders in 1996, a maximum of 200,000 shares of Common Stock may be issued. In 1996, 1995 and 1994, directors received rights to the equivalent of 66,000, 5,850 and 5,200 shares, respectively. The market value of the equivalent shares on the dates of grant was approximately $4.00, $2.19 and $3.69 per share, respectively. The aggregate cost is charged to operations. The equivalent shares are issuable to the directors only following their service on the Board of Directors.

     The Directors Plan further provides that directors may elect to defer receiving directors' fees until after their service on the Board ceases. At that time the deferred fees may be paid in cash plus interest, or in shares of Common Stock issuable by converting the amounts deferred into Common Stock based on the market price in the year following the year of deferral (approximately 11,000 shares at December 31, 1996).

     The Company adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). Had compensation cost for the Company's stock option plans been determined based on the fair value at the grant date for awards in 1996 and 1995, consistent with the provisions of SFAS 123, net income (loss) would have been reduced (increased) by approximately $0.3 million or $.02 per share and ($0.1 million) or ($.01) per share, respectively. Because SFAS 123 method of accounting has not been applied to options granted prior to 1995, the resulting pro forma compensation cost may not be representative of that expected in future years.

     The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1996 and 1995: no dividend yield; expected volatility of 50%; risk-free interest rate of 7.0%; and expected lives of 7.5 years.

NOTE J -- EMPLOYEE BENEFITS PLANS

     Postretirement Health Care and Life Insurance Plans. The Company provides certain health care and life insurance benefits for certain eligible retired employees. The Company's employees, including employees subject to certain collective bargaining agreements, may become eligible for these benefits if they reach normal retirement age, with certain service requirements.

     The Company accrues the estimated cost of retiree benefit payments other than pensions during the years an employee provides services. The plan is not funded.

                 AMERICAN BANKNOTE CORPORATION AND SUBSIDIARIES

     The following table sets forth the status of this obligation:

                                                                     DECEMBER 31
                                                                 -------------------
                                                                  1996        1995
                                                                 -------     -------
                                                                   (IN THOUSANDS)
        Accumulated postretirement benefit obligation:
          Retirees.............................................  $ 7,965     $ 7,329
          Eligible active plan participants....................      361         419
             Other active plan participants....................    1,822       1,812
                                                                 -------     -------
          Accumulated postretirement benefit obligation........   10,148       9,560
          Unrecognized transition obligation...................   (2,944)     (3,119)
          Unrecognized net loss................................     (876)     (1,018)
                                                                 -------     -------
             Accrued postretirement benefit obligation.........  $ 6,328     $ 5,423
                                                                 =======     =======

        Net postretirement benefit costs consisted of the following components:

                                                          1996       1995       1994
                                                         ------     ------     ------
                                                                (IN THOUSANDS)
          Service cost-benefits earned.................  $  160     $  154     $  190
          Interest cost on accumulated postretirement
             benefit obligation........................     684        715        627
          Partial plan termination(1)..................                430
          Amortization of transition obligation........     184        209        209
                                                         ------     ------     ------
                                                         $1,028     $1,508     $1,026
                                                         ======     ======     ======

---------------
(1) In connection with the 1995 restructuring (see Note K), a portion of the previously unrecognized transition obligation was charged to the restructuring reserve.

     The assumed health care cost trend rate used in measuring the accumulated postretirement benefit obligation, as of January 1, 1996, was 12.0% for 1996 decreasing each successive year until it reaches 5.5%, after which it remains constant. A one-percentage-point increase in the assumed health care cost trend rate for each year would increase service cost plus interest on the accumulated postretirement benefit obligation by approximately 13.3%. The assumed discount rate used in determining the accumulated post-retirement benefit obligation was 7.5% at December 31, 1996 and 1995.

     Pension Plans. ABN and ABNH are obligated to make regular defined contributions to several multi-employer plans and contributions to a single employer defined benefit pension fund, under the terms of various union contracts. The aggregate contribution to such multi-employer plans for retirement and welfare benefits was approximately $0.6 million, $1.7 million, and $1.8 million for the years ended December 31, 1996, 1995 and 1994, respectively. Retirement benefits are also provided by ABN and ABNH, to eligible union and nonunion employees, through defined contributions to an employee's retirement plan; the aggregate contribution to such plan and charged to operations was $1.1 million, $1.2 million, and $1.5 million for the years ended December 31, 1996, 1995 and 1994, respectively.

     ABN and ABNH also have a trusteed noncontributory defined benefit pension plan. Benefits under the noncontributory defined benefit plan which were frozen in 1992 were based on years of service and average final compensation. The funding policy is to pay at least the minimum amounts required by the Employee Retirement Income Security Act of 1974. The net pension expense for this defined benefit pension plan was approximately $0.1 million, $0.2 million, and $0.1 million in 1996, 1995 and 1994, respectively.

                 AMERICAN BANKNOTE CORPORATION AND SUBSIDIARIES

     The following table sets forth the 1996 and 1995 funded status and amounts recognized for the Company's defined benefit pension plan in the consolidated balance sheets:

                                                                    1996       1995
                                                                   -------    -------
                                                                     (IN THOUSANDS)
        Actuarial present value of accumulated plan benefits,
          including vested benefits of $9,112 and $8,798.........  $ 9,122    $ 8,862
                                                                    ======     ======
        Projected benefit obligation for service rendered to
          date...................................................  $ 9,122    $ 8,862
        Plan assets at fair value, primarily equity securities...    8,698      7,612
                                                                    ------     ------
          Accrued pension liability..............................  $   424    $ 1,250
                                                                    ======     ======

     The weighted average discount rate used in determining the actuarial present value of the projected benefit obligation was 7.0% at December 31, 1996 and 1995. The expected long-term rate of return was 8.5% in 1996 and in 1995.

     Subsidiaries of LM have participated in three multi-employer defined contribution schemes throughout 1996 and in two defined benefit schemes operated for employees of the previous owner up until November 30, 1996. Effective from December 1, 1996, the subsidiaries ceased to participate in the previous owner's defined benefit schemes and a new defined benefit scheme solely for the benefit of certain employees of the subsidiaries was established. Relevant assets and liabilities of the previous owner's schemes are to be transferred to the new scheme and it is estimated that the liabilities transferred will approximate the assets transferred. Certain schemes are required to be funded on a current basis. In connection with superannuation schemes for 1996, the subsidiaries have expensed and funded approximately $0.9 million. It is further estimated, though actuarial evaluations of the new defined benefit scheme have not been prepared, the current funding would approximate pension expense that would be incurred using US Generally Accepted Accounting Principles.

     The Company has a noncontributory supplemental executive retirement plan ("SERP") for certain senior management employees adopted, effective as of April 1, 1994. Benefits under the noncontributory plan are based on years of service and average final compensation. The plan is unfunded and benefits will be paid from the assets of the Company.

     The following table sets forth the status of this obligation:

                                                                      DECEMBER 31
                                                                   -----------------
                                                                    1996       1995
                                                                   ------     ------
                                                                    (IN THOUSANDS)
        Accumulated benefit, including vested benefits of $1,935
          and $735...............................................  $2,153     $1,902
                                                                   ======     ======
        Projected benefit obligation.............................  $3,021     $2,706
        Prior service cost.......................................  (1,457)    (1,558)
        Unrecognized net loss....................................    (427)      (362)
                                                                   ------     ------
        Preliminary accrued pension costs........................   1,137        786
        Additional minimum liability*............................   1,016      1,116
                                                                   ------     ------
          Accrued pension cost for financial statements..........  $2,153     $1,902
                                                                   ======     ======

---------------
* There is an intangible asset equal to the additional minimum liability.

                 AMERICAN BANKNOTE CORPORATION AND SUBSIDIARIES

     Net periodic pension cost consisted of the following components:

                                                              1996     1995     1994
                                                              -----    -----    -----
                                                                  (IN THOUSANDS)
        Service cost-benefits earned........................  $ 146    $ 185    $ 124
        Interest cost on projected benefit obligation.......    189      191      106
          Amortization of prior service cost................    107      103       77
                                                               ----     ----     ----
                                                              $ 442    $ 479    $ 307
                                                               ====     ====     ====

     The weighted average discount rate used in determining the actuarial present value of the projected benefit obligation was 7.0% at December 31, 1996 and 1995.

NOTE K -- RESTRUCTURING AND IDLE EQUIPMENT

     In 1995, the Company recorded a pre-tax restructuring charge of approximately $14.3 million pursuant to a restructuring plan developed by management for the Company's domestic security printing operations, including the downsizing of its corporate offices. The plan was substantially completed in the second quarter of 1996. Remaining obligations under this plan relate to lease commitments. Restructuring activities prior to 1995 related primarily to the closing of a plant by ABN.

     The following presents the Company's restructuring activities:

                                                                  ASSET           LEASES
                                                SEVERANCE      REVALUATIONS         AND
                                               AND RELATED         AND             OTHER
                                                  COSTS         WRITEDOWNS      OBLIGATIONS     TOTAL
                                               -----------     ------------     -----------     -----
                                                                   (IN MILLIONS)
Balance at January 1, 1994...................     $ 0.3                            $ 4.1        $ 4.4
Restructuring charge.........................                                        5.0          5.0
Imputed interest.............................                                        0.3          0.3
Cash payments................................      (0.3)                            (3.7)        (4.0)
                                                  -----                            -----        -----
Balance at December 31, 1994.................                                        5.7          5.7
Restructuring charge.........................       2.9           $  5.0             6.4         14.3
Imputed interest.............................                                        0.3          0.3
Noncash items................................      (1.8)            (5.0)                        (6.8)
Cash payments................................      (0.1)                            (1.4)        (1.5)
                                                  -----            -----           -----        -----
Balance at December 31, 1995.................       1.0                             11.0         12.0
Imputed interest.............................                                         .4           .4
Noncash items................................                                       (1.6)        (1.6)
Cash payments................................      (1.0)                            (4.8)        (5.8)
                                                  -----            -----           -----        -----
Balance at December 31, 1996.................     $  --           $   --           $ 5.0        $ 5.0
                                                  =====            =====           =====        =====

     Future cash outlays for the remaining restructuring activities are anticipated to be $1.5 million in 1997, $1.2 million in 1998, $1.1 million in 1999, $1.1 million in 2000, and $0.1 million in 2001.

     In January 1994, the Company was notified that it was not awarded any portion of a contract by the United States Postal Service in response to a competitive bid for postage stamp products. As a result, the Company re-evaluated the net carrying value of equipment and the cost of operating leases used for postage stamp production and recorded a $2 million provision for the write-down of idle postal equipment.

                 AMERICAN BANKNOTE CORPORATION AND SUBSIDIARIES

NOTE L -- CONDENSED FINANCIAL INFORMATION AND GEOGRAPHIC AREA DATA

     ABNB is domiciled in Brazil, LM is domiciled in Australia and New Zealand, and all other subsidiaries of the Company are predominately domiciled in the United States.

     The following condensed consolidating financial information (amounts in millions) illustrates the composition of the pledged subsidiaries (See Note
G -- Revolving Credit and Long-Term Debt) and provides additional information which is useful in assessing the financial composition of the pledged subsidiaries. Investments in subsidiaries are accounted for by the parent on the equity method. Intercompany investments and transactions are eliminated in consolidation.

                                                             CONDENSED BALANCE SHEETS
                                                  -----------------------------------------------
                                                  DOMESTIC      ABNB        LM       CONSOLIDATED
                                                  --------     ------     ------     ------------
AS AT DECEMBER 31, 1996
Cash and cash equivalents.......................   $  2.8      $  8.7     $  2.7        $ 14.2
Marketable securities...........................      2.1                                  2.1
Accounts receivable, net........................     24.3        14.4        8.8          47.5
Inventories.....................................     12.9        11.5       11.2          35.6
Deferred income taxes...........................      2.9          .3        1.0           4.2
Prepaid expenses and other......................      5.0         2.5        1.9           9.4
Property, plant and equipment, net..............    172.1        59.4       22.5         254.0
Other assets....................................     98.0+        8.4        6.1          28.0*
Excess of cost of investment in subs over net
  assets acquired...............................      9.4        24.4       51.6          85.4
                                                   ------      ------     ------        ------
          Total assets..........................   $329.5      $129.6     $105.8        $480.4
                                                   ======      ======     ======        ======
Total current liabilities.......................   $ 38.0      $ 17.6     $ 22.0        $ 77.6
Long-term debt..................................    189.6         6.9       67.0         263.5
Other liabilities...............................     14.8         7.4        2.5          24.7
Deferred income taxes...........................     40.8         6.7                     47.5
Minority interest...............................                 20.8                     20.8
          Total stockholders' equity............     46.3        70.2       14.3          46.3*
                                                   ------      ------     ------        ------
          Total liabilities and stockholders'
            equity..............................   $329.5      $129.6     $105.8        $480.4
                                                   ======      ======     ======        ======
AS AT DECEMBER 31, 1995
Cash and cash equivalents.......................   $ 16.5      $  7.0                   $ 23.5
Marketable securities...........................      3.0                                  3.0
Accounts receivable, net........................     18.0        14.0                     32.0
Inventories.....................................     12.3        10.9                     23.2
Deferred income taxes...........................      5.7         0.3                      6.0
Prepaid expenses and other......................      9.9         2.7                     12.6
Property, plant and equipment, net..............    176.6        49.4                    226.0
Other assets....................................     72.9+        8.8                     18.3*
Excess of cost of investment in subs over net
  assets acquired...............................      9.5        25.3                     34.8
                                                   ------      ------                   ------
          Total assets..........................   $324.4      $118.4                   $379.4
                                                   ======      ======                   ======
Total current liabilities.......................   $ 24.5      $ 20.8                   $ 45.3
Long-term debt..................................    191.1         3.0                    194.1
Other liabilities...............................     14.5         5.7                     20.2
Deferred income taxes...........................     53.9         6.7                     60.6
Minority interest...............................                 18.8                     18.8
          Total stockholders' equity............     40.4        63.4                     40.4*
                                                   ------      ------                   ------
          Total liabilities and stockholders'
            equity..............................   $324.4      $118.4                   $379.4
                                                   ======      ======                   ======

                 AMERICAN BANKNOTE CORPORATION AND SUBSIDIARIES

                                                         CONDENSED STATEMENTS OF OPERATIONS
                                                   ----------------------------------------------
                                                   DOMESTIC      ABNB       LM       CONSOLIDATED
                                                   --------     ------     -----     ------------
YEAR ENDED DECEMBER 31, 1996
Sales............................................   $ 98.1      $163.3     $48.1        $309.5
                                                    ------      ------     -----        ------
Cost of goods sold...............................     62.9       109.1      30.1         202.1
Selling and administrative.......................     16.7        16.0       7.3          40.0
Depreciation and amortization....................      8.3         8.4       3.3          20.0
                                                    ------      ------     -----        ------
                                                      87.9       133.5      40.7         262.1
                                                    ------      ------     -----        ------
                                                      10.2        29.8       7.4          47.4
Unallocated corporate overhead...................     (8.3)                               (8.3)
Interest expense.................................    (23.3)       (1.9)     (3.7)        (28.9)
Foreign translation losses, net..................                  (.3)                    (.3)
Provision for litigation.........................     (2.4)                               (2.4)
Other income, net................................     18.1+        2.3                     2.2*
                                                    ------      ------     -----        ------
Income (loss) before taxes on income (benefit)
  and minority interest..........................     (5.7)       29.9       3.7           9.7
Taxes on income (benefit)........................     (9.8)        8.5       1.7            .4
                                                    ------      ------     -----        ------
Income before minority interest..................      4.1        21.4       2.0           9.3
Minority interest................................                  4.8        .4           5.2
                                                    ------      ------     -----        ------
  Net income.....................................   $  4.1      $ 16.6     $ 1.6        $  4.1
                                                    ======      ======     =====        ======
YEAR ENDED DECEMBER 31, 1995
Sales............................................   $108.1      $ 98.1                  $206.2
                                                    ------      ------                  ------
Cost of goods sold...............................     76.5        72.5                   149.0
Selling and administrative.......................     17.7         9.9                    27.6
Restructuring....................................     14.3                                14.3
Depreciation and amortization....................      9.3         5.6                    14.9
                                                    ------      ------                  ------
                                                      (9.7)       10.1                      .4
Unallocated corporate overhead...................    (12.3)                              (12.3)
Interest expense.................................    (23.1)                              (23.1)
Other income, net................................      8.5+         .2                     2.8*
                                                    ------      ------                  ------
Income (loss) before taxes on income (benefit)
  and minority interest..........................    (36.6)       10.3                   (32.2)
Taxes on income (benefit)........................    (14.2)        2.8                   (11.4)
                                                    ------      ------                  ------
Income (loss) before minority interest...........    (22.4)        7.5                   (20.8)
Minority interest................................                  1.6                     1.6
                                                    ------      ------                  ------
  Net income (loss)..............................   $(22.4)     $  5.9                  $(22.4)
                                                    ======      ======                  ======

                 AMERICAN BANKNOTE CORPORATION AND SUBSIDIARIES

                                                         CONDENSED STATEMENTS OF OPERATIONS
                                                   ----------------------------------------------
                                                   DOMESTIC      ABNB       LM       CONSOLIDATED
                                                   --------     ------     -----     ------------
YEAR ENDED DECEMBER 31, 1994
Sales............................................   $150.0      $ 58.1                  $208.1
                                                    ------      ------                  ------
Cost of goods sold...............................     94.9        36.0                   130.9
Selling and administrative.......................     20.3         9.2                    29.5
Restructuring and idle equipment.................      7.0                                 7.0
Depreciation and amortization....................      9.3         3.8                    13.1
                                                    ------      ------                  ------
                                                     131.5        49.0                   180.5
                                                    ------      ------                  ------
                                                      18.5         9.1                    27.6
Unallocated corporate overhead...................     (9.5)                               (9.5)
Interest expense.................................    (21.0)                              (21.0)
Foreign translation losses, net..................                 (7.0)                   (7.0)
Other income, net................................      3.9+         .2                     1.8*
                                                    ------      ------                  ------
Income (loss) before taxes on income (benefit)
  and extraordinary item.........................     (8.1)        2.3                    (8.1)
Taxes on income (benefit)........................     (2.4)                               (2.4)
                                                    ------      ------                  ------
Income (loss) before extraordinary item..........     (5.7)        2.3                    (5.7)
Extraordinary item...............................      (.1)                                (.1)
                                                    ------      ------                  ------
  Net income (loss)..............................   $ (5.8)     $  2.3                  $ (5.8)
                                                    ======      ======                  ======
YEAR ENDED DECEMBER 31, 1996
Net cash -- operating activities.................   $(17.1)     $ 25.2     $ (.5)       $  7.6
                                                    ------      ------     -----        ------
Investing activities
  Acquisition of LM..............................     (7.3)                  4.8          (2.5)
  Capital expenditures...........................     (3.6)      (17.9)      (.8)        (22.3)
  Other..........................................       .2                    .1            .3
                                                    ------      ------     -----        ------
  Net cash -- investing activities...............    (10.7)      (17.9)      4.1         (24.5)
                                                    ------      ------     -----        ------
Financing activities
  Proceeds from borrowings.......................      4.3         7.1                    11.4
  Repayments of borrowing........................      (.1)                 (1.0)         (1.1)
  Dividends......................................      9.9       (12.7)                   (2.8)
                                                    ------      ------     -----        ------
Net cash -- financing activities.................     14.1        (5.6)     (1.0)          7.5
                                                    ------      ------     -----        ------
Effect of foreign currency exchange rate changes
  on cash and cash equivalents...................                             .1           0.1
                                                    ------      ------     -----        ------
Net increase (decrease)..........................    (13.7)        1.7       2.7          (9.3)
Cash and cash equivalents:
Beginning of period..............................     16.5         7.0                    23.5
                                                    ------      ------     -----        ------
End of period....................................   $  2.8      $  8.7     $ 2.7        $ 14.2
                                                    ======      ======     =====        ======

---------------
+ Includes investment in subsidiaries, which is eliminated in consolidation.

* After elimination of intercompany investment.

                 AMERICAN BANKNOTE CORPORATION AND SUBSIDIARIES

                                                         CONDENSED STATEMENTS OF CASH FLOWS
                                                   ----------------------------------------------
                                                   DOMESTIC     ABNB        LM       CONSOLIDATED
                                                   --------     -----     ------     ------------
YEAR ENDED DECEMBER 31, 1995
Net cash -- operating activities.................   $(15.9)     $11.4                   $ (4.5)
                                                    ------      -----                   ------
Investing activities
  Capital expenditures...........................     (1.2)      (9.2)                   (10.4)
  Proceeds from sales of assets..................      4.9                                 4.9
  Other..........................................      (.6)                                (.6)
                                                    ------      -----                   ------
Net cash -- investing activities.................      3.1       (9.2)                    (6.1)
                                                    ------      -----                   ------
Financing activities
  Proceeds from bank financings..................                 3.4                      3.4
  Other..........................................     (0.4)                               (0.4)
                                                    ------      -----                   ------
Net cash -- financing activities.................     (0.4)       3.4                      3.0
                                                    ------      -----                   ------
Effect of foreign currency exchange rate changes
  on cash and cash equivalents...................                (0.6)                    (0.6)
                                                    ------      -----                   ------
Net increase (decrease)..........................    (13.2)       5.0                     (8.2)
Cash and cash equivalents:
Beginning of period..............................     29.7        2.0                     31.7
                                                    ------      -----                   ------
End of period....................................   $ 16.5      $ 7.0                   $ 23.5
                                                    ======      =====                   ======
YEAR ENDED DECEMBER 31, 1994
Net cash -- operating activities.................   $   .4      $ 5.8                   $  6.2
                                                    ------      -----                   ------
Investing activities
  Proceeds from sale of assets...................      1.7                                 1.7
  Capital expenditures...........................     (3.2)      (6.9)                   (10.1)
                                                    ------      -----                   ------
Net cash -- investing activities.................     (1.5)      (6.9)                    (8.4)
                                                    ------      -----                   ------
Financing activities
  Proceeds from 11 5/8% Senior Notes.............     59.8                                59.8
  Repayment of bank financings...................    (40.0)                              (40.0)
  Other..........................................     (0.8)                               (0.8)
                                                    ------                              ------
Net cash -- financing activities.................     19.0                                19.0
                                                    ------                              ------
Effect of foreign currency exchange rate changes
  on cash and cash equivalents...................                (0.5)                    (0.5)
                                                    ------      -----                   ------
Net increase (decrease)..........................     17.9       (1.6)                    16.3
Cash and cash equivalents:
Beginning of period..............................     11.8        3.6                     15.4
                                                    ------      -----                   ------
End of period....................................   $ 29.7      $ 2.0                   $ 31.7
                                                    ======      =====                   ======

                 AMERICAN BANKNOTE CORPORATION AND SUBSIDIARIES

NOTE M -- COMMITMENTS AND CONTINGENCIES

     In January 1994, Vladimir v. United States Banknote Corporation, et al., and in February 1994, Sinay v. United States Banknote Corporation, et al., were filed in the United States District Court for the Southern District of New York. Also, in January 1994, Atencio v. Morris Weissman, et al. was filed in the Court of Chancery for the State of Delaware, New Castle County, against various directors and/or officers of the Company, on behalf of a purported class and derivatively on behalf of the Company which was named as a nominal defendant. In February 1994, Rosenberg v. Morris Weissman, et al. was filed in the same court as Atencio, alleging similar claims to Atencio, but not on behalf of a class of plaintiffs.

     On June 16, 1995, the Court approved certification of a class in the Vladimir action consisting of all persons who purchased stock in the open market from April 1, 1993 through January 6, 1994 and on February 26, 1996 dismissed the Sinay action, without prejudice. On January 17, 1997, a jury verdict in Vladimir was returned that found the Company's stock inflated by $0.79 per share during the class period under Section 10(b) of the Securities Exchange Act of 1934 with respect to the Company with a finding of liability under Section 20(a) to Mr. Weissman as a "control person" of the Company.

     The Company and Mr. Weissman have filed Motions for Summary Judgment and Motions for Judgment as a Matter of Law following the jury verdict and seeking a new trial, which are pending.

     The Atencio and Rosenberg actions assert claims for breach of fiduciary duty by the individual defendants, and allege that certain of the defendants sold Common Stock while in possession of material non-public information and seek recapture of the profits earned by the defendants who purportedly traded, the repayment by the defendants of their 1993 salaries, damages for the costs to the Company of defending the Vladimir and Sinay actions and the annulment of the 1993 election of directors.

     On November 1, 1994, the Company filed an action against De La Rue, AG ("DLR") and its parent, De La Rue Plc in New York State Supreme Court. The complaint alleges breach of contract by DLR in connection with the 1993 purchase of the Company's Brazilian subsidiary from DLR and seeks in excess of $1.5 million in damages. In December 1994, the action was removed by the defendants to the United States District Court for the Southern District of New York. Defendants have filed an answer denying liability and asserting counterclaims. Discovery is presently underway.

     On November 2, 1994, an action was commenced against the Company and certain of its directors and officers entitled Thomas De La Rue AG v. United States Banknote Corporation, et al. in the United States District Court for the Southern District of New York. The complaint, as amended, alleges, among other things, breach of contract and fraud by the Company in connection with the Brazil purchase agreement based on the alleged failure to disclose the risk of loss of the Company's stamp printing contracts with the USPS and the alleged failure to register Common Stock paid to DLR expeditiously with the SEC. The complaint seeks unspecified damages as well as $6.8 million for the Common Stock received by DLR in the transaction. On November 20, 1995, plaintiff eliminated all of the Company's directors and officers as defendants. Subsequent to the verdict in Vladimir, DLR has asked the Court to rule that the verdict precludes the Company from further contesting the breach of warranty claim of DLR.

     During the year ended December 31, 1996, the Company recorded a $2.4 million ($0.07 per share after taxes) provision relating to its pending litigation.

     The Company and its subsidiaries are parties to various additional lawsuits (as both plaintiff and defendant) related to various matters in the normal course of business, including patent

                 AMERICAN BANKNOTE CORPORATION AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONCLUDED)

infringement, contract, labor and environmental, which in the opinion of management, are not anticipated to have a material impact on its consolidated financial position or results of operations.

     The Company has long-term operating leases for offices, manufacturing facilities and equipment which expire through 2007. The Company has renewal options on some locations, which provide for renewal rents based upon increases tied to the consumer price index.

     Net rental expense was $7.7 million, $8.0 million, and $8.1 million for the years ended December 31, 1996, 1995 and 1994, respectively.

     At December 31, 1996, future minimum lease payments under noncancelable operating leases are as follows: $12.9 million in 1997; $10.9 million in 1998; $9.5 million in 1999; $6.9 million in 2000; $3.6 million in 2001; and $6.2 million thereafter.

NOTE N -- QUARTERLY RESULTS OF OPERATIONS -- UNAUDITED

                                             1ST QTR     2ND QTR     3RD QTR     4TH QTR
                                             -------     -------     -------     --------
                                               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE
                                                                DATA)
    1996
    Sales..................................  $59,917     $70,764     $86,879     $ 91,890
    Cost of sales..........................  $42,004     $46,566     $54,223     $ 59,365
    Net income (loss)(1)...................  $  (802)    $ 1,365     $ 2,228     $  1,308
    Net income (loss) per share............  $  (.04)    $   .07     $   .11     $    .06
                                             =======     =======     =======      =======

    1995
    Sales..................................  $49,068     $47,591     $56,783     $ 52,722
    Cost of sales..........................  $31,949     $38,149     $39,414     $ 39,523
    Net income (loss)(2)...................  $  (797)    $(9,608)    $    53     $(12,063)
    Net income (loss) per share............  $  (.04)    $  (.50)    $   .00     $   (.63)
                                             =======     =======     =======      =======

---------------
(1) In the fourth quarter, pre-tax income was charged $2.4 million ($1.4 million net of tax) in connection with certain litigation (see Note M).

(2) In the fourth quarter, pre-tax loss was charged $14.3 million ($11.1 million net of tax) for restructuring charges (see Note J).

                 AMERICAN BANKNOTE CORPORATION AND SUBSIDIARIES

          CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS -- UNAUDITED
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                  NINE MONTHS ENDED       THREE MONTHS ENDED
                                                    SEPTEMBER 30,            SEPTEMBER 30,
                                                ---------------------     -------------------
                                                  1997         1996        1997        1996
                                                --------     --------     -------     -------
Sales.........................................  $248,416     $217,560     $88,152     $86,879
                                                --------     --------     -------     -------
Costs and expenses:
  Cost of goods sold..........................   166,263      142,793      58,435      54,223
  Selling and administrative..................    34,881       33,327      11,962      14,099
  Depreciation and amortization...............    17,799       14,731       6,346       6,034
                                                --------     --------     -------     -------
                                                 218,943      190,851      76,743      74,356
                                                --------     --------     -------     -------
                                                  29,473       26,709      11,409      12,523
Other (expense) income:
  Interest expense............................   (24,353)     (20,124)     (8,451)     (7,483)
  Foreign translation losses, net.............      (122)        (201)        (15)        (65)
  Other, net..................................     2,519          711         860         331
                                                --------     --------     -------     -------
                                                 (21,956)     (19,614)     (7,606)     (7,217)
                                                --------     --------     -------     -------
Income before taxes on income and minority
  interest....................................     7,517        7,095       3,803       5,306
Taxes on income...............................       371          877         807       1,378
                                                --------     --------     -------     -------
  Income before minority interest.............     7,146        6,218       2,996       3,928
Minority interest.............................    (2,458)      (3,427)       (564)     (1,700)
                                                --------     --------     -------     -------
  Net Income..................................  $  4,688     $  2,791     $ 2,432     $ 2,228
                                                ========     ========     =======     =======
Weighted average number of common and common
  equivalent shares outstanding...............    21,430       20,300      21,720      20,420
                                                ========     ========     =======     =======
  Net income per share........................  $    .22     $    .14     $   .11     $   .11
                                                ========     ========     =======     =======

           See Notes to Condensed Consolidated Financial Statements.

                 AMERICAN BANKNOTE CORPORATION AND SUBSIDIARIES

               CONDENSED CONSOLIDATED BALANCE SHEETS -- UNAUDITED
                 (DOLLARS IN THOUSANDS, EXCEPT FOR SHARE DATA)

                                                                  SEPTEMBER 30,     DECEMBER 31,
                                                                      1997              1996
                                                                  -------------     ------------
ASSETS
Current assets
  Cash and cash equivalents.....................................    $   3,611         $ 14,256
  Marketable securities -- at market, (cost $1,746 in 1996).....                         2,133
  Accounts receivable, net of allowance for doubtful accounts of
     $767 and $981..............................................       56,640           47,501
  Inventories...................................................       41,130           35,622
  Deferred income taxes.........................................        4,616            4,261
  Prepaid expenses and other....................................       16,161            9,362
                                                                     --------         --------
          Total current assets..................................      122,158          113,135
Property, plant and equipment, at cost, net of accumulated
  depreciation and amortization of $112,020 and $96,385.........      250,326          253,987
Other assets....................................................       24,815           27,974
Excess of cost of investment in subsidiaries over net assets acquired, net of accumulated amortization of $8,156 and
  $5,662........................................................       93,846           85,282
                                                                     --------         --------
                                                                    $ 491,145         $480,378
                                                                     ========         ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Revolving credit..............................................    $   3,191         $  3,103
  Current portion of long-term debt.............................       17,797           14,450
  Accounts payable and accrued expenses.........................       63,922           60,049
                                                                     --------         --------
          Total current liabilities.............................       84,910           77,602
Long-term debt..................................................      260,779          263,548
Other liabilities...............................................       25,623           24,706
Deferred income taxes...........................................       42,372           47,456
Minority interest...............................................       20,353           20,789
                                                                     --------         --------
                                                                      434,037          434,101
Commitments and Contingencies
Stockholders' equity
  Preferred Stock, authorized 5,000,000 shares, no shares issued or outstanding.............................................
  Zero Coupon Convertible Subordinated Debenture................        3,620
  Common Stock, par value $.01 per share, authorized 50,000,000
     shares; issued 21,134,717 shares and 20,137,880 shares.....          211              202
  Capital surplus...............................................       73,173           68,609
  Retained-earnings (deficit)...................................      (16,739)         (21,362)
  Treasury stock, at cost (281,000 shares)......................       (1,253)          (1,253)
  Cumulative currency translation adjustment....................       (1,904)              81
                                                                     --------         --------
          Total stockholders' equity............................       57,108           46,277
                                                                     --------         --------
                                                                    $ 491,145         $480,378
                                                                     ========         ========

           See Notes to Condensed Consolidated Financial Statements.

                 AMERICAN BANKNOTE CORPORATION AND SUBSIDIARIES

          CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS -- UNAUDITED
                             (DOLLARS IN THOUSANDS)

                                                                  SEPTEMBER 30,     DECEMBER 31,
                                                                      1997              1996
                                                                  -------------     ------------
Operating Activities:
  Net cash from operations, after adjustments to reconcile
     income to net cash provided by operating activities........     $21,829          $  9,693
     Marketable securities......................................       2,077              (650)
     Accounts receivables.......................................      (3,075)          (10,834)
     Inventories................................................      (7,021)            1,426
     Prepaid and other assets...................................      (5,757)             (535)
     Accounts payable and accrued expenses......................      (5,198)           (3,809)
     Other......................................................        (975)           (3,136)
                                                                     -------          --------
  Net cash provided by (used in) operating activities...........       1,880            (7,845)
                                                                     -------          --------
Investing Activities:
  Acquisitions..................................................      (5,546)            1,789
  Capital expenditures..........................................      (7,491)          (10,964)
                                                                     -------          --------
  Net cash used in investing activities.........................     (13,037)           (9,175)
                                                                     -------          --------
Financing Activities:
  Borrowings....................................................       6,280             7,349
  Zero Coupon Convertible Subordinated Debenture................       4,700
  Revolving credit borrowings...................................          88             1,920
  Dividend to minority shareholder..............................      (2,587)             (685)
  Proceeds from exercise of options and warrants................         626
  Payment of long-term debt.....................................      (8,813)               --
                                                                     -------          --------
  Net cash or provided by financing activities..................         294             8,584
                                                                     -------          --------
Effect of foreign currency exchange rate changes
  on cash and cash equivalents..................................         218               (67)
                                                                     -------          --------
Decrease in cash and cash equivalents...........................     (10,645)           (8,503)
Cash and cash equivalents beginning of period...................      14,256            23,525
                                                                     -------          --------
Cash and cash equivalents end of period.........................     $ 3,611          $ 15,022
                                                                     =======          ========
Supplemental cash payments:
  Taxes.........................................................     $ 3,400          $  4,300
  Interest......................................................     $14,200          $ 11,200

           See Notes to Condensed Consolidated Financial Statements.

                 AMERICAN BANKNOTE CORPORATION AND SUBSIDIARIES

     CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY -- UNAUDITED
                      NINE MONTHS ENDED SEPTEMBER 30, 1997
                             (AMOUNTS IN THOUSANDS)

                                                  ZERO COUPON                                     CUMULATIVE
                                 COMMON STOCK     CONVERTIBLE              RETAINED                CURRENCY
                                ---------------   SUBORDINATED   CAPITAL   EARNINGS    TREASURY    TRANSL.      TOTAL
                                SHARES   AMOUNT    DEBENTURE     SURPLUS   (DEFICIT)    STOCK      ADJUST.     EQUITY
                                ------   ------   ------------   -------   ---------   --------   ----------   -------
BALANCE --
  JANUARY 1, 1997.............  20,138    $202                   $68,609   $ (21,362)  $(1,253)    $     81    $46,277
Issuances in connection with:
  Options, warrants and
    compensation plans........    349        3                     1,291                                         1,294
  Sati Group acquisition......    423        4                     2,130                                         2,134
Sale of convertible debenture
  and warrants net of
  expenses....................                       $4,455          245                                         4,700
Imputed interest on
  debenture...................                           65                      (65)
Conversion of debenture.......    225        2         (900)         898
Foreign currency translation
  adjustment for period.......                                                                       (1,985)    (1,985)
Net income....................                                                 4,688                             4,688
                                ------    ----       ------      -------    --------   -------       ------    -------
BALANCE -- SEPTEMBER 30,
  1997........................  21,135    $211       $3,620      $73,173   $ (16,739)  $(1,253)    $ (1,904)   $57,108
                                ======    ====       ======      =======    ========   =======       ======    =======

           See Notes to Condensed Consolidated Financial Statements.

                 AMERICAN BANKNOTE CORPORATION AND SUBSIDIARIES

       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- UNAUDITED

NOTE A -- BASIS OF PRESENTATION

     The accompanying unaudited condensed consolidated financial statements do not contain all disclosures required by generally accepted accounting principles. Reference should be made to the Company's Annual Report on Form 10-K for the year ended December 31, 1996. The accompanying unaudited condensed consolidated financial statements reflect all adjustments (consisting of normal recurring adjustments) which are, in the opinion of management, necessary for a fair statement of the results of the interim periods presented and are not necessarily indicative of the results which may be expected for a full fiscal year.

     Primary and fully-diluted income per share are the same and have been computed after deducting from net income the imputed interest attributable to the Zero Coupon Convertible Subordinated Debenture.

NOTE B -- ACQUISITION OF THE SATI GROUP

     In August 1997, the Company acquired in France, the Sati Group's check personalization, electronic printing and document management business. Sales of the Sati Group for the seven months ended July 31, 1997 and for the year ended December 31, 1996 were approximately $11.7 million and $22.2 million, respectively. The results of the Sati Group from August 1, 1997 are reported within the Company's Printing Services & Document Management product line. The acquisition purchase price of $11.2 million was financed with approximately $9.1 million of non-recourse term loans in France and through the issuance of approximately 423,000 shares of the Company's Common Stock. The acquisition was accounted for by the purchase method of accounting. The purchase price was allocated on a preliminary basis before final purchase accounting adjustments as follows: assets acquired $13.2 million; liabilities assumed $7.8 million; and excess cost of investment in subsidiaries over net assets acquired $5.8 million. The Company has agreed to file a registration statement under the Securities Act within 90 days following the acquisition date to register the shares of Common Stock for resale.

NOTE C -- ZERO COUPON CONVERTIBLE SUBORDINATED DEBENTURE

     On July 24, 1997, the Company sold in a private placement $5 million principal amount of a Zero Coupon Subordinated Convertible Debenture, due August 2, 2002 (the "Security") plus warrants. At maturity, the outstanding Security is automatically converted into Common Stock resulting in the Security being treated as a component of stockholders' equity. In September 1997, $1.0 million principal amount of the Security was converted into 224,688 shares of Common Stock. Interest will accrete at 6% per annum on the Security.

     Holders may convert the Security, from time to time, at 100% of the average of the two consecutive trading days' closing prices yielding the lowest average price during 25 trading days prior to conversion or $6.00, whichever is lower, except during the 25 days following issuance when the conversion price is $4.5625 (the closing price on the date of issuance). The Security may be redeemed in cash at the election of the Company in lieu of issuing shares of Common Stock if the closing price is below $3.50 per share and, at any time the closing price during 10 consecutive days is greater than $6.50 per share. Redemption prices vary depending on the type of redemption transaction from the closing price on the date of conversion (or an average of 5 days prices) multiplied by the number of shares that would have been issued upon conversion to 110% of the principal amount called for redemption. No more than 20% of the Security may be converted during the first 90-day period and each successive 60-day period until the 210th day, and 20% each 90 days thereafter following closing unless the closing price exceeds $6.50 or is greater than 115% of the prior day's closing price, whereupon full conversion is permitted on that day.

                 AMERICAN BANKNOTE CORPORATION AND SUBSIDIARIES

                   NOTES TO CONDENSED CONSOLIDATED FINANCIAL
                     STATEMENTS -- UNAUDITED -- (CONCLUDED)

     In connection with the Security, the Company issued 140,000 two-year warrants exercisable at $5.70 (125% above the closing price on the date of issuance), and 75,000 three-year warrants at $6.4125 (140% above the closing price on the date of issuance), and the value of the warrants ($245,000) will be accreted over the 5-year term of the Security. If the Company redeems the Security, additional warrants for 21 shares for each $1,000 redeemed are issuable with an exercise price equal to the closing price. The Security is subordinated to all existing or future bank, institutional, financial transaction or acquisition indebtedness.

NOTE D -- INVENTORIES

                                                          SEPTEMBER 30,     DECEMBER 31,
                                                              1997              1996
                                                          -------------     ------------
                                                                  (IN THOUSANDS)
        Finished goods..................................     $ 3,984          $  6,288
        Work in process.................................      17,766            14,905
        Raw materials and supplies......................      19,380            14,429
                                                             -------           -------
                                                             $41,130          $ 35,622
                                                             =======           =======

NOTE E -- COMMITMENTS AND CONTINGENCIES

     The Company is involved in various litigation, reference is made to "Business -- Legal Proceedings."

     The Company and its subsidiaries are parties to various additional lawsuits (as both plaintiff and defendant) related to various matters in the normal course of business, which in the opinion of management, are not anticipated to have a material adverse impact on its consolidated financial position or results of operation.

NOTE F -- ACCOUNTING PRONOUNCEMENTS

     Statement of Financial Accounting Standards (SFAS) No. 128 "Earnings per Share", was issued in February 1997 and is effective for interim and annual periods ending after December 15, 1997. SFAS No. 128, establishes standards for comparing and presenting earnings per share and will require the restatement of all prior-period earnings-per-share data. The implementation of SFAS No. 128 will not have a material impact on the Company's earnings per share. SFAS No. 129, "Disclosure of Information about Capital Structure", was issued in February 1997 and is effective for periods ending after December 15, 1997. This statement establishes standards for disclosing information about an entity's capital structure by superseding and consolidating previously issued accounting standards. The financial statements of the Company are prepared in accordance with the requirements of SFAS No. 129.

     In June 1997, SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," was issued which will be effective for the Company beginning January 1, 1998. SFAS No. 131 redefines how operating segments are determined and requires disclosure of certain financial and descriptive information about a company's operating segments. The Company does not currently anticipate that the adoption of SFAS No. 131 will result in expanded disclosures.

                         REPORT OF INDEPENDENT AUDITORS

To the Directors of Amcor Limited

     We have audited the accompanying financial statements of the Economic Entity as defined in Note 1. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in Australia which do not differ in any significant respect from auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Economic Entity at 30 June 1995 and 30 June 1994 and the results of its operations and its cash flows for each of the years in the three year period ended 30 June 1995, in conformity with accounting principles generally accepted in Australia.

     As discussed in Note 1 to the financial statements, the Economic Entity changed its method of accounting for employee entitlement provisions effective 30 June 1994, and recorded the cumulative effect as an adjustment to beginning retained profits in accordance with accounting principles generally accepted in Australia.

     Accounting principles generally accepted in Australia vary in certain significant respects from accounting principles generally accepted in the United States. The application of United States generally accepted accounting principles would have affected the results of operations for each of the years in the three year period ended 30 June 1995 and shareholders' equity at 30 June 1995 and 30 June 1994 to the extent summarised in Note 27 to the financial statements.

KPMG
Chartered Accountants
Melbourne 14 August 1996

                         LEIGH MARDON SECURITY DIVISION

                           PROFIT AND LOSS STATEMENTS
              FOR THE THREE YEARS IN THE PERIOD ENDED 30 JUNE 1995

                                                        1995            1994            1993
                                                     -----------     -----------     ----------
                                            NOTE         $A              $A              $A
                                            ----
REVENUE
Sales revenue.............................    2      104,844,693     102,628,356     67,330,627
Other revenue.............................    3        1,102,020         917,003        596,036
                                                     -----------     -----------     ----------
TOTAL REVENUE.............................           105,946,713     103,545,359     67,926,663
OPERATING PROFIT BEFORE ABNORMAL ITEMS AND
  INCOME TAX..............................    4       15,960,957      15,743,994      8,169,191
Abnormal items............................    5       (5,026,079)             --     (1,800,000)
                                                     -----------     -----------     ----------
OPERATING PROFIT BEFORE INCOME TAX........            10,934,878      15,743,994      6,369,191
Income tax expense attributable to
  operating profit........................    6       (3,805,535)     (5,436,186)    (2,945,342)
                                                     -----------     -----------     ----------
OPERATING PROFIT AFTER TAX................             7,129,343      10,307,808      3,423,849
Retained profit/(loss) brought forward....            (6,342,732)     (7,519,555)    (5,230,784)
Adjustment due to initial adoption of
  Accounting Standard AASB 1028,
  Accounting for Employee Entitlements....              (781,584)             --             --
                                                     -----------     -----------     ----------
Total available for appropriation.........                 5,027       2,788,253     (1,806,935)
Transfers (from)/to retained
  profit/(loss)...........................   17       (5,849,555)     (9,130,985)    (5,712,620)
                                                     -----------     -----------     ----------
Retained profit/(loss) at the end of the
  period..................................            (5,844,528)     (6,342,732)    (7,519,555)
                                                     ===========     ===========     ==========

 The profit and loss statements are to be read in conjunction with the notes to and forming part
   of the special purpose financial statements set out on pages F-36 to F-50.

                         LEIGH MARDON SECURITY DIVISION

                                 BALANCE SHEETS

                                                                      1995            1994
                                                                   -----------     -----------
                                                          NOTE         $A              $A
                                                          ----
CURRENT ASSETS
Cash....................................................    7          176,885         201,453
Receivables.............................................    8       12,830,264      13,481,553
Inventories.............................................    9       13,561,773      10,573,973
                                                                   -----------     -----------
TOTAL CURRENT ASSETS....................................            26,568,922      24,256,979
                                                                   -----------     -----------
NON-CURRENT ASSETS
Property, plant and equipment...........................   10       20,573,248      21,586,776
Intangibles.............................................   11       59,913,665      60,542,806
Other...................................................   12          569,929       1,940,819
                                                                   -----------     -----------
TOTAL NON-CURRENT ASSETS................................            81,056,842      84,070,401
                                                                   -----------     -----------
TOTAL ASSETS............................................           107,625,764     108,327,380
                                                                   -----------     -----------
CURRENT LIABILITIES
Creditors and borrowings................................   13       11,838,043      13,599,530
Provisions..............................................   14        7,311,709       8,904,153
                                                                   -----------     -----------
TOTAL CURRENT LIABILITIES...............................            19,149,752      22,503,683
                                                                   -----------     -----------
NON-CURRENT LIABILITIES
Creditors and borrowings................................   15          288,691         285,708
Provisions..............................................   16        2,147,518       1,733,415
                                                                   -----------     -----------
TOTAL NON-CURRENT LIABILITIES...........................             2,436,209       2,019,123
                                                                   -----------     -----------
TOTAL LIABILITIES.......................................            21,585,961      24,522,806
                                                                   -----------     -----------
NET ASSETS..............................................            86,039,803      83,804,574
                                                                   ===========     ===========
SHAREHOLDER'S EQUITY
Investors equity........................................   17       90,594,665      89,111,812
Reserves (capital)......................................   17        1,289,666       1,035,494
Retained profits/(losses)...............................   17       (5,844,528)     (6,342,732)
                                                                   -----------     -----------
TOTAL SHAREHOLDER'S EQUITY..............................            86,039,803      83,804,574
                                                                   ===========     ===========

 The balance sheets are to be read in conjunction with the notes to and forming part
   of the special purpose financial statements set out on pages F-36 to F-50.

                         LEIGH MARDON SECURITY DIVISION

                            STATEMENT OF CASH FLOWS
              FOR THE THREE YEARS IN THE PERIOD ENDED 30 JUNE 1995

                                         NOTE          1995            1994            1993
                                        -------     -----------     -----------     -----------
                                                        $A              $A              $A
CASH FLOWS FROM OPERATING ACTIVITIES
Cash receipts in the course of
  operations..........................              105,380,818      99,171,716      67,673,755
Cash payments in the course of
  operations..........................              (86,311,525)    (76,794,577)    (53,090,427)
Interest received.....................                   19,337          41,231          15,019
Interest paid.........................               (1,248,745)     (1,156,856)     (1,093,000)
Abnormal items........................               (5,026,079)             --              --
                                                    -----------     -----------     -----------
Net cash provided by operating
  activities..........................  23(iii)      12,813,806      21,261,514      13,505,347
                                                    -----------     -----------     -----------
CASH FLOWS FROM INVESTING ACTIVITIES
Payments for property, plant and
  equipment...........................               (3,921,534)     (5,000,280)     (5,382,755)
Proceeds from sale on non-current
  assets..............................                  410,524         201,515         151,803
Payments for acquisition of
  businesses..........................                       --     (20,043,604)             --
                                                    -----------     -----------     -----------
Net cash used in investing
  activities..........................               (3,511,010)    (24,842,369)     (5,230,952)
                                                    -----------     -----------     -----------
CASH FLOWS FROM FINANCING ACTIVITIES
Advance/(repayments) of investors
  equity..............................               (7,899,867)      3,462,614      (8,554,071)
Payment of finance leases.............                 (330,046)       (651,163)             --
                                                    -----------     -----------     -----------
Net cash used by financing
  activities..........................               (8,229,913)      2,811,451      (8,554,071)
                                                    -----------     -----------     -----------
Net increase/(decrease) in cash
  held................................                1,072,883        (769,404)       (279,676)
Cash at the beginning of the financial
  year................................  23(i)          (853,789)        (84,385)        195,291
                                                    -----------     -----------     -----------
Cash at the end of the financial
  year................................  23(i)           219,094        (853,789)        (84,385)
                                                    ===========     ===========     ===========

The statements of cash flows are to be read in conjunction with the notes to and forming part of
    the special purpose financial statements set out on pages F-36 to F-50.

                         LEIGH MARDON SECURITY DIVISION

                        NOTES TO AND FORMING PART OF THE
                      SPECIAL PURPOSE FINANCIAL STATEMENTS
              FOR THE THREE YEARS IN THE PERIOD ENDED 30 JUNE 1995

1 ACCOUNTING POLICIES

     The significant policies which have been adopted in the preparation of these financial statements pursuant to Australian Generally Accepted Accounting Principles are:

  Basis of preparation

     The financial statements have been drawn up as a special purpose financial report as a result of sale agreements between certain Amcor Limited controlled entities and the Purchaser, being certain controlled entities of American Banknote Corporation.

     The Economic Entity is the Leigh Mardon Security Division which comprises:

     - Fortronic Technology Pty Ltd;

     - The following divisions of Leigh Mardon Pty Ltd;

      -- Datacard;

      -- Security printing;

       -- Barcodes;

     - The Datacard division of Leigh Mardon (NZ) Limited;

     - The Cheque print division of Containers Packaging (NZ) Limited; and

     - The Echo Pacific division of Kiwi Packaging (Cartons) Limited.

     All these entities are under the common control of Amcor Limited.

     The financial statements have been drawn up in accordance with applicable Australian Accounting Standards, Urgent Issues Group Consensus Views, and
Schedule 5 to the Corporations Regulations that have a material effect, with the following exception:

     - the financial statements are a combined set of accounts comprising a number of entities and other financial information and do not satisfy the definition of an economic entity as prescribed in AASB 1024 Consolidated Accounts.

  Reporting Currency

     These financial statements have been prepared in Australian dollars ($A).

  Taxation

     The Economic Entity adopts the accounting policy for treatment of income tax as set out in Accounting Standard AASB 1020 (Tax Effect Accounting) whereby the taxation benefits or liabilities, calculated at the current rate of tax, which arise due to differences between the time when items are taken up in the entity's accounts and when they are to be taken up for income tax purposes are shown either as a future tax benefit or as a deferred tax liability. Where applicable, the future tax benefit relating to tax losses is not carried forward as an asset unless the benefit can be regarded as being virtually certain of realisation. These benefits will be brought to account as a reduction in income tax expense in the period in which they are recouped.

                         LEIGH MARDON SECURITY DIVISION

                        NOTES TO AND FORMING PART OF THE
              SPECIAL PURPOSE FINANCIAL STATEMENTS -- (CONTINUED)
              FOR THE THREE YEARS IN THE PERIOD ENDED 30 JUNE 1995

  Depreciation

     Plant and equipment, are depreciated at rates based upon their expected useful lives using the straight line method:

                                    RATE
                                    ----
    -    Computer equipment;         20%
    -    Motor vehicles; and         15%
    -    All other assets.            8%

     Leasehold improvements are amortised over the period of the lease or their estimated useful lives, whichever is the shorter.

  Employee benefits

     Up to the period ended 30 June 1994, provisions for employee benefits such as wages, salaries, sick leave, annual leave and long service leave, etc., were calculated to cover accumulated entitlements at balance date.

     From 1 July 1994, provisions for employee entitlements were calculated in accordance with the new Accounting Standard AASB 1028 (Accounting for Employee Entitlements). These employee entitlements include, where appropriate, forecast future increases in wages and salaries, grossed up for on-costs, and based on the Economic Entity's experience with staff departures. Provisions relating to long service leave, related on-costs and WorkCover self-insurance have been calculated to represent the present value of estimated future cash outflows discounted to balance date. Liabilities for employee entitlements which are not expected to be settled within 12 months are discounted using the rate attaching to those national government securities at balance date which most closely match the terms of maturity of the related liabilities.

     The adjustment resulting from the initial adoption of AASB 1028 was booked to retained earnings/accumulated losses.

  Consolidated accounts

     The financial statements are a combined set of accounts comprising a number of entities (detailed above) and other financial information. The balances and effects of transactions between these entities have been eliminated.

  Property, plant and equipment

     Depreciable property, plant and equipment are shown in the accounts at cost or valuation less provisions for depreciation. Depreciation rates are based upon expected useful lives using the straight line method.

     The carrying amounts of all property, plant and equipment are reviewed annually. If the carrying amount of an item of property, plant and equipment exceeds recoverable amount, the asset is written down to the lesser amount. In assessing recoverable amount, the relevant cash flows are not discounted to their present value.

                         LEIGH MARDON SECURITY DIVISION

                        NOTES TO AND FORMING PART OF THE
              SPECIAL PURPOSE FINANCIAL STATEMENTS -- (CONTINUED)
              FOR THE THREE YEARS IN THE PERIOD ENDED 30 JUNE 1995

  Inventories

     Inventories on hand are valued at the lower of cost (including an appropriate proportion of fixed and variable overheads) or net realisable value in the normal course of business.

  Foreign currency translation

     The financial statements of overseas controlled entities which are classified as being financially and operationally independent are converted to the reporting currency at balance date using the current rate method as set out in Accounting Standard AASB 1020 (Foreign Currency Translation). Any exchange gains/losses arising from the effect of the translation of the balance sheets are transferred to the exchange fluctuation reserve.

     All material foreign currency transactions are subject to forward cover/hedge contracts and any exchange gains/losses arising from the effect of currency fluctuations on the underlying transactions are offset by the exchange gains/losses on the forward cover/hedge contract.

     The approximate rate of exchange as of the purchase date between the US$ and the $A was 0.79.

  Leased assets

     The Economic Entity adopts the provisions of Accounting Standard AASB 1008 (Accounting for Leases) in respect of those assets of the Economic Entity which are the subject of finance leases.

  Goodwill

     The Economic Entity recognises goodwill on acquisitions of controlled entities and businesses as required by Accounting Standard AASB 1013 (Accounting for Goodwill). Substantially all of the Economic Entity's goodwill is systematically amortised using the inverted-sum-of-the-digits method over the period of time during which the benefits are expected to arise, but for a period not exceeding twenty years. The unamortised balance of goodwill is reviewed annually and adjusted where it is considered necessary.

  Superannuation funds

     The Economic Entity contributes to various superannuation funds. Contributions are charged against profit as and when they are paid or are payable.

2 SALES REVENUE

                                        NOTE        1995            1994            1993
                                        ----     -----------     -----------     ----------
                                                     $A              $A              $A
    Net sales
    -- external.......................           104,844,693     102,610,613     67,101,782
    -- to controlled entities of Amcor
       Limited........................                    --          17,743        228,845
                                                 -----------     -----------     -----------
    Total sales revenue...............           104,844,693     102,628,356     67,330,627
                                                 ===========     ===========     ===========

                         LEIGH MARDON SECURITY DIVISION

                        NOTES TO AND FORMING PART OF THE
              SPECIAL PURPOSE FINANCIAL STATEMENTS -- (CONTINUED)
              FOR THE THREE YEARS IN THE PERIOD ENDED 30 JUNE 1995

3 OTHER REVENUE

                                           NOTE       1995           1994           1993
                                           ----    -----------    -----------    ----------
                                                       $A             $A             $A
    Interest received
    -- from other persons................               19,937         41,231        15,019
    Other income
    -- Proceeds of disposal of property,
       plant and equipment...............              410,524        201,515       151,803
    -- Other revenue from
       other persons.....................              671,559        674,257       429,214
                                                   -----------      ---------     ---------
    Total other income...................            1,082,083        875,772       581,017
                                                   -----------      ---------     ---------
    Total other revenue..................            1,102,020        917,003       596,036
                                                   ===========      =========     =========

4 OPERATING PROFIT

    Operating profit is arrived at after
      charging/(crediting):
    Amortisation and depreciation of:
    -- property, plant and equipment.....            4,553,593      3,475,290     3,471,708
    -- leased plant and equipment........               14,319        188,000            --
    -- goodwill..........................              677,991        446,409       214,947
    Amounts received or due and
      receivable by the auditors
    -- KPMG (Australia)*
       auditing the financial
    statements...........................                   --             --            --
       other services....................                   --             --            --
    -- other Auditors auditing the
       financial statements..............               21,395          8,671         2,135
       other services....................                   --             --            --
    Interest paid
    -- to divisions of Amcor Limited.....            1,244,601      1,112,965     1,093,000
    -- to other persons..................                   --            411            --
    -- finance charges leased assets.....                4,144         43,480            --
    Provisions
    -- employee benefits.................            2,462,947      1,966,143     1,254,439
    -- doubtful debts....................               66,237         56,022         2,880
    -- diminution in inventories.........              307,587         58,370       201,000
    -- other.............................                   --        790,590       260,000
    (Profit) on disposal of property,
      plant and equipment................              (66,014)      (221,083)       (2,845)
    Loss on disposal of property, plant
      and equipment......................               22,640        236,124        70,758
    Rental charges -- operating leases...            2,392,373      2,525,710     1,867,507
    Research and development costs.......              290,041        144,339            --
    Foreign currency exchange
      (gains)/losses -- realised.........              (15,325)       (23,121)        5,011
    Foreign currency exchange
      (gains)/losses -- unrealised.......               (3,605)        (2,916)      (82,399)

---------------

* KPMG audit fees in Australia are paid by Amcor Limited, the ultimate parent entity.

                         LEIGH MARDON SECURITY DIVISION

                        NOTES TO AND FORMING PART OF THE
              SPECIAL PURPOSE FINANCIAL STATEMENTS -- (CONTINUED)
              FOR THE THREE YEARS IN THE PERIOD ENDED 30 JUNE 1995

5 ABNORMAL ITEMS

                                                 NOTE      1995        1994         1993
                                                 ----   ----------   ---------   ----------
                                                            $A          $A           $A
    The operating profit includes the following
    abnormal gains/(losses)
    Research and development costs written
      off......................................                 --          --   (1,800,000)
    Supply contract termination payment........         (5,026,079)         --           --
                                                        ----------   ---------   ----------
    Total abnormal items before tax............         (5,026,079)         --   (1,800,000)
                                                        ----------   ---------   ----------
    Income tax expense on abnormal items
    Research and development costs written
      off......................................                 --          --      702,000
    Supply contract termination payment........          1,658,606          --           --
                                                        ----------   ---------   ----------
    Total income tax expense/(benefit) on
      abnormal items...........................          1,658,606          --      702,000
                                                        ----------   ---------   ----------
    Net (loss) on abnormal items after income
      tax......................................         (3,367,473)         --   (1,098,000)
                                                        ==========   =========   ==========

6 INCOME TAX EXPENSE

    Prima facie tax expense calculated at the
      standard rate of 33% (1993: 39%).........          3,608,510   5,195,518    2,483,985
    Add/(deduct) the tax effect of permanent
      differences:
    Goodwill amortisation......................            223,737     147,315       83,829
    Entertainment expenses.....................             36,653      86,855       40,554
    Fringe benefits tax........................                 --      40,185       37,440
    Research & development incentive...........            (30,413)    (61,752)    (166,407)
    Investment allowance.......................                 --     (39,553)          --
    Other permanent differences................             10,375      67,618       28,706
    Foreign tax rate differential..............                 --          --      (19,638)
    Effect of local tax rate change............            (21,900)         --      456,873
    Over provision of tax in prior years.......            (21,427)         --           --
                                                        ----------   ---------   ----------
    Total income tax expense...................          3,805,535   5,436,186    2,945,342
                                                        ==========   =========   ==========

7 CURRENT ASSETS: CASH

                                                                   1995           1994
                                                                ----------     ----------
                                                                    $A             $A
    Petty cash................................................      22,308         33,336
    Cash at bank..............................................     154,577        168,117
                                                                ----------     ----------
    Total cash................................................     176,885        201,453
                                                                ==========     ==========

                         LEIGH MARDON SECURITY DIVISION

                        NOTES TO AND FORMING PART OF THE
              SPECIAL PURPOSE FINANCIAL STATEMENTS -- (CONTINUED)
              FOR THE THREE YEARS IN THE PERIOD ENDED 30 JUNE 1995

8 CURRENT RECEIVABLES

                                                                1995            1994
                                                             -----------     -----------
                                                                 $A              $A
    Trade debtors..........................................   12,449,978      12,590,777
    Less provision for doubtful debts......................     (197,522)       (139,362)
                                                             -----------     -----------
    Debtors net of provision...............................   12,252,456      12,451,415
                                                             -----------     -----------
    Other debtors..........................................      231,373          43,075
    Prepayments............................................      101,837         976,635
    Short term deposits....................................      244,598          10,428
                                                             -----------     -----------
    Total current receivables..............................   12,830,264      13,481,553
                                                             ===========     ===========

9 CURRENT INVENTORIES

    Raw materials and stores...............................    4,635,915       3,271,099
    Work in progress.......................................    5,044,397       4,077,161
    Finished goods.........................................    5,586,489       5,514,323
    Provision for obsolescence.............................   (1,705,028)     (2,288,610)
                                                             -----------     -----------
    Total current inventories..............................   13,561,773      10,573,973
                                                             ===========     ===========

10 PROPERTY, PLANT AND EQUIPMENT

    Leasehold buildings
    At cost................................................      322,380         316,380
    Less: provision for amortisation.......................     (151,612)       (150,487)
                                                             -----------     -----------
    Total..................................................      170,768         165,893
                                                             -----------     -----------
    Plant and equipment
    At cost................................................   47,679,269      43,958,618
    Less: provision for depreciation.......................  (27,276,789)    (23,291,450)
                                                             -----------     -----------
    Total..................................................   20,402,480      20,667,168
                                                             -----------     -----------
    Leased plant and equipment
    Capitalised finance leases -- at cost..................           --         973,087
    Less: provision for amortisation.......................           --        (219,372)
                                                             -----------     -----------
    Total..................................................           --         753,715
                                                             -----------     -----------
    Total property, plant and equipment....................   20,573,248      21,586,776
                                                             ===========     ===========

                         LEIGH MARDON SECURITY DIVISION

                        NOTES TO AND FORMING PART OF THE
              SPECIAL PURPOSE FINANCIAL STATEMENTS -- (CONTINUED)
              FOR THE THREE YEARS IN THE PERIOD ENDED 30 JUNE 1995

11 INTANGIBLES

                                                                1995            1994
                                                             -----------     -----------
                                                                 $A              $A
    Goodwill -- at cost....................................   61,253,597      61,204,161
    Less: provision for amortisation.......................   (1,339,932)       (661,355)
                                                             -----------     -----------
    Total intangibles......................................   59,913,665      60,542,806
                                                             ===========     ===========

12 OTHER NON-CURRENT ASSETS

    Future income tax benefits arising from:
    -- accumulated timing differences......................      372,205         227,690
    -- accumulated tax losses..............................           --       1,636,835
    Other non-current assets...............................      197,724          76,294
                                                             -----------     -----------
    Total other non-current assets.........................      569,929       1,940,819
                                                             ===========     ===========

13 CURRENT CREDITORS AND BORROWINGS

    Bank overdraft.........................................      202,389       1,065,670
    Trade creditors and accruals...........................    8,434,083       9,171,474
    Deferred revenue.......................................      478,668         754,901
    Lease liabilities......................................           --         330,046
    Other creditors........................................    1,909,343       1,650,983
    Amounts owing to:
    -- controlled entities of Amcor Limited (trade
      related).............................................      813,560         626,456
                                                             -----------     -----------
    Total current creditors and borrowings.................   11,838,043      13,599,530
                                                             ===========     ===========

14 CURRENT PROVISIONS -- LIABILITY

    Income tax.............................................    3,839,489       5,183,172
    Employee benefits......................................    3,055,807       2,613,737
    Other..................................................      416,413       1,107,244
                                                              ----------      ----------
    Total current provisions -- liability..................    7,311,709       8,904,153
                                                              ==========      ==========

15 NON-CURRENT CREDITORS AND BORROWINGS

    Other creditors........................................      288,691         285,708
                                                              ----------      ----------
    Total non-current creditors and borrowings.............      288,691         285,708
                                                              ==========      ==========

16 NON-CURRENT PROVISIONS -- LIABILITY

    Employee benefits......................................    1,953,712       1,671,078
    Other..................................................      193,806          62,337
                                                              ----------      ----------
    Total non-current provisions -- liability..............    2,147,518       1,733,415
                                                              ==========      ==========

                         LEIGH MARDON SECURITY DIVISION

                        NOTES TO AND FORMING PART OF THE
              SPECIAL PURPOSE FINANCIAL STATEMENTS -- (CONTINUED)
              FOR THE THREE YEARS IN THE PERIOD ENDED 30 JUNE 1995

17 SHAREHOLDER'S EQUITY

                                                   SHARE                   EXCHANGE
                                                  PREMIUM     RETAINED    FLUCTUATION
                                    INVESTOR'S    RESERVE     PROFITS/      RESERVE
                                      EQUITY     (CAPITAL)    (LOSSES)     (CAPITAL)      TOTAL
                                    ----------   ---------   ----------   -----------   ----------
                                        $A          $A           $A           $A            $A
Balance -- 1 July 1992............  74,929,664   1,031,862   (5,230,784)         --     70,730,742
Operating profit after tax........                            3,423,849                  3,423,849
Profit transferred(1).............   5,712,620               (5,712,620)                        --
Advance/(repayments) of investors
  equity(2).......................  (8,554,071)                                         (8,554,071)
                                    ----------   ---------   ----------   ---------     ----------
Balance -- 30 June 1993...........  72,088,213   1,031,862   (7,519,555)         --     65,600,520
Operating profit after tax........                           10,307,808                 10,307,808
Profit transferred(1).............   9,130,985               (9,130,985)
Fluctuation on translation of
  foreign controlled entities.....                                            3,632          3,632
Advance/(repayments) of investors
  equity(2).......................   3,462,614                                           3,462,614
Tax liability transferred to
  investors.......................   4,430,000                                           4,430,000
                                    ----------   ---------   ----------   ---------     ----------
Balance -- 30 June 1994...........  89,111,812   1,031,862   (6,342,732)      3,632     83,804,574
AASB 1028 Adjustment..............                             (781,584)                  (781,584)
Operating profit after tax........                            7,129,343                  7,129,343
Profit transferred(1).............   5,849,555               (5,849,555)                        --
Fluctuation on translation of
  foreign controlled entities.....                                          254,172        254,172
Advance/(repayments) of investors
  equity(2).......................  (7,899,867)                                         (7,899,867)
Tax liability transferred to
  investors.......................   3,533,165                                           3,533,165
                                    ----------   ---------   ----------   ---------     ----------
Balance -- 30 June 1995...........  90,594,665   1,031,862   (5,844,528)    257,804     86,039,803
                                    ==========   =========   ==========   =========     ==========

---------------
(1) The Datacard, Security Printing and Echo Pacific divisions transfer their profits to their respective parent entity at the end of each year.

(2) Refer Note 23 (ii): financing facilities.

                         LEIGH MARDON SECURITY DIVISION

                        NOTES TO AND FORMING PART OF THE
              SPECIAL PURPOSE FINANCIAL STATEMENTS -- (CONTINUED)
              FOR THE THREE YEARS IN THE PERIOD ENDED 30 JUNE 1995

18 CAPITAL EXPENDITURE COMMITMENTS

                                                                       1995           1994
                                                                     ---------     ----------
                                                                        $A             $A
Contracted but not provided for:
-- land and buildings..............................................         --             --
-- plant and equipment.............................................         --             --
-- other...........................................................     84,000             --
                                                                     ---------     ----------
Total..............................................................     84,000             --
Periods during which these commitments are payable:
-- not later than one year.........................................     84,000             --
                                                                     ---------     ----------
Total..............................................................     84,000             --
                                                                     =========     ==========

19 LEASE COMMITMENTS

FINANCE LEASES
Lease commitments payable and provided for:
-- not later than one year.........................................         --        334,190
                                                                     ---------     ----------
Total minimum lease payments.......................................                   334,190
Deduct: future finance charges.....................................         --          4,144
                                                                     ---------     ----------
Lease liability (current)..........................................         --        330,046
                                                                     =========     ==========
OPERATING LEASES
Lease and hire commitments payable but not provided for:
-- not later than one year.........................................  2,160,609      2,465,213
-- later than one year but not later than two years................  1,929,292      1,839,344
-- later than two years but not later than five years..............  4,264,740      3,964,957
-- later than five years...........................................  1,152,502      2,160,320
                                                                     ---------     ----------
Total minimum operating lease payments.............................  9,507,143     10,429,834
                                                                     =========     ==========

20 CONTINGENT LIABILITIES

     The Entity is a party to legal proceedings that are considered to be either ordinary, routine litigation incidental to its business and not material to its financial position.

     Under the terms of the Class Order issued by the Australian Securities Commission on 19 December 1991, which relieved certain wholly owned Australian subsidiaries from the requirement to prepare audited financial statements, Amcor Limited and certain subsidiaries have entered into approved deeds for the Gross Guarantee of liabilities. Fortronic Technology Pty Ltd and Leigh Mardon Pty Ltd have entered into these approved deeds. No liabilities subject to the Deeds of Gross Guarantee are expected to arise.

                         LEIGH MARDON SECURITY DIVISION

                        NOTES TO AND FORMING PART OF THE
              SPECIAL PURPOSE FINANCIAL STATEMENTS -- (CONTINUED)
              FOR THE THREE YEARS IN THE PERIOD ENDED 30 JUNE 1995

21 PARENT AND ULTIMATE PARENT ENTITY

     The parent entity of each legal entity in the Leigh Mardon Security Division is:

                                                 PARENT ENTITY
                                                 ----------------------------------------
    Fortronic Technology Pty Ltd                 Leigh Mardon Pty Ltd
    Leigh Mardon Pty Ltd                         Containers Pty Ltd
    Leigh Mardon (NZ) Limited                    CPE Data Card Pty Ltd
    Containers Packaging (NZ) Limited            Amcor Packaging (New Zealand) Ltd
    Kiwi Packaging (Cartons) Limited             Containers Packaging (NZ) Limited

     The ultimate parent entity for the purpose of Schedule 5 of the Corporations Regulations is Amcor Limited, a company incorporated in NSW.

22 SEGMENT REPORTING

     The Economic Entity manufactures various security products.

     GEOGRAPHIC SEGMENTS

                           PROFIT BEFORE TAX                          SALES REVENUE
                  ------------------------------------    --------------------------------------
                     1995         1994         1993          1995          1994          1993
                  ----------   ----------   ----------    -----------   -----------   ----------
                      $A           $A           $A            $A            $A            $A
Australia.......  16,147,072   15,659,911    8,910,015     98,052,681    96,763,227   64,579,832
New Zealand.....   1,042,693    1,199,708      337,157      7,243,072     6,233,725    3,069,950
                  ----------   ----------   ----------    -----------   -----------   ----------
Profit before
  interest and
  tax...........  17,189,765   16,859,619    9,247,172
Net interest....  (1,228,808)  (1,115,625)  (1,077,981)
Abnormals.......  (5,026,079)          --   (1,800,000)
Inter-segment
  sales.........                                             (451,060)     (368,596)    (319,155)
                  ----------   ----------   ----------    -----------   -----------   ----------
                  10,934,878   15,743,994    6,369,191    104,844,693   102,628,356   67,330,627
                  ==========   ==========   ==========    ===========   ===========   ==========

                                                                         TOTAL ASSETS
                                                                 ----------------------------
                                                                     1995            1994
                                                                 ------------    ------------
                                                                      $A              $A
Australia......................................................   103,295,331     104,623,439
New Zealand....................................................     4,330,433       3,703,941
                                                                  -----------     -----------
                                                                  107,625,764     108,327,380
                                                                  ===========     ===========

                         LEIGH MARDON SECURITY DIVISION

                        NOTES TO AND FORMING PART OF THE
              SPECIAL PURPOSE FINANCIAL STATEMENTS -- (CONTINUED)
              FOR THE THREE YEARS IN THE PERIOD ENDED 30 JUNE 1995

23 NOTES TO THE STATEMENTS OF CASH FLOWS

  (i) Reconciliation of cash

     For the purpose of the Statements of Cash Flows, cash includes cash on hand and at bank and short term deposits at call, net of outstanding bank overdrafts. Cash as at the end of the financial year as shown in the Statements of Cash Flows is reconciled to the related items in the balance sheets as follows:

                                                          NOTE       1995          1994
                                                          ----     --------     ----------
                                                                      $A            $A
    Cash................................................    7       176,885        201,453
    Short term deposits.................................    8       244,598         10,428
    Bank overdraft......................................   13      (202,389)    (1,065,670)
                                                                   --------     ----------
                                                                    219,094       (853,789)
                                                                   ========     ==========

  (ii) Financing facilities

     The Economic Entity has no financing facilities. Cash balances are swept daily to Amcor Limited and/or its controlled entities.

                         LEIGH MARDON SECURITY DIVISION

                        NOTES TO AND FORMING PART OF THE
              SPECIAL PURPOSE FINANCIAL STATEMENTS -- (CONTINUED)
              FOR THE THREE YEARS IN THE PERIOD ENDED 30 JUNE 1995

  (iii) Reconciliation of operating profit after income tax to net cash provided by operating activities

                                                        1995           1994           1993
                                                     ----------     ----------     ----------
                                                         $A             $A             $A
Operating profit after income tax..................   7,129,343     10,307,808      3,423,849
Add/(less) items classified as investing/financing
  activities:
  (Profit)/loss on sale of non-current assets......     (43,374)        15,041         67,913
Add/(less) non-cash items:
  Amortisation.....................................     692,310        634,409        214,947
  Amounts set aside to provisions..................   2,836,771      2,871,125      1,718,319
  Depreciation.....................................   4,553,593      3,475,290      3,471,708
  Notional tax charge..............................   3,604,000      4,901,000      4,023,000
  Research and development costs written off.......          --             --      1,800,000
                                                     ----------     ----------     ----------
Net cash provided by operating activities before
  change in assets and liabilities.................  18,772,643     22,204,673     14,719,736
Change in assets and liabilities adjusted for
  effects of purchase and disposal of controlled
  entities during the financial year:
  (Increase)/decrease in inventories...............  (3,295,387)      (140,518)     1,667,513
  (Increase)/decrease in other debtors and
     prepayments...................................     686,500        925,771       (427,122)
  (Increase)/decrease in trade debtors.............     140,799     (4,130,897)       (86,086)
  (Increase)/decrease in other assets..............      83,892        (72,663)      (196,145)
  (Decrease)/increase in trade creditors...........    (550,287)     4,436,189      1,177,251
  (Decrease)/increase in deferred revenue..........    (276,233)            --             --
  (Decrease)/increase in provisions................  (3,087,266)    (3,125,080)    (1,195,722)
  (Decrease)/increase in other creditors...........     261,343        946,940     (1,044,519)
  (Decrease)/increase in income taxes payable......      77,802        217,099     (1,109,559)
                                                     ----------     ----------     ----------
Net cash provided by operating activities..........  12,813,806     21,261,514     13,505,347
                                                     ==========     ==========     ==========

24 SUPERANNUATION COMMITMENTS

     The Economic Entity participates in a number of superannuation funds which were established to provide benefits for employees and their dependents. The funds cover Amcor Limited (and/or its controlled entities) sponsored plans, industry/union plans and government plans.

     AMCOR LIMITED SPONSORED PLANS

     The principal benefits are pensions or lump sums for members on resignation, retirement, death or total permanent disablement. These benefits are determined on either a defined benefit or accumulation benefit basis.

     Employee contribution rates are either fixed by the rules of each fund or selected by members from a specified range of dates. In addition to legislative requirements, employer companies contribute to the balance of the cost required to fund the defined benefits or, in the case of accumulation funds, the amounts set out in the appropriate fund rules. There exists a legally

                         LEIGH MARDON SECURITY DIVISION

                        NOTES TO AND FORMING PART OF THE
              SPECIAL PURPOSE FINANCIAL STATEMENTS -- (CONTINUED)
              FOR THE THREE YEARS IN THE PERIOD ENDED 30 JUNE 1995

enforceable obligation on the employer companies to make such contributions as are required under the rules.

                                                               1995        1994        1993
                                                              -------     -------     -------
                                                                $A          $A          $A
Employer contributions made to Defined Benefit Funds........  882,402     986,436     429,392
                                                              =======     =======     =======

     Following the sale agreement, members of the Amcor Limited (and/or its controlled entities) sponsored plans will be transferred to the Purchaser's fund(s). The transfer amounts will be determined by Actuaries. Following the most recent actuarial review of each fund the actuary in each case concluded that the assets of each fund were sufficient to cover the value of accrued benefits.

25 RELATED PARTY DISCLOSURES

                                                          1995         1994         1993
                                                       ----------   ----------   ----------
                                                           $A           $A           $A
    Transactions with Amcor Limited and/or its
      controlled entities:
    (1) Management fee paid to Containers Packaging
        head office (Amcor Limited)(i)...............     474,000      418,000      313,000
    (2) Management fee paid to Leigh Mardon Pty Ltd
        head office(i)...............................   1,837,000    1,336,000      151,000
    (3) Working capital interest paid to Containers
        Packaging head office (Amcor Limited)(ii)....   1,212,572    1,112,965    1,093,000
    (4) Paper products purchased from Amcor Limited
        controlled entities(iii).....................   4,703,117    3,323,666    3,111,571
    (5) Sales by the Security division to Amcor
        Limited controlled entities(iii).............      84,758       17,743      228,845
    (6) During the year ended 30 June 1995, $A1,625,363 of carried forward tax losses were transferred at full consideration, to Leigh Mardon Pty Ltd group companies. The transferee companies are not part of the Economic Entity.

---------------
(i) Fees paid to respective head office to recover head office expenditure such as administration, accounting, credit control, IT System support, audit, business development etc. Charges based on proportional revenue basis.

(ii) Working capital interest is calculated monthly based on levels of stock, trade debtors less trade creditors. Interest rate used is the Westpac Reference Lending Rate.

(iii) These transactions are in the ordinary course of business and on normal terms and conditions.

26 ACQUISITION OF BUSINESSES

     In August 1993 the Security Printing business of John Sands was acquired for cash consideration of $A19,025,253.

     In May 1994 the Chequeprint business was acquired in New Zealand for cash consideration of $A1,018,351.

27 INFORMATION FOR UNITED STATES INVESTORS

     The special purpose financial statements of the Economic Entity are prepared in accordance with Generally Accepted Accounting Principles applicable in Australian ("Australian GAAP") (refer

                         LEIGH MARDON SECURITY DIVISION

                        NOTES TO AND FORMING PART OF THE
              SPECIAL PURPOSE FINANCIAL STATEMENTS -- (CONTINUED)
              FOR THE THREE YEARS IN THE PERIOD ENDED 30 JUNE 1995

Note 1), which differ in certain significant respects from Generally Accepted Accounting Principles in the United States ("US GAAP").

     The following is a summary of the major differences between Australian GAAP and US GAAP that affect the Economic Entity which provides an expansion of certain information included in the notes to and forming part of the accounts.

(a) The term "provisions" is used in Australian GAAP to designate accrued expenses with no definitive payment date. This can include such items as employee leave entitlements not yet taken. Classification between current and non-current is generally based on management assessments.

    Provisions disclosed in notes 14 and 16 comply in all material respects with US GAAP.

(b) Goodwill amortisation

    Under Australian GAAP goodwill is amortised using the inverse sum of the digits method over periods not exceeding 20 years.

    The Economic Entity has formally adopted for US GAAP purposes the policy of straight line amortisation and a 25 year life for goodwill.

(c) Research and development

    In the fiscal year ended 30 June 1993, the accounts include an abnormal write-off of research and development costs of $A1,800,000. This amount includes $A1,603,855 which was incurred prior to 30 June 1992. To comply with US GAAP an adjustment has been made to expense the $A1,603,855 in the fiscal years prior to 30 June 1993.

(d) Employee entitlements

    As described in note 1, the Economic Entity adopted the accounting for employee entitlements in accordance with Accounting Standard AASB 1028 "Accounting for Employee Entitlements". Under Australian GAAP, the cumulative effect was recorded as an adjustment to beginning retained profits at 1 July 1994. The cumulative effect of such adoption under Australian GAAP is materially consistent with the requirements of SFAS 112, "Employees' Accounting for Postemployment Benefits", which was effective for fiscal 1995. However, under US GAAP the cumulative effect of such adoption is required to be presented as a separate component of fiscal 1995's statement of income.

(e) Pension Plans

    As detailed in Note 24, contributions to defined benefit plans have resulted in the plans, in respect of employees of the Economic Entity, being fully funded and adequate to sustain the actuarially calculated obligations. As the actuarial obligation entitlements will be transferred as part of the sale agreement, the expense per Australian GAAP represents actual expenses incurred by the entities during the periods reported. While it is not practical to complete the detailed calculations required by SFAS 87 in respect of the entities' employees -- in order to determine whether pension expense disclosed in Note 24 would conform with US GAAP requirements, it is estimated, based on the relationship of total Amcor SFAS 87 pension expense to the total Australian GAAP pension expense of the Amcor Limited Group, that the proportionately equivalent expense borne by these entities would not be materially different.

                         LEIGH MARDON SECURITY DIVISION

                        NOTES TO AND FORMING PART OF THE
              SPECIAL PURPOSE FINANCIAL STATEMENTS -- (CONCLUDED)
              FOR THE THREE YEARS IN THE PERIOD ENDED 30 JUNE 1995

     RECONCILIATION OF ACCOUNTS TO US GAAP

                                            NOTE        1995            1994            1993
                                            ----     -----------     -----------     ----------
                                                         $A              $A              $A
Sales.....................................           104,844,693     102,628,356     67,330,627
                                                     -----------     -----------     ----------
Costs & expenses
  Cost of goods sold......................            64,104,000      62,277,000     40,634,000
  Selling & administrative................            19,406,038      20,283,847     14,421,205
  Depreciation & amortisation.............             5,245,903       4,109,699      3,686,655
                                                     -----------     -----------     ----------
                                                      88,755,941      86,670,546     58,741,860
                                                     -----------     -----------     ----------
Other (expense) income
  Interest expense........................            (1,248,745)     (1,156,856)    (1,093,000)
  Foreign exchange gains/(losses), net....                18,930          26,037         77,388
  Other (note 3)..........................             1,102,020         917,003        596,036
  Abnormal items (note 5).................            (5,026,079)             --     (1,800,000)
                                                     -----------     -----------     ----------
                                                      (5,153,874)       (213,816)    (2,219,576)
  Income before income taxes..............            10,934,878      15,743,994      6,369,191
  Income tax charge.......................            (3,805,535)     (5,436,186)    (2,945,342)
                                                     -----------     -----------     ----------
Net profit reported using Australian
  GAAP....................................             7,129,343      10,307,808      3,423,849
Adjustment for goodwill amortisation......  (b)       (1,772,152)     (2,041,758)    (1,590,606)
Research and development written off......  (c)               --              --      1,603,855
Tax effect of above adjustments...........                    --              --       (625,503)
                                                     -----------     -----------     ----------
Income according to US GAAP before changes
  in accounting principles................             5,357,191       8,266,050      2,811,595
                                                     -----------     -----------     ----------
Cumulative effect of adoption of SFAS
  112.....................................              (781,584)             --             --
                                                     -----------     -----------     ----------
Net income according to US GAAP...........             4,575,607       8,266,050      2,811,595
                                                     ===========     ===========     ==========
Total assets reported using Australian
  GAAP....................................           107,625,764     108,327,380
Cumulative adjustment for goodwill
  amortisation............................  (b)       (5,404,516)     (3,632,364)
                                                     -----------     -----------
Total assets according to US GAAP.........           102,221,248     104,695,016
                                                     ===========     ===========
Shareholders' equity at year end..........            86,039,803      83,804,574
Cumulative adjustment for goodwill
  amortisation............................  (b)       (5,404,516)     (3,632,364)
Restatement of beginning retained
  profits.................................               781,584              --
Cumulative adjustment for adoption of SFAS
  112.....................................              (781,584)             --
                                                     -----------     -----------
                                                      80,635,287      80,172,210
                                                     ===========     ===========

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR ANY OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY OFFER OR SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

------------------------------------------------------

TABLE OF CONTENTS

Available Information.................     2
Incorporation of Documents by
  Reference...........................     3
Summary...............................     4
Risk Factors..........................    17
The Refinancing.......................    25
Use of Proceeds.......................    26
Capitalization........................    27
Unaudited Pro Forma Condensed
  Consolidated Financial
  Information.........................    28
Selected Historical Financial Data....    35
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................    37
Business..............................    44
Management............................    54
Certain Relationships and Related
  Transactions........................    57
Security Ownership....................    58
Description of Certain Indebtedness...    59
Description of the Notes..............    61
Book-Entry; Delivery and Form.........    91
The Exchange Offer....................    94
Certain U.S. Federal Income Tax
  Considerations......................   101
Plan of Distribution..................   102
Legal Matters.........................   102
Experts...............................   102
Index to Financial Statements.........   F-1

$95,000,000

AMERICAN BANKNOTE
CORPORATION
11 1/4% SENIOR SUBORDINATED NOTES
DUE 2007, SERIES B

                           [AMERICAN BANK NOTE LOGO]

------------------------

       Prospectus
------------------------
                 , 1998

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company and each of American Bank Note Holographics, Inc., American Banknote Card Services, Inc., American Banknote Merchant Services, Inc., ABN Investments, Inc., ABN Equities, Inc., American Banknote Australasia Holdings, Inc., ABN Government Services, Inc., USBC Capital Corp. and ABN CBA, Inc. (the "Delaware Corporate Guarantors") are incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware ("Section 145") provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney's fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

     The respective certificates of incorporation, as amended, of the Company and each Delaware Corporate Guarantor, other than American Banknote Card Services Inc., provide that no director of the corporation shall be liable to such corporation or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the corporation or its stockholders. The certificate of incorporation, as amended, of each such Delaware Corporate Guarantor excludes from such provision liabilities arising (i) from breach of the director's duty of loyalty to each such company, or its stockholders, (ii) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) from any transaction from which the director derived an improper personal benefit.

     The Certificate of Incorporation of each of American Banknote Card Services Inc., ABN Equities Inc. and ABN Investments Inc. provide that each of these companies will indemnify its directors, officers and agents to the full extent permitted by law.

     The respective by-laws of the Company and each Delaware Corporate Guarantor, other than American Banknote Card Services, Inc., provide that the Company shall indemnify, to the fullest extent permitted by the General Corporation Law of the State of Delaware, any person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director or officer of such corporation or other entity, or is or was serving at the request of such corporation as a director, officer or member of another corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding and that such indemnification shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee's heirs, executors and administrators. The by-laws of the Company and each Delaware Corporate Guarantor, except American Banknote Card Services Inc., further provide that any employee or agent of such corporation, or any person serving at the request of the Company or such respective Delaware Corporate Guarantor as an employee or agent of another corporation, partnership, joint venture or other enterprise shall be indemnified in the same manner as a director or officer of such entity.

     Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

     The respective by-laws of the Company and American Banknote Holographics, Inc. Guarantor provide that each such corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of such corporation or was serving at the request of that corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the corporation would have the power to indemnify such person against such liability under its by-laws.

     All of the directors and officers of the Company and each Delaware Corporate Guarantor are covered by insurance policies maintained and held in effect by either the Company or such corporation against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.

     American Bank Note Company and ABN Securities Systems, Inc. are incorporated under the laws of the State of New York. Sections 722 through 725 of the New York Business Corporation Law (the "Business Corporation Law") provide that a corporation may indemnify, with certain limitations and exceptions, a director or officer as follows: (1) in a derivative action, against his reasonable expenses, including attorneys' fees but excluding certain settlement costs, actually and necessarily incurred by him in connection with the defense thereof, or an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in (or in the case of service for another corporation, not opposed to) the best interests of the corporation; and (2) in a civil or criminal non-derivative action or proceeding including a derivative action by another corporation, partnership or other enterprise in which any director or officer of the indemnifying corporation served in any capacity at the indemnifying corporation's request, against judgments, fines, settlement payments and reasonable expenses, including attorneys' fees, incurred as a result thereof, or any appeal therein, if such director or officer acted in good faith, for a purpose which he reasonably believed to be in (or, in the case of service for any other corporation, not opposed to) the best interests of the corporation and, in criminal actions and proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful. Such indemnification is a matter of right where the director or officer has been successful on the merits or otherwise, and otherwise may be granted upon corporate authorization or court award as provided in the statute.

     Section 721 of the Business Corporation Law provides that indemnification arrangements can be established for directors and officers, by contract, by-law, charter provision, action of shareholders or board of directors, on terms other than those specifically provided by Article 7 of the Business Corporation Law, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled. Article 6 of American Bank Note Company's By-Laws provides for the indemnification, to the full extent authorized by law, of any person made or threatened to be made a party in any civil or criminal action or proceeding by reason of the fact that he is or was a director or officer of American Bank Note Company. In addition, Article 10 of American Banknote Company's Certificate of Incorporation provides that there shall be no limit on the company's right to indemnify other than as set forth in applicable law. Article VI of ABN Securities Systems, Inc.'s By-laws contains extensive provisions pertaining to indemnification. In essence, subject to a number of qualifications, ABN Securities Systems, Inc. may indemnify, to the full extent authorized by law, of any person made or threatened to be made a party in any civil or criminal action or proceeding by reason of the fact that he is or was a director or officer of ABN Securities Systems, Inc.

     Horsham Holding Company, Inc. is incorporated under the laws of the Commonwealth of Pennsylvania. Sections 1741 and 1742 of the Pennsylvania Business Corporation Law ("PBCL") provide that a business corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding, if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action by or in the right of the corporation, such indemnification is limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless, and only to the extent that, a court determines upon application that, despite the adjudication of liability but in view of all the circumstances, such person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

     PBCL Section 1744 provides that, unless ordered by a court, any indemnification referred to above shall be made by the corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the indemnitee has met the applicable standard of conduct. Such determination shall be made:

          (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or

          (2) if such a quorum is not obtainable, or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

          (3) by the shareholders.

     Notwithstanding the above, PBCL Section 1743 provides that to the extent that a director, officer, employee or agent of a business corporation is successful on the merits or otherwise in defense of any proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     PBCL Section 1745 provides that expenses (including attorneys' fees) incurred by an officer, director, employee or agent of a business corporation in defending any proceeding may be paid by the corporation in advance of the final disposition of the proceeding upon receipt of an undertaking to repay the amount advanced if it is ultimately determined that the indemnitee is not entitled to be indemnified by the corporation.

     PBCL Section 1746 provides that the indemnification and advancement of expenses provided by, or granted pursuant to, the foregoing provisions is not exclusive of any other rights to which a person seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or directors or otherwise, and that indemnification may be granted under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise for any action taken or any failure to take any action whether or not the corporation would have the power to indemnify the person under any other provision of law and whether or not the indemnified liability arises or arose from any action by or in the right of the corporation; provided, however, that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

     PBCL Section 1747 permits a Pennsylvania business corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against any liability asserted against such person and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions described above.

     Article XVII of Horsham Holding Company Inc.'s By-Laws, as amended provide that, to the fullest extent that the laws of Pennsylvania permit elimination or limitation of the liability of directors, no director of the Corporation shall be personally liable for monetary damages as such for any action taken, or any failure to take any action, as a director. The PBCL provides that whenever the by-laws of a corporation by a vote of the shareholders so provide, a director shall not be personally liable for monetary damages as such for any action taken, or failure to take any action, unless (i) the director has breached or failed to perform the duties of his office under the standard of care and justifiable reliance specified in the PBCL and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. These provisions do not apply to (i) responsibility or liability of a director pursuant to any criminal statute or (ii) the liability of a director for payment of taxes.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (A)  EXHIBITS

 3.1 (a)(i)   --   Certificate of Incorporation of American Banknote Corporation (the
                   "Company"), including Amendment No. 1 thereto (filed as Exhibit 3.1 to the
                   Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995)
                   (the "June 1995 10-Q").*
     (a)(ii)  --   Certificate of Designation of the Company authorizing Preferred Stock as
                   Series A (filed as Exhibit 4 to the Company's Report on Form 8-A filed April
                   6, 1994).*
     (b)      --   Certificate of Incorporation of American Bank Note Company, as amended.
     (c)      --   Certificate of Incorporation of ABN Securities Systems, Inc.
     (d)      --   Articles of Incorporation of Horsham Holding Company, Inc.
     (e)      --   Certificate of Incorporation of American Bank Note Holographics, Inc., as
                   amended.
     (f)      --   Certificate of Incorporation of American Banknote Card Services, Inc., as
                   amended.
     (g)      --   Certificate of Incorporation of American Banknote Merchant Services, Inc.
     (h)      --   Certificate of Incorporation of ABN Investments, Inc.
     (i)      --   Certificate of Incorporation of ABN Equities Inc.

     (j)      --   Certificate of Incorporation of American Banknote Australasia Holdings, Inc.
     (k)      --   Certificate of Incorporation of ABN Government Services, Inc.
     (l)      --   Certificate of Incorporation of USBC Capital Corp.
     (m)      --   Certificate of Incorporation of ABN CBA, Inc.
 3.2 (a)      --   By-laws of the Company (filed as Exhibit 3.2 to the June 1995 10-Q).*
     (b)      --   By-laws of American Bank Note Company.
     (c)      --   By-laws of ABN Securities Systems, Inc.
     (d)      --   By-laws of Horsham Holding Company, Inc.
     (e)      --   By-laws of American Bank Note Holographics, Inc.
     (f)      --   By-laws of American Banknote Card Services, Inc.
     (g)      --   By-laws of American Banknote Merchant Services, Inc.
     (h)      --   By-laws of ABN Investments, Inc.
     (i)      --   By-laws of ABN Equities Inc.
     (j)      --   By-laws of American Banknote Australasia Holdings, Inc.
     (k)      --   By-laws of ABN Government Services, Inc.
     (l)      --   By-laws of USBC Capital Corp.
     (m)      --   By-laws of ABN CBA, Inc.
 4.1          --   Indenture for the 11 1/4% Senior Subordinated Notes due 2007, Series A (the
                   "Old Notes") and 11 1/4% Senior Subordinated Notes due 2007, Series B (the
                   "Exchange Notes"), dated as of December 12, 1997 among the Company, the
                   Guarantors and The Bank of New York, as trustee.
 4.2          --   Form of Old Note (included in Exhibit 4.1).
 4.3          --   Form of Exchange Note (included in Exhibit 4.1).
 4.4          --   Forms of Guarantee k(included in Exhibits 4.2 and 4.3).
 4.5          --   First Supplement dated as of October 8, 1997 to the Indenture dated as of May
                   1, 1994 between the Company and State Street Bank & Trust Company (as
                   successor to First National Bank of Boston), as Trustee, relating to the
                   11 5/8% Senior Notes due August 1, 2002, Series B.
 4.6          --   Registration Rights Agreement dated as of December 12, 1997 among the
                   Company, the Guarantors and Chase Securities Inc., Bear, Stearns & Co. Inc.,
                   NationsBanc Montgomery Securities, Inc. and Societe Generale Securities
                   Corporation.
 4.7          --   The Company undertakes to furnish the Securities and Exchange Commission, upon request, a copy of all instruments with respect to long-term debt not filed herewith.
 5            --   Opinion of Weil, Gotshal & Manges LLP as to the validity of the Exchange
                   Notes to be issued by the Company.**
 8            --   Opinion of Weil, Gotshal & Manges LLP as to certain federal income tax matters.**
11            --   Computation of per share income (loss) (filed as Exhibit 11 to the 1996
                   10-K).*
12            --   Statement of Computation of Ratios of Earnings to Fixed Charges.
23.1          --   Consent of Deloitte & Touche LLP.
23.2          --   Consent of KPMG.
23.3          --   Consent of Weil, Gotshal & Manges LLP (included in the opinion filed as
                   Exhibit 5 to this Registration Statement).
23.4          --   Consent of Weil, Gotshal & Manges LLP (included in the opinion filed as
                   Exhibit 8 to this Registration Statement).
24            --   Power of Attorney (included on signature pages of this Part II).
25            --   Statement of Eligibility and Qualification of The Bank of New York, as
                   Trustee on Form T-1 with respect to the 11 1/4% Senior Subordinated Notes due
                   2007.
99.1          --   Form of Letter of Transmittal.
99.2          --   Form of Notice of Guaranteed Delivery.

99.3          --   Form of Instructions to Registered Holders and/or Book-Entry Facility
                   Participant from Beneficial Owner.
99.4          --   Form of Exchange Agent Agreement.

---------------

 * Incorporated herein by reference.

** To be filed by amendment.

ITEM 22.  UNDERTAKINGS.

     (a) Each of the undersigned registrants hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such posteffective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof;

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of a registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions, or otherwise, each of the registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (d) Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (e) Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrants named below have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City and State of New York, on this 12th day of January, 1998.

                                          AMERICAN BANKNOTE CORPORATION
                                          AMERICAN BANK NOTE COMPANY
                                          ABN SECURITIES SYSTEMS, INC.
                                          HORSHAM HOLDING COMPANY INC.
                                          AMERICAN BANK NOTE HOLOGRAPHICS, INC.
                                          AMERICAN BANKNOTE CARD SERVICES, INC.
                                          AMERICAN BANKNOTE MERCHANT
                                            SERVICES, INC.
                                          ABN INVESTMENTS, INC.
                                          ABN EQUITIES INC.
                                          AMERICAN BANKNOTE AUSTRALASIA
                                            HOLDINGS, INC.
                                          ABN GOVERNMENT SERVICES, INC.
                                          USBC CAPITAL CORP.
                                          ABN CBA, INC.

                                          By: /s/ JOHN T. GORMAN
                                            ------------------------------------
                                                      JOHN T. GORMAN
                                               EXECUTIVE VICE PRESIDENT AND
                                                 CHIEF FINANCIAL OFFICER

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Morris Weissman, John T. Gorman and Harvey J. Kesner, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant named below and in the capacities indicated, on the dates indicated.

AMERICAN BANKNOTE CORPORATION

              SIGNATURE                              TITLE                        DATE
-------------------------------------   --------------------------------   -------------------
/s/ MORRIS WEISSMAN                     Chairman of the Board and Chief     January 12, 1998
-------------------------------------   Executive Officer (Principal
(MORRIS WEISSMAN)                       Executive Officer)

/s/ JOHN T. GORMAN                      Executive Vice President and        January 12, 1998
-------------------------------------   Chief Financial Officer
(JOHN T. GORMAN)                        (Principal Financial and
                                        Accounting Officer)

/s/ BETTE B. ANDERSON                   Director                            January 12, 1998
-------------------------------------
(BETTE B. ANDERSON)

/s/ DR. OSCAR ARIAS S.                  Director                            January 12, 1998
-------------------------------------
(DR. OSCAR ARIAS S.)

/s/ C. GERALD GOLDSMITH                 Director                            January 12, 1998
-------------------------------------
(C. GERALD GOLDSMITH)

/s/ IRA J. HECHLER                      Director                            January 12, 1998
-------------------------------------
(IRA J. HECHLER)

/s/ DAVID S. ROWE-BEDDOE                Director                            January 12, 1998
-------------------------------------
(DAVID S. ROWE-BEDDOE)

/s/ ALFRED TEO                          Director                            January 12, 1998
-------------------------------------
(ALFRED TEO)

AMERICAN BANK NOTE COMPANY
AMERICAN BANK NOTE HOLOGRAPHICS, INC.
HORSHAM HOLDING COMPANY, INC.
AMERICAN BANK NOTE AUSTRALASIA HOLDINGS, INC.
USBC CAPITAL CORP.

              SIGNATURE                              TITLE                        DATE
-------------------------------------   --------------------------------   -------------------


         /s/ MORRIS WEISSMAN            Chairman of the Board and Chief     January 12, 1998
-------------------------------------   Executive Officer (Principal
          (MORRIS WEISSMAN)             Executive Officer)

         /s/ JOHN T. GORMAN             Executive Vice President and        January 12, 1998
-------------------------------------   Chief Financial Officer
          (JOHN T. GORMAN)              (Principal Financial and
                                        Accounting Officer) and Director

ABN INVESTMENTS, INC.
ABN EQUITIES INC.

              SIGNATURE                              TITLE                        DATE
-------------------------------------   --------------------------------   -------------------

        /s/ MORRIS WEISSMANN            Chairman of the Board and Chief     January 12, 1998
-------------------------------------   Executive Officer (Principal
         (MORRIS WEISSMANN)             Executive Officer)

ABN SECURITIES SYSTEMS, INC.
AMERICAN BANKNOTE CARD SERVICES, INC.
AMERICAN BANKNOTE MERCHANT SERVICES, INC.
ABN GOVERNMENT SERVICES, INC.
ABN CBA, INC.

              SIGNATURE                              TITLE                        DATE
-------------------------------------   --------------------------------   -------------------

        /s/ MORRIS WEISSMANN            Chairman of the Board and Chief     January 12, 1998
-------------------------------------   Executive Officer (Principal
         (MORRIS WEISSMANN)             Executive Officer)

         /s/ JOHN T. GORMAN             Executive Vice President and        January 12, 1998
-------------------------------------   Chief Financial Officer
          (JOHN T. GORMAN)              (Principal Financial and
                                        Accounting Officer) and Director

        /s/ HARVEY J. KESNER            Director                            January 12, 1998
-------------------------------------
         (HARVEY J. KESNER)

                                 EXHIBIT INDEX

  EXHIBIT                                                                               EXEMPTION
  NUMBER                                      DESCRIPTION                               INDICATION
-----------       --------------------------------------------------------------------  ---------
 3.1(a)(i)   --   Certificate of Incorporation of American Banknote Corporation (the
                  "Company"), including Amendment No. 1 thereto (filed as Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended
                  June 30, 1995) (the "June 1995 10-Q")*..............................
    (a)(ii)  --   Certificate of Designation of the Company authorizing Preferred
                  Stock as Series A (filed as Exhibit 4 to the Company's Report on
                  Form 8-A filed April 6, 1994)*......................................
    (b)      --   Certificate of Incorporation of American Bank Note Company, as
                  amended.............................................................
    (c)      --   Certificate of Incorporation of ABN Securities Systems, Inc. .......
    (d)      --   Articles of Incorporation of Horsham Holding Company, Inc. .........
    (e)      --   Certificate of Incorporation of American Bank Note Holographics,
                  Inc., as amended....................................................
    (f)      --   Certificate of Incorporation of American Banknote Card Services,
                  Inc., as amended....................................................
    (g)      --   Certificate of Incorporation of American Banknote Merchant Services,
                  Inc. ...............................................................
    (h)      --   Certificate of Incorporation of ABN Investments, Inc. ..............
    (i)      --   Certificate of Incorporation of ABN Equities Inc. ..................
    (j)      --   Certificate of Incorporation of American Banknote Australasia
                  Holdings, Inc. .....................................................
    (k)      --   Certificate of Incorporation of ABN Government Services, Inc. ......
    (l)      --   Certificate of Incorporation of USBC Capital Corp. .................
    (m)      --   Certificate of Incorporation of ABN CBA, Inc. ......................
 3.2(a)      --   By-laws of the Company (filed as Exhibit 3.2 to the June 1995
                  10-Q)*..............................................................
    (b)      --   By-laws of American Bank Note Company...............................
    (c)      --   By-laws of ABN Securities Systems, Inc. ............................
    (d)      --   By-laws of Horsham Holding Company, Inc. ...........................
    (e)      --   By-laws of American Bank Note Holographics, Inc. ...................
    (f)      --   By-laws of American Banknote Card Services, Inc. ...................
    (g)      --   By-laws of American Banknote Merchant Services, Inc. ...............
    (h)      --   By-laws of ABN Investments, Inc. ...................................
    (i)      --   By-laws of ABN Equities Inc. .......................................
    (j)      --   By-laws of American Banknote Australasia Holdings, Inc. ............
    (k)      --   By-laws of ABN Government Services, Inc. ...........................
    (l)      --   By-laws of USBC Capital Corp. ......................................
    (m)      --   By-laws of ABN CBA, Inc. ...........................................
 4.1         --   Indenture for the 11 1/4% Senior Subordinated Notes due 2007, Series
                  A (the "Old Notes") and 11 1/4% Senior Subordinated Notes due 2007,
                  Series B (the "Exchange Notes"), dated as of December 12, 1997 among the Company, the Guarantors and The Bank of New York, as trustee....
 4.2         --   Form of Old Note (included in Exhibit 4.1)..........................
 4.3         --   Form of Exchange Note (included in Exhibit 4.1).....................
 4.4         --   Forms of Guarantee (included in Exhibits 4.2 and 4.3)...............
 4.5         --   First Supplement dated as of October 8, 1997 to the Indenture dated as of May 1, 1994 between the Company and State Street Bank & Trust
                  Company (as successor to First National Bank of Boston), as Trustee, relating to the 11 5/8% Senior Notes due August 1, 2002, Series B...

  EXHIBIT                                                                               EXEMPTION
  NUMBER                                      DESCRIPTION                               INDICATION
-----------       --------------------------------------------------------------------  ---------
 4.6         --   Registration Rights Agreement dated as of December 12, 1997 among the Company, the Guarantors and Chase Securities Inc., Bear, Stearns
                  & Co. Inc., NationsBanc Montgomery Securities, Inc. and Societe
                  Generale Securities Corporation.....................................
 4.7         --   The Company undertakes to furnish the Securities and Exchange
                  Commission, upon request, a copy of all instruments with respect to long-term debt not filed herewith...................................
   5         --   Opinion of Weil, Gotshal & Manges LLP as to the validity of the
                  Exchange Notes to be issued by the Company**........................
   8         --   Opinion of Weil, Gotshal & Manges LLP as to certain federal income tax matters**.......................................................
  11         --   Computation of per share income (loss) (filed as Exhibit 11 to the
                  1996 10-K)*.........................................................
  12         --   Statement of Computation of Ratios of Earnings to Fixed Charges.....
23.1         --   Consent of Deloitte & Touche LLP....................................
23.2         --   Consent of KPMG.....................................................
23.3         --   Consent of Weil, Gotshal & Manges LLP (included in the opinion filed as Exhibit 5 to this Registration Statement)........................
23.4         --   Consent of Weil, Gotshal & Manges LLP (included in the opinion filed as Exhibit 8 to this Registration Statement)........................
  24         --   Power of Attorney (included on signature pages of this Part II).....
  25         --   Statement of Eligibility and Qualification of The Bank of New York,
                  as Trustee on Form T-1 with respect to the 11 1/4% Senior
                  Subordinated Notes due 2007.........................................
99.1         --   Form of Letter of Transmittal.......................................
99.2         --   Form of Notice of Guaranteed Delivery...............................
99.3         --   Form of Instructions to Registered Holders and/or Book-Entry
                  Facility Participant from Beneficial Owner..........................
99.4         --   Form of Exchange Agent Agreement....................................

---------------

 * Incorporated herein by reference.

** To be filed by amendment.